                                 EXHIBIT (17)(c)

    Prospectuses and Statement of Additional Information for Stepstone Funds
                               dated May 26, 1996

                                STEPSTONE FUNDS
                     CALIFORNIA TAX FREE MONEY MARKET FUND
                              Institutional Class

                        SUPPLEMENT DATED AUGUST 27, 1996
                     TO THE PROSPECTUS DATED MAY 28, 1996.

THIS SUPPLEMENT TO THE PROSPECTUS CONTAINS NEW AND ADDITIONAL INFORMATION BEYOND THAT CONTAINED IN THE PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH SUCH PROSPECTUS.

         Certain language was inadvertently deleted from the text of Investment Limitation No. 2 on page 8 of the Stepstone California Tax Free Money Market Fund Prospectus dated May 28, 1996. Investment Limitation No. 2 should read as follows:

         The California Tax Free Money Market Fund may not purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities) and repurchase agreements involving such securities if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer. This limitation applies to 75% of the Fund's assets.

      ___________________________________________________________________


               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

                                STEPSTONE FUNDS
                     CALIFORNIA TAX FREE MONEY MARKET FUND
                              Investment Class

                        SUPPLEMENT DATED AUGUST 27, 1996
                     TO THE PROSPECTUS DATED MAY 28, 1996.

THIS SUPPLEMENT TO THE PROSPECTUS CONTAINS NEW AND ADDITIONAL INFORMATION BEYOND THAT CONTAINED IN THE PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH SUCH PROSPECTUS.

         Certain language was inadvertently deleted from the text of Investment Limitation No. 2 on page 8 of the Stepstone California Tax Free Money Market Fund Prospectus dated May 28, 1996. Investment Limitation No. 2 should read as follows:

         The California Tax Free Money Market Fund may not purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities) and repurchase agreements involving such securities if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer. This limitation applies to 75% of the Fund's assets.

      ___________________________________________________________________


               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

                                STEPSTONE FUNDS

   SUPPLEMENT DATED NOVEMBER 14, 1996 TO THE PROSPECTUS DATED MAY 28, 1996



This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.


Effective October 31, 1996, MERUS-UCA Capital Management, the adviser to the Stepstone Funds (the "Trust"), has changed its name to Pacific Alliance Capital Management ("Pacific Alliance"). Pacific Alliance remains a division of Union Bank of California, N.A.

            ---------------------------------------------------


On October 17, 1996, the Board of Trustees of the Trust met and unanimously approved an Agreement and Plan of Reorganization (the "Plan") between the Trust and the HighMark Group of Funds ("HighMark"). Pacific Alliance serves as adviser to both the Trust and HighMark. Under the Plan, the Trust will transfer the assets of certain portfolios to corresponding HighMark portfolios in return for assumption by each such HighMark portfolio of the stated liabilities of the Trust portfolio and the issuance of the shares of the appropriate class of the HighMark portfolio. Each portfolio of the Trust will distribute to HighMark shares received and thereafter be liquidated.

A Special Meeting of the Shareholders (the "Meeting") of the Trust's portfolios has been called for the spring of 1997, at which Meeting the Trust's Shareholders will be asked to approve the Plan and the proposed reorganization.

               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

                                 STEPSTONE FUNDS
                       Supplement dated November 25, 1996
                     to the Prospectuses dated May 28, 1996


         This supplement provides new and additional information beyond that contained in the Prospectus and should be retained and read in conjunction with such Prospectus.

         On April 1, 1996, Union Bank and The Bank of California, N.A. combined to form Union Bank of California, N.A. Pacific Alliance Capital Management ("Pacific Alliance") (formerly, MERUS-UCA Capital Management), a division of Union Bank of California, N.A., currently serves as investment adviser to the Stepstone Funds and the HighMark Group of Funds ("HighMark").

         As a result of this combination, Pacific Alliance proposed to the Stepstone Funds' Board of Trustees a combination of the Stepstone Funds' portfolios with those of HighMark. On October 17, 1996, the Board of Trustees of the Stepstone Funds met and unanimously approved an Agreement and Plan of Reorganization (the "Plan") between the Stepstone Funds and HighMark. Under the Plan, certain of the Stepstone Funds will be reorganized into corresponding HighMark portfolios. This reorganization would be accomplished by transferring a fund's assets and liabilities to its corresponding HighMark fund in exchange for shares of the HighMark fund. The HighMark shares would then be distributed to the shareholders of each of the Stepstone portfolios and current shareholders of the Stepstone fund would become shareholders of the HighMark fund.

         A special meeting of Shareholders (the "Meeting") for each of the Stepstone Funds will be called for the Spring of 1997 for the purpose of approving the Plan and the proposed reorganization. Additional information will be forwarded to Shareholders as soon as it is available.






               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

                                STEPSTONE FUNDS

                                INVESTMENT CLASS

                   CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND
                        LIMITED MATURITY GOVERNMENT FUND
                          INTERMEDIATE-TERM BOND FUND
                           GOVERNMENT SECURITIES FUND
                                 BALANCED FUND
                              VALUE MOMENTUM FUND
                               GROWTH EQUITY FUND
                              EMERGING GROWTH FUND

    SUPPLEMENT DATED JANUARY 1, 1997 TO THE PROSPECTUSES DATED MAY 28, 1996

THIS SUPPLEMENT PROVIDES NEW AND ADDITIONAL INFORMATION BEYOND THAT CONTAINED IN THE PROSPECTUSES AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH SUCH PROSPECTUS.

The Board of Trustees of Stepstone Funds has determined that it is in the best interests of the Limited Maturity Government Fund (the "Fund") and its shareholders that the Fund be closed to new investors and thereafter be liquidated. Accordingly, effective January 10, 1997, the Fund will be closed to new investors, and effective February 26, 1997, the Fund will liquidate and distribute the net liquidation proceeds to shareholders. All distributions made by the Fund that are currently being reinvested in Fund shares will continue to be reinvested in Fund shares until the Fund is liquidated.

                                ---------------

Effective January 1, 1997, the WAIVER OF SALES LOAD section in the prospectuses should be replaced with the following:

        WAIVER OF SALES LOAD. No sales charge is imposed on Investment Class shares of the Fund; (i) issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Trust is a party; (ii) sold to dealers or brokers that have a sales agreement with the Distributor, for their own account or for retirement plans for their employees or sold to employees (or their spouses) of dealers or brokers that certify to the Distributor at the time of purchase that such purchase is for their own account (or for the benefit of such employees' minor children); (iii) in aggregate purchases of $1 million or more by tax-exempt organizations enumerated in Section 501(c) of the Code, or employee benefit plans created under Sections 401 403(b) or 457 of the Code; (iv) sold to employees and families of the Advisor and its affiliates; (v) sold to fiduciary accounts of the Advisor and its affiliates; (vi) purchased with proceeds from the recent redemption of shares of a mutual fund with similar investment objectives and policies for which a sales charge was paid; (vii) purchased by investment advisors or financial planners regulated by a federal or state governmental authority who are purchasing shares for their own account or for an account for which they are authorized to make investment decisions (i.e., a discretionary account) and who charge a management, consulting or other fee for their services, and clients of such investment advisors or financial planners who place trades for their own accounts if the accounts are linked to the master account of such investment advisor or financial planner on the books and records of a broker or agent; and (viii) sold to purchasers of Investment Class Shares of the Growth Equity Fund that are sponsors of other investment companies that are unit investment trusts for deposit by such sponsors into such unit investment trusts, and to purchases of Investment Class Shares of the Growth Equity Fund that are holders of such unit investment trusts that invest distributions from such investment trusts in Investment Class Shares of the Growth Equity Fund.

               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

                                STEPSTONE FUNDS

                              INSTITUTIONAL CLASS

                        LIMITED MATURITY GOVERNMENT FUND

     SUPPLEMENT DATED JANUARY 1, 1997 TO THE PROSPECTUS DATED MAY 28, 1996

THIS SUPPLEMENT PROVIDES NEW AND ADDITIONAL INFORMATION BEYOND THAT CONTAINED IN THE PROSPECTUSES AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH SUCH PROSPECTUS.

The Board of Trustees of Stepstone Funds has determined that it is in the best interests of the Limited Maturity Government Fund (the "Fund") and its shareholders that the Fund be closed to new investors and thereafter be liquidated. Accordingly, effective January 10, 1997, the Fund will be closed to new investors, and effective February 26, 1997, the Fund will liquidate and distribute the net liquidation proceeds to shareholders. All distributions made by the Fund that are currently being reinvested in Fund shares will continue to be reinvested in Fund shares until the Fund is liquidated.

               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

                                STEPSTONE FUNDS

A Family of Mutual Funds

STEPSTONE FUNDS (the "Trust") is a mutual fund that offers a convenient means of investing in professionally managed portfolios of securities. This Prospectus relates to the Trust's:

                           INTERNATIONAL EQUITY FUND

                           INSTITUTIONAL CLASS SHARES

The Trust's Institutional Class Shares are offered to institutional investors, including UNION BANK OF CALIFORNIA, N.A. and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, their affiliates and correspondents for the investment of their own funds or funds for which they act in a fiduciary, agency or custodial capacity.

This Prospectus sets forth concisely the information about the Trust and the Fund that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated the same date as this Prospectus has been filed with the Securities and Exchange Commission and is available without charge by writing the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658, or by calling 1-(800) 734-2922. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING UNION BANK OF CALIFORNIA, N.A., BANK OF TOKYO-MITSUBISHI TRUST COMPANY OR ANY OF THEIR AFFILIATES OR CORRESPONDENTS. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

MAY 28, 1996
INSTITUTIONAL CLASS

 2

                                    SUMMARY

STEPSTONE FUNDS (the "Trust") is a diversified, open-end management investment company providing a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Institutional Class shares of the INTERNATIONAL EQUITY FUND (the "Fund"). This summary is qualified in its entirety by reference to the more detailed information provided elsewhere in the Prospectus and in the Statement of Additional Information.

WHAT IS THE FUND'S INVESTMENT OBJECTIVE? THE INTERNATIONAL EQUITY FUND seeks to provide long-term capital appreciation by investing primarily in a diversified portfolio of equity securities of non-U.S. issuers. See "Investment Objective."

WHAT ARE THE FUND'S PERMITTED INVESTMENTS? The Fund invests primarily in equity securities (common stocks, securities convertible into common stocks, preferred stocks, warrants and rights to purchase common stock) of non-U.S. issuers. See "Investment Policies."

WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUNDS? The investment policies of the Fund entail certain risks and considerations of which an investor should be aware. The Fund may purchase common stocks and other equity securities that are volatile and may fluctuate in value more than other types of investments. In addition, the Fund will invest in securities of foreign companies that involve special risks and considerations not typically associated with investing in U.S. companies. See "Risk Factors."

ARE MY INVESTMENTS INSURED? Any guarantee by the U.S. Government, its agencies or any instrumentalities of the securities in which any Fund invests guarantees only the payment of principal and interest on the guaranteed security, and does not guarantee the yield or value of the security or yield or value of shares of that Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

WHO IS THE ADVISOR? MERUS-UCA Capital Management, a division of Union Bank of California, N.A., serves as the Advisor to the Trust. See "The Advisor."

WHO IS THE SUBADVISOR? Tokyo - Mitsubishi Asset Management (U.K.), Ltd. serves as the SubAdvisor to the Fund. See "The SubAdvisor."

WHO IS THE ADMINISTRATOR? SEI Financial Management Corporation serves as the Administrator of the Trust . See "The Administrator."

WHO IS THE SHAREHOLDER SERVICING AGENT? SEI Financial Management Corporation serves as transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. See "Shareholder Servicing Agent."

WHO IS THE DISTRIBUTOR? SEI Financial Services Company acts as Distributor of the Trust's shares. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on days on which both the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in the Trust is $2,000. A purchase order will be effective if the Distributor receives an order prior to 4:00 p.m., Eastern time and the Custodian receives Federal funds before the close of business on the next Business Day. The purchase price is the net asset value next determined after a purchase order is received and accepted by the Trust. Redemption orders must be placed prior to 4:00 p.m., Eastern time on any Business Day for the order to be accepted that day. See "Purchase and Redemption of Shares."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Fund is periodically declared and paid as a dividend to Shareholders of record. Any capital gain is distributed at least annually. Distributions are paid in additional shares unless the Shareholder elects to take the payment in cash. See "Dividends."

 3

ANNUAL OPERATING EXPENSES                                    INSTITUTIONAL CLASS
(As a percentage of offering price)

                                                                                           INTERNATIONAL
                                                                                              EQUITY
                                                                                               FUND
--------------------------------------------------------------------------------------------------------
Advisory Fees (After Fee Waivers)(1)...................................................         .85%
Other Expenses(2)......................................................................         .41%
--------------------------------------------------------------------------------------------------------
Total Operating Expenses (After Fee Waivers)(3)........................................        1.26%
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

(1) The Advisor has agreed to waive a portion of its fee. Fee waivers are voluntary and may be terminated at anytime in the Advisor's sole discretion. Absent this voluntary fee waiver, the Advisor's fee would be .95%.
(2) "Other Expenses" reflects estimates for the current fiscal year.
(3) "Total Operating Expenses" have been restated to reflect current fees and fee waivers. Absent fee waivers, "Total Operating Expenses" would have been 1.36% for the Fund.

EXAMPLE:

-------------------------------------------------------------------------------------------------------------
                                                                      1 YR.     3 YRS.     5 YRS.     10 YRS.
-------------------------------------------------------------------------------------------------------------
An investor would pay the following expenses on a $1,000
  investment, assuming (1) 5% return and (2) redemption at the end of each time period.
International Equity Fund.........................................     $13        $40       $ 69       $ 152
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

THE EXAMPLE IS BASED UPON THE TOTAL OPERATING EXPENSES OF THE FUND AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Institutional Class shares of the Fund. Financial institutions that are the record owner of shares for the account of their customers may impose separate fees for account services to their customers. The Trust also offers Investment Class shares of the Fund which are subject to the same expenses, except that Investment Class shares are subject to sales charges and distribution expenses. Additional information may be found under "The Administrator", "The Advisor" and "The SubAdvisor."

 4

FINANCIAL HIGHLIGHTS

The following information has been audited by Arthur Andersen LLP, the Trust's independent accountants, as indicated in their report dated March 21, 1996 on the Trust's financial statements as of January 31, 1996, included in the Trust's Statement of Additional Information under "Financial Information." This table should be read in conjunction with the Trust's financial statements and notes thereto. Additional performance information is set forth in the Trust's 1996 Annual Report to Shareholders, and is available without charge by calling 1-(800) 734-2922.

FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR

                                INVESTMENT ACTIVITIES
                              -------------------------
                                           NET REALIZED
                     NET                       AND            DISTRIBUTIONS                                NET
                    ASSET                   UNREALIZED    ----------------------   NET ASSET             ASSETS,        RATIO
                   VALUE,        NET       GAIN (LOSS)        NET                   VALUE,                END OF     OF EXPENSES
                  BEGINNING   INVESTMENT        ON        INVESTMENT    CAPITAL       END       TOTAL     PERIOD     TO AVERAGE
                  OF PERIOD     INCOME     INVESTMENTS      INCOME       GAINS     OF PERIOD   RETURN     (000)      NET ASSETS
---------------------------------------------------------------------------------------------------------------------
--------------------------
INTERNATIONAL EQUITY FUND
--------------------------
FOR THE YEARS ENDED JANUARY 31,:
1996(1)             33.51        0.447         4.084         (0.446)      (0.105)    37.49      13.56%    44,188      1.16%


                   RATIO OF                       RATIO OF NET
                   EXPENSES     RATIO OF NET   INVESTMENT INCOME
                  TO AVERAGE     INVESTMENT        TO AVERAGE
                  NET ASSETS       INCOME          NET ASSETS       PORTFOLIO
                   EXCLUDING     TO AVERAGE        EXCLUDING        TURNOVER
                  FEE WAIVERS    NET ASSETS       FEE WAIVERS         RATE
-----------------------------------------------------------------------
-----------------------------
INTERNATIONAL EQUITY FUND
-----------------------------
FOR THE YEARS ENDED JANUARY 31,:
1996(1)            1.36%            1.31%         1.11%              21%


 (1)  Commenced operations on 2/1/95

 5

THE TRUST

STEPSTONE FUNDS (formerly Union Investors Funds) (the "Trust") is a diversified, open-end management investment company that offers units of beneficial interest ("shares") in fourteen separate funds. Shareholders may purchase shares of twelve of the funds through two separate classes of shares (Institutional and Investment Classes) and through three separate classes of the Money Market and Treasury Money Market Funds (Institutional, Investment and Cash Sweep Classes), which provide for variations in distribution costs, voting rights and dividends. Except for these differences among the classes, each share of each fund represents an equal proportionate interest in that fund. This Prospectus relates to the Institutional Class shares of the Trust's International Equity Fund (the "Fund") Information regarding the Trust's other funds is contained in separate prospectuses that may be obtained from the Trust's Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

INVESTMENT OBJECTIVE

THE INTERNATIONAL EQUITY FUND seeks to provide long-term capital appreciation by investing primarily in a diversified portfolio of equity securities of non-U.S. issuers.

There can be no assurance that the Fund's investment objective will be met.

INVESTMENT POLICIES

Under normal market circumstances, at least 65% of the Fund's assets will be invested in the following equity securities of non-U.S. issuers: common stocks, securities convertible into common stocks, preferred stocks, warrants and rights to purchase common stock. Under normal market conditions, at least 65% of the Fund's total assets will be invested in securities of issuers organized under the laws of at least five countries other than the United States that are included in the Morgan Stanley Capital International Europe, Australia and Far East Index (the "EAFE Index").(1)

Countries may be over- or under-weighted in comparison to the EAFE Index based upon the Advisor's and SubAdvisor's view of forecasted rates of returns. Regional and individual country weightings, therefore, may vary from the EAFE Index benchmark. The Advisors and SubAdvisors will select individual securities for the Fund on the basis of their undervaluation in relation to other securities. The Fund expects its investments to emphasize companies with market capitalizations in excess of $100,000,000.

The Fund will typically invest in equity securities listed on recognized foreign exchanges, but may also invest up to 15% of its total assets in securities traded in over-the-counter markets. Equity securities of non-U.S. issuers may also be purchased in the form of sponsored or unsponsored American Depositary Receipts ("ADRs") and sponsored or unsponsored European Depositary Receipts ("EDRs").

The Fund may enter into forward foreign currency contracts as a hedge against possible variations in foreign exchange rates. A forward foreign currency contract is a commitment to purchase or sell a specified currency at a specified date, at a specified price. The Fund may enter into forward foreign currency contracts to hedge a specific security transaction or to hedge a portfolio position. These contracts may be bought and sold to protect the Fund, to some degree, against a possible loss resulting from an adverse change in the relationship between foreign currencies. The Fund may also invest in options on currencies.

The Fund may invest in futures and options on futures for the purpose of achieving the Fund's objectives. The Fund may invest in futures and related options based on any type of security or index traded on U.S. or foreign exchanges or over the counter, as long as the underlying security or securities represented by an index, are permitted investments of the Fund. Such futures contracts
------------
(1) "MSCI-EAFE Index" is a registered service mark of Morgan Stanley Capital International which does not sponsor and is in no way affiliated with the International Equity Fund.

 6

may include index contracts and contracts for foreign Currencies. The Fund may enter into futures contracts and options on futures only to the extent that its obligations under such contracts or transactions, together with options on securities or indices represent not more than 25% of the Fund's assets.

The premium paid on options on securities positions will not exceed 10% of the Fund's net assets at the time such options are entered into by the Fund. The aggregate premium paid on all options on stock indices will not exceed 20% of a Fund's total assets.

The Fund's remaining assets may be invested in investment grade bonds and debentures issued by non-U.S. or U.S. companies, obligations of supranational entities, securities issued or guaranteed by foreign and U.S. governments, and foreign and U.S. commercial paper. Certain of these instruments may have floating or variable interest rate provisions. In addition, the Fund may invest in securities of issuers whose principal activities are in countries with emerging markets. The Fund defines an emerging market country as any country whose economy and market the World Bank or the United Nations considers to be emerging or developing. The Fund may also purchase shares of closed-end investment companies that invest in the securities of issuers in a single country or region and shares of open-end management investment companies.

For temporary defensive purposes during periods when the Advisor determines that market conditions warrant, the Fund may invest up to 100% of its assets in money market instruments and in cash. The Fund will not be pursuing its investment objective to the extent that a substantial portion of its assets are invested in money market securities.

The Fund will restrict its investment in illiquid securities to 15% of its net assets.

The Fund may engage in securities lending and will limit such practice to 33 1/3% of its assets.

The Fund may purchase securities, which have not been registered under the Securities Act of 1933 (Rule 144A Securities).

For further information see "Description of Permitted Investments."

RISK FACTORS

Since the Fund invests in equity securities, the Fund's shares will fluctuate in value, and thus may be more suitable for long-term investors who can bear the risk of short-term fluctuations.

There may be certain risks connected with investing in foreign securities, including risks of adverse political and economic developments (including possible governmental seizure or nationalization of assets), the possible imposition of exchange controls or other governmental restrictions, including less uniformity in accounting and reporting requirements, the possibility that there will be less information on such securities and their issuers available to the public, the difficulty of obtaining or enforcing court judgments abroad, restrictions on foreign investments in other jurisdictions, difficulties in effecting repatriation of capital invested abroad, and difficulties in transaction settlements and the effect of delay on shareholder equity. Foreign securities may be subject to foreign taxes, which reduce yield, and may be less marketable than comparable U.S. securities. The value of the Fund's investments denominated in foreign currencies will depend on the relative strengths of those currencies and the U.S. dollar, and the Fund may be affected favorably or unfavorably by changes in the exchange rates or exchange control regulations between foreign currencies and the U.S. dollar. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, to distributed to shareholders by the Fund.

Forward foreign currency contracts do not eliminate fluctuations in the underlying prices of securities. Rather, they simply establish a rate of

 7

exchange which one can achieve at some future point in time. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency at the same time, they tend to limit any potential gain which might result should the value of such currency increase.

The Fund's investments in emerging markets can be considered speculative, and therefore, may offer higher potential for gains and losses than developed markets of the world. With respect to any emerging country, there is the greater potential for nationalization, expropriation or confiscatory taxation, political changes, government regulation, social instability or diplomatic developments (including war) which could affect adversely the economies of such countries or investments in such countries. In addition, it may be difficult to obtain and enforce a judgment in the courts of such countries. The economies of developing countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

Securities rated BBB by Standard & Poor's Corporation ("S&P") or Baa by Moody's Investors Service, Inc. ("Moody's") are deemed by these ratings services to have some speculative characteristics and adverse economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds.

INVESTMENT LIMITATIONS

The Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the U.S. government or its agencies or instrumentalities and repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer. This restriction applies to 75% of a Fund's assets. For purposes of this investment limitation, each foreign governmental issuer is deemed a separate issuer.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements involving such securities, and provided further, that utilities as a group will not be considered to be one industry, and wholly-owned subsidiaries organized to finance the operations of their parent companies will be considered to be in the same industries as their parent companies.

3. Make loans, except that the Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies; (b) enter into repurchase agreements; and (c) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional fundamental and non-fundamental investment limitations are set forth in the Statement of Additional Information.

FUNDAMENTAL POLICIES

The investment objective and certain of the investment limitations are fundamental policies of the Fund. Fundamental policies cannot be changed with respect to the Fund without the consent of a majority of the Fund's outstanding shares.

THE ADVISOR

The Trust and MERUS-UCA Capital Management, a division of Union Bank of California, N.A. (the "Advisor"), have entered into an advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Advisor continuously reviews, supervises and administers the Fund's

 8

investment program. The Advisor discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Advisor and are not guaranteed by the FDIC or any other governmental agency.

The Advisor is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .95% of the average daily net assets of the Fund. Although the advisory fee paid by the Fund is higher than advisory fees paid by other mutual funds, the Trust believes that the fee is comparable to the advisory fee paid by many other mutual funds with similar investment objectives and policies. The Advisor may from time to time waive all or a portion of its fee in order to limit the operating expenses of the Fund. Any such waiver is voluntary and may be terminated at any time in the Advisor's sole discretion.

For the fiscal year ended January 31, 1996, Union Bank, Ltd. predecessor of the Advisor, was paid an advisory fee of .85% of the average daily net assets of the Fund.

MERUS-UCA Capital Management (the "Advisor"), 475 Sansome Street, San Francisco, California 94111, the investment management division of Union Bank of California, N.A., manages the day-to-day operations of the Fund. On April 1, 1996, Union Bank, the Trust's then-investment advisor, combined with The Bank of California, N.A., and the resulting bank changed its name to Union Bank of California, N.A. At the same time, the banks' investment management divisions were combined. Each of Union Bank and The Bank of California, N.A., (or its predecessor bank) has been in banking since the early 1900's, and historically, each has had significant investment functions within its trust and investment division. Union Bank of California, N.A., is a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd.

As of April 1, 1996, the Advisor managed approximately $12 billion in individual portfolios and collective funds. The Advisor's clients range from pension funds, national labor union plans and foundations to personal investments and trust portfolios.

THE SUBADVISOR

The Advisor and Tokyo-Mitsubishi Asset Management (U.K.), Ltd. (the "SubAdvisor"), have entered into an investment subadvisory agreement relating to the Fund (the "Investment SubAdvisory Agreement"). Under the Investment SubAdvisory Agreement, the SubAdvisor makes the day-to-day investment decisions for the assets of the Fund, subject to the supervision of, and policies established by, the Advisor and the Trustees of the Trust. The Trust's shares are not sponsored, endorsed or guaranteed by and do not constitute obligations or deposits of the SubAdvisor and are not guaranteed by the FDIC or any other governmental agency.

Tokyo-Mitsubishi Asset Management (U.K.), Ltd., 12-15 Finsbury Circus, London EC2 M7BT operates as a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd. Established in 1989, the SubAdvisor provides active global investment services for segregated funds and specialist fund management.

Prior to February, 1995, the SubAdvisor had not previously served as the investment advisor to mutual funds. As of April 1, 1996, Tokyo-Mitsubishi Asset Management (U.K.), Ltd., managed assets of $2.2 billion in individual portfolios and collective funds.

The SubAdvisor is entitled to a fee, which is calculated daily and paid monthly out of the Advisor's fee, at an annual rate of .30% of the average daily net assets of the Fund.

Andrew Richmond has served as portfolio manager of the Fund since its inception. Mr. Richmond has been with the SubAdvisor and its predecessor, Bank of Tokyo Asset Management (U.K.), Ltd., since 1990, and has served as senior equity investment manager since June, 1992.

 9

THE ADMINISTRATOR

SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of SEI Corporation ("SEI"), and the Trust are parties to an administration agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with certain management services including all necessary office space, equipment, personnel, and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of Trust assets up to $1 billion, .12% of assets between $1 billion and $2 billion and .10% of assets over $2 billion. The Administrator may waive its fee or reimburse various expenses to the extent necessary to limit the total operating expenses of the Fund's Institutional Class shares. Any such waiver is voluntary, and may be terminated at any time in the Administrator's sole discretion.

THE SHAREHOLDER SERVICING AGENT

SEI Financial Management Corporation serves as the transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. Compensation for these services is paid under the Administration Agreement.

DISTRIBUTION

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, and the Trust are parties to a distribution agreement ("Distribution Agreement"). The Distribution Agreement is renewable annually and may be terminated by the Distributor, by a majority vote of the Disinterested Trustees or by a majority vote of the outstanding securities of the Trust upon not more than 60 days written notice by either party, or upon assignment by the Distributor. Investment Class shares of the Fund may bear the costs of their distribution expenses and, a sales charge is imposed on the sale of Investment Class shares of the Fund. It is possible that an institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes of shares.

PURCHASE AND REDEMPTION OF SHARES

Purchases and redemptions of shares of the Fund may be made on days on which both the New York Stock Exchange and Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in the Fund is $2,000; however, the minimum investment may be waived in the Distributor's discretion. Shareholders may place orders by telephone.

Purchase orders will be effective if the Distributor receives an order before 4:00 p.m., Eastern time, and the Custodian receives Federal funds before the close of business on the next Business Day. The purchase price of shares of the Fund is the net asset value next determined after a purchase order is received and accepted by the Trust. The net asset value per share of the Fund is determined by dividing the total market value of the Fund's investments and other assets, less any liabilities, by the total number of outstanding shares of a Fund. Net asset value per share is determined daily as of 4:00 p.m., Eastern time, on any Business Day. Purchases will be made in full and fractional shares of the Fund calculated to three decimal places. The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order.

Shares of the Fund are offered only to residents of states in which the shares are eligible for purchase.

Shareholders who desire to redeem shares of the Trust must place their redemption orders prior to 4:00 p.m., Eastern time, on any Business Day for the order to be accepted on that Business Day. The redemption price is the net asset value of the Fund next determined after receipt by the Distributor of the redemption order. Payment on

 10

redemption will be made as promptly as possible and, in any event, within seven calendar days after the redemption order is received.

Neither the Trust's transfer agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes to be genuine. The Trust and its transfer agent will each employ reasonable procedures to confirm that telephone instructions are genuine. Such procedures may include taping of telephone conversations. If market conditions are extraordinarily active or other extraordinary circumstances exist, and you experience difficulties placing redemption orders by telephone, you may wish to consider placing your order by other means.

PERFORMANCE

From time to time, the Fund may advertise yield and total return. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of the Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the same amount of income generated by the investment during that period is generated in each 30-day period over one year and is shown as a percentage of the investment.

The total return of the Fund refers to the average compounded rate of return to a hypothetical investment for designated time periods (including, but not limited to, the period from which the Fund commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gain distributions. The total return of the Fund may also be quoted as a dollar amount or on an aggregate basis, an actual basis, without inclusion of any sales charge, or with a reduced sales charge in advertisements distributed to investors entitled to a reduced sales charge.

The Fund may periodically compare its performance to the performance of: other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), financial and business publications and periodicals; broad groups of comparable mutual funds; unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs; or other investment alternatives. The Fund may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance, and Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the U.S. The Fund may use long term performance of these capital markets to demonstrate general long-term risk versus reward scenarios, and could include the value of a hypothetical investment in any of the capital markets. The Fund may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Fund may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

The performance of Institutional Class shares will normally be higher than for Investment Class shares because the Institutional Class is not subject to distribution expenses generally charged to the Investment Class shares.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action. No attempt has

 11

been made to present a detailed explanation of the federal, state, or local income tax treatment of the Fund or its Shareholders. In addition, state and local tax consequences of an investment in the Fund may differ from the federal income tax consequences discussed below. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to federal, state and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUND:

The Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other Funds. The Fund intends to qualify for the special tax treatment afforded regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code"), so that it will be relieved of federal income tax on net investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss) distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS:

The Fund will distribute substantially all of its net investment income (including net short-term capital gain) and net capital gain to Shareholders. Dividends from the Fund's net investment company taxable income will be taxable to Shareholders as ordinary income (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. Dividends paid by the Fund to corporate Shareholders will qualify for the deduction for dividends received by corporations to the extent derived from dividends received by the Fund from domestic corporations. Distributions of net capital gain are taxable to Shareholders as long-term capital gain, regardless of how long Shareholders have held their shares and regardless of whether the distributions are received in cash or in additional shares. Dividends and distributions of capital gain paid by the Fund do not qualify for the dividends received deduction for corporate Shareholders. The Fund will provide annual reports to Shareholders of the federal income tax status of all distributions.

With respect to investments in STRIPS, TR's, TIGR's and CATS, which are sold at original issue discount and thus do not make periodic cash interest payments, the Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund distributes all of its net investment income to its shareholders, the Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Advisor or SubAdvisor would not have chosen to sell such securities and which may result in a taxable gain or loss.

Income derived by the Fund from securities of foreign issuers may be subject to foreign withholding taxes. The Fund expects to elect to treat Shareholders as having paid their proportionate share of such taxes.

Investment income received directly by the Fund on direct U.S. obligations is exempt from tax at the state level and may be exempt, depending on the state, when received by a Shareholder as income dividends from the Fund, provided certain state-specific conditions are satisfied. Interest realized on repurchase agreements collateralized by U.S. government obligations normally is not exempt from state tax. The Fund will inform Shareholders annually of the percentage of income and distributions derived from direct U.S. Treasury obligations. Shareholders should consult their tax advisors to determine whether any portion of the income dividends received from the Fund is considered tax exempt in their particular state.

Dividends declared by the Fund in October, November or December of any year and payable to Shareholders of record on a date in that month will be deemed to have been paid by the Fund and received by the Shareholders on the last day of December 31 of the year declared, if paid by the Fund any time during the following January.

 12

The Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for the federal excise tax applicable to regulated investment companies.

Each sale, exchange, or redemption of Fund Shares is a taxable transaction to the Shareholder.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated October 16, 1990. The Declaration of Trust permits the Trust to offer separate portfolios of shares and different Classes of each fund. In addition to the Fund, the Trust consists of the following funds: Treasury Money Market Fund, Money Market Fund, California Tax-Free Money Market Fund, Intermediate-Term Bond Fund, Limited Maturity Government Fund, California Intermediate Tax-Free Bond Fund, Convertible Securities Fund, Government Securities Fund, Balanced Fund, Value Momentum Fund, Blue Chip Growth Fund, Growth Equity Fund and Emerging Growth Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

The Trust pays its expenses, including audit and legal expenses, expenses of preparing and printing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under federal and state securities laws, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the Shareholder of record to one vote. Shareholders of each fund or class will vote separately on matters relating solely to such fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon the written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested the Trust will provide appropriate assistance and information to the Shareholders requesting the information.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to the Administrator, SEI Financial Management Corporation, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of the Fund is periodically declared and paid as a dividend to Shareholders of record. Currently, capital gains of the Fund, if any, will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash.

 13

Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the change.

Dividends and distributions of the Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

The dividends payable on Institutional Class shares will typically be higher than the dividends payable on the Investment Class shares because of the distribution expenses charged to Investment Class shares.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

CUSTODIAN

State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 (the "Custodian"), acts as Custodian of the assets of the Fund. The Custodian holds cash, securities and other assets of the Fund as required by the Investment Company Act of 1940, as amended.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of the permitted investments for the Fund:

AMERICAN DEPOSITARY RECEIPTS ("ADRs") and EUROPEAN DEPOSITARY RECEIPTS ("EDRs")--Receipts, typically issued by a U.S. financial institution (a "depositary"), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary. ADRs include American Depositary Shares and New York Shares. EDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are receipts, typically issued by a non-U.S. financial institution, that evidence ownership interests in a security or a pool of securities issued by either a U.S. or foreign issuer. ADRs, EDRs and CDRs may be available for investment through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the receipt's underlying security.

Holders of an unsponsored depositary receipt generally bear all the costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through to the holders of the receipts voting rights with respect to the deposited securities.

CONVERTIBLE PREFERRED STOCK--Convertible preferred stock is a class of capital stock that pays dividends at a specified rate and has preference over common stock in the payment of dividends and the liquidation of assets. Convertible preferred stock is preferred stock exchangeable for a given number of common stock shares and has characteristics similar to both fixed-income and equity securities. Because of the conversion feature, the market value of convertible preferred stock tends to move together with the market value of the underlying common stock. As a result, the Fund's selection of convertible preferred stock is based, to a great extent, on the potential for capital appreciation that may exist in the underlying common stock. The value of convertible preferred stock is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions.

DERIVATIVES--Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options (e.g., puts and calls), options on futures, swap agreements, and some mortgage-backed securities (CMOs, REMICs, IOs and POs). See elsewhere in this "Description of Permitted

 14

Investments" for discussions of these various instruments, and see "Investment Objectives and Policies" for more information about any policies and limitations applicable to their use.

FORWARD FOREIGN CURRENCY CONTRACTS-- The Fund may conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into forward currency contracts to protect against uncertainty in the level of future exchange rates between particular currencies or between foreign currencies in which the Fund's securities are or may be denominated. A forward contract involves an obligation to purchase or sell a specific currency amount at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties, at a price set at the time of the contract. Under normal circumstances, consideration of the prospect for changes in currency exchanges rates will be incorporated into the Fund's long-term investment strategies. However, the Advisor and SubAdvisor believe that it is important to have the flexibility to enter into forward currency contracts when it determines that the best interests of the Fund will be served.

When the Advisor and SubAdvisor believe that the currency of a particular country may suffer a significant decline against another currency, the Fund may enter into a currency contract to sell, for the appropriate currency, the amount of foreign currency approximating the value of some or all of the Fund's securities denominated in such foreign currency.

At the maturity of a forward contract, the Fund may either sell a fund security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract with the same currency trader, obligating it to purchase on the same maturity date, the same amount of the foreign currency. The Fund may realize a gain or loss from currency transactions.

FUTURES AND OPTIONS ON FUTURES--Some futures strategies, including selling futures, buying puts and writing calls, reduce the Fund's exposure to price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. Futures and options may be combined with each other in order to adjust the risk and return characteristics of the overall portfolio.

Options and futures can be volatile instruments, and involve certain risks that if applied at an inappropriate time, could negatively impact a Fund's return.

MONEY MARKET INSTRUMENTS--Money Market securities are high-quality, dollar-denominated, short-term debt instruments. They consist of: (i) bankers' acceptances, certificates of deposits, notes and time deposits issued by highly-rated U.S. banks and U.S. branches of foreign banks having net assets of at least $1 billion as of the end of their most recent fiscal year; (ii) U.S. Treasury obligations and obligations of agencies and instrumentalities of the U.S. Government; (iii) high-quality commercial paper issued (i.e., rated A-1 by S&P or P-1 by Moody's) by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations that issue high-quality commercial paper; and (v) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers.

OBLIGATIONS OF SUPRANATIONAL ENTITIES-- Obligations of supranational entities are established through the joint participation of several governments, and include the Asian Development Bank, the Inter-American Development Bank, International Bank for Reconstruction and Development (World Bank), African Development Bank, European Economic Community, European Investment Bank and the Nordic Investment Bank.

OPTIONS--Under a call option, the purchaser of the option has the right to purchase, and the writer (the Fund) the obligation to sell, the underlying security at the exercise price during the option

 15

period. A put option gives the purchaser the right to sell, and the writer the obligation to purchase, the underlying securities at the exercise price during the option period.

In addition, the Fund may buy options on stock indices to invest cash on an interim basis. Such options will be listed on a U.S. or foreign securities exchange. In order to close out an option position, the Fund may enter into a "closing purchase transaction"--the purchase of an option on the same security with the same exercise price and expiration date as the option previously written on any particular security. When the security is sold, the Fund effects a closing purchase transaction so as to close out any existing option on that security.

There are risks associated with such investments, including the following: (1) the success of a hedging strategy may depend on the ability of the Advisor and SubAdvisor to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect correlation between the movement in prices of securities held by the Fund and the price of options; (3) there may not be a liquid secondary market for options; and (4) while the Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

OPTIONS ON CURRENCIES--The Fund may purchase options and write covered call options on foreign currencies (traded on U.S. and foreign exchanges or over-the-counter markets) to manage the Fund's exposure to changes in dollar exchange rates. Call options on foreign currency written by the Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency. With respect to put options on foreign currency written by the Fund, the Fund will establish a segregated account with its Custodian consisting of cash, U.S. government securities or other liquid high grade debt securities in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

REPURCHASE AGREEMENTS--Agreements by which the Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. The Fund will have actual or constructive possession of the securities held as collateral for the repurchase agreement. The Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities or if the Fund realizes a loss in the sale of the collateral. The Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act.

RULE 144A SECURITIES--Rule 144A securities are securities that have not been registered under the Securities Act of 1933, but which may be traded between certain qualified institutional investors, including investment companies. The absence of a secondary market may affect the value of Rule 144A Securities. The Board of Trustees of the Trust has established guidelines and procedures to be utilized to determine the liquidity of such securities.

SECURITIES LENDING--In order to generate additional income, the Fund may lend the securities in which it is invested pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. Government or its agencies or any combination of cash and such securities as collateral equal to 100% of the market value at all times of the loaned securities. The lending Fund will continue to receive interest on the loaned securities while simultaneously earning interest on the investment of cash collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of the loaned securities. There may be risks of delay in receiving additional collateral should the borrower of the securities fail financially.

 16

U.S. GOVERNMENT AGENCY SECURITIES-- Certain Federal agencies have been established as instrumentalities of the U.S. government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. government, are either backed by the full faith and credit of the United States or supported by the issuing agencies' right to borrow from the Treasury.

U.S. TREASURY OBLIGATIONS--Bills, notes and bonds issued by the U.S. Treasury, as well as separately traded interest and principal component parts of such obligations known as Separately Traded Registered Interest and Principal Securities ("STRIPS") that are transferable through the federal book-entry system.

RECEIPTS--Interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks and brokerage firms and are created by depositing Treasury notes and Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates of receipts. The custodian arranges for the issuances of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Receipts" ("TR's") "Treasury Investment Growth Receipts" ("TIGR's") and "Certificates of Accrual on Treasury Securities" ("CATS"). TR'S, TIGR'S and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying securities. See also "Taxes."

VARIABLE AND FLOATING RATE INSTRUMENTS--Obligations that may carry variable or floating rates of interest, may involve conditional or unconditional demand features and may include variable amount master demand notes. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is not secondary market for such security.

WARRANTS--Securities that entitle the holder to buy a proportionate amount of common stock at a specified price for a limited or unlimited period of time. Warrants are often freely transferable and are traded on major stock exchanges.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary.........................................      2
Annual Operating Expenses.......................      3
Financial Highlights............................      4
The Trust.......................................      5
Investment Objective............................      5
Investment Policies.............................      5
Risk Factors....................................      6
Investment Limitations..........................      7
Fundamental Policies............................      7
The Advisor.....................................      7
The SubAdvisor..................................      8
The Administrator...............................      9
The Shareholder Servicing Agent.................      9
Distribution....................................      9
Purchase and Redemption of Shares...............      9
Performance.....................................     10
Taxes...........................................     10
General Information.............................     12
Description of Permitted Investments............     13

                                STEPSTONE FUNDS

A Family of Mutual Funds

STEPSTONE FUNDS (the "Trust") is a mutual fund that offers a convenient means of investing in professionally managed portfolios of securities. This Prospectus relates to the Trust's:

                            -- BALANCED FUND
                            -- VALUE MOMENTUM FUND
                            -- BLUE CHIP GROWTH FUND
                            -- GROWTH EQUITY FUND
                            -- EMERGING GROWTH FUND

                           INSTITUTIONAL CLASS SHARES

The Trust's Institutional Class Shares are offered to institutional investors, including UNION BANK OF CALIFORNIA, N.A. and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, their affiliates and correspondents for the investment of their own funds or funds for which they act in a fiduciary, agency or custodial capacity.

This Prospectus sets forth concisely the information about the Trust and the Funds that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated the same date as this Prospectus has been filed with the Securities and Exchange Commission and is available without charge by writing the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658, or by calling 1-(800) 734-2922. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING UNION BANK OF CALIFORNIA, N.A., BANK OF TOKYO-MITSUBISHI TRUST COMPANY OR ANY OF THEIR AFFILIATES OR CORRESPONDENTS. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

MAY 28, 1996
INSTITUTIONAL CLASS

 2

                                    SUMMARY

STEPSTONE FUNDS (the "Trust") is a diversified, open-end management investment company providing a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Institutional Class shares of the GROWTH EQUITY, VALUE MOMENTUM, BLUE CHIP GROWTH, EMERGING GROWTH and BALANCED FUNDS, (each a "Fund"). This summary is qualified in its entirety by reference to the more detailed information provided elsewhere in the Prospectus and in the Statement of Additional Information.

WHAT ARE THE FUNDS' INVESTMENT OBJECTIVES? THE BALANCED FUND seeks to provide both capital appreciation and income. THE VALUE MOMENTUM FUND seeks long-term capital growth with a secondary objective of income. THE BLUE CHIP GROWTH FUND seeks long-term capital growth by investing in a diversified portfolio of common stocks and other equity securities of seasoned, large capitalization companies. THE GROWTH EQUITY FUND seeks long-term capital growth. THE EMERGING GROWTH FUND seeks long-term growth of capital by investing in a diversified portfolio of equity securities of small capitalization, emerging growth companies. See "Investment Objectives."

WHAT ARE THE FUNDS' PERMITTED INVESTMENTS? Each of the Funds may invest, consistent with its investment objectives, in equity securities, including common stocks and securities convertible into common stocks. Each Fund, except the Emerging Growth Fund, may also invest, consistent with its investment objective and investment policies, in debt securities. See "Investment Policies."

WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUNDS? The investment policies of each Fund entail certain risks and considerations of which an investor should be aware. Each of the Funds may purchase common stocks and other equity securities that are volatile and which may fluctuate in value more than other types of investments. Values of fixed income securities and, correspondingly, share prices of Funds invested in such securities, tend to vary inversely with interest rates, and may be affected by other market and economic factors as well. In addition, the securities of the emerging growth companies in which the Emerging Growth Fund may invest may be less liquid, and subject to more abrupt or erratic market movements, than securities of larger, more established growth companies.

ARE MY INVESTMENTS INSURED? Any guarantee by the U.S. Government, its agencies or any instrumentalities of the securities in which any Fund invests guarantees only the payment of principal and interest on the guaranteed security, and does not guarantee the yield or value of the security or yield or value of shares of that Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

WHO IS THE ADVISOR? MERUS-UCA Capital Management, a division of Union Bank of California, N.A., serves as the Advisor to the Trust. See "The Advisor."

WHO IS THE SUBADVISOR? Bank of Tokyo-Mitsubishi Trust Company serves as the SubAdvisor to the Emerging Growth and Blue Chip Growth Funds. See "The SubAdvisor."

WHO IS THE ADMINISTRATOR? SEI Financial Management Corporation serves as the Administrator of the Trust. See "The Administrator."

WHO IS THE SHAREHOLDER SERVICING AGENT? SEI Financial Management Corporation serves as transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. See "Shareholder Servicing Agent."

WHO IS THE DISTRIBUTOR? SEI Financial Services Company acts as Distributor of the Trust's shares. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on days on which both the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in the Trust is $2,000. A purchase order will be effective if the Distributor receives an order prior to 4:00 p.m., Eastern time and the Custodian receives Federal funds before the close of business on the next Business Day. The purchase price is the net asset value next determined after a purchase order is received and accepted by the Trust. Redemption orders must be placed prior to 4:00 p.m., Eastern time on any Business Day for the order to be accepted that day. See "Purchase and Redemption of Shares."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Funds is distributed in the form of monthly dividends to Shareholders of record. Any capital gain is distributed at least annually. Distributions are paid in additional shares unless the Shareholder elects to take the payment in cash. See "Dividends."

 3

ANNUAL OPERATING EXPENSES                                    INSTITUTIONAL CLASS
(As a percentage of offering price)

                                                            VALUE       BLUE CHIP     GROWTH     EMERGING
                                              BALANCED     MOMENTUM      GROWTH       EQUITY      GROWTH
                                                FUND         FUND         FUND         FUND        FUND
--------------------------------------------------------------------------------------------------------------
Advisory Fees.............................      .60%         .60%          .60%        .60%         .80%
Other Expenses............................      .20%         .20%          .25%        .20%         .25%
--------------------------------------------------------------------------------------------------------------
Total Operating Expenses..................      .80%         .80%         .85%(1)      .80%        1.05%
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) "Total Operating Expenses" of the Blue Chip Growth Fund have been restated to reflect current fees.

EXAMPLE:

------------------------------------------------------------------------------------------------------------
                                                                     1 YR.     3 YRS.     5 YRS.     10 YRS.
------------------------------------------------------------------------------------------------------------
An investor would pay the following expenses on a $1,000
  investment, assuming (1) 5% return and (2) redemption at the end of each time period.
Balanced Fund....................................................     $ 8       $ 26       $ 44       $  99
Value Momentum Fund..............................................     $ 8       $ 26       $ 44       $  99
Blue Chip Growth Fund............................................     $ 9       $ 27       $ 47       $ 105
Growth Equity Fund...............................................     $ 8       $ 26       $ 44       $  99
Emerging Growth Fund.............................................     $11       $ 33       $ 58       $ 128
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

THE EXAMPLE IS BASED UPON THE TOTAL OPERATING EXPENSES OF A FUND AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Institutional Class shares of the Funds. Financial institutions that are the record owner of shares for the account of their customers may impose separate fees for account services to their customers. The Trust also offers Investment Class shares of the Funds, which are subject to the same expenses, except that Investment Class shares are subject to sales charges and distribution expenses. Additional information may be found under "The Administrator," "The Advisor" and "The SubAdvisor."

 4

FINANCIAL HIGHLIGHTS

The following information has been audited by Arthur Andersen LLP, the Trust's independent accountants, as indicated in their report dated March 21, 1996 on the Trust's financial statements as of January 31, 1996, included in the Trust's Statement of Additional Information under "Financial Information." This table should be read in conjunction with the Trust's financial statements and notes thereto. Additional performance information is set forth in the Trust's 1996 Annual Report to Shareholders, and is available without charge by calling 1-(800) 734-2922.

FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR

                                     INVESTMENT ACTIVITIES
                           NET     --------------------------     DISTRIBUTIONS        NET                 NET
                          ASSET                 NET REALIZED   -------------------    ASSET              ASSETS,      RATIO
                         VALUE,       NET      AND UNREALIZED     NET                VALUE,                END     OF EXPENSES
                        BEGINNING  INVESTMENT   GAIN (LOSS)    INVESTMENT  CAPITAL     END     TOTAL    OF PERIOD  TO AVERAGE
                        OF PERIOD    INCOME    ON INVESTMENTS    INCOME     GAINS   OF PERIOD  RETURN     (000)    NET ASSETS
---------------------------------------------------------------------------------------------------------------------
---------------------
GROWTH EQUITY FUND
---------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                     14.13       0.115         4.483        (0.118)    (0.993)   17.62    32.93 %   178,590       0.80%
 1995                     15.16       0.097        (0.854)       (0.092)    (0.181)   14.13    (4.98)%   136,668       0.78%
 1994                     13.79       0.066         1.370        (0.066)     --       15.16    10.48 %   142,661       0.77%
 1993                     12.69       0.091         1.101        (0.092)     --       13.79     9.48 %   122,529       0.68%
 1992 (1)                 10.00       0.103         2.703        (0.102)    (0.014)   12.69    28.28 %    93,260       0.72%
------------------------
VALUE MOMENTUM FUND
------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                     13.40       0.331         5.063        (0.337)    (0.408)   18.05    40.88 %   222,065       0.80%
 1995                     14.27       0.318        (0.817)       (0.317)    (0.054)   13.40    (3.48)%   150,138       0.81%
 1994                     12.76       0.292         1.538        (0.290)    (0.030)   14.27    14.56 %   140,609       0.77%
 1993                     11.68       0.310         1.103        (0.311)    (0.022)   12.76    12.33 %    92,636       0.68%
 1992 (1)                 10.00       0.312         1.694        (0.302)    (0.024)   11.68    20.27 %    51,682       0.78%
----------------
BALANCED FUND
----------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                     11.45       0.415         2.831        (0.417)    (0.362)   13.92    28.93 %   233,878       0.80%
 1995                     12.21       0.390        (0.756)       (0.391)    (0.003)   11.45    (2.95)%   167,434       0.80%
 1994                     11.50       0.394         0.928        (0.391)    (0.221)   12.21    11.79 %   152,189       0.69%
 1993                     11.15       0.413         0.543        (0.408)    (0.198)   11.50     8.86 %   100,474       0.69%
 1992 (1)                 10.00       0.471         1.250        (0.465)    (0.106)   11.15    17.69 %    67,098       0.78%
------------------------
BLUE CHIP GROWTH FUND
------------------------
 INSTITUTIONAL CLASS
 FOR THE YEAR ENDED JANUARY 31,:
 1996                      9.53       0.174         3.311        (0.180)    (0.203)   12.63    36.95 %    63,410       0.83%
 1995 (2)                 10.00       0.167        (0.479)       (0.158)     --        9.53    (3.10)%    39,319       0.85%
------------------------
EMERGING GROWTH FUND
------------------------
 INSTITUTIONAL CLASS
 FOR THE YEAR ENDED JANUARY 31,:
 1996                      9.42       0.026         2.807        (0.033)    (0.277)   11.94    30.24 %    41,770       1.05%
 1995 (2)                 10.00       0.086        (0.535)       (0.080)    (0.051)    9.42    (4.48)%    23,928       1.05%

                                                        RATIO OF
                           RATIO OF                  NET INVESTMENT
                         OF EXPENSES     RATIO OF       INCOME TO
                         TO AVERAGE   NET INVESTMENT     AVERAGE
                         NET ASSETS       INCOME        NET ASSETS    PORTFOLIO
                          EXCLUDING     TO AVERAGE      EXCLUDING     TURNOVER
                         FEE WAIVERS    NET ASSETS     FEE WAIVERS      RATE
-----------------------
---------------------
GROWTH EQUITY FUND
---------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                        0.80%         0.68%           0.68%          24%
 1995                        0.78%         0.69%           0.69%          22%
 1994                        0.79%         0.48%           0.46%          45%
 1993                        0.78%         0.74%           0.64%          23%
 1992 (1)                    0.85%         0.90%           0.77%          26%
-----------------------
VALUE MOMENTUM FUND
-----------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                        0.80%         2.07%           2.07%          20%
 1995                        0.81%         2.36%           2.36%           6%
 1994                        0.79%         2.19%           2.17%           5%
 1993                        0.78%         2.59%           2.49%           3%
 1992 (1)                    0.91%         2.88%           2.75%           5%
----------------
BALANCED FUND
----------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                        0.80%         3.20%           3.20%          26%
 1995                        0.80%         3.41%           3.41%          48%
 1994                        0.79%         3.35%           3.25%          49%
 1993                        0.79%         3.72%           3.62%          68%
 1992 (1)                    0.91%         4.44%           4.31%          56%
-----------------------
BLUE CHIP GROWTH FUND
-----------------------
 INSTITUTIONAL CLASS
 FOR THE YEAR ENDED JANNUARY 31,:
 1996                        0.83%         1.54%           1.54%          69%
 1995 (2)                    0.85%         1.84%           1.84%          89%
-----------------------
EMERGING GROWTH FUND
-----------------------
 INSTITUTIONAL CLASS
 FOR THE YEAR ENDED JANNUARY 31,:
 1996                        1.05%         0.22%           0.22%         131%
 1995 (2)                    1.05%         1.01%           1.01%         123%
  (1) Commenced operations on February 1, 1991.
  (2) Commenced operations on February 1, 1994.

 5

THE TRUST

STEPSTONE FUNDS (formerly Union Investors Funds) (the "Trust") is a diversified, open-end management investment company that offers units of beneficial interest ("shares") in fourteen separate funds. Shareholders may purchase shares of twelve of the funds through two separate classes of shares (Institutional and Investment Classes) and through three separate classes of the Money Market and Treasury Money Market Funds (Institutional, Investment and Cash Sweep Classes), which provide for variations in distribution costs, voting rights and dividends. Except for these differences among the classes, each share of each fund represents an equal proportionate interest in that fund. This Prospectus relates to the Institutional Class shares of the Trust's Growth Equity, Value Momentum, Blue Chip Growth, Emerging Growth and Balanced Funds (each a "Fund"). Information regarding the Trust's other funds is contained in separate prospectuses that may be obtained from the Trust's Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

INVESTMENT OBJECTIVES

THE BALANCED FUND seeks to provide both capital appreciation and income.

THE VALUE MOMENTUM FUND seeks long-term capital growth with a secondary objective of income.

THE BLUE CHIP GROWTH FUND seeks long-term capital growth by investing in a diversified portfolio of common stocks and other equity securities of seasoned, large capitalization companies.

THE GROWTH EQUITY FUND seeks long-term capital growth.

THE EMERGING GROWTH FUND seeks long-term growth of capital by investing in a diversified portfolio of equity securities of small capitalization, emerging growth companies.

There can be no assurance that a Fund's investment objective will be met.

INVESTMENT POLICIES

BALANCED FUND

The Balanced Fund invests in a combination of equity, fixed-income, and money market securities. Under normal market conditions, the Fund will invest between 50% and 70% of its total assets in equity securities, including common stocks, warrants, and U.S. dollar denominated securities of foreign issuers, and both preferred stock and debt securities convertible into common stocks. The Fund may invest in a broad spectrum of common stocks with varying characteristics. All of the common stocks in which the Fund invests (including foreign securities in the form of American Depositary Receipts ("ADRs")) are traded on registered exchanges or the over the counter market. Under normal market conditions, a minimum of 25% of the Fund's total assets will be invested in senior fixed income securities. Such securities consist of bonds, debentures, and similar obligations or instruments which constitute a security and evidence indebtedness. Corporate bonds and debentures will be rated AAA, AA, A, or BBB by Standard & Poor's Corporation ("S&P") or Aaa, Aa, A, or Baa by Moody's Investors Service ("Moody's") or as determined by the Advisor to be of comparable quality at the time of purchase. The Fund may also invest in mortgage-backed securities that are rated in one of the top two rating categories by Moody's or S&P, and may invest in other asset-backed securities backed by company receivables, truck and auto loans, leases, and credit card receivables.

The Fund may also buy and sell options, futures contracts and options on futures. The Fund may enter into futures contracts and options on futures only to the extent that obligations under such contracts or transactions, together with options on securities represent not more than 25% of the Fund's assets. The aggregate value of options on securities (long puts and calls) will not exceed 10% of the Fund's net assets at the time such options are purchased by the Fund.

The Fund may invest in securities issued or guaranteed by foreign governments, their political

 6

subdivisions, agencies or instrumentalities and obligations of supranational entities such as the World Bank and the Asian Development Bank.

Money market instruments the Fund may invest in consist of: (i) commercial paper rated at least A-1 by S&P or P-1 by Moody's at the time of investment, or, if not rated, are determined by the Advisor to be of comparable quality; (ii) obligations (certificates of deposit, time deposits, bank master notes, and bankers' acceptances) of thrift institutions, savings and loans, U.S. commercial banks (including foreign branches of such banks), and U.S. and foreign branches of foreign banks, provided that such institutions (or, in the case of a branch, the parent institution) have total assets of $1 billion or more as shown on their last published financial statements at the time of investment; (iii) short-term corporate obligations rated at least A by S&P or A by Moody's at the time of investment, or, if not rated, determined by the Advisor to be of comparable quality; (iv) general obligations issued by the U.S. Government and backed by its full faith and credit, and obligations issued or guaranteed as to principal and interest by agencies or instrumentalities of the U.S. Government (e.g., obligations issued by Farmers Home Administration, Government National Mortgage Association, Federal Farm Credit Bank and Federal Housing Administration); (v) receipts, including TR's, TIGR's and CATS; (vi) repurchase agreement involving such obligations; (vii) loan participations; (viii) money market funds; and (ix) foreign commercial paper. The Fund may only purchase interests in loan participations issued by a bank in the United States with assets exceeding $1 billion and for which the underlying loan is issued by borrowers in whose obligations the Fund may invest.

Certain of the obligations in which the Fund may invest may be variable or floating rate instruments, may involve conditional or unconditional demand features and may include variable amount master demand note.

The Fund may enter into forward commitments, or purchase securities on a when-issued basis. The Fund is permitted to invest in when-issued securities where such purchases are for investment and not for leveraging purposes; however, the Fund may sell those securities before the settlement date if it is deemed advisable. No additional forward commitments will be made if more than 20% of the Fund's net assets would be so committed.

VALUE MOMENTUM FUND

Under normal market conditions, at least 65% of the Value Momentum Fund's assets will be invested in equity securities, including common stocks, warrants to purchase common stock, debt securities and preferred stocks convertible into common stocks, and ADRs.

The Fund invests primarily in securities which the Advisor believes to be undervalued relative to the market and to the security's historic valuation. Stocks are then screened for positive price or earnings momentum. Securities purchased will generally have a medium to high market capitalization. A majority of the securities in which the Fund invests will be dividend paying. All of the common stocks in which the fund invests are traded on registered exchanges or the over-the-counter market.

The remainder of the Fund's assets may be invested in covered call options on equity securities, money market instruments consisting of securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, receipts including TR's, TIGR's and CATS, money market funds, repurchase agreements, certificates of deposit, time deposits, bank master notes and bankers' acceptances issued by banks having net assets of at least $1 billion as of the end of their most recent fiscal year, commercial paper rated at least A-1 by S&P or P-1 by Moody's and in cash.

BLUE CHIP GROWTH FUND

Under normal market conditions, at least 65% of the Blue Chip Growth Fund's assets will be invested in equity securities, including common stocks, warrants to purchase common stocks, U.S.

 7

dollar denominated equity securities of foreign issuers traded as ADRs, preferred stocks convertible into common stocks, and units representing combinations of the foregoing. The Fund primarily invests in equity securities of seasoned, large capitalization companies. A seasoned company is a company with a operating history of 3 years or more. A large capitalization company is a company with capitalization in excess of $1.0 billion. The Fund will limit its investment in foreign securities to 15% of its total assets. A majority of the Fund's equity investments ordinarily will consist of dividend-paying securities.

The balance of the Fund's assets may be invested in money market instruments, options, futures contracts and options on futures, Standard & Poor's Depositary Receipts ("SPDRs"), shares of other investment companies with similar investment objectives, investment grade bonds and bonds convertible into common stocks. The aggregate value of options on securities (long puts and calls) will not exceed 10% of a Fund's net assets at the time such options are purchased by the Fund.

The Fund may enter into futures and options on futures only to the extent that obligations under such contracts or transactions, together with options on securities, represent not more than 25% of the Fund's assets. All of the common stocks in which the Fund invests (including foreign securities, in the form of ADRs but not including Rule 144A Securities) are traded on registered exchanges or in the over the counter market.

GROWTH EQUITY FUND

Under normal market conditions, at least 65% of the Growth Equity Fund's assets will be invested in equity securities consisting of common stocks, warrants to purchase common stocks, U.S. dollar denominated equity securities of foreign issuers, and debt securities and preferred stock convertible into common stocks.

The Fund may invest in covered call options on equity securities and money market instruments consisting of securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, receipts, including TR's, TIGR's and CATS, money market funds, repurchase agreements, certificates of deposit, time deposits, bank master notes and bankers' acceptances issued by banks having net assets of at least $1 billion as of the end of their most recent fiscal year, commercial paper rated at least A-1 by S&P or P-1 by Moody's and in cash. All of the common stocks in which the Fund invests (including foreign securities in the form of ADRs) are traded on registered exchanges or the over the counter market.

EMERGING GROWTH FUND

Under normal market conditions, the Emerging Growth Fund will invest at least 65% of its assets in equity securities (i.e., common stocks and convertible preferred stocks) of small capitalization (i.e., companies with capitalization between $50 million and $1 billion) with the potential for growth or which, in the Advisor's opinion, have potential for above-average long-term capital appreciation. An emerging growth company is one which, in the Advisor's judgment, is in the developing stages of its life cycle and has demonstrated or is expected to achieve rapid growth in earnings and/or revenues. Emerging growth companies are characterized by opportunities for rapid growth rates and/or dynamic business changes. Emerging growth companies, regardless of size, tend to offer the potential for accelerated earnings or revenue growth because of new products or technologies, new channels of distribution, revitalized management or industry conditions, or similar opportunities. A company may or may not yet be profitable at the time the Fund invests in its securities. Current income will not be a criterion of investment selection, and any such income should be considered incidental. Many of the securities in which the Fund invests will not pay dividends.

The Fund may also invest in equity securities of companies in "special equity situations," meaning companies experiencing unusual and possibly non-repetitive developments, such as mergers; acquisitions; spin-offs; liquidations;

 8

reorganizations; and new products, technology or management. Since a special equity situation may involve a significant change from a company's past experiences, the uncertainties in the appraisal of the future value of the company's equity securities and the risk of a possible decline in the value of the Fund's investments are significant.

The Fund may invest in U.S. dollar denominated equity securities of foreign issuers traded as ADRs. All of the common stocks in which the Fund invests (with the exception of Rule 144A Securities) are traded on registered exchanges or in the over the counter market.

The balance of the Fund's assets may be invested in money market instruments. The Fund may also invest in options, futures and options on futures, shares of other investment companies with similar investment objectives, SPDRs and convertible bonds. The Fund may enter into futures contracts and options on futures to the extent that obligations under such contracts or transactions, together with options on securities, represent not more than 25% of the Fund's assets. The aggregate value of options on securities (long puts and calls) will not exceed 10% of the Fund's net assets at the time such options are purchased by the Fund.

The portfolio turnover rate for the Emerging Growth Fund for the fiscal year ended January 31, 1996 was 131%. This rate of portfolio turnover may result in higher brokerage execution costs and higher levels of capital gains.

GENERAL INVESTMENT POLICIES

For temporary defensive purposes during periods when the Advisor determines that market conditions warrant, each Fund may invest up to 100% of its assets in money market instruments consisting of securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, receipts, including TR's, TIGR's and CATS, money market funds, repurchase agreements, certificates of deposit, time deposits, bank master notes and bankers' acceptances issued by banks having net assets of at least $1 billion as of the end of their most recent fiscal year, commercial paper rated at least A-1 by S&P or P-1 by Moody's, and in cash. A Fund will not be pursuing its investment objective to the extent that a substantial portion of its assets are invested in money market securities.

Each Fund will restrict its investments in illiquid securities to 15% of its net assets.

Each of the Funds may engage in securities lending and will limit such practice to 33 1/3% of its assets.

Each Fund may purchase securities which have not been registered under the Securities Act of 1933 (Rule 144A Securities).

Each Fund may purchase in options on stock indices to invest cash on an interim basis. The aggregate premium paid on all options on stock indices cannot exceed 20% of the Fund's total assets.

In the event that a security owned by a Fund is downgraded below the stated rating categories, the Advisor or SubAdvisor will take appropriate action with regard to the security.

For further information see "Description of Permitted Investments."

RISK FACTORS

Since the Funds invest in equity securities, each Fund's shares will fluctuate in value, and thus may be more suitable for long-term investors who can bear the risk of short-term fluctuations. In addition, the market value of fixed income securities bears an inverse relationship to changes in market interest rates, which may affect the net asset value of shares. The longer the remaining maturity of security, the greater is the effect of interest rate changes on its market value. Generally, because of their fixed income features, convertible securities will fluctuate in value to a lesser degree than the common stocks into which they are convertible.

 9

Changes in the value of a Fund's fixed income securities will not affect cash income received from ownership of such securities, but will affect a Fund's net asset value.

Securities rated BBB by S&P or Baa by Moody's are deemed by these rating services to have some speculative characteristics, and adverse economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher-grade bonds.

Investments in securities of foreign issuers may subject a Fund to different risks than those attendant to investments in securities of U.S. issuers, including differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, and political instability. See "Description of Permitted investments."

Given the uncertainty of the future value of emerging growth companies and companies in special equity situations, the risk of possible decline in the value of the Emerging Growth Fund's net assets are significant. Companies in which the Emerging Growth Fund invests may offer greater opportunities for capital appreciation than larger, more established companies, but investment in such companies may involve certain special risks. These risks may be due to the greater business risks of small size, limited markets and financial resources, narrow product lines and frequent lack of depth in management. The securities of such companies are often traded in the over-the-counter market and may not be traded in volumes typical on a national securities exchange. Thus, the securities of emerging growth companies may be less liquid, and subject to more abrupt or erratic market movements than securities of larger, more established growth companies. Since a "special equity situation" may involve a significant change from a company's past experiences, the uncertainties in the appraisal of the future value of the company's equity securities and the risk of a possible decline in the value of the Fund's investments are significant.

INVESTMENT LIMITATIONS

Each Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the U.S. government or its agencies or instrumentalities and repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer. This restriction applies to 75% of a Fund's assets.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements involving such securities, and provided further, that utilities as a group will not be considered to be one industry, and wholly-owned subsidiaries organized to finance the operations of their parent companies are considered to be in the same industries as their parent companies.

3. Make loans, except that the Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies; (b) enter into repurchase agreements; and (c) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional fundamental and non-fundamental investment limitations are set forth in the Statement of Additional Information.

FUNDAMENTAL POLICIES

The investment objective and certain of the investment limitations are fundamental policies of the Funds. Fundamental policies cannot be changed with respect to a Fund without the consent of a majority of the Fund's outstanding shares.

 10

THE ADVISOR

The Trust and MERUS-UCA Capital Management, a division of Union Bank of California, N.A. (the "Advisor"), have entered into an advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Advisor makes the investment decisions for the assets of the Balanced, Value Momentum and Growth Equity Funds and continuously reviews, supervises and administers each Fund's investment program. The Advisor discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Advisor and are not guaranteed by the FDIC, or any other governmental agency.

The Advisor is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .60% of the average daily net assets of the Growth Equity, Value Momentum, Balanced and Blue Chip Funds, and .80% of the average daily net assets of the Emerging Growth Fund. Although the advisory fee paid by the Emerging Growth Fund is higher than advisory fees paid by other mutual funds, the Trust believes that the fee is comparable to the advisory fee paid by many other mutual funds with similar investment objectives and policies. The Advisor may from time to time waive all or a portion of its fee in order to limit the operating expenses of a Fund. Any such waiver is voluntary and may be terminated at any time in the Advisor's sole discretion.

For the fiscal year ended January 31, 1996, Union Bank, as predecessor to the Advisor, was paid an advisory fee of .60%, of the average daily net assets of the Growth Equity, Value Momentum, Balanced, and Blue Chip Growth Funds, and
 .80% of the average daily net assets of the Emerging Growth Fund.

MERUS-UCA Capital Management (the "Advisor"), 475 Sansome Street, San Francisco, California 94111, the investment management division of Union Bank of California, N.A., manages the day-to-day operations of each Fund. On April 1, 1996, Union Bank, the Trust's then-investment advisor, combined with The Bank of California, N.A., and the resulting bank changed its name to Union Bank of California, N.A. At the same time, the banks' investment management divisions were combined. Each of Union Bank and The Bank of California, N.A. (or its predecessor bank) has been in banking since the early 1900's and historically, each has had significant investment functions within its trust and investment division. Union Bank of California, N.A., is a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd.

Richard Earnest, a Vice President of the Advisor, has served as team leader of the Value Momentum Fund since its inception, and has been with the Advisor and its predecessor, Union Bank, since 1964. Carl J. Colombo, a Vice President of the Advisor, has served as team leader of the Balanced Fund since its inception, and as team leader of the Growth Equity Fund since May, 1995. Mr. Colombo has been with the Advisor and its predecessor, Union Bank, since 1985.

As of April 1, 1996, the Advisor managed approximately $12 billion in individual portfolios and collective funds. The Advisor's clients range from pension funds, national labor union plans and foundations to personal investments and trust portfolios.

THE SUBADVISOR

The Advisor and Bank of Tokyo-Mitsubishi Trust Company (the "SubAdvisor") have entered into an investment subadvisory agreement relating to the Emerging Growth and Blue Chip Growth Funds (the "Investment SubAdvisory Agreement"). Under the Investment SubAdvisory Agreement, the SubAdvisor makes the day-to-day investment decisions for the assets of the Emerging Growth and Blue Chip Growth Funds, subject to the supervision of, and policies established by, the Advisor and the Trustees of the Trust.

Bank of Tokyo-Mitsubishi Trust Company, headquartered at 1251 Avenue of the Americas, New York, New York 10116, and with offices at 100 Broadway, New York, New York 10005,

 11

operates as a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi, Ltd. The SubAdvisor was formed by the combination on April 1, 1996, of Bank of Tokyo Trust Company, a wholly-owned subsidiary of The Bank of Tokyo, Ltd., and Mitsubishi Bank Trust Company of New York, a wholly-owned subsidiary of The Mitsubishi Bank, Ltd. Bank of Tokyo Trust Company was the surviving entity, and changed its name to Bank of Tokyo-Mitsubishi Trust Company. Prior to the combination, subadvisory services were provided by Bank of Tokyo Trust Company. Bank of Tokyo Trust Company was established in 1955, and has provided trust services since that time and management services since 1965.

The SubAdvisor serves as portfolio manager to bank common funds, employee benefit funds and personal trust accounts, managing assets in money market, equity and fixed income portfolios. As of April 1, 1996, the SubAdvisor managed $750 million in individual portfolios and collective funds. In addition, the SubAdvisor also serves as SubAdvisor to the Trust's Government Securities and Convertible Securities Funds.

The SubAdvisor is entitled to a fee, which is calculated daily and paid monthly out of the Advisor's fee, at an annual rate of .30% of the average daily net assets of the Blue Chip Growth Fund and .50% of the average daily net assets of the Emerging Growth Fund. For the fiscal year ended January 31, 1996, Bank of Tokyo Trust Company, predecessor of the SubAdvisor, received .30% and .50% of the average daily net assets of the Blue Chip Growth and Emerging Growth Funds, respectively.

The day-to-day management of the Blue Chip Growth Fund's investments is the responsibility of a team of investment professionals.

Seth E. Shalov has served as the portfolio manager to the Emerging Growth Fund since its inception. Mr. Shalov has been a Senior Portfolio Manager with the SubAdvisor and its predecessor, Bank of Tokyo Trust Company, since October, 1988.

THE ADMINISTRATOR

SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of SEI Corporation ("SEI"), and the Trust are parties to an administration agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with certain management services including all necessary office space, equipment, personnel, and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of Trust assets up to $1 billion, .12% of assets between $1 billion and $2 billion and .10% of assets over $2 billion. The Administrator may waive its fee or reimburse various expenses to the extent necessary to limit the total operating expenses of a Fund's Institutional Class shares. Any such waiver is voluntary and may be terminated at any time in the Administrator's sole discretion.

THE SHAREHOLDER SERVICING AGENT

SEI Financial Management Corporation serves as the transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. Compensation for these services is paid under the Administration Agreement.

DISTRIBUTION

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, and the Trust are parties to a distribution agreement ("Distribution Agreement"). The Distribution Agreement is renewable annually and may be terminated by the Distributor, by a majority vote of the Disinterested Trustees or by a majority vote of the outstanding securities of the Trust upon not more than 60 days' written notice by either party, or upon assignment by the Distributor. Investment Class shares of a Fund, which are

 12

offered by a separate prospectus, may bear the costs of their distribution expenses and, a sales charge is imposed on the sale of Investment Class shares of the Funds. It is possible that an institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes of shares.

PURCHASE AND REDEMPTION OF SHARES

Purchases and redemptions of shares of the Funds may be made on days on which both the New York Stock Exchange and Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in a Fund is $2,000; however, the minimum investment may be waived in the Distributor's discretion. Shareholders may place orders by telephone.

Purchase orders will be effective if the Distributor receives an order before 4:00 p.m., Eastern time, and the Custodian receives Federal funds before the close of business on the next Business Day. The purchase price of shares of a Fund is the net asset value next determined after a purchase order is received and accepted by the Trust. The net asset value per share of a Fund is determined by dividing the total market value of a Fund's investments and other assets, less any liabilities, by the total number of outstanding shares of a Fund. Net asset value per share is determined daily as of 4:00 p.m., Eastern time, on any Business Day. Purchases will be made in full and fractional shares of the Trust calculated to three decimal places. The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order.

Shares of the Funds are offered only to residents of states in which the shares are eligible for purchase.

Shareholders who desire to redeem shares of the Trust must place their redemption orders prior to 4:00 p.m., Eastern time, on any Business Day for the order to be accepted on that Business Day. The redemption price is the net asset value of the Fund next determined after receipt by the Distributor of the redemption order. Payment on redemption will be made as promptly as possible and, in any event, within seven calendar days after the redemption order is received.

Neither the Trust's transfer agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes to be genuine. The Trust and its transfer agent will each employ reasonable procedures to confirm that telephone instructions are genuine. Such procedures may include taping of telephone conversations. If market conditions are extraordinarily active or other extraordinary circumstances exist, and you experience difficulties placing redemption orders by telephone, you may wish to consider placing your order by other means.

PERFORMANCE

From time to time, the Funds may advertise yield and total return. These figures will be based on historical earnings, and are not intended to indicate future performance. The yield of a Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the same amount of income generated by the investment during that period is generated in each 30-day period over one year and is shown as a percentage of the investment.

The total return of a Fund refers to the average compounded rate of return to a hypothetical investment for designated time periods (including, but not limited to, the period from which the Fund commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gain distributions. The total return of a Fund may also be quoted as a dollar amount or on an aggregate basis, an actual basis, without inclusion of any sales charge, or with a reduced sales charge in

 13

advertisements distributed to investors entitled to a reduced sales charge.

A Fund may periodically compare its performance to the performance of: other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), financial and business publications and periodicals; broad groups of comparable mutual funds; unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs; or other investment alternatives. The Fund may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance, and Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the U.S. The Fund may use long term performance of these capital markets to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. The Fund may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Fund may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

The performance of Institutional Class shares will normally be higher than for Investment Class shares because the Institutional Class is not subject to distribution expenses generally charged to the Investment Class shares.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action. No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of a Fund or its Shareholders. In addition, state and local tax consequences of investing in a Fund may differ from the federal income tax consequences discussed below. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to federal, state and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUNDS:

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other Funds. Each Fund intends to qualify for the special tax treatment afforded regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code"), so as to be relieved of federal income tax on net investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss) distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS:

A Fund will distribute substantially all of its net investment income (including net short-term capital gain) and net capital gain to Shareholders. Dividends from a Fund's net investment company taxable income are taxable to Shareholders as ordinary income (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. Dividends paid by a Fund to corporate Shareholders will qualify for the dividends received deduction to the extent derived from dividends received by the Fund from domestic corporations. A portion of such dividends may be subject to the alternative minimum tax. Distributions of net capital gain do not qualify for the dividends-received deduction and are taxable to Shareholders as long-term capital gain, regardless of how long Shareholders have held their shares and regardless of whether the distributions are received in cash or in additional shares. Each Fund will make annual reports to Shareholders of the federal income tax status of all

 14

distributions, including the amount of dividends eligible for the dividends-received deduction.

With respect to investments in STRIPS, TR's, TIGR's and CATS, which are sold at original issue discount and thus do not make periodic cash interest payments, a Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes all of its net investment income to its shareholders, a Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Advisor would not have chosen to sell such securities and which may result in a taxable gain or loss.

Income derived by a Fund from obligations of foreign issuers may be subject to foreign withholding taxes. A Fund will not be able to elect to treat Shareholders as having paid their proportionate share of such taxes.

Dividends declared by a Fund in October, November or December of any year and payable to Shareholders of record on a date in that month will be deemed to have been paid by the Fund and received by the Shareholders on December 31 of the year declared, if paid by the Fund any time during the following January.

Each Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for the federal excise tax applicable to regulated investment companies.

Investment income received directly by a Fund on direct U.S. obligations is exempt from tax at the state level and may be exempt, depending on the state, when received by a Shareholder as income dividends from a Fund provided certain state-specific conditions are satisfied. Interest received on repurchase agreements collateralized by U.S. government obligations normally is not exempt from state tax. Each Fund will inform Shareholders annually of the percentage of income and distributions derived from direct U.S. Treasury obligations. Shareholders should consult their tax advisors to determine whether any portion of the income dividends received from a Fund is considered tax exempt in their particular state.

Each sale, exchange, or redemption of Fund Shares is a taxable transaction to the Shareholder.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated October 16, 1990. The Declaration of Trust permits the Trust to offer separate portfolios of shares and different Classes of each fund. In addition to the Funds, the Trust consists of the following funds: Treasury Money Market Fund, Money Market Fund, California Tax-Free Money Market Fund, Intermediate-Term Bond Fund, Limited Maturity Government Fund, California Intermediate Tax-Free Bond Fund, Convertible Securities Fund, Government Securities Fund and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

The Trust pays its expenses, including audit and legal expenses, expenses of preparing and printing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under federal and state securities laws, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses. Please refer to "Financial Highlights" in this prospectus for more information regarding the Trust's expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management,

 15

administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the Shareholder of record to one vote. Shareholders of each fund or class will vote separately on matters relating solely to such fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of Shareholders, but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon the written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to the Administrator, SEI Financial Management Corporation, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of a Fund is distributed in the form of monthly dividends to Shareholders of record. Currently, capital gains of a Fund, if any, will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the change.

Dividends and distributions of a Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

The dividends payable on Institutional Class shares will typically be higher than the dividends payable on the Investment Class shares because of the distribution expenses charged to Investment Class shares.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

CUSTODIAN

CoreStates Bank, N.A., Broad and Chestnut Streets, P.O. Box 7618, Philadelphia, Pennsylvania 19101 (the "Custodian"), acts as Custodian of the assets of the Fund. The Custodian holds cash, securities and other assets of the Trust as required by the 1940 Act.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of the permitted investments for the Funds:

AMERICAN DEPOSITARY RECEIPTS (ADRs)-- Receipts typically issued by a U.S. financial institution (a "depositary"), that evidence ownership interest in a security or a pool of securities issued by a foreign issuer.

CONVERTIBLE BONDS AND CONVERTIBLE PREFERRED STOCK--Convertible bonds are bonds convertible into a set number of shares of another form of security (usually common stock) at a prestated price. Convertible bonds have characteristics similar to both fixed income and equity securities. Convertible preferred stock is a class of capital stock that pays dividends at a

 16

specified rate and that has preference over common stock in the payment of dividends and the liquidation of assets. Convertible preferred stock is preferred stock exchangeable for a given number of common stock shares, and has characteristics similar to both fixed-income and equity securities. Because of the conversion feature, the market value of convertible bonds and convertible preferred stock tend to move together with the market value of the underlying stock. As a result, a Fund's selection of convertible bonds and convertible preferred stock is based, to a great extent, on the potential for capital appreciation that may exist in the underlying stock. The value of convertible bonds and convertible preferred stock is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions.

DERIVATIVES--Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options (e.g., puts and calls), options on futures, swap agreements, and some mortgage-backed securities (CMOs, REMICs, IOs and POs). See elsewhere in this "Description of Permitted Investments" for discussions of these various instruments, and see "Investment Objectives and Policies" for more information about any policies and limitations applicable to their use.

FUTURES AND OPTIONS ON FUTURES--Some futures strategies, including selling futures, buying puts and writing calls, reduce a Fund's exposure to price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. Futures and options may be combined with each other in order to adjust the risk and return characteristics of the overall portfolio.

Options and futures can be volatile instruments, and involve certain risks that if applied at an inappropriate time, could negatively impact a Fund's return.

INVESTMENT GRADE BONDS--Interest-bearing or discounted government or corporate securities that obligate the issuer to pay the bondholder a specified sum of money, usually at specific intervals, and to repay the principal amount of the loan at maturity. Investment grade bonds are those rated BBB or better by S&P or Baa or better by Moody's.

LOAN PARTICIPATIONS--Interests in loans to U.S. corporations (i.e., borrowers) which are administered by the lending bank or agent for a syndicate of lending banks, and sold by the lending bank or syndicate member ("intermediary bank"). In a loan participation, the borrower of the underlying loan will be deemed to be the issuer of the participation interest (except to the extent a purchasing Fund derives its rights from the intermediary bank). Because the intermediary bank does not guarantee a loan participation in any way, a loan participation is subject to the credit risks associated with the underlying corporate borrower. In addition, in the event the underlying corporate borrower fails to pay principal and interest when due, the Fund may encounter delays, expenses and risks that are greater than those that would have been involved if the Fund had purchased a direct obligation (such as commercial paper) of such borrower because it may be necessary under the terms of the loan participation, for the Fund to assert its rights against the borrower through the intermediary bank. Moreover, under the terms of a loan participation, the purchasing Fund may be regarded as a creditor of the intermediary bank (rather than of the underlying corporate borrower), making it subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, a loan participation may be subject to certain defenses that can be asserted by such borrower as a result of improper conduct by the issuing bank. The secondary market, if any, for these loan participations is limited, and any such participation purchased by the Fund may be regarded as illiquid.

MONEY MARKET INSTRUMENTS--Money market securities are high-quality, dollar-denominated, short-term debt instruments. They consist of: (i) bankers' acceptances, certificates of deposits, notes and time deposits of highly-rated U.S. banks and U.S. branches of foreign banks; (ii) U.S.

 17

Treasury obligations and obligation of agencies and instrumentalities of the U.S. Government; (iii) high-quality commercial paper issued by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations that issue high-quality commercial paper; and (v) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers.

OPTIONS--Under a call option, the purchaser of the option has the right to purchase, and the writer (the Fund) the obligation to sell, the underlying security at the exercise price during the option period. A put option gives the purchaser the right to sell, and the writer the obligation to purchase, the underlying securities at the exercise price during the option period.

In addition, each Fund may buy options on stock indices to invest cash on an interim basis. Such options will be listed on a national securities exchange. In order to close out an option position, a Fund may enter into a "closing purchase transaction"--the purchase of an option on the same security with the same exercise price and expiration date as the option previously written on any particular security. When the security is sold, a Fund effects a closing purchase transaction so as to close out any existing option on that security.

There are risks associated with such investments, including the following: (1) the success of a hedging strategy may depend on the ability of the Advisor or SubAdvisor to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect correlation between the movement in prices of securities held by the Fund and the price of options; (3) there may not be a liquid secondary market for options; and (4) while a Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

REPURCHASE AGREEMENTS--Agreements by which a Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. A Fund will have actual or constructive possession of the securities held as collateral for the repurchase agreement. A Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities or if a Fund realizes a loss in the sale of the collateral. A Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act.

RULE 144A SECURITIES--Rule 144A Securities are securities that have not been registered under the Securities Act of 1933, but which may be traded between certain qualified institutional investors, including investment companies. The absence of a secondary market may affect the value of Rule 144A Securities. The Board of Trustees of the Trust has established guidelines and procedures to be utilized to determine the liquidity of such securities.

SECURITIES LENDING--In order to generate additional income, each Fund may lend the securities in which it is invested pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. Government or its agencies or securities as collateral equal to 100% of the market value at all times of the loaned securities. The lending Fund will continue to receive interest on the loaned securities while simultaneously earning interest on the investment of cash collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the market value of the loaned securities. There may be risks of delay in receiving additional collateral should the borrower of the securities fail financially.

SECURITIES OF FOREIGN ISSUERS--There may be certain risks connected with investing in foreign securities, including risks of adverse political and economic developments (including possible

 18

governmental seizure or nationalization of assets), the possible imposition of exchange controls or other governmental restrictions, including less uniformity in accounting and reporting requirements, the possibility that there will be less information on such securities and their issuers available to the public, the difficulty of obtaining or enforcing court judgments abroad, restrictions on foreign investments in other jurisdictions, difficulties in effecting repatriation of capital invested abroad, and difficulties in transaction settlements and the effect of delay on shareholder equity. Foreign securities may be subject to foreign taxes, which reduce yield, and may be less marketable than comparable U.S. securities. The Fund may be affected favorably or unfavorably by changes in the exchange rates or exchange control regulations between foreign currencies and the U.S. dollar. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, to distributed to shareholders by a Fund.

STANDARD & POOR'S DEPOSITARY RECEIPTS ("SPDRs")--Interests in a unit investment trust holding a portfolio of securities linked to the S&P 500 Index. SPDRs closely track the underlying portfolio of securities, trade like a share of common stock and pay periodic dividends proportionate to those paid by the portfolio of stocks that constitutes the S&P 500 Index. For further information regarding a Fund's investment in SPDRs, see the Statement of Additional Information.

U.S. GOVERNMENT AGENCY SECURITIES-- Certain Federal agencies have been established as instrumentalities of the U.S. Government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. Government, are either backed by the full faith and credit of the United States (e.g., GNMA securities) or supported by the issuing agencies' right to borrow from the Treasury. The issues of other agencies are supported only by the credit of the instrumentality (e.g., FNMA securities).

U.S. TREASURY OBLIGATIONS--Bills, notes and bonds issued by the U.S. Treasury, as well as separately traded interest and principal component parts of such obligations that known as Separately Traded Registered Interest and Principal Securities ("STRIPS") are transferable through the Federal book-entry system.

RECEIPTS--Interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks and brokerage firms and are created by depositing Treasury notes and Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates of such receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Receipts" ("TR's") "Treasury Investment Growth Receipts" ("TIGR's") and "Certificates of Accrual on Treasury Securities" ("CATS"). TR'S, TIGR'S and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying securities. See also "Taxes."

VARIABLE AND FLOATING RATE INSTRUMENTS--Obligations that may carry variable or floating rates of interest, may involve conditional or unconditional demand features and may include variable amount master demand notes. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not

 19

accurately reflect existing market interest rates. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security.

SECURITIES ISSUED ON A FORWARD COMMITMENT BASIS OR WHEN-ISSUED SECURITIES--Securities subject to settlement on a future date. The interest rate realized on these securities is fixed as of the purchase date, and no interest accrued to the Fund before settlement. These securities are subject to market fluctuations due to changes, real or anticipated, in market interest rates and the public's perception of the creditworthiness of the issuers and will have the effect of leveraging the Fund's assets. A Fund will establish one or more segregated accounts with the Custodian, and the Fund will maintain liquid, high-grade assets in an amount at least equal in value to the Fund's commitments to purchase when-issued securities.

WARRANTS--Securities that entitle the holder to buy a proportionate amount of common stock at a specified price for a limited or unlimited period of time. Warrants are often freely transferable and are traded on major stock exchanges.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary.........................................      2
Annual Operating Expenses.......................      3
Financial Highlights............................      4
The Trust.......................................      5
Investment Objectives...........................      5
Investment Policies.............................      5
General Investment Policies.....................      8
Risk Factors....................................      8
Investment Limitations..........................      9
Fundamental Policies............................      9
The Advisor.....................................     10
The SubAdvisor..................................     10
The Administrator...............................     11
The Shareholder Servicing Agent.................     11
Distribution....................................     11
Purchase and Redemption of Shares...............     12
Performance.....................................     12
Taxes...........................................     13
General Information.............................     14
Description of Permitted Investments............     15

                                STEPSTONE FUNDS

A Family of Mutual Funds

STEPSTONE FUNDS (the "Trust") is a mutual fund that offers a convenient means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to the Trust's:

-- BALANCED FUND
-- VALUE MOMENTUM FUND
-- GROWTH EQUITY FUND
-- EMERGING GROWTH FUND

                            INVESTMENT CLASS SHARES

The Trust's Investment Class Shares are offered to individuals and institutional investors, including accounts for which UNION BANK OF CALIFORNIA, N.A. and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, their affiliates and correspondents act in an agency or custodial capacity.

This Prospectus sets forth concisely the information about the Trust and the Fund that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated the same date as this Prospectus has been filed with the Securities and Exchange Commission and is available without charge by writing the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658, or by calling 1-(800) 734-2922. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING UNION BANK OF CALIFORNIA, N.A., BANK OF TOKYO-MITSUBISHI TRUST COMPANY OR ANY OF THEIR AFFILIATES OR CORRESPONDENTS. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

MAY 28, 1996
INVESTMENT CLASS

 2

                                    SUMMARY

STEPSTONE FUNDS (the "Trust") is a diversified, open-end management investment company providing a convenient way to invest in professionally managed funds of securities. The following provides basic information about the Investment Class shares of the GROWTH EQUITY, VALUE MOMENTUM, BALANCED and EMERGING GROWTH FUNDS (each a "Fund"). This summary is qualified in its entirety by reference to the more detailed information provided elsewhere in the Prospectus and in the Statement of Additional Information.

WHAT ARE THE FUNDS' INVESTMENT OBJECTIVES? THE BALANCED FUND seeks to provide both capital appreciation and income. THE VALUE MOMENTUM FUND seeks long-term capital growth with a secondary objective of income. THE GROWTH EQUITY FUND seeks long-term capital growth. THE EMERGING GROWTH FUND seeks long-term growth of capital by investing in a diversified portfolio of equity securities of small capitalization, emerging growth companies. See "Investment Objectives."

WHAT ARE THE FUNDS' PERMITTED INVESTMENTS? Each of the Funds may invest, consistent with its investment objectives, in equity securities including common stocks and securities convertible into common stocks. Each Fund, except the Emerging Growth Fund, may also invest, consistent with its investment objective and investment policies in debt securities. See "Investment Policies."

WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUNDS? The investment policies of each Fund entail certain risks and considerations of which an investor should be aware. Each of the Funds may purchase common stocks and other equity securities that are volatile and which may fluctuate in value more than other types of investments. Values of fixed income securities and, correspondingly, share prices of Funds invested in such securities, tend to vary inversely with interest rates, and may be affected by other market and economic factors as well. In addition, the securities of the emerging growth companies in which the Emerging Growth Fund may invest may be less liquid, and subject to more abrupt or erratic market movements, than securities of larger, more established growth companies. See "Risk Factors."

ARE MY INVESTMENTS INSURED? Any guarantee by the U.S. Government, its agencies or any instrumentalities of the securities in which any Fund invests guarantees only the payment of principal and interest on the guaranteed security, and does not guarantee the yield or value of the security or yield or value of shares of that Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

WHO IS THE ADVISOR? MERUS-UCA Capital Management, a division of Union Bank of California, N.A., serves as the Advisor to the Trust. See "The Advisor."

WHO IS THE SUBADVISOR? Bank of Tokyo-Mitsubishi Trust Company serves as the SubAdvisor to the Emerging Growth Fund. See "The SubAdvisor."

WHO IS THE ADMINISTRATOR? SEI Financial Management Corporation serves as the Administrator of the Trust. See "The Administrator."

WHO IS THE SHAREHOLDER SERVICING AGENT? State Street Bank and Trust Company serves as transfer agent, dividend disbursing agent, and shareholder servicing agent for the Investment Class shares of the Trust (except for the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds). SEI Financial Management Corporation serves as transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. See "Shareholder Servicing Agent."

WHO IS THE DISTRIBUTOR? SEI Financial Services Company acts as distributor of the Trust's shares. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on days on which both the New York Stock Exchange and the Federal Reserve wire system are open for business. ("Business Days"). The minimum initial investment is $2,000 ($1,000 for IRAs). A purchase order will be effective if the Distributor receives an order prior to 4:00 p.m., Eastern time. Purchase orders for shares will be executed at a per share price equal to the asset value next determined after the purchase order is effective (plus any applicable sales charge). Redemption orders must be placed prior to 4:00 p.m., Eastern time on any Business Day for the order to be effective that day. See "Purchase and Redemption of Shares."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Funds is distributed in the form of monthly dividends to Shareholders of record. Any capital gain is distributed at least annually. Distributions are paid in additional shares unless the Shareholder elects to take the payment in cash. See "Dividends."

 3

SHAREHOLDER TRANSACTION EXPENSES                                INVESTMENT CLASS
(As a percentage of offering price)

--------------------------------------------------------------------------------

Maximum Sales Charge Imposed on Purchases...................................................     4.50%
Maximum Contingent Deferred Sales Charge*...................................................      None
Wire Redemption Fee.........................................................................       $15

* A Contingent Deferred Sales Charge of 1.00% will be assessed against the proceeds of any redemption request relating to Investment Class shares of the Funds that were purchased without a sales charge in reliance upon the waiver accorded to purchases in the amount of $1 million or more, but only where such redemption request is made within 1 year of the date the shares were purchased.

ANNUAL OPERATING EXPENSES
(As a percentage of offering price)

-----------------------------------------------------------------------------------------------------
                                                                      VALUE       GROWTH     EMERGING
                                                        BALANCED     MOMENTUM     EQUITY      GROWTH
                                                          FUND         FUND        FUND        FUND
Advisory Fees.......................................       .60%         .60%       .60%         .80%
12b-1 Fees (After Fee Waivers)(1)...................       .25%         .25%       .25%         .00%
Other Expenses......................................       .20%         .20%       .20%         .25%
-----------------------------------------------------------------------------------------------------
Total Operating Expenses (After Fee Waivers)(2).....      1.05%        1.05%      1.05%       1.05%
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

(1) Absent voluntary fee waivers, 12b-1 Fees would be .40 for each Fund. The Distributor reserves the right to terminate its waiver at any time in its sole discretion.
(2) Absent fee waivers, "Total Operating Expenses" would be 1.20%, 1.20%, 1.20% and 1.45% for the Balanced Fund, Value Momentum Fund, Growth Equity Fund and Emerging Growth Fund, respectively.

EXAMPLE:
--------------------------------------------------------------------------------

                                                                      1 YR.     3 YRS.     5 YRS.     10 YRS.
-------------------------------------------------------------------------------------------------------------
An investor would pay the following expenses on a $1,000
  investment assuming (1) imposition of the maximum sales charge;
  (2) 5% return and (3) redemption at the end of each time period.
Balanced Fund.....................................................     $55       $ 77       $100       $ 167
Value Momentum Fund...............................................     $55       $ 77       $100       $ 167
Growth Equity Fund................................................     $55       $ 77       $100       $ 167
Emerging Growth Fund..............................................     $55       $ 77       $100       $ 167
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

THE EXAMPLE IS BASED UPON THE TOTAL OPERATING EXPENSES OF A FUND AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Investment Class shares of the Funds. The Trust also offers Institutional Class shares of the Funds, which are subject to the same expenses except there are no sales charges or distribution costs. Additional information may be found under "The Administrator," "The Advisor" and "The SubAdvisor."

The rules of the Securities and Exchange Commission require that the maximum sales charge be reflected in the above table. However, certain investors may qualify for reduced sales charges. See "Purchase and Redemption of Shares."

Long-term investors may pay more than the equivalent of the maximum front-end sales charges otherwise permitted by the Rules of the National Association of Securities Dealers ("NASD").

 4

FINANCIAL HIGHLIGHTS

The following information has been audited by Arthur Andersen LLP, the Trust's independent accountants, as indicated in their report dated March 21, 1996 on the Trust's financial statements as of January 31, 1996, included in the Trust's Statement of Additional Information under "Financial Information." This table should be read in conjunction with the Trust's financial statements and notes thereto. Additional performance information is set forth in the Trust's 1996 Annual Report to Shareholders, and is available without charge by calling 1-(800) 734-2922.

FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR

                                     INVESTMENT ACTIVITIES
                           NET     --------------------------     DISTRIBUTIONS        NET                 NET
                          ASSET                 NET REALIZED   -------------------    ASSET              ASSETS,    RATIO OF
                         VALUE,       NET      AND UNREALIZED     NET                VALUE,                END      EXPENSES
                        BEGINNING  INVESTMENT   GAIN (LOSS)    INVESTMENT  CAPITAL     END     TOTAL    OF PERIOD  TO AVERAGE
                        OF PERIOD    INCOME    ON INVESTMENTS    INCOME     GAINS   OF PERIOD  RETURN     (000)    NET ASSETS
-----------------------------------------------------------------------------------------------------------------------------
----------------
BALANCED FUND
----------------
 INVESTMENT CLASS (**)
 FOR THE YEARS ENDED JANUARY 31,:
 1996                     11.45       0.406         2.825        (0.406)    (0.362)   13.91    28.73%      8,422       0.89%
 1995                     12.21       0.393        (0.758)       (0.392)    (0.003)   11.45    (2.95)%     7,128       0.79%
 1994                     11.50       0.397         0.925        (0.391)    (0.221)   12.21    11.79%      7,292       0.69%
 1993 (1)                 11.30       0.092         0.404        (0.098)    (0.198)   11.50     4.45%*       425       0.60%*
------------------------
VALUE MOMENTUM FUND
------------------------
 INVESTMENT CLASS (**)
 FOR THE YEARS ENDED JANUARY 31,:
 1996                     13.40       0.320         5.060        (0.323)    (0.408)   18.05    40.77%     11,801       0.89%
 1995                     14.27       0.321        (0.820)       (0.317)    (0.054)   13.40    (3.48)%     9,777       0.81%
 1994                     12.75       0.297         1.543        (0.290)    (0.030)   14.27    14.65%      9,346       0.77%
 1993 (2)                 11.52       0.246         1.257        (0.251)    (0.022)   12.75    15.97%*     3,162       0.65%*
---------------------
GROWTH EQUITY FUND
---------------------
 INVESTMENT CLASS (**)
 FOR THE YEARS ENDED JANUARY 31,:
 1996                     14.13       0.101         4.480        (0.109)    (0.993)   17.61    32.79%      2,345       0.89%
 1995                     15.19       0.097        (0.884)       (0.092)    (0.181)   14.13    (5.17)%     1,422       0.78%
 1994                     13.80       0.064         1.392        (0.066)     --       15.19    10.61%      1,243       0.77%
 1993                     12.69       0.099         1.103        (0.092)     --       13.80     9.56%         43       0.67%
 1992 (3)                 11.76       0.019         0.948        (0.023)    (0.014)   12.69    39.11%*        13       0.83%*

                                                        RATIO OF
                          RATIO OF                   NET INVESTMENT
                          EXPENSES       RATIO OF       INCOME TO
                         TO AVERAGE   NET INVESTMENT     AVERAGE
                         NET ASSETS       INCOME        NET ASSETS    PORTFOLIO
                          EXCLUDING     TO AVERAGE      EXCLUDING     TURNOVER
                         FEE WAIVERS    NET ASSETS     FEE WAIVERS      RATE
-----------------------------------------------------------------------------------
----------------
BALANCED FUND
----------------
 INVESTMENT CLASS (**)
 FOR THE YEARS ENDED JANUARY 31,:
 1996                        1.20%         3.12%           2.81%          26%
 1995                        1.19%         3.41%           3.01%          48%
 1994                        1.19%         3.26%           2.76%          49%
 1993 (1)                    1.10%*        3.20%*          2.70%*         68%
-----------------------
VALUE MOMENTUM FUND
-----------------------
 INVESTMENT CLASS (**)
 FOR THE YEARS ENDED JANUARY 31,:
 1996                        1.20%         2.00%           1.69%          20%
 1995                        1.21%         2.37%           1.97%           6%
 1994                        1.20%         2.12%           1.69%           5%
 1993 (2)                    1.15%*        2.53%*          2.03%*          3%
---------------------
GROWTH EQUITY FUND
---------------------
 INVESTMENT CLASS (**)
 FOR THE YEARS ENDED JANUARY 31,:
 1996                        1.19%         0.60%           0.30%          24%
 1995                        1.17%         0.69%           0.30%          22%
 1994                        1.18%         0.48%           0.07%          45%
 1993                        1.17%         0.69%           0.19%          23%
 1992 (3)                    0.96%*        0.79%*          0.66%*         26%
    * Annualized.
   ** Total return does not reflect the sales charge.
  (1) Commenced operations on November 13, 1992.
  (2) Commenced operations on April 2, 1992.
  (3) Commenced operations on November 14, 1991.

 5

THE TRUST

STEPSTONE FUNDS (formerly Union Investors Funds) (the "Trust") is a diversified, open-end management investment company that offers units of beneficial interest ("shares") in fourteen separate funds. Shareholders may purchase shares of twelve of the funds through two separate classes of shares (Institutional and Investment Classes) and through three separate classes of the Money Market and Treasury Money Market Funds (Institutional, Investment and Cash Sweep Classes), which provide for variations in distribution costs, voting rights and dividends. Except for these differences among the classes, each share of each fund represents an equal proportionate interest in that fund. This Prospectus relates to the Investment Class shares of the Trust's Growth Equity, Value Momentum, Balanced and Emerging Growth Funds (each a "Fund"). Information regarding the Trust's other funds is contained in separate prospectuses that may be obtained from the Trust's Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

INVESTMENT OBJECTIVES

THE BALANCED FUND seeks to provide both capital appreciation and income.

THE VALUE MOMENTUM FUND seeks long-term capital growth with a secondary objective of income.

THE GROWTH EQUITY FUND seeks long-term capital growth.

THE EMERGING GROWTH FUND seeks long-term growth of capital by investing in a diversified portfolio of equity securities of small capitalization, emerging growth companies.

There can be no assurance that a Fund's investment objective will be met.

INVESTMENT POLICIES

BALANCED FUND

The Balanced Fund invests in a combination of equity, fixed-income, and money market securities. Under normal market conditions, the Fund will invest between 50% and 70% of its total assets in equity securities, including common stocks, warrants, and U.S. dollar denominated securities of foreign issuers and both preferred stock and debt securities convertible into common stocks. The Fund may invest in a broad spectrum of common stocks with varying characteristics. All of the common stocks in which the Fund invests (including foreign securities in the form of American Depositary Receipts ("ADRs")) are traded on registered exchanges or the over-the-counter market. Under normal market conditions a minimum of 25% of the Fund's total assets will be invested in senior fixed income securities. Such securities consist of bonds, debentures, and similar obligations or instruments which constitute a security and evidence indebtedness. Corporate bonds and debentures will be rated AAA, AA, A, or BBB by Standard & Poor's Corporation ("S&P") or Aaa, Aa, A, or Baa by Moody's Investors Service ("Moody's") or determined by the Advisor to be of comparable quality at the time of purchase. The Fund may also invest in mortgage-backed securities that are rated in one of the top two rating categories by Moody's or S&P, and may invest in other asset-backed securities backed by company receivables, truck and auto loans, leases, and credit card receivables.

The Fund may also buy and sell options, futures contracts and options on futures. The Fund may enter into futures contracts and options on futures only to the extent that obligations under such contracts or transactions, together with options on securities represent not more than 25% of the Fund's assets. The aggregate value of options on securities (long puts and calls) will not exceed 10% of the Fund's net assets at the time such options are purchased by the Fund.

The Fund may invest in securities issued or guaranteed by foreign governments, their political subdivisions, agencies or instrumentalities and obligations of supranational entities such as the World Bank and the Asian Development Bank.

 6

Money market instruments the Fund may invest in consist of: (i) commercial paper rated at least A-1 by S&P or P-1 by Moody's at the time of investment, or, if not rated, determined by the Advisor to be of comparable quality; (ii) obligations (certificates of deposit, time deposits, bank master notes, and bankers' acceptances) of thrift institutions, savings and loans, U.S. commercial banks (including foreign branches of such banks), and U.S. and foreign branches of foreign banks, provided that such institutions (or, in the case of a branch, the parent institution) have total assets of $1 billion or more as shown on their last published financial statements at the time of investment; (iii) short-term corporate obligations rated at least A by S&P or A by Moody's at the time of investment, or, if not rated, determined by the Advisor to be of comparable quality; (iv) general obligations issued by the U.S. Government and backed by its full faith and credit, and obligations issued or guaranteed as to principal and interest by agencies or instrumentalities of the U.S. Government (e.g., obligations issued by Farmers Home Administration, Government National Mortgage Association, Federal Farm Credit Bank and Federal Housing Administration); (v) receipts, including TR's, TIGR's and CATS; (vi) repurchase agreements involving such obligations; (vii) loan participations; (viii) money market funds and (ix) foreign commercial paper. The Fund may only purchase interests in loan participations issued by a bank in the United States with assets exceeding $1 billion and for which the underlying loan is issued by borrowers in whose obligations the Fund may invest.

Certain of the obligations in which the Fund may invest may be variable or floating rate instruments, may involve conditional or unconditional demand features and may include variable amount master demand notes.

The Fund may enter into forward commitments, or purchase securities on a when-issued basis. The Fund is permitted to invest in when-issued securities where such purchases are for investment and not for leveraging purposes; however, the Fund may sell these securities before the settlement date if it is deemed advisable. No additional forward commitments will be made if more than 20% of the Fund's net assets would be so committed.

VALUE MOMENTUM FUND

Under normal market conditions, at least 65% of the Value Momentum Fund's assets will be invested in equity securities, including common stocks, warrants to purchase common stock, debt securities and preferred stocks convertible into common stocks, and ADRs.

The Fund will be invested primarily in securities which the Advisor believes to be undervalued relative to the market and to the security's historic valuation. Stocks are then screened for positive price or earnings momentum. Securities purchased will generally have a medium to high market capitalization. A majority of the securities in which the Fund invests will be dividend paying. All of the common stocks in which the fund invests are traded on registered exchanges or the over-the-counter market.

The remainder of the Fund's assets may be invested in covered call options on equity securities, money market instruments consisting of securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, receipts, including TR's, TIGR's and CATS, money market funds, repurchase agreements, certificates of deposit, time deposits, bank master notes and bankers' acceptances issued by banks having net assets of at least $1 billion as of the end of their most recent fiscal year, commercial paper rated at least A-1 by S&P or P-1 by Moody's and in cash.

GROWTH EQUITY FUND

Under normal market conditions, at least 65% of the Growth Equity Fund's assets will be invested in equity securities consisting of common stocks, warrants to purchase common stocks, U.S. dollar denominated equity securities of foreign issuers, and debt securities and preferred stock convertible into common stocks.

 7

The Fund may also invest in covered call options on equity securities and money market instruments consisting of securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, receipts, including TR's, TIGR's and CATS, money market funds, repurchase agreements, certificates of deposit, time deposits, bank master notes and bankers' acceptances issued by banks having net assets of at least $1 billion as of the end of their most recent fiscal year, commercial paper rated at least A-1 by S&P or P-1 by Moody's and in cash. All of the common stocks in which the Fund invests (including foreign securities in the form of ADRs ) are traded on registered exchanges or in the over the counter market.

EMERGING GROWTH FUND

Under normal market conditions, the Emerging Growth Fund will invest at least 65% of its assets in equity securities (i.e., common stocks and convertible preferred stocks) of small capitalization (i.e., companies with capitalization between $50 million and $1 billion) with the potential for growth or which, in the Advisor's opinion, have potential for above-average long-term capital appreciation. An emerging growth company is one which, in the Advisor's judgment, is in the developing stages of its life cycle and has demonstrated or is expected to achieve rapid growth in earnings and/or revenues. Emerging growth companies are characterized by opportunities for rapid growth rates and/or dynamic business changes. Emerging growth companies, regardless of size, tend to offer the potential for accelerated earnings or revenue growth because of new products or technologies, new channels of distribution, revitalized management or industry conditions, or similar opportunities. A company may or may not yet be profitable at the time the Fund invests in its securities. Current income will not be a criterion of investment selection, and any such income should be considered incidental. Many of the securities in which the Fund invests will not pay dividends.

The Fund may also invest in equity securities of companies in "special equity situations," meaning companies experiencing unusual and possibly non-repetitive developments, such as mergers; acquisitions; spin-offs; liquidations; reorganizations; and new products, technology or management. Since a special equity situation may involve a significant change from a company's past experiences, the uncertainties in the appraisal of the future value of the company's equity securities and the risk of a possible decline in the value of the Fund's investments are significant.

The Fund may invest in U.S. dollar denominated equity securities of foreign issuers traded as ADRs. All of the common stocks in which the Fund invests (with the exception of Rule 144A Securities) are traded on registered exchanges or in the over the counter market.

The balance of the Fund's assets may be invested in money market instruments, options, futures and options on futures, shares of other investment companies with similar investment objectives, Standard & Poor's Depositary Receipts ("SPDRs") and convertible bonds. The Fund may enter into futures contracts and options on futures to the extent that obligations under such contracts or transactions, together with options on securities, represent not more than 25% of the Fund's assets. The aggregate value options on securities (long puts and calls) will not exceed 10% of the Fund's net asset at the time such options are purchased by the Fund.

The portfolio turnover rate for the Emerging Growth Fund for the fiscal year ended January 31, 1996 was 131%. This rate of portfolio turnover may result in higher brokerage execution costs and higher levels of capital gains.

GENERAL INVESTMENT POLICIES

For temporary defensive purposes during periods when the Advisor determines that market conditions warrant, each Fund may invest up to 100% of its assets in money market instruments consisting of securities issued or guaranteed by the U.S. government or its agencies or

 8

instrumentalities, receipts, including TR's, TIGR's and CATS, money market funds, repurchase agreements, certificates of deposit, time deposits, bank master notes and bankers' acceptances issued by banks having net assets of at least $1 billion as of the end of their most recent fiscal year, commercial paper rated at least A-1 by S&P or P-1 by Moody's, and in cash. A Fund will not be pursuing its investment objective to the extent that a substantial portion of its assets are invested in money market securities.

Each Fund will restrict its investments in illiquid securities to 15% of its net assets.

Each of the Funds may engage in securities lending and will limit such practice to 33 1/3% of its assets.

Each Fund may purchase securities which have not been registered under the Securities Act of 1933 (Rule 144A Securities).

Each Fund may purchase options on stock indices to invest cash on an interim basis. The aggregate premium paid on all options on stock indices cannot exceed 20% of the Fund's total assets.

In the event that a security owned by a Fund is downgraded below the stated rating categories, the Advisor or SubAdvisor will take appropriate action with regard to the security.

For further information see "Description of Permitted Investments."

RISK FACTORS

Since the Funds invest in equity securities, each Fund's shares will fluctuate in value, and thus may be more suitable for long-term investors who can bear the risk of short-term fluctuations. In addition, the market value of fixed income securities bears an inverse relationship to changes in market interest rates, which may affect the net asset value of shares. The longer the remaining maturity of security, the greater is the effect of interest rate changes on its market value. Generally, because of their fixed income features, convertible securities will fluctuate in value to a lesser degree than the common stocks into which they are convertible. Changes in the value of a Fund's fixed income securities will not affect cash income received from ownership of such securities, but will affect a Fund's net asset value.

Securities rated BBB by S&P or Baa by Moody's are deemed by these rating services to have some speculative characteristics, and adverse economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds.

Investments in securities of foreign issuers may subject the Fund to different risks than those attendant to investments in securities of U.S. issuers, including differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, and political instability. See "Description of Permitted Investments."

Given the uncertainty of the future value of emerging growth companies and companies in special equity situations, the risk of possible decline in the value of the Emerging Growth Fund's net assets are significant. Companies in which the Emerging Growth Fund invests may offer greater opportunities for capital appreciation than larger, more established companies, but investment in such companies may involve certain special risks. These risks may be due to the greater business risks of small size, limited markets and financial resources, narrow product lines and frequent lack of depth in management. The securities of such companies are often traded in the over-the-counter market and may not be traded in volumes typical on a national securities exchange. Thus, the securities of emerging growth companies may be less liquid, and subject to more abrupt or erratic market movements than securities of larger, more established growth companies. Since a "special equity situation" may involve a significant change from a company's past experiences, the uncertainties in the appraisal of the future value of the company's equity securities and the risk of a

 9

possible decline in the value of the Fund's investments are significant.

INVESTMENT LIMITATIONS

Each Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the U.S. government or its agencies or instrumentalities and repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer. This restriction applies to 75% of the Fund's assets.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements involving such securities, and provided further, that utilities as a group will not be considered to be one industry, and wholly-owned subsidiaries organized to finance the operations of their parent companies will be considered to be in the same industries as their parent companies.

3. Make loans, except that the Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies; (b) enter into repurchase agreements; and (c) engage in securities lending as described in this prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional fundamental and non-fundamental investment limitations are set forth in the Statement of Additional Information.

FUNDAMENTAL POLICIES

The investment objective and certain of the investment limitations are fundamental policies of the Funds. Fundamental policies cannot be changed with respect to a Fund without the consent of a majority of the Fund's outstanding shares.

THE ADVISOR

The Trust and MERUS-UCA Capital Management, a division of Union Bank of California, N.A. (the "Advisor"), have entered into an advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Advisor makes the investment decisions for the assets of the Balanced, Value Momentum and Growth Equity Funds and continuously reviews, supervises and administers each Fund's investment program. The Advisor discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Advisor and are not guaranteed by the FDIC or any other governmental agency.

The Advisor is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .60% of the average daily net assets of the Balanced, Growth Equity and Value Momentum Funds and .80% of the average daily net assets of the Emerging Growth Fund. Although the advisory fee for the Emerging Growth Fund is higher than advisory fees paid by other mutual funds, the Trust believes that the fee is comparable to the advisory fee paid by many other mutual funds with similar investment objectives and policies. The Advisor may from time to time waive all or a portion of its fee in order to limit the operating expenses of a Fund. Any such waiver is voluntary and may be terminated at any time in the Advisor's sole discretion.

For the fiscal year ended January 31, 1996, Union Bank, predecessor of the Advisor, was paid an advisory fee of .60% of the average daily net assets of the Growth Equity, Value Momentum and Balanced Funds, and .80% of the average daily net assets of the Emerging Growth Fund.

MERUS-UCA Capital Management (the "Advisor"), 475 Sansome Street, San Francisco, California

 10

94111, the investment management division of Union Bank of California, N.A., manages the day-to-day operations of each Fund. On April 1, 1996, Union Bank, the Trust's then-investment advisor, combined with The Bank of California, N.A., and the resulting bank changed its name to Union Bank of California, N.A. At the same time, the banks' investment management divisions were combined. Each of Union Bank and The Bank of California, N.A. (or its predecessor bank) has been in banking since the early 1900's, and historically, each has had significant investment functions within its trust and investment division. Union Bank of California, N.A., is a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd.

Richard Earnest, a Vice President of the Advisor, has served as team leader of the Value Momentum Fund since its inception, and has been with the Advisor and its predecessor, Union Bank, since 1964. Carl J. Colombo, a Vice President of the Advisor, has served as team leader of the Balanced Fund since its inception, and as team leader of the Growth Equity Fund since May, 1995. Mr. Colombo has been with the Advisor and its predecessor, Union Bank, since 1985.

As of April 1, 1996, the Advisor managed approximately $12 billion in individual portfolios and collective funds. The Advisor's clients range from pension funds, national labor union plans and foundations to personal investments and trust portfolios.

THE SUBADVISOR

The Advisor and Bank of Tokyo-Mitsubishi Trust Company (the "SubAdvisor") have entered into an investment subadvisory agreement relating to the Emerging Growth Fund (the "Investment SubAdvisory Agreement"). Under the Investment SubAdvisory Agreement, the SubAdvisor makes the day-to-day investment decisions for the assets of the Emerging Growth Fund, subject to the supervision of, and policies established by, the Advisor and the Trustees of the Trust.

Bank of Tokyo-Mitsubishi Trust Company, headquartered at 1251 Avenue of the Americas, New York, New York 10116, and with offices at 100 Broadway, New York, New York 10005, operates as a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi, Ltd. The SubAdvisor was formed by the combination on April 1, 1996, of Bank of Tokyo Trust Company, a wholly-owned subsidiary of The Bank of Tokyo, Ltd., and Mitsubishi Bank Trust Company of New York, a wholly-owned subsidiary of The Mitsubishi Bank, Ltd. Bank of Tokyo Trust Company was the surviving entity, and changed its name to Bank of Tokyo-Mitsubishi Trust Company. Prior to the combination, subadvisory services were provided by Bank of Tokyo Trust Company. Bank of Tokyo Trust Company was established in 1955, and has provided trust services since that time and management services since 1965.

The SubAdvisor serves as portfolio manager to bank common funds, employee benefit funds and personal trust accounts, managing assets in money market, equity and fixed income portfolios. As of April 1, 1996, the SubAdvisor managed $750 million in individual portfolios and collective funds. In addition, the SubAdvisor also serves as SubAdvisor to the Trust's Government Securities, Convertible Securities and Blue Chip Growth Funds.

The SubAdvisor is entitled to a fee, which is calculated daily and paid monthly out of the Advisor's fee, at an annual rate of .50% of the average daily net assets of the Emerging Growth Fund. For the fiscal year ended January 31, 1996, Bank of Tokyo Trust Company, predecessor of the SubAdvisor, received .50% of the average daily net assets of the Emerging Growth Fund.

Seth E. Shalov has served as portfolio manager to the Emerging Growth Fund since its inception. Mr. Shalov has been a Senior Portfolio Manager with the SubAdvisor and its predecessor, Bank of Tokyo Trust Company, since October, 1988.

THE ADMINISTRATOR

SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of

 11

SEI Corporation ("SEI"), and the Trust are parties to an administration agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with certain management services including all necessary office space, equipment, personnel, and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of Trust assets up to $1 billion, .12% of assets between $1 billion and $2 billion and .10% of assets over $2 billion. The Administrator may waive its fee or reimburse various expenses to the extent necessary to limit the total operating expenses of a Fund's Investment Class shares. Any such waiver is voluntary and may be terminated at any time in the Administrator's sole discretion.

THE SHAREHOLDER SERVICING AGENT

State Street Bank and Trust Company serves as the transfer agent, dividend disbursing agent, and shareholder servicing agent for the Investment Class shares of the Trust (except for the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds). SEI Financial Management Corporation serves as the transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. Compensation for these services is paid under the Administration Agreement.

DISTRIBUTION

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, and the Trust are parties to a distribution agreement ("Distribution Agreement"). The Distribution Agreement is renewable annually and may be terminated by the Distributor, by a majority vote of the Disinterested Trustees or by a majority vote of the outstanding securities of the Trust upon not more than 60 days written notice by either party, or upon assignment by the Distributor.

The Investment Class shareholders has a distribution plan ("Investment Class Plan"). The Distribution Agreement and the Investment Class Plan adopted by the Investment Class Shareholders provide that the Investment Class shares of a Fund may bear the following distribution expenses: (1) the cost of prospectuses, reports to Shareholders, sales literature and other materials for potential investors; (2) advertising; and (3) expenses incurred in connection with the promotion and sale of the Trust's shares, including the Distributor's expenses for travel, communication, and compensation and benefits for sales personnel. In addition, the Trust pays the Distributor a fee of up to .40% of a Fund's Investment Class shares average daily net assets, of which a maximum of .25% may be used to compensate broker/dealers and service providers which provide administrative and/or distribution services to Investment Class Shareholders or to their other customers who beneficially own Investment Class shares.

HOW TO PURCHASE SHARES

GENERAL INFORMATION

Purchases and redemptions of shares of the Funds may be made on days on which both the New York Stock Exchange and the Federal Reserve wire system are open for business. ("Business Days"). The minimum initial investment in a Fund is $2,000 ($1,000 for IRAs); however, the minimum investment may be waived in the Distributor's discretion. All subsequent purchases must be at least $1,000 ($500 for IRAs).

Purchase orders for shares will be executed at a per share price equal to the net asset value next determined after the receipt of the purchase order by the Distributor (plus any applicable sales charge). The purchase price of shares of the Fund is the net asset value next determined after a purchase order is received and accepted by the Trust (plus a sales charge). The net asset value

 12

per share of the Fund is determined by dividing the total market value of the Fund's investments and other assets, less any liabilities, by the total number of outstanding shares of the Fund. Net asset value per share is determined daily as of 4:00 p.m., Eastern time, on any Business Day. Purchases will be made in full and fractional shares of the Trust calculated to three decimal places. The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order.

Shares of the Fund are offered only to residents of states in which the shares are eligible for purchase.

HOW TO PURCHASE BY MAIL

You may purchase shares of the Balanced, Value Momentum and Growth Equity Funds by completing and signing an Account Application form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "Stepstone Funds (Fund Name)," to the Transfer Agent at P.O. Box 8416, Boston, Massachusetts 02266-8416. All purchases made by check should be in U.S. dollars and made payable to the "Stepstone Funds (Fund Name)." Third party checks, credit card checks or cash will not be accepted. You may purchase more shares at any time by mailing payment also to the Transfer Agent at the above address. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your purchase will be canceled and you could be liable for any losses or fees incurred.

You may obtain Account Application Forms for the Balanced, Value Momentum and Growth Funds by calling the Distributor at 1-800-734-2922.

HOW TO PURCHASE BY WIRE

You may purchase shares of the Balanced, Value Momentum and Growth Equity Funds by wiring Federal funds, provided that your Account Application has been previously received. You must wire funds to the Transfer Agent and the wire instructions must include your account number. You must call the Transfer Agent at 1-800-734-2922 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day of the wire; provided that the shareholder wires funds to the Transfer Agent prior to 4:00 p.m., Eastern time, if the Transfer Agent does not receive the wire by 4:00 p.m., Eastern time, the order will be executed on the next Business Day.

HOW TO PURCHASE THROUGH AN AUTOMATIC
INVESTMENT PLAN ("AIP")

You may arrange for periodic additional investments in the Balanced, Value Momentum and Growth Equity Funds through automatic deductions by Automated Clearing House ("ACH") from a checking account by completing this section in the Account Application form. The minimum pre-authorized investment amount is $100 per month. The AIP is available only for additional investments to an existing account.

HOW TO PURCHASE THROUGH FINANCIAL INSTITUTIONS

Shares of the Funds may be purchased through financial institutions, including the Adviser, that provide distribution assistance or shareholder services. Shares purchased by persons ("Customers") through financial institutions may be held of record by the financial institution. Financial institutions may impose an earlier cut-off time for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the Transfer Agent for effectiveness the same day. Customers should contact their financial institution for information as to that institution's procedures for transmitting purchase, exchange or redemption orders to the Trust.

Customers who desire to transfer the registration of shares beneficially owned by them but held of record by a financial institution should contact the institution to accomplish such change.

Depending upon the terms of a particular Customer account, a financial institution may

 13

charge a Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution.

SALES CHARGES

The following table shows the regular sales charge on Investment Class shares to a "single purchaser" (defined below) together with the dealer discount paid to dealers and the agency commission paid to brokers (collectively the "commission"):

                          SALES         SALES
                          CHARGE      CHARGE AS    COMMISSION
                           AS A      APPROPRIATE       AS
                        PERCENTAGE   PERCENTAGE    PERCENTAGE
                            OF         OF NET          OF
                         OFFERING      AMOUNT       OFFERING
  AMOUNT OF PURCHASE      PRICE       INVESTED       PRICE
-------------------------------------------------------------
         0- $ 49,999...    4.50%        4.71%         4.05%
$   50,000- $ 99,999...    4.00%        4.17%         3.60%
$  100,000- $249,999...    3.50%        3.63%         3.15%
$  250,000- $499,999...    2.50%        2.56%         2.25%
$  500,000- $999,999...    1.50%        1.52%         1.35%
$ 1,000,000 and Over...   0.00%*        0.00%         0.00%

---------------

* A contingent deferred sales charge of 1.00% will be assessed against any proceeds of any redemption of such Investment Class shares prior to one year from date of purchase.

The commissions shown in the table apply to sales through authorized dealers and brokers. Under certain circumstances, the Distributor may use its own funds to compensate financial institutions and intermediaries in amounts that are additional to the commissions shown above. In addition, the Distributor may, from time to time and at its own expense, provide promotional incentives in the form of cash or other compensation to certain financial institutions and intermediaries whose registered representatives have sold or are expected to sell significant amounts of the Investment Class shares of the Fund. Such other compensation may take the form of payments for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives to places within or without the United States. Under certain circumstances, commissions up to the amount of the entire sales charge may be reallowed to dealers or brokers, who might then be deemed to be "underwriters" under the Securities Act of 1933. Commission rates may vary among the Funds.

In calculating the sales charge rates applicable to current purchases of a Fund's shares, a "single purchaser" is entitled to cumulate current purchases with the net purchase of previously purchased shares of the Fund and other of the Trust's funds (the "Eligible Funds") which are sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of the Fund for their own account or for trust or custodial accounts for their minor children, (iii) a fiduciary purchasing for any one trust, estate or fiduciary account including employee benefit plans created under Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), including related plans of the same employer. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Distributor for such entitlement at the time of purchase and provide the account number(s) of the investor, the investor and spouse, and their minor children, and give the age of such children. The Fund may amend or terminate this right of accumulation at any time as to subsequent purchases.

LETTER OF INTENT. By initially investing at least $2,000 and submitting a Letter of Intent (the "Letter") to the Distributor, a "single purchaser" may purchase shares of the Fund and the other Eligible Funds during a 13-month period at the reduced sales charge rates applying to the aggregate amount of the intended purchases stated in the Letter. The Letter may apply to purchases made up to 90 days before the date of the Letter. To receive credit for such prior purchases and later purchases benefitting from the Letter, the Shareholder must notify the Transfer Agent at the time the Letter is submitted that there are prior purchases that may apply, and, at the time of later purchases, notify the Transfer Agent

 14

that such purchases are applicable under the Letter.

RIGHTS OF ACCUMULATION. In calculating the sales charge rates applicable to current purchases of Investment Class shares, a "single purchaser" is entitled to cumulate current purchases with the current market value of previously purchased Investment Class shares of the Funds sold subject to a comparable sales charge.

To exercise your right of accumulation based upon shares you already own, you must ask the Distributor for this reduced sales charge at the time of your additional purchase and provide the account number(s) of the investor, as applicable, the investor and spouse, and their minor children. The Funds may amend or terminate this right of accumulation at any time as to subsequent purchases.

WAIVER OF SALES LOAD. No sales charge is imposed on the Investment Class shares of the Fund: (i) issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Trust is a party; (ii) sold to dealers or brokers that have a sales agreement with the Distributor, for their own account or for retirement plans for their employees or sold to employees (and their spouses) of dealers or brokers that certify to the Distributor at the time of purchase that such purchase is for their own account (or for the benefit of such employees' minor children); (iii) in aggregate purchases of $1 million or more by tax-exempt organizations enumerated in Section 501(c) of the Code, or employee benefit plans created under Sections 401, 403(b) or 457 of the Code;
(iv) sold to employees and families of the Advisor and its affiliates; (v) sold to fiduciary accounts of the Advisor and its affiliates; (vi) purchased with proceeds from the recent redemption of shares of a mutual fund with similar investment objectives and policies for which a sales load was paid; or (vii) sold to purchasers of Investment Class shares of the Growth Equity Fund that are sponsors of other investment companies that are unit investment trusts for deposit by such sponsors into such unit investment trusts, and to purchasers of Investment Class shares of the Growth Equity Fund that are holders of such unit investment trusts that invest distributions from such investment trusts in Investment Class shares of the Growth Equity Fund.

The waiver of the sales charge under clause (vi) applies only if the following conditions are met: the purchase must be made within 60 days of the redemption; the Distributor must be notified in writing by the investor, or his or her agent, at the time a purchase is made; and a copy of the investor's account statement showing such redemption must accompany such notice. The waiver policy with respect to the purchase of shares through the use of proceeds from a recent redemption above will not continue indefinitely, and may be discontinued at any time without notice. Investors should contact the Distributor to confirm continued availability prior to initiating the procedures described in clause
(vi).

REDEMPTION OF SHARES

You may redeem your shares of the Balanced, Value Momentum and Growth Equity Funds without charge on any Business Day. There is, however, a $15 charge for wiring redemption proceeds to a shareholder's designated account. Shares may be redeemed by mail, by telephone or through a pre-arranged systematic withdrawal plan. Investors who own shares held by a financial institution should contact that institution for information on how to redeem shares.

BY MAIL

A written request for redemption of shares of the Balanced, Value Momentum and Growth Equity Funds must be received by the Transfer Agent, P.O. Box 8416, Boston, Massachusetts 02266-8416 in order to constitute a valid redemption request.

If the redemption request exceeds $5,000, or if the request directs the proceeds to be sent or wired to an address different from that of record, the

 15

Transfer Agent may require that the signature on the written redemption request be guaranteed. You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union, securities exchange or association, clearing agency or savings association. Notaries public cannot guarantee signatures. The signature guarantee requirement will be waived if all of the following conditions apply: (1) the redemption is for not more than $5,000 worth of shares, (2) the redemption check is payable to the shareholder(s) of record, and
(3) the redemption check is mailed to the shareholder(s) at his or her address of record.

BY TELEPHONE

You may redeem your shares of the Balanced, Value Momentum and Growth Equity Funds by calling the Transfer Agent at 1-800-734-2922. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request or redemption. You may have the proceeds mailed to your address or wired to a commercial bank account previously designated on your Account Application. There is no charge for having redemption proceeds mailed to you, but there is a $15 charge for wiring redemption proceeds.

You may request a wire redemption for redemptions of shares of the Balanced, Value Momentum and Growth Equity Funds in excess of $500 by calling the Transfer Agent at 1-800-734-2922 who will deduct a wire charge of $15 from the amount of the wire redemption. Shares cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

Neither the Transfer Agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon wire or telephone instructions that it reasonably believes to be genuine. The Trust and Transfer Agent will each employ reasonable procedures to confirm that instructions, communicated by telephone are genuine. Such procedures may include taping of telephone conversations.

If market conditions are extraordinarily active or other extraordinary circumstance exist, and you experience difficulties placing redemption orders by telephone, you may consider placing your order by mail.

SYSTEMATIC WITHDRAWAL PLAN ("SWP")

The Balanced, Value Momentum and Growth Equity Funds offer a Systematic Withdrawal Plan ("SWP"), which you may use to receive regular distributions from your account. Upon commencement of the SWP, your account must have a current net asset value of $5,000 or more. You may elect to receive automatic payments via check or ACH of $100 or more on a monthly, quarterly, semi-annual or annual basis. You may arrange to receive regular distributions from your account via check or ACH by completing this section in the Account Application form.

To participate in the SWP, you must have your dividends automatically reinvested. You should realize that if your automatic withdrawals exceed income dividends, your invested principal in the account will be depleted. Thus, depending on the frequency and amounts of the withdrawal payments and/or any fluctuations in the net asset value per share, your original investment could be exhausted entirely. You may change or cancel the SWP at any time on written notice to the Transfer Agent. The Transfer Agent may require that the signature on the written notice be guaranteed.

It is generally not in your best interest to be participating in the SWP at the same time that you are purchasing additional shares if you have to pay a sales load in connection with such purchases.

OTHER INFORMATION REGARDING REDEMPTIONS.

Shareholders who desire to redeem shares of the Trust must place their redemption orders prior to 4:00 p.m., Eastern time, on any Business Day for the order to be accepted on that Business Day. The redemption price is the net asset value of the Fund next determined after receipt by the Distributor of the redemption order. Payment on redemption will be made as promptly as possible

 16

and, in any event, within seven calendar days after the redemption order is received.

Payment to shareholders for shares redeemed will be made within seven days after the Transfer Agent receives the valid redemption request. At various times, however, a Fund may be requested to redeem shares for which it has not yet received good payment; collection of payment may take ten or more days. In such circumstances, the redemption request will be rejected by the Fund. Once a Fund has received good payment for the shares a shareholder may submit another request for redemption.

Due to the relatively high costs of handling small investments, each Fund reserves the right to redeem your shares at net asset value, if, your account in any Fund has a value of less than the minimum initial purchase amount. Accordingly, if you purchase shares of any Fund in only the minimum investment amount, you may be subject to involuntary redemption if you redeem any shares. Before any Fund exercises its right to redeem such shares you will be given notice that the value of the shares in your account is less than the minimum amount and will be allowed 60 days to make an additional investment in such Fund in an amount which will increase the value of the account to at least the minimum amount.

PURCHASES BY EXCHANGE

As permitted pursuant to any rule, regulation or order promulgated by the Securities and Exchange Commission, shareholders of Investment Class shares of other funds of the Trust that have similar sales charges may tender their shares of those Funds for exchange into the number of shares (including fractional shares) which have a value equal to the total net asset value of shares tendered divided by the net asset value of Investment Class shares of the Fund next determined after such order is received. Shares issued pursuant to this offer will not be subject to the sales charge described above or any other charge. The Fund may modify or terminate this exchange offer at any time upon 60 days' notice.

PERFORMANCE

From time to time, the Funds may advertise yield and total return. These figures will be based on historical earnings, and are not intended to indicate future performance. The yield of a Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the same amount of income generated by the investment during that period is generated in each 30-day period over one year and is shown as a percentage of the investment.

The total return of a Fund refers to the average compounded rate of return to a hypothetical investment, for designated time periods (including, but not limited to, the period from which the Fund commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gain distributions. The total return of a Fund may also be quoted as a dollar amount or on an aggregate basis, an actual basis, without inclusion of any sales charge, or with a reduced sales charge in advertisements distributed to investors entitled to a reduced sales charge.

A Fund may periodically compare its performance to the performance of: other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), financial and business publications and periodicals; broad groups of comparable mutual funds; unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs; or other investment alternatives. The Fund may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance, and Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the U.S. The Fund may use long-term performance of these capital markets to demonstrate general long-term risk versus reward scenarios, and could include the value of a hypothetical investment in any of the capital markets. The Fund may also quote financial and business publications and periodicals as they

 17

relate to fund management, investment philosophy, and investment techniques.

The Fund may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

The performance of Institutional Class shares will normally be higher than for Investment Class shares because the Institutional Class is not subject to distribution expense generally charged to the Investment Class shares.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action. No attempt has been made to provide a detailed explanation of the federal, state, or local income tax treatment of a Fund or its Shareholders. In addition, state and local income tax consequences of an investment in a Fund may differ from the federal income tax consequences described below. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to federal, state and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUNDS:

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other Funds. Each Fund intends to qualify for the special tax treatment afforded regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code"), so that it will be relieved of federal income tax on that part of its net investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss) distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS:

A Fund will distribute substantially all of its net investment income (including net short-term capital gain) and net capital gain to Shareholders. Dividends from a Fund's net investment company taxable income are taxable to Shareholders as ordinary income, (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. Dividends paid by a Fund to corporate Shareholders will qualify for the dividends received deduction to the extent derived from dividends received by the Fund from domestic corporations. A portion of such dividends may be subject to the alternative minimum tax. Dividends and distributions of net capital gain do not qualify for the dividends-received deduction and are taxable to Shareholders as long-term capital gain, regardless of how long Shareholders have held their shares and regardless of whether the distributions are received in cash or in additional shares. Each Fund will make annual reports to Shareholders of the federal income tax status of all distributions, including the amount of dividends eligible for the dividends-received deduction.

With respect to investments in STRIPS, TR's, TIGR's and CATS, which are sold at original issue discount and thus do not make periodic cash interest payments, a Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes all of its net investment income to its shareholders, a Fund may have to sell Fund securities to distribute such imputed income, which may occur at a time when the Advisor would not have chosen to sell such securities and which may result in a taxable gain or loss.

Income derived by a Fund from obligations of foreign issuers may be subject to foreign

 18

withholding taxes. A Fund will not be able to treat Shareholders as having paid their proportionate share of such taxes.

Dividends declared by a Fund in October, November, or December of any year and payable to Shareholders of record on a date in that month will be deemed to have been paid by the Fund and received by the Shareholders on December 31 of the year declared, if paid by the Fund any time during the following January.

Each Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for the federal excise tax applicable to regulated investment companies.

Investment income received directly by a Fund on direct U.S. obligations is exempt from tax at the state level and may be exempt, depending on the state, when received by a Shareholder as income dividends from a Fund provided certain state-specific conditions are satisfied. Interest received on repurchase agreements collateralized by U.S. government obligations normally is not exempt from state tax. Each Fund will inform Shareholders annually of the percentage of income and distributions derived from direct U.S. Treasury obligations. Shareholders should consult their tax advisors to determine whether any portion of the income dividends received from a Fund is considered tax exempt in their particular state.

Each sale, exchange, or redemption of Fund Shares is a taxable transaction to the Shareholder.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated October 16, 1990. The Declaration of Trust permits the Trust to offer separate portfolio of shares and different classes of each fund. In addition to the Funds, the Trust consists of the following funds: Treasury Money Market Fund, Money Market Fund, California Tax-Free Money Market Fund, Intermediate-Term Bond Fund, California Intermediate Tax-Free Bond Fund, Limited Maturity Government Fund, Blue Chip Growth Fund, Convertible Securities Fund, Government Securities Fund and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

The Trust pays its expenses, including audit and legal expenses, expenses of preparing and printing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under federal and state securities laws, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses. Please refer to "Financial Highlights" in this Prospectus for more information regarding the Trust's expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the Shareholder of record to one vote. Shareholders of each fund or class will vote separately on matters relating solely to such fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders, but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon the written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested the Trust

 19

will provide appropriate assistance and information to the Shareholders requesting the information.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

SHAREHOLDER INQUIRIES

Shareholder inquiries for the Balanced, Value Momentum and Growth Equity Funds should be directed to Stepstone Funds, P.O. Box 8416, Boston, Massachusetts 02266-8416. Shareholder inquiries for the Emerging Growth Fund should be directed to the Administrator, SEI Financial Management Corporation, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of a Fund is distributed in the form of monthly dividends to Shareholders. Currently, capital gains of a Fund, if any, will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the change.

Dividends and distributions of a Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

The dividends payable on Investment Class shares will typically be lower than dividends payable on Institutional Class shares because of the distribution expenses charged to Investment Class shares.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

CUSTODIAN

CoreStates Bank, N.A., Broad and Chestnut Streets, P.O. Box 7618, Philadelphia, Pennsylvania 19101 (the "Custodian"), acts as Custodian of the assets of the Fund. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940, as amended.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of the permitted investments for the Funds:

AMERICAN DEPOSITARY RECEIPTS (ADRs)-- ADRs are receipts typically issued by a U.S. financial institution that evidence ownership of underlying securities issued by a foreign issuer.

CONVERTIBLE BONDS AND CONVERTIBLE PREFERRED STOCK--Convertible Bonds are bonds convertible into a set number of shares of another form of security (usually common stock) at a prestated price. Convertible bonds have characteristics similar to both fixed income and equity securities. Convertible preferred stock is a class of capital stock that pays dividends at a specified rate and that has preference over common stock in the payment of dividends and the liquidation of assets. Convertible preferred stock is preferred stock exchangeable for a given number of common stock shares, and has characteristics similar to both fix-income and equity securities. Because of the conversion feature, the market value of convertible bonds and convertible preferred stock tend to move together with the market value of the underlying stock. As a result, a Fund's selection of convertible bonds and convertible preferred stock is based, to a great extent, on the potential for capital appreciation that

 20

may exist in the underlying stock. The value of convertible bonds and convertible preferred stock is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions.

DERIVATIVES--Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options (e.g., puts and calls), options on futures, swap agreements, and some mortgage-backed securities (CMOs, REMICs, IOs and POs). See elsewhere in this "Description of Permitted Investments" for discussions of these various instruments, and see "Investment Objectives and Policies" for more information about any policies and limitations applicable to their use.

FUTURES AND OPTIONS ON FUTURES--Some futures strategies, including selling futures, buying puts and writing calls, reduce the Fund's exposure to price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. Futures and options may be combined with each other in order to adjust the risk and return characteristics of the overall portfolio.

Options and futures can be volatile instruments, and involve certain risks that if applied at an inappropriate time, could negatively impact a Fund's return.

INVESTMENT GRADE BONDS--Interest-bearing or discounted government or corporate securities that obligate the issuer to pay the bondholder a specified sum of money, usually at specific intervals, and to repay the principal amount of the loan at maturity. Investment grade bonds are those rated BBB or better by S&P or Baa or better by Moody's.

LOAN PARTICIPATIONS--Loan Participations are interests in loans to U.S. corporations (i.e., borrowers) which are administered by the lending bank or agent for a syndicate of lending banks, and sold by the lending bank or syndicate member ("intermediary bank"). In a loan participation, the borrower of the underlying loan will be deemed to be the issuer of the participation interest (except to the extent a purchasing Fund derives its rights from the intermediary bank). Because the intermediary bank does not guarantee a loan participation in any way, a loan participation is subject to the credit risks associated with the underlying corporate borrower. In addition, in the event the underlying corporate borrower fails to pay principal and interest when due, the Fund may encounter delays, expenses and risks that are greater than those that would have been involved if the Fund had purchased a direct obligation (such as commercial paper) of such borrower because it may be necessary under the terms of the loan participation, for the Fund to assert its rights against the borrower through the intermediary bank. Moreover, under the terms of a loan participation, the purchasing Fund may be regarded as a creditor of the intermediary bank (rather than of the underlying corporate borrower), so that a Fund may also be subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, a loan participation may be subject to certain defenses that can be asserted by such borrower as a result of improper conduct by the issuing bank. The secondary market, if any, for these loan participations is limited, and any such participation purchased by the Fund may be regarded as illiquid.

MONEY MARKET INSTRUMENTS--Money market securities are high-quality, dollar-denominated, short-term debt instruments. They consist of: (i) bankers' acceptances, certificates of deposits, notes and time deposits of highly-rated U.S. banks and U.S. branches of foreign banks; (ii) U.S. Treasury obligations and obligations of agencies and instrumentalities of the U.S. Government; (iii) high-quality commercial paper issued by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations that issue high-quality commercial paper; and (v) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers.

OPTIONS--Under a call option, the purchaser of the option has the right to purchase, and the writer

 21

(the Fund) the obligation to sell, the underlying security at the exercise price during the option period. A put option gives the purchaser the right to sell, and the writer the obligation to purchase, the underlying security at the exercise price during the option period.

In addition, each Fund may buy options on stock indices to invest cash on an interim basis. Such options will be listed on a national securities exchange. In order to close out an option position, a Fund may enter into a "closing purchase transaction"--the purchase of an option on the same security with the same exercise price and expiration date as the option contract previously written on any particular security. When the security is sold, a Fund effects a closing purchase transaction so as to close out any existing option on that security.

There are risks associated with such investments including the following: (1) the success of a hedging strategy may depend on the ability of the Advisor or SubAdvisor to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect correlation between the movement in prices of securities held by a Fund and the price of options; (3) there may not be a liquid secondary market for options; and (4) while a Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

REPURCHASE AGREEMENTS--Agreements by which a Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. A Fund will have actual or constructive possession of the securities held as collateral for the repurchase agreement. A Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities or if the Fund realizes a loss in the sale of the collateral. A Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act.

RULE 144A SECURITIES--Rule 144A Securities are securities that have not been registered under the Securities Act of 1933, but which may be traded between certain qualified institutional investors, including investment companies. The absence of a secondary market may affect the value of Rule 144A Securities. The Board of Trustees of the Trust has established guidelines and procedures to be utilized to determine the liquidity of such securities.

SECURITIES LENDING--In order to generate additional income, each Fund may lend the securities in which it is invested, pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. Government or its agencies or any combination of cash and such securities as collateral equal to 100% of the market value at all times of the loaned securities. The lending Fund will continue to receive interest on the loaned securities while simultaneously earning interest on the investment of cash collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the value of the loaned securities. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially.

SECURITIES OF FOREIGN ISSUERS--Securities issued by non-U.S. issuers. There may be certain risks connected with investing in foreign securities, including risks of adverse political and economic developments (including possible governmental seizure or nationalization of assets), the possible imposition of exchange controls or other governmental restrictions, including less uniformity in accounting and reporting requirements, the possibility that there will be less information on

 22

such securities and their issuers available to the public, the difficulty of obtaining or enforcing court judgments abroad, restrictions on foreign investments in other jurisdictions, difficulties in effecting repatriation of capital invested abroad, and difficulties in transaction settlements and the effect of delay on shareholder equity. Foreign securities may be subject to foreign taxes, which reduce yield, and may be less marketable than comparable U.S. securities. The Fund may be affected favorably or unfavorably by changes in the exchange rates or exchange control regulations between foreign currencies and the U.S. dollar. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, to distributed to shareholders by a Fund.

STANDARD & POOR'S DEPOSITARY RECEIPTS ("SPDRs")--SPDRs are interests in a unit investment trust holding a portfolio of securities linked to the S&P 500 Index. SPDRs closely track the underlying portfolio of securities, trade like a share of common stock and pay periodic dividends proportionate to those paid by the portfolio of stocks that constitutes the S&P 500 Index. For further information regarding the Fund's investment in SPDRs, see the Statement of Additional Information.

U.S. GOVERNMENT AGENCY SECURITIES-- Certain Federal agencies have been established as instrumentalities of the U.S. Government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. Government, are either backed by the full faith and credit of the United States (e.g., GNMA securities) or supported by the issuing agencies' right to borrow from the Treasury. The issues of other agencies are supported only by the credit of the instrumentality (e.g., FNMA securities).

U.S. TREASURY OBLIGATIONS--Bills, notes and bonds issued by the U.S. Treasury, as well as separately traded interest and principal component parts of such obligations known as Separately Traded Registered Interest and Principal Securities ("STRIPS") that are transferable through the Federal book-entry system.

RECEIPTS--Interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks and brokerage firms and are created by depositing Treasury notes and Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates of such receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Receipts" ("TR's") "Treasury Investment Growth Receipts" ("TIGR's") and "Certificates of Accrual on Treasury Securities" ("CATS"). TR'S, TIGR'S and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying securities. See also "Taxes."

VARIABLE AND FLOATING RATE INSTRUMENTS--Obligations that may carry variable or floating rates of interest, may involve conditional or unconditional demand features and may include variable amount master demand notes. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security.

SECURITIES ISSUED ON A FORWARD COMMITMENT BASIS OR WHEN-ISSUED
SECURITIES--Securities subject to settlement on a future date. The interest rate realized on these securities is fixed as of the purchase date, and no

 23

interest accrues to a Fund before settlement. These securities are subject to market fluctuations due to changes, real or anticipated, in market interest rates and the public's perception of the creditworthiness of the issuer, and will have the effect of leveraging the Fund's assets. A Fund will establish one or more segregated accounts with the Custodian, and the Fund will maintain liquid, high-grade assets in an amount at least equal in value to the Fund's commitments to purchase when-issued securities.

WARRANTS--Securities that entitle the holder to buy a proportionate amount of common stock at a specified price for a limited or unlimited period of time. Warrants are often freely transferable and are traded on major stock exchanges.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary..........................................      2
Shareholder Transaction Expenses.................      3
Financial Highlights.............................      4
The Trust........................................      5
Investment Objectives............................      5
Investment Policies..............................      5
General Investment Policies......................      7
Risk Factors.....................................      8
Investment Limitations...........................      9
Fundamental Policies.............................      9
The Advisor......................................      9
The SubAdvisor...................................     10
The Administrator................................     10
The Shareholder Servicing Agent..................     11
Distribution.....................................     11
How to Purchase Shares...........................     11
Redemption of Shares.............................     14
Purchases by Exchange............................     16
Performance......................................     16
Taxes............................................     17
General Information..............................     18
Description of Permitted Investments.............     19

                                STEPSTONE FUNDS

A Family of Mutual Funds

STEPSTONE FUNDS (the "Trust") is a mutual fund that offers a convenient means of investing in professionally managed portfolios of securities. This Prospectus relates to the Trust's:

                   CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND

                           INSTITUTIONAL CLASS SHARES

The Trust's Institutional Class Shares are offered to institutional investors, including UNION BANK OF CALIFORNIA, N.A., its affiliates and correspondents for the investment of their own funds or funds for which they act in a fiduciary, agency or custodial capacity.

This Prospectus sets forth concisely the information about the Trust and the Fund that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated the same date as this Prospectus, has been filed with the Securities and Exchange Commission and is available without charge by writing the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658, or by calling 1-(800) 734-2922. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING UNION BANK OF CALIFORNIA, OR ANY OF ITS AFFILIATES OR CORRESPONDENTS. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

MAY 28, 1996
INSTITUTIONAL CLASS

 2

                                    SUMMARY

STEPSTONE FUNDS (the "Trust") is a diversified, open-end management investment company providing a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Institutional Class shares of the CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND (the "Fund"). This summary is qualified in its entirety by reference to the more detailed information provided elsewhere in this Prospectus and in the Statement of Additional Information.

WHAT IS THE FUND'S INVESTMENT OBJECTIVE? The Fund seeks to provide high current income that is exempt from federal and State of California income taxes. See "Investment Objective."

WHAT ARE THE FUND'S PERMITTED INVESTMENTS? The Fund invests primarily in investment grade bonds and notes issued by the State of California, its agencies, instrumentalities and political sub-divisions, the income on which is exempt from regular federal and State of California personal income taxes ("California Municipal Securities"). See "Investment Policies."

WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUND? The investment policies of the Fund entail certain risks and considerations of which an investor should be aware. Shares of the Fund will fluctuate in value with the value of the Fund's underlying portfolio securities. Values of fixed income securities in which the Fund invests tend to vary inversely with interest rates, and may be affected by other market and economic factors affecting the State of California as well. See "Risk Factors."

ARE MY INVESTMENTS INSURED? Any guarantee by the U.S. Government, its agencies or any instrumentalities of the securities in which the Fund invests guarantees only the payment of principal and interest on the guaranteed security, and does not guarantee the yield or value of the security or yield or value of shares of that Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

WHO IS THE ADVISOR? MERUS-UCA Capital Management, a division of Union Bank of California, N.A., serves as the Advisor to the Fund. See "The Advisor."

WHO IS THE ADMINISTRATOR? SEI Financial Management Corporation serves as the Administrator of the Trust. See "The Administrator."

WHO IS THE SHAREHOLDER SERVICING AGENT? SEI Financial Management Corporation serves as transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. See "Shareholder Servicing Agent."

WHO IS THE DISTRIBUTOR? SEI Financial Services Company acts as Distributor of the Trust's shares. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on days on which both the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in the Trust is $2,000. A purchase order will be effective if the Distributor receives an order prior to 4:00 p.m., Eastern time and the Custodian receives federal funds before the close of business on the next Business Day. Redemption orders must be placed prior to 4:00 p.m., Eastern time on any Business Day for the order to be accepted that day. See "Purchase and Redemption of Shares."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Fund is distributed in the form of monthly dividends to Shareholders of record. Any capital gain is distributed at least annually. Distributions are paid in additional shares unless the Shareholder elects to take the payment in cash. See "Dividends."

 3

ANNUAL OPERATING EXPENSES                                    INSTITUTIONAL CLASS
(As a percentage of average net assets)

                                                                                 CALIFORNIA INTERMEDIATE
                                                                                   TAX-FREE BOND FUND
--------------------------------------------------------------------------------------------------------
Advisory Fees (After Fee Waivers)(1)..........................................             .01%
Other Expenses................................................................             .21%
--------------------------------------------------------------------------------------------------------
Total Operating Expenses (After Fee Waivers)(1)...............................             .22%
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

(1) The Advisor has agreed to waive its fee to the extent necessary to limit "Total Operating Expenses" to .22%. "Total Operating Expenses" have been restated to reflect current expenses and fee waivers. Absent fee waivers, "Advisory Fees" would have been .50% and "Total Operating Expenses" would have been .71%. The Advisor may terminate its waiver at any time in its sole discretion.

EXAMPLE:

-------------------------------------------------------------------------------------------------------------
                                                                1 YR.       3 YRS.       5 YRS.       10 YRS.
-------------------------------------------------------------------------------------------------------------
An investor would pay the following expenses on a $1,000
  investment assuming (1) 5% annual return and
  (2) redemption at the end of each time period..............    $ 2          $7          $ 12          $28
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

THE EXAMPLE IS BASED UPON THE TOTAL OPERATING EXPENSES OF THE FUND AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Institutional Class shares of the Fund. Financial institutions that are the record owner of shares for the account of their customers may impose separate fees for account services to their customers. The Trust also offers Investment Class shares of the Fund which are subject the same expenses, except that Investment Class shares are subject to a sales load and distribution expenses. Additional information may be found under "The Administrator" and "The Advisor."

 4

FINANCIAL HIGHLIGHTS

The following information has been audited by Arthur Andersen LLP, the Trust's independent accountants, as indicated in their report dated March 21, 1996 on the Trust's financial statements as of January 31, 1996, included in the Trust's Statement of Additional Information under "Financial Information." This table should be read in conjunction with the Trust's financial statements and notes thereto. Additional performance information is set forth in the Trust's 1996 Annual Report to Shareholders, and is available without charge by calling 1-(800) 734-2922.

FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR

                                      INVESTMENT ACTIVITIES
                            NET     --------------------------     DISTRIBUTIONS        NET                  NET
                           ASSET                 NET REALIZED   -------------------    ASSET               ASSETS,    RATIO OF
                          VALUE,       NET      AND UNREALIZED     NET                VALUE,                 END      EXPENSES
                         BEGINNING  INVESTMENT   GAIN (LOSS)    INVESTMENT  CAPITAL     END     TOTAL     OF PERIOD  TO AVERAGE
                         OF PERIOD    INCOME    ON INVESTMENTS    INCOME     GAINS   OF PERIOD  RETURN      (000)    NET ASSETS
---------------------------------------------------------------------------------------------------------------------
-----------------------------------------------
CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND
-----------------------------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                       8.95       0.518         0.873        (0.487)    --         9.85    15.83%       4,196       0.24%
 1995                      10.04       0.460        (1.098)       (0.452)    --         8.95    (6.33 )%    12,793       0.50%
 1994 (1)                  10.00       0.117         0.028        (0.105)    --        10.04     5.01 %*    22,197       0.50%*

                                                          RATIO OF
                           RATIO OF                   NET INVESTMENT
                           EXPENSES       RATIO OF       INCOME TO
                          TO AVERAGE   NET INVESTMENT     AVERAGE
                          NET ASSETS       INCOME        NET ASSETS    PORTFOLIO
                           EXCLUDING     TO AVERAGE      EXCLUDING     TURNOVER
                          FEE WAIVERS    NET ASSETS     FEE WAIVERS      RATE
----------------------------------------------------------------------------------
-----------------------------------------------
CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND
-----------------------------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                         0.71%         4.97%           4.50%          30%
 1995                         0.72%         4.84%           4.62%          22%
 1994 (1)                     0.73%*        4.31%*          4.08%*         19%


   *  Annualized.
 (1)  Commenced operations on October 15, 1993.

 5

THE TRUST

STEPSTONE FUNDS (formerly Union Investors Funds) (the "Trust") is a diversified, open-end management investment company that offers units of beneficial interest ("shares") in fourteen separate funds. Shareholders may purchase shares of twelve of the funds through two separate classes of shares (Institutional and Investment Classes) and through three separate classes of the Money Market and Treasury Money Market Funds (Institutional, Investment and Cash Sweep Classes), which provide for variations in sales charges, distribution costs, voting rights and dividends. Except for these differences among the classes, each share of each fund represents an equal proportionate interest in that fund. This Prospectus relates to the Institutional Class shares of the Trust's California Intermediate Tax-Free Bond Fund (the "Fund"). Information regarding the Trust's other funds is contained in separate prospectuses that may be obtained from the Trust's Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

INVESTMENT OBJECTIVE

The California Intermediate Tax-Free Bond Fund seeks to provide high current income that is exempt from federal and State of California income taxes.

There can be no assurance that the Fund's investment objective will be met.

INVESTMENT POLICIES

Under normal market conditions, the Fund will invest primarily in bonds and notes issued by the State of California, its agencies, instrumentalities, and political sub-divisions, the income on which is exempt from regular federal and State of California personal income taxes ("California Municipal Securities"). The Fund may also invest in bonds and notes of other states, territories, and possessions of the U.S. and their agencies, authorities, instrumentalities and political sub-divisions which are exempt from Federal income taxes and in shares of other investment companies, specifically money market funds, which have similar investment objectives.

Under normal market conditions, at least 80% of the Fund's assets will be invested in bonds and notes rated AAA, AA, A or BBB by Standard & Poor's Corporation ("S&P"), Aaa, Aa, A or Baa by Moody's Investors Service ("Moody's"), or AAA, AA, A or BBB by Fitch Investors Service ("Fitch") and which pay interest that is not treated as a preference item for purposes of the federal alternative minimum tax. The Fund may purchase unrated securities that are determined by the Advisor to be of comparable quality at the time of purchase pursuant to quality standards set by the Board of Trustees. In the event that a security owned by the Fund is downgraded below the stated ratings categories, the Advisor will take appropriate action with regard to the security.

Under California law, a mutual fund must have at least 50% of its total assets invested in California Municipal Securities at the end of each quarter of its taxable year in order to be eligible to pay California residents dividends that are wholly or partially exempt from California personal income taxes. Accordingly, the Fund intends to maintain at least 65% of its assets in California Municipal Securities, and may invest up to 100% of its assets in such securities.

The Fund has no restrictions on the maturity of municipal securities in which it may invest. The dollar weighted average portfolio maturity of the Fund will be from three to ten years. Accordingly, the Fund seeks to invest in municipal securities of such maturities which, in the judgment of the Advisor, will provide a high level of current income consistent with prudent investment, with consideration given to market conditions.

The Fund may purchase securities on a forward commitment or a when-issued basis where such purchases are for investment and not for leveraging purposes; however, the Fund may sell these securities before the settlement date if it is deemed advisable. No additional forward

 6

commitments will be made if more than 20% of the Fund's net assets would be so committed.

The Fund may also invest in securities which have not been registered under the Securities Act of 1933 (Rule 144A Securities). The Fund will restrict its investment in illiquid securities to 15% of its net assets.

CALIFORNIA MUNICIPAL SECURITIES

The two principal classifications of California Municipal Securities are "general obligation" and "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of principal and interest. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source. Private activity bonds (formerly known as industrial revenue bonds) are generally revenue bonds.

Certain California Municipal Securities are municipal lease revenue obligations (or certificates of participation or "COPs"), which typically provide that the municipality has no obligation to make lease or installment payments in future years unless money is appropriated for such purpose. While the risk of non-appropriation is inherent to COP financing, this risk is mitigated by the Fund's policy to invest in COPs that are rated in one of the four highest rating categories used by Moody's, S&P, or Fitch.

California Municipal Securities also include so-called Mello-Roos and assessment district bonds, which are usually unrated instruments issued to finance the building of roads and other public works and projects that are primarily secured by real estate taxes levied on property located in the local community. Most of these bonds do not seek agency ratings because the issues are too small, and in most cases, the purchase of these bonds are based upon the Advisor's determination that it is suitable for the Fund.

The Fund may also purchase, subject to a limit of 15% of its assets, California Municipal Securities that are variable rate demand notes (or VRDNs).

For temporary defensive purposes during periods when the Advisor determines that market conditions warrant, the Fund may invest up to 25% of its assets in taxable money market instruments consisting of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, receipts, including TR's, TIGR's and CATS, money market funds, repurchase agreements, and commercial paper rated at least A-1 by S&P or P-1 by Moody's or Fitch 1 by Fitch. The Fund also may hold a portion of its assets in cash. The Fund will not be pursuing its investment objective to the extent that a substantial portion of its assets is invested in money market securities, and as a result it may pay taxable dividends to shareholders.

For further information see "Description of Permitted Investments."

RISK FACTORS

The ability of the State of California and its political sub-divisions to raise money through property taxes and to increase spending has been the subject of considerable debate and various constitutional initiatives and other limitations. This process, and associated legal challenges, remains on-going. It is not possible to predict the ultimate effect of these constitutional and other initiatives, nor can there be any assurance that additional initiatives will not be introduced in the coming years.

The market value of the Fund's fixed income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Changes by recognized rating agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Changes in the value of fund securities will not affect cash

 7

income derived from these securities, but will affect the Fund's net asset value.

Securities rated BBB by S&P or Fitch or Baa by Moody's are deemed by these rating services to have some speculative characteristics, and adverse economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than with higher grade bonds.

INVESTMENT LIMITATIONS

The Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States or its agencies and instrumentalities and repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer provided, however, that the Fund may invest up to 25% of its total assets without regard to this restriction as permitted by applicable law.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities and repurchase agreements involving such securities, and provided further, that utilities as a group will not be considered to be one industry, and wholly-owned subsidiaries organized to finance the operations of their parent companies will be considered to be in the same industries as their parent company.

3. Make loans, except that the Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies; and (b) enter into repurchase agreements.

The foregoing percentages will apply at the time of the purchase of a security. Additional fundamental and non-fundamental investment limitations are set forth in the Statement of Additional Information.

FUNDAMENTAL POLICIES

The investment objective and certain of the investment limitations are fundamental policies of the Fund. Fundamental policies cannot be changed with respect to the Fund without the consent of a majority of the Fund's outstanding shares.

THE ADVISOR

The Trust and MERUS-UCA Capital Management, a division of Union Bank of California, N.A. (the "Advisor"), have entered into an advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Advisor makes the investment decisions for the assets of the Fund and continuously reviews, supervises and administers the Fund's investment program. The Advisor discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Advisor and are not guaranteed by the FDIC or any other governmental agency.

Under the Advisory Agreement, the Advisor is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .50% of the average daily net assets of the Fund. The Advisor may from time to time waive all or a portion of its fee in order to limit the operating expenses of the Fund. Any such waiver is voluntary and may be terminated at any time in the Advisor's sole discretion.

For the fiscal year ended January 31, 1996, Union Bank, predecessor of the Advisor, was paid an advisory fee of .03% of the average daily net assets of the Fund.

MERUS-UCA Capital Management (the "Advisor"), 475 Sansome Street, San Francisco, California 94111, the investment management division of Union Bank of California, N.A., manages the day-to-day operations of the Fund. On April 1, 1996, Union Bank, the Trust's then-investment advisor, combined with The Bank of California, N.A., and the resulting bank changed its name to Union Bank of California, N.A. At the same time,

 8

the banks' investment management divisions were combined. Each of Union Bank and The Bank of California, N.A. (or its predecessor bank) has been in banking since the early 1900's, and historically, each has had significant investment functions within its trust and investment division. Union Bank of California, N.A., is a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd.

Robert Bigelow has served as team leader of the Fund since October, 1994. Prior to joining the Advisor's predecessor, Union Bank, in June, 1994, Mr. Bigelow served as a portfolio manager at City National Bank from January, 1986 to June, 1994.

As of April 1, 1996, the Advisor managed approximately $12 billion in individual portfolios and collective funds. The Advisor's clients range from pension funds, national labor union plans and foundations to personal investments and trust portfolios.

THE ADMINISTRATOR

SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of SEI Corporation ("SEI"), and the Trust are parties to an administration agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with certain management services including all necessary office space, equipment, personnel, and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of Trust assets up to $1 billion, .12% of assets between $1 billion and $2 billion and .10% of assets over $2 billion. The Administrator may waive its fee or reimburse various expenses to the extent necessary to limit the total operating expenses of the Fund's Institutional Class shares. Any such waiver is voluntary, and may be terminated at any time in the Administrator's sole discretion.

THE SHAREHOLDER SERVICING AGENT

SEI Financial Management Corporation serves as the transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. Compensation for these services is paid under the Administration Agreement.

DISTRIBUTION

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, and the Trust are parties to a distribution agreement ("Distribution Agreement"). The Distribution Agreement is renewable annually and may be terminated by the Distributor, by a majority vote of the Disinterested Trustees or by a majority vote of the outstanding securities of the Trust upon not more than 60 days written notice by either party, or upon assignment by the Distributor. Investment Class shares of the Fund may bear the costs of their distribution expenses, and a sales charge is imposed on the sale of Investment Class shares of the Fund. It is possible that an institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes of shares.

PURCHASE AND REDEMPTION OF SHARES

Purchases and redemptions of shares of the Fund may be made on days on which both the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in the Trust is $2,000; however, the minimum investment may be waived in the Distributor's discretion. Shareholders may place orders by telephone.

Purchase orders will be effective if the Distributor receives an order before 4:00 p.m., Eastern time, and the Custodian receives federal funds before the close of business on the next Business Day. The purchase price of shares of the Fund is the net asset value next determined after a purchase order is received and accepted by the Trust. The net asset value per share of the Fund is determined by dividing the total market value of the Fund's investments and other assets, less any

 9

liabilities, by the total number of outstanding shares of the Fund. Net asset value per share is determined daily as of 4:00 p.m., Eastern time, on any Business Day. Purchases will be made in full and fractional shares of the Trust calculated to three decimal places. The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order.

Shares of the Fund are offered only to residents of states in which the shares are eligible for purchase.

Shareholders who desire to redeem shares of the Trust must place their redemption orders prior to 4:00 p.m., Eastern time, on any Business Day for the order to be accepted on that Business Day. The redemption price is the net asset value of the Fund next determined after receipt by the Distributor of the redemption order. Payment on redemption will be made as promptly as possible and, in any event, within seven calendar days after the redemption order is received.

Neither the Trust's transfer agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes are genuine. The Trust and its transfer agent will each employ reasonable procedures to confirm that telephone instructions are genuine. Such procedures may include taping of telephone conversations. If market conditions are extraordinary active or other extraordinary circumstances exist, and you experience difficulties placing redemption orders by telephone, you may wish to consider placing your order by other means.

PERFORMANCE

From time to time, the Fund may advertise yield and total return. These figures will be based on historical earnings, and are not intended to indicate future performance. The yield of the Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the same amount of income generated by the investment during that period is generated in each 30-day period over one year and is shown as a percentage of the investment.

The total return of the Fund refers to the average compounded rate of return to a hypothetical investment, for designated time periods (including, but not limited to, the period from which the Fund commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gains distributions. The total return of the Fund may also be quoted as a dollar amount or on an aggregate basis, an actual basis, without inclusion of any sales charge, or with a reduced sales charge in advertisements distributed to investors entitled to a reduced sales charge.

The Fund may periodically compare its performance to the performance of: other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), financial and business publications and periodicals; broad groups of comparable mutual funds; unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs; or other investment alternatives. The Fund may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance, and Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the U.S. The Fund may use long term performance of these capital markets to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. The Fund may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Fund may quote various measures of volatility and benchmark correlation in advertising, and may compare these measures to those of other funds. Measures of volatility attempt to compare historical

 10

share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

The performance of Institutional Class shares will normally be higher than for Investment Class shares because the Institutional Class is not subject to distribution expenses generally charged to the Investment Class shares.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action. No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of the Fund or its Shareholders. In addition, state and local tax consequences of an investment in the Fund may differ from the federal income tax consequences described below. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to federal, state and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUND:

The Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other Funds. The Fund intends to qualify for the special tax treatment afforded regulated investment companies of the Internal Revenue Code of 1986, as amended (the "Code"), so that it will be relieved of federal income tax on that part of its net investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss) distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS:

The Fund will distribute all of its net investment income (including net short-term capital gain) to Shareholders. If, at the close of each quarter of its taxable year, at least 50% of the value of the Fund's assets consists of obligations the interest on which is excludable from gross income, the Fund may pay "exempt-interest dividends" to its Shareholders. Those dividends constitute the portion of the aggregate dividends as designated by the Fund, equal to the excess of the excludable interest over certain amounts disallowed as deductions. Exempt-interest dividends are excludable from a Shareholder's gross income for federal income tax purposes, but may have certain collateral federal income tax consequences, including alternative minimum tax. Additional information concerning taxes is set forth in the Statement of Additional Information.

Current federal tax law limits the types and volume of bonds qualifying for the federal income tax exemption of interest, which may have an effect on the ability of the Fund to purchase sufficient amounts of tax-exempt securities to satisfy the Code's requirements for the payment of "exempt-interest" dividends.

Any dividends paid out of income realized by the Fund on taxable securities will be taxable to Shareholders as ordinary income, whether received in cash or in additional shares, to the extent of the Fund's earnings and profits and will not qualify for the dividends received deductions for corporate shareholders. Distributions of net capital gain also do not qualify for the dividends received deduction and are taxable to Shareholders as long-term capital gain, regardless of how long the Shareholder has held Fund Shares, and regardless of whether the distributions are received in cash or additional shares. The Fund will make annual reports to Shareholders of the federal income tax status of all distributions.

With respect to investments in STRIPS, TR's, TIGR's and CATS, which are sold at original issue discount and thus do not make periodic cash interest payments, the Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund

 11

distributes all of its net investment income to Shareholders, the Fund may have to sell Fund securities to distribute such imputed income, which may occur at a time when the Advisor would not have chosen to sell such securities and which may result in a taxable gain or loss.

Dividends declared by the Fund in October, November or December of any year and payable to Shareholders of record on a date in that month will be deemed to have been paid by the Fund and received by the Shareholders on December 31 of the year declared, if paid by the Fund any time during the following January.

The Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for the federal excise tax applicable to regulated investment companies.

Investment income received directly by the Fund on direct U.S. obligations is exempt from tax at the state level, and may be exempt, depending on the state, when received by a Shareholder as income dividends from the Fund, provided certain state-specific conditions are satisfied. Interest realized on repurchase agreements collateralized by U.S. government obligations normally is not exempt from state tax. The Fund will inform Shareholders annually of the percentage of income and distributions derived from direct U.S. Treasury obligations. Shareholders should consult their tax advisors to determine whether any portion of the income dividends received from the Fund is considered tax exempt in their particular state.

Each sale, exchange, or redemption of Fund shares is a taxable transaction to the Shareholder.

Furthermore, entities or persons who are "substantial users" (or persons related to "substantial users") of facilities financed by "private activity bonds" or "industrial development bonds" should consult their tax advisors before purchasing shares. (See the Statement of Additional Information.)

CALIFORNIA TAXES:

The Fund intends to qualify to pay dividends to Shareholders that are exempt from California personal income tax ("California exempt-interest dividends"). The Fund will qualify to pay California exempt-interest dividends if (1) at the close of each quarter of the Fund's taxable year, at least 50 percent of the value of the Fund's total assets consists of obligations the interest on which would be exempt from California personal income tax if the obligations were held by an individual ("California Tax Exempt Obligations") and (2) the Fund continues to qualify as a regulated investment company.

If the Fund qualifies to pay California exempt-interest dividends, dividends distributed to Shareholders will be considered California exempt-interest dividends (1) if they are designated as exempt-interest dividends by the Fund in a written notice to Shareholders mailed within 60 days of the close of the Fund's taxable year and (2) to the extent the interest received by the Fund during the year on California Tax Exempt Obligations exceeds expenses of the Fund that would be disallowed under California personal income tax law as allocable to tax exempt interest if the Fund were an individual. If the aggregate dividends so designated exceed the amount that may be treated as California exempt-interest dividends, only that percentage of each dividend distribution equal to the ratio of aggregate California exempt-interest dividends to aggregate dividends so designated will be treated as a California exempt-interest dividend. The Fund will notify Shareholders of the amount of California exempt-interest dividends each year.

Corporations subject to California franchise tax that invest in the Fund may not be entitled to exclude California exempt-interest dividends from income.

Dividend distributions that do not qualify for treatment as California exempt-interest dividends will be taxable to Shareholders at ordinary income tax rates for California personal income tax

 12

purposes to the extent of the Fund's earnings and profits.

Interest on indebtedness incurred or continued by a Shareholder in connection with the purchase of shares of the Fund will not be deductible for California personal income tax purposes if the Fund distributes California exempt-interest dividends.

The foregoing is a general, abbreviated summary of certain of the provisions of the California Revenue and Taxation Code presently in effect as they directly govern the taxation of Shareholders subject to California personal income tax. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Fund transactions. Shareholders are advised to consult with their own tax advisors for more detailed information concerning California tax matters.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated October 16, 1990. The Declaration of Trust permits the Trust to offer separate series of shares and different classes of each fund. In addition to the Fund, the Trust consists of the following funds: Treasury Money Market Fund, Money Market Fund, California Tax-Free Money Market Fund, Growth Equity Fund, Value Momentum Fund, Limited Maturity Government Fund, Balanced Fund, Intermediate-Term Bond Fund, Blue Chip Growth Fund, Emerging Growth Fund, Convertible Securities Fund, Government Securities Fund and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund, and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

The Trust pays its expenses, including audit and legal expenses, expenses of preparing and printing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under federal and state securities laws, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses. Please refer to "Financial Highlights" in this prospectus for more information regarding the Trust's expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the Shareholder of record to one vote. Shareholders of each fund or class will vote separately on matters relating solely to such fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon the written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to the Administrator, SEI Financial Management

 13

Corporation, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of the Fund is distributed in the form of monthly dividends to Shareholders of record. Currently, capital gains of the Fund, if any, will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the change.

Dividends and distributions of the Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

The dividends payable on the Institutional Class shares will typically be higher than the dividends payable on the Investment Class shares because of the distribution expenses charged to Investment Class shares.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

CUSTODIAN

CoreStates Bank N.A., Broad and Chestnut Streets, P.O. Box 7618, Philadelphia, Pennsylvania 19101 (the "Custodian"), acts as Custodian of the assets of the Fund. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940, as amended.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of the permitted investments for the Fund:

DERIVATIVES--Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options (e.g., puts and calls), options on futures, swap agreements, and some mortgage-backed securities (CMOs, REMICs, IOs and POs). See elsewhere in this "Description of Permitted Investments" for discussions of these various instruments, and see "Investment Objectives and Policies" for more information about any policies and limitations applicable to their use.

MONEY MARKET INSTRUMENTS--Money market securities are high-quality, dollar-denominated, short-term, debt instruments. They consist of: (i) bankers' acceptances, certificates of deposits, notes and time deposits of highly-rated U.S. banks and U.S. branches of foreign banks; (ii) U.S. Treasury obligations and obligations of agencies and instrumentalities of the U.S. Government; (iii) high-quality commercial paper issued by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations that issue high-quality commercial paper; and (v) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers.

MUNICIPAL FORWARDS--Municipal Forwards are forward commitments for the purchase of tax-exempt bonds with a specified coupon to be delivered by an issuer at a future date, typically exceeding 45 days but normally less than one year after the commitment date. Municipal forwards are normally used as a refunding mechanism for bonds that may only be redeemed on a designated future date. As with forward commitments, and when-issued securities, municipal forwards are subject to market fluctuations due to changes, real or anticipated, in market interest rates between the commitment date and the settlement date and will have the effect of leveraging the Fund's assets. Municipal forwards may be considered to be illiquid investments. The Fund will maintain liquid, high-grade securities in a segregated

 14

account in an amount at least equal to the purchase price of the municipal forward.

MUNICIPAL SECURITIES--Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses and for lending such funds to other public institutions and facilities, and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair or improvement of privately operated facilities. Municipal notes include general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes. Municipal bonds include general obligation bonds, revenue or special obligation bonds, private activity and industrial development bonds. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility, tolls from a toll bridge, for example. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

PARTICIPATION INTERESTS--Participation interests are interests in municipal securities from financial institutions such as commercial and investment banks, savings and loan associations and insurance companies. These interests may take the form of participations, beneficial interests in a trust, partnership interests or any other form of indirect ownership that allows the Fund to treat the income from the investment as exempt from federal income tax. The Fund invests in these participation interests in order to obtain credit enhancement or demand features that would not be available through direct ownership of the underlying Municipal Securities.

RULE 144A SECURITIES--Rule 144A Securities are securities that have not been registered under the Securities Act of 1933, but which may be traded between certain qualified institutional investors, including investment companies. The absence of a secondary market may affect the value of Rule 144A Securities. The Board of Trustees of the Trust has established guidelines and procedures to be utilized to determine the liquidity of such securities.

REPURCHASE AGREEMENTS--Agreements by which the Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. The Fund will actual or constructive possession of the securities held as collateral for the repurchase agreement. The Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from exercising its right to dispose of the collateral securities or if the Fund realizes a loss on the sale of the collateral. The Fund will enter into a repurchase agreement only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based upon established guidelines. Repurchase agreements are considered loans under the 1940 Act.

U.S. GOVERNMENT AGENCY SECURITIES-- Certain federal agencies have been established as instrumentalities of the U.S. Government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. Government, are either backed by the full faith and credit of the United States (e.g., GNMA securities) or supported by the issuing agencies' right to borrow from the Treasury. The issues of other agencies are supported only by the credit of the instrumentality (e.g., FNMA securities).

U.S. TREASURY OBLIGATIONS--Bills, notes and bonds issued by the U.S. Treasury, as well as separately traded interest and principal component

 15

parts of such obligations known as Separately Traded Registered Interest and Principal Securities ("STRIPS") that are transferable through the Federal book-entry system.

RECEIPTS--Interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks and brokerage firms and are created by depositing Treasury notes and Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates of receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Receipts" ("TR's") "Treasury Investment Growth Receipts" ("TIGR's") and "Certificates of Accrual on Treasury Securities" ("CATS"). TR'S, TIGR'S and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying securities. See also "Taxes."

VARIABLE AND FLOATING RATE INSTRUMENTS--Obligations that may carry variable or floating rates of interest, may involve conditional or unconditional demand features and may include variable amount master demand notes. California Municipal Securities may also be acquired through the purchase of municipal forwards. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary.........................................      2
Annual Operating Expenses.......................      3
Financial Highlights............................      4
The Trust.......................................      5
Investment Objective............................      5
Investment Policies.............................      5
California Municipal Securities.................      6
Risk Factors....................................      6
Investment Limitations..........................      7
Fundamental Policies............................      7
The Advisor.....................................      7
The Administrator...............................      8
The Shareholder Servicing Agent.................      8
Distribution....................................      8
Purchase and Redemption of Shares...............      8
Performance.....................................      9
Taxes...........................................     10
General Information.............................     12
Description of Permitted Investments............     13

                                STEPSTONE FUNDS

A Family of Mutual Funds

STEPSTONE FUNDS (the "Trust") is a mutual fund that offers to provide a convenient means of investing in professionally managed portfolios of securities. This Prospectus relates to the Trust's:

                   CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND

                            INVESTMENT CLASS SHARES

The Trust's Investment Class Shares are offered to individual and institutional investors, including accounts for which UNION BANK OF CALIFORNIA, N.A., its affiliates and correspondents act in an agency or custodial capacity.

This Prospectus sets forth concisely the information about the Trust and the Fund that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated the same date as this Prospectus, has been filed with the Securities and Exchange Commission and is available without charge by writing the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658, or by calling 1-(800) 734-2922. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING UNION BANK OF CALIFORNIA, N.A., OR ANY OF ITS AFFILIATES OR CORRESPONDENTS. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

MAY 28, 1996
INVESTMENT CLASS

 2

                                    SUMMARY

STEPSTONE FUNDS (the "Trust") is a diversified, open-end management investment company providing a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Investment Class shares of the CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND (the "Fund"). This summary is qualified in its entirety by reference to the more detailed information provided elsewhere in this Prospectus and in the Statement of Additional Information.

WHAT IS THE FUND'S INVESTMENT OBJECTIVE? The Fund seeks to provide high current income that is exempt from federal and State of California income taxes. See "Investment Objective."

WHAT ARE THE FUND'S PERMITTED INVESTMENTS? The Fund invests primarily in investment grade or better bonds and notes issued by the State of California, its agencies, instrumentalities and political subdivisions, the income on which is exempt from regular federal and State of California personal income taxes ("California Municipal Securities"). See "Investment Policies."

WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUND? The investment policies of the Fund entail certain risks and considerations of which an investor should be aware. Shares of the Fund will fluctuate in value with the value of the Fund's underlying portfolio securities. Values of fixed income securities in which the Fund invests tend to vary inversely with interest rates, and may be affected by other market and economic factors affecting the State of California as well. See "Risk Factors."

ARE MY INVESTMENTS INSURED? Any guarantee by the U.S. Government, its agencies, or any instrumentalities of the securities in which any Fund invests guarantees only the payment of principal and interest on the guaranteed security, and does not guarantee the yield or value of the security or yield or value of shares of that Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

WHO IS THE ADVISOR? MERUS-UCA Capital Management, a division of Union Bank of California, N.A., serves as the Advisor to the Fund. See "The Advisor."

WHO IS THE ADMINISTRATOR? SEI Financial Management Corporation serves as the Administrator of the Trust. See "The Administrator."

WHO IS THE SHAREHOLDER SERVICING AGENT? State Street Bank and Trust Company serves as transfer agent, dividend disbursing agent, and shareholder servicing agent for the Investment Class shares of the Trust (except for the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds). See "Shareholder Servicing Agent."

WHO IS THE DISTRIBUTOR? SEI Financial Services Company acts as distributor of the Trust's shares. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on days on which both the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment is $2,000 ($1,000 for IRAs). A purchase order will be effective if the Distributor receives an order prior to 4:00 p.m., Eastern time. Purchase orders for shares will be executed at a per share price equal to the asset value next determined after the purchase order is effective (plus any applicable sales charge). Redemption orders must be placed prior to 4:00 p.m., Eastern time on any Business Day for the order to be accepted that day. See "Purchase and Redemption of Shares."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of the Fund is distributed in the form of monthly dividends to Shareholders of record. Any capital gain is distributed at least annually. Distributions are paid in additional shares unless the Shareholder elects to take the payment in cash. See "Dividends."

 3

SHAREHOLDER TRANSACTION EXPENSES                                INVESTMENT CLASS
(As a percentage of offering price)

                                       CALIFORNIA INTERMEDIATE
                                          TAX-FREE BOND FUND
------------------------------------------------------------------------------------------------------
Maximum Sales Charge Imposed on Purchases.....................................................   3.00%
Maximum Contingent Deferred Sales Charge*.....................................................    None
Wire Redemption Fee...........................................................................     $15
* A Contingent Deferred Sales Charge of 1.00% will be assessed against the proceeds of any redemption request relating to Investment Class shares of the Fund that were purchased without a sales charge in reliance upon the waiver accorded to purchases in the amount of $1 million or more, but only where such redemption request is made within 1 year of the date the shares were purchased.
ANNUAL OPERATING EXPENSES
(As a percentage of average net assets)
------------------------------------------------------------------------------------------------------
Advisory Fee (After Fee Waivers)(1)...........................................................    .01%
12b-1 Fees (After Fee Waivers)(2).............................................................    .00%
Other Expenses................................................................................    .21%
------------------------------------------------------------------------------------------------------
Total Operating Expenses (After Fee Waivers)(1)(2)(3).........................................    .22%
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) The Advisor has agreed to waive its fee to the extent necessary to limit Total Operating Expenses to 0.22%. Absent such waiver, the advisory fee would have been .50%. The Advisor may terminate its waiver at any time in its sole discretion.
(2) Absent voluntary fee waivers, 12b-1 Fees would be .40% for the Fund. The Distributor reserves the right to terminate its waiver at any time in its sole discretion.
(3) "Total Operating Expenses" have been restated to reflect current expenses and fee waivers. Absent fee waivers, "Total Operating Expenses" would have been 1.11%.

EXAMPLE:

----------------------------------------------------------------------------------------------------------
                                                                         1 YR.   3 YRS.   5 YRS.   10 YRS.
----------------------------------------------------------------------------------------------------------
An investor would pay the following expenses on a $1,000 investment assuming (1) imposition of the maximum sales charge; (2) 5%
  annual return and (3) redemption at the end of each time
  period...........................................................       $32      $37      $42      $57
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

THE EXAMPLE IS BASED UPON THE TOTAL OPERATING EXPENSES OF THE FUND AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Investment Class shares of the Fund. The Trust also offers Institutional Class shares of the Fund which are subject to the same expenses, except there are no sales charges or distribution costs. Additional information may be found under "The Administrator" and "The Advisor."

The rules of the Securities and Exchange Commission require that the maximum sales charge be reflected in the above table. However, certain investors may qualify for reduced sales charges. See "Purchase and Redemption of Shares."

Long-term Shareholders may pay more than the equivalent of the maximum front-end sales charges otherwise permitted by the Rules of the National Association of Securities Dealers ("NASD").

 4

FINANCIAL HIGHLIGHTS

The following information has been audited by Arthur Andersen LLP, the Trust's independent accountants, as indicated in their report dated March 21, 1996 on the Trust's financial statements as of January 31, 1996, included in the Trust's Statement of Additional Information under "Financial Information." This table should be read in conjunction with the Trust's financial statements and notes thereto. Additional performance information is set forth in the Trust's 1996 Annual Report to Shareholders, and is available without charge by calling 1-(800) 734-2922.

FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR

                                      INVESTMENT ACTIVITIES
                            NET     --------------------------     DISTRIBUTIONS       NET                  NET
                           ASSET                 NET REALIZED   -------------------   ASSET               ASSETS,      RATIO
                          VALUE,       NET      AND UNREALIZED     NET               VALUE,                 END     OF EXPENSES
                         BEGINNING  INVESTMENT   GAIN (LOSS)    INVESTMENT  CAPITAL    END     TOTAL     OF PERIOD  TO AVERAGE
                         OF PERIOD    INCOME    ON INVESTMENTS    INCOME     GAINS  OF PERIOD  RETURN      (000)    NET ASSETS
---------------------------------------------------------------------------------------------------------------------
-----------------------------------------------
CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND
-----------------------------------------------
 INVESTMENT CLASS (**)
 FOR THE YEARS ENDED JANUARY 31,:
 1996                       8.94       0.470         0.918        (0.487)     --       9.84    15.84 %      4,266       0.23%
 1995                      10.03       0.439       (1.077)        (0.452)    --        8.94    (6.33 )%     4,882       0.50%
 1994 (1)                  10.00       0.115         0.020        (0.105)    --       10.03     4.67 %*     2,830       0.50%*

                                                          RATIO OF
                             RATIO                     NET INVESTMENT
                          OF EXPENSES     RATIO OF       INCOME TO
                          TO AVERAGE   NET INVESTMENT     AVERAGE
                          NET ASSETS       INCOME        NET ASSETS   PORTFOLIO
                           EXCLUDING     TO AVERAGE      EXCLUDING    TURNOVER
                          FEE WAIVERS    NET ASSETS     FEE WAIVERS     RATE
-------------------------------------------------------------------------------------
-----------------------------------------------
CALIFORNIA INTERMEDIATE TAX-FREE BOND FUND
-----------------------------------------------
 INVESTMENT CLASS (**)
 FOR THE YEARS ENDED JANUARY 31,:
 1996                         1.12%         4.93%           4.04%        30%
 1995                         1.12%         4.92%           4.30%        22%
 1994 (1)                     1.13%*        4.26%*          3.63%*       19%

    * Annualized.
   ** Total return does not reflect the sales charge.
  (1) Commenced operations on October 15, 1993.

 5

THE TRUST

STEPSTONE FUNDS (formerly Union Investors Funds) (the "Trust") is a diversified, open-end management investment company that offers units of beneficial interest ("shares") in fourteen separate funds. Shareholders may purchase shares of twelve of the Funds through two separate classes of shares (Institutional and Investment Classes) and through three separate classes of the Money Market and Treasury Money Market Funds (Institutional, Investment and Cash Sweep Classes), which provide for variations in sales charges, distribution costs, voting rights and dividends. Except for these differences among the classes, each share of each fund represents an equal proportionate interest in that fund. This Prospectus relates to the Investment Class shares of the Trust's California Intermediate Tax-Free Bond Fund (the "Fund"). Information regarding the Trust's other funds is contained in separate prospectuses that may be obtained from the Trust's Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

INVESTMENT OBJECTIVE

The California Intermediate Tax-Free Bond Fund seeks to provide high current income that is exempt from federal and State of California income taxes.

There can be no assurance that the Fund's investment objective will be met.

INVESTMENT POLICIES

Under normal market conditions, the Fund will invest primarily in bonds and notes issued by the State of California, its agencies, instrumentalities, and political sub-divisions, the income on which is exempt from regular federal and State of California personal income taxes ("California Municipal Securities"). The Fund may also invest in bonds and notes of other states, territories, and possessions of the U.S. and their agencies, authorities, instrumentalities and political sub-divisions which are exempt from federal income taxes, and in shares of other investment companies, specifically money market funds, which have similar investment objectives.

Under normal market conditions, at least 80% of the Fund's assets will be invested in bonds and notes rated AAA, AA, A or BBB by Standard & Poor's Corporation ("S&P"), Aaa, Aa, A or Baa by Moody's Investors Service ("Moody's"), or AAA, AA, A or BBB by Fitch Investors Service ("Fitch") and which pay interest that is not treated as a preference item for purposes of the federal alternative maximum tax. The Fund may purchase unrated securities that are determined by the Advisor to be of comparable quality at the time of purchase pursuant to quality standards set by the Board of Trustees. In the event that a security owned by the Fund is downgraded below the stated ratings categories, the Advisor will take appropriate action with regard to the security.

Under California law, a mutual fund must have at least 50% of its total assets invested in California Municipal Securities at the end of each quarter of its taxable year in order to be eligible to pay California residents dividends that are wholly or partially exempt from California personal income taxes. Accordingly, the Fund intends to maintain at least 65% of its assets in California Municipal Securities and may invest up to 100% of its assets in such securities.

The Fund has no restrictions on the maturity of municipal securities in which it may invest. The dollar-weighted average portfolio maturity of the Fund will be from three to ten years. Accordingly, the Fund seeks to invest in municipal securities of such maturities which, in the judgment of the Advisor, will provide a high level of current income consistent with prudent investment, with consideration given to market conditions.

The Fund may purchase securities on a forward commitment or a when-issued basis where such purchases are for investment and not for leveraging purposes; however, the Fund may sell these securities before the settlement date if it is deemed advisable. No additional forward

 6

commitments will be made if more than 20% of the Fund's net assets would be so committed.

The Fund may invest in securities which have not been registered under the Securities Act of 1933 (Rule 144A Securities). The Fund will restrict its investment in illiquid securities to 15% of its net assets.

CALIFORNIA MUNICIPAL SECURITIES

The two principal classifications of California Municipal Securities are "general obligation" and "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of principal and interest. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source. Private activity bonds (formerly known as industrial revenue bonds) are generally revenue bonds.

Certain California Municipal Securities are municipal lease revenue obligations (or certificates of participation or "COPs"), which typically provide that the municipality has no obligation to make lease or installment payments in future years unless money is appropriated for such purpose. While the risk of non-appropriation is inherent to COP financing, this risk is mitigated by the Fund's policy to invest in COPs that are rated in one of the four highest rating categories used by Moody's, S&P, or Fitch.

California Municipal Securities also include so-called Mello-Roos and assessment district bonds, which are usually unrated instruments issued to finance the building of roads and other public works and projects that are primarily secured by real estate taxes levied on property located in the local community. Most of these bonds do not seek agency ratings because the issues are too small, and in most cases, the purchase of these bonds are based upon the Advisor's determination that it is suitable for the Fund.

The Fund may also purchase, subject to a limit of 15% of its assets, California Municipal Securities that are variable rate demand notes (or VRDNs).

For temporary defensive purposes during periods when the Advisor determines that market conditions warrant, the Fund may invest up to 25% of its assets in taxable money market instruments consisting of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, receipts, including TR's, TIGR's and CATS, money market funds, repurchase agreements, and commercial paper rated at least A-1 by S&P, or P-1 by Moody's, or Fitch-1 by Fitch. The Fund also may hold a portion of its assets in cash. The Fund will not be pursuing its investment objective to the extent that a substantial portion of its assets is invested in money market securities, and the Fund may pay taxable dividends to shareholders as a result.

For further information see "Description of Permitted Investments."

RISK FACTORS

The ability of the State of California and its political sub-divisions to raise money through property taxes and to increase spending has been the subject of considerable debate and various constitutional initiatives and other limitations. This process, and associated legal challenges, remains on-going. It is not possible to predict the ultimate effect of these constitutional initiatives, nor can there be any assurance that additional initiatives will not be introduced in the coming years.

The market value of the Fund's fixed income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Changes by recognized rating agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Changes in the value of fund securities will not affect cash

 7

income derived from these securities, but will affect the Fund's net asset value.

Securities rated BBB by S&P or Fitch or Baa by Moody's are deemed by these rating services to have some speculative characteristics, and adverse economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds.

INVESTMENT LIMITATIONS

The Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States or its agencies and instrumentalities and repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer provided, however, that the Fund may invest up to 25% of its total assets without regard to this restriction as permitted by applicable law.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities and repurchase agreements involving such securities, and provided further, that utilities as a group will not be considered to be one industry, and wholly-owned subsidiaries organized to finance the operations of their parent companies will be considered to be in the same industries as their parent companies.

3. Make loans, except that the Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies; and (b) enter into repurchase agreements.

The foregoing percentages will apply at the time of the purchase of a security. Additional fundamental and non-fundamental investment limitations are set forth in the Statement of Additional Information.

FUNDAMENTAL POLICIES

The investment objective and certain of the investment limitations are fundamental policies of the Fund. Fundamental policies cannot be changed with respect to the Fund without the consent of a majority of the Fund's outstanding shares.

THE ADVISOR

The Trust and MERUS-UCA Capital Management, a division of Union Bank of California, N.A. (the "Advisor"), have entered into an advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Advisor makes the investment decisions for the assets of the Fund and continuously reviews, supervises and administers the Fund's investment program. The Advisor discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Advisor and are not guaranteed by the FDIC or any other governmental agency.

Under the Advisory Agreement, the Advisor is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .50% of the average daily net assets of the Fund. The Advisor may from time to time waive all or a portion of its fee in order to limit the operating expenses of the Fund. Any such waiver is voluntary and may be terminated at any time in the Advisor's sole discretion.

For the fiscal year ended January 31, 1996, Union Bank, predecessor of the Advisor, was paid an advisory fee of .03% of the average daily net assets of the Fund.

MERUS-UCA Capital Management (the "Advisor"), 475 Sansome Street, San Francisco, California 94111, the investment management division of Union Bank of California, N.A., manages the day-to-day operations of the Fund. On April 1, 1996, Union Bank, the Trust's then-investment

 8

advisor, combined with The Bank of California, N.A., and the resulting bank changed its name to Union Bank of California, N.A. At the same time, the banks' investment management divisions were combined. Each of Union Bank and The Bank of California, N.A., (or its predecessor bank) has been in banking since the early 1900's and historically, each has had significant investment functions within its trust and investment division. Union Bank of California, N.A., is a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd.

Robert Bigelow has served as team leader of the Fund since October, 1994. Prior to joining the Advisor's predecesser, Union Bank, in June, 1994, Mr. Bigelow served as a portfolio manager at City National Bank from January, 1986 to June, 1994.

As of April 1, 1996, the Advisor managed approximately $12 billion in individual portfolios and collective funds. The Advisor's clients range from pension funds, national labor union plans and foundations to personal investments and trust portfolios.

THE ADMINISTRATOR

SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of SEI Corporation ("SEI"), and the Trust are parties to an administration agreement dated January 30, 1991 (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with certain management services including all necessary office space, equipment, personnel, and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of Trust assets up to $1 billion, .12% of assets between $1 billion and $2 billion and .10% of assets over $2 billion. The Administrator may waive its fee or reimburse various expenses to the extent necessary to limit the total operating expenses of the Fund's Investment Class shares. Any such waiver is voluntary, and may be terminated at any time in the Administrator's sole discretion.

THE SHAREHOLDER SERVICING AGENT

State Street Bank and Trust Company serves as the transfer agent, dividend disbursing agent, and shareholder servicing agent for the Investment Class shares of the Trust (except for the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds).

DISTRIBUTION

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, and the Trust are parties to a distribution agreement ("Distribution Agreement"). The Distribution Agreement is renewable annually and may be terminated by the Distributor, by a majority vote of the Disinterested Trustees or by a majority vote of the outstanding securities of the Trust upon not more than 60 days written notice by either party, or upon assignment by the Distributor.

The Investment Class shares have a distribution plan ("Investment Class Plan"). The Distribution Agreement and the Investment Class Plan provide that the Investment Class shares of the Fund may bear the following distribution expenses: (1) the cost of prospectuses, reports to shareholders, sales literature and other materials for potential investors; (2) advertising; and (3) expenses incurred in connection with the promotion and sale of the Trust's shares, including the Distributor's expenses for travel, communication, and compensation and benefits for sales personnel. In addition, the Trust pays the Distributor a fee of up to .40% of the Fund's Investment Class shares average daily net assets, of which a maximum of .25% may be used to compensate broker/dealers and service providers which provide administrative and/or distribution services to Investment Class Shareholders or to their other customers who beneficially own Investment Class shares.

HOW TO PURCHASE SHARES

GENERAL INFORMATION

Purchases and redemptions of shares of the Fund may be made on days on which both the New York

 9

Stock Exchange and the Federal Reserve wire system are open for business. ("Business Days"). The minimum initial investment is $2,000 ($1,000 for IRAs); however, the minimum investment may be waived in the Distributor's discretion. All subsequent purchases must be at least $1,000 ($500 for IRAs).

Purchase orders for shares will be executed at a per share price equal to the net asset value next determined after the receipt of the purchase order by the Distributor (plus any applicable sales charge). The purchase price of shares of the Fund is the net asset value next determined after a purchase order is received and accepted by the Trust (plus a sales charge). The net asset value per share of the Fund is determined by dividing the total market value of the Fund's investments and other assets, less any liabilities, by the total number of outstanding shares of the Fund. Net asset value per share is determined daily as of 4:00 p.m., Eastern time, on any Business Day. Purchases will be made in full and fractional shares of the Trust calculated to three decimal places. The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order.

Shares of the Fund are offered only to residents of states in which the shares are eligible for purchase.

HOW TO PURCHASE BY MAIL

You may purchase shares of the Fund by completing and signing an Account Application form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "Stepstone Funds (Fund Name)," to the Transfer Agent at P.O. Box 8416, Boston, Massachusetts 02266-8416. All purchases made by check should be in U.S. dollars and made payable to the "Stepstone Funds (Fund Name)." Third party checks, credit card checks or cash will not be accepted. You may purchase more shares at any time by mailing payment also to the Transfer Agent at the above address. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your purchase will be canceled and you could be liable for any losses or fees incurred.

You may obtain Account Application Forms by calling the Distributor at 1-800-734-2922.

HOW TO PURCHASE BY WIRE

You may purchase shares by wiring Federal funds, provided that your Account Application has been previously received. You must wire funds to the Transfer Agent and the wire instructions must include your account number. You must call the Transfer Agent at 1-800-734-2922 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day of the wire; provided that the shareholder wires funds to the Transfer Agent prior to 4:00 p.m., Eastern time, if the Transfer Agent does not receive the wire by 4:00 p.m., Eastern time, the order will be executed on the next Business Day.

HOW TO PURCHASE THROUGH AN AUTOMATIC
INVESTMENT PLAN ("AIP")

You may arrange for periodic additional investments in the Fund through automatic deductions by Automated Clearing House ("ACH") from a checking account by completing this section in the Account Application form. The minimum pre-authorized investment amount is $100 per month. The AIP is available only for additional investments to an existing account.

HOW TO PURCHASE THROUGH FINANCIAL INSTITUTIONS

Shares may be purchased through financial institutions, including the Adviser, that provide distribution assistance or shareholder services. Shares purchased by persons ("Customers") through financial institutions may be held of record by the financial institution. Financial institutions may impose an earlier cut-off time for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the Transfer Agent for effectiveness the same day.

 10

Customers should contact their financial institution for information as to that institution's procedures for transmitting purchase, exchange or redemption orders to the Trust.

Customers who desire to transfer the registration of shares beneficially owned by them but held of record by a financial institution should contact the institution to accomplish such change.

Depending upon the terms of a particular Customer account, a financial institution may charge a Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution.

SALES CHARGES

The following table shows the regular sales charge on Investment Class shares to a "single purchaser" (defined below), together with the dealer discount paid to dealers and the agency commission paid to brokers (collectively the "commission"):

                           SALES
                           CHARGE       SALES      COMMISSION
                            AS A      CHARGE AS       AS A
                         PERCENTAGE   PERCENTAGE   PERCENTAGE
                             OF         OF NET         OF
                          OFFERING      AMOUNT      OFFERING
  AMOUNT OF PURCHASE       PRICE       INVESTED      PRICE
------------------------------------------------------
         0- $ 99,999...     3.00%        3.09%        2.70%
$  100,000- $249,999...     2.50%        2.56%        2.25%
$  250,000- $499,999...     2.00%        2.04%        1.80%
$  500,000- $999,999...     1.50%        1.52%        1.35%
$1,000,000- and Over...     0.00%*       0.00%        0.00%

---------------
* A contingent deferred sales charge of 1.00% will be assessed against any proceeds of any redemption of such Investment Class shares prior to one year from date of purchase.

The commissions shown in the table apply to sales through authorized dealers and brokers. Under certain circumstances, the Distributor may use its own funds to compensate financial institutions and intermediaries in amounts that are additional to the commissions shown above. In addition, the Distributor may, from time to time and at its own expense, provide promotional incentives in the form of cash or other compensation to certain financial institutions and intermediaries whose registered representatives have sold or are expected to sell significant amounts of the Investment Class shares of the Fund. Such other compensation may take the form of payments for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives to places within or without the United States. Under certain circumstances, commissions up to the amount of the entire sales charge may be reallowed to dealers or brokers, who might then be deemed to be "underwriters" under the Securities Act of 1933. Commission rates may vary among the Funds.

In calculating the sales charge rates applicable to current purchases of a Fund's shares, a "single purchaser" is entitled to cumulate current purchases with net purchases of previously purchased shares of the Fund and other of the Trust's funds (the "Eligible Funds") which are sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of the Fund for their own account or for trust or custodial accounts for their minor children, or (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), including related plans of the same employer. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Distributor for such entitlement at the time of purchase and provide the account number(s) of the investor, the investor and spouse, and their minor children, and give the age of such children. The Fund may amend or terminate this right of accumulation at any time as to subsequent purchases.

LETTER OF INTENT. By initially investing at least $2,000 and submitting a Letter of Intent (the "Letter") to the Distributor, a "single purchaser" may purchase shares of the Fund and the other Eligible Funds during a 13-month period at the reduced sales charge rates applying to the aggregate amount of the intended purchases stated in the Letter. The Letter may apply to

 11

purchases made up to 90 days before the date of the Letter. To receive credit for such prior purchases and later purchases benefitting from the Letter, the Shareholder must notify the Transfer Agent at the time the Letter is submitted that there are prior purchases that may apply, and, at the time of later purchases, notify the Transfer Agent that such purchases are applicable under the Letter.

RIGHTS OF ACCUMULATION. In calculating the sales charge rates applicable to current purchases of Investment Class shares, a "single purchaser" is entitled to cumulate current purchases with the current market value of previously purchased Investment Class shares of the Fund sold subject to a comparable sales charge.

To exercise your right of accumulation based upon shares you already own, you must ask the Distributor for this reduced sales charge at the time of your additional purchase and provide the account number(s) of the investor, as applicable, the investor and spouse, and their minor children. The Fund may amend or terminate this right of accumulation at any time as to subsequent purchases.

WAIVER OF SALES LOAD. No sales charge is imposed on Investment Class shares of the Fund: (i) issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Trust is a party; (ii) sold to dealers or brokers that have a sales agreement with the Distributor, for their own account or for retirement plans for their employees or sold to employees (and their spouses) of dealers or brokers that certify to the Distributor at the time of purchase that such purchase is for their own account (or for the benefit of such employees' minor children); (iii) in aggregate purchases of $1 million or more by tax-exempt organizations enumerated in Section 501(c) of the Code, or employee benefit plans created under Sections 401, 403(b) or 457 of the Code;
(iv) sold to employees and families of the Advisor and its affiliates; (v) sold to fiduciary accounts of the Advisor and its affiliates; or (vi) purchased with proceeds from the recent redemption of shares of a mutual fund with similar investment objectives and policies for which a sales charge was paid.

The waiver of the sales charge under circumstance (vi) above applies only if the purchase is made within 60 days of the redemption and if conditions imposed by the Distributor are met. This waiver policy with respect to the purchase of shares through the use of proceeds from a recent redemption as described in circumstance (vi) above will not be continued indefinitely, and may be discontinued at any time without notice. Investors should contact the Distributor to determine whether they are eligible to purchase shares without paying a sales charge through the use of proceeds from a recent redemption as described above and to confirm continued availability of this waiver policy prior to initiating the procedures described in circumstance (vi).

REDEMPTION OF SHARES

You may redeem your shares without charge on any Business Day. There is, however, a $15 charge for wiring redemption proceeds to a shareholder's designated account. Shares may be redeemed by mail, by telephone or through a pre-arranged systematic withdrawal plan. Investors who own shares held by a financial institution should contact that institution for information on how to redeem shares.

BY MAIL

A written request for redemption must be received by the Transfer Agent, P.O. Box 8416, Boston, Massachusetts 02266-8416 in order to constitute a valid redemption request.

If the redemption request exceeds $5,000, or if the request directs the proceeds to be sent or wired to an address different from that of record, the Transfer Agent may require that the signature on the written redemption request be guaranteed. You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union, securities exchange or association, clearing agency or savings association. Notaries public cannot guarantee

 12

signatures. The signature guarantee requirement will be waived if all of the following conditions apply: (1) the redemption is for not more than $5,000 worth of shares, (2) the redemption check is payable to the shareholder(s) of record, and (3) the redemption check is mailed to the shareholder(s) at his or her address of record.

BY TELEPHONE

You may redeem your shares by calling the Transfer Agent at 1-800-734-2922. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request or redemption. You may have the proceeds mailed to your address or wired to a commercial bank account previously designated on your Account Application. There is no charge for having redemption proceeds mailed to you, but there is a $15 charge for wiring redemption proceeds.

You may request a wire redemption for redemptions in excess of $500 by calling the Transfer Agent at 1-800-734-2922 who will deduct a wire charge of $15 from the amount of the wire redemption. Shares cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

Neither the Transfer Agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon wire or telephone instructions that it reasonably believes to be genuine. The Trust and Transfer Agent will each employ reasonable procedures to confirm that instructions, communicated by telephone are genuine. Such procedures may include taping of telephone conversations.

If market conditions are extraordinarily active or other extraordinary circumstance exist, and you experience difficulties placing redemption orders by telephone, you may consider placing your order by mail.

SYSTEMATIC WITHDRAWAL PLAN ("SWP")

The Fund offers a Systematic Withdrawal Plan ("SWP"), which you may use to receive regular distributions from your account. Upon commencement of the SWP, your account must have a current net asset value of $5,000 or more. You may elect to receive automatic payments via check or ACH of $100 or more on a monthly, quarterly, semi-annual or annual basis. You may arrange to receive regular distributions from your account via check or ACH by completing this section in the Account Application form.

To participate in the SWP, you must have your dividends automatically reinvested. You should realize that if your automatic withdrawals exceed income dividends, your invested principal in the account will be depleted. Thus, depending on the frequency and amounts of the withdrawal payments and/or any fluctuations in the net asset value per share, your original investment could be exhausted entirely. You may change or cancel the SWP at any time on written notice to the Transfer Agent. The Transfer Agent may require that the signature on the written notice be guaranteed.

It is generally not in your best interest to be participating in the SWP at the same time that you are purchasing additional shares if you have to pay a sales load in connection with such purchases.

OTHER INFORMATION REGARDING REDEMPTIONS.

Shareholders who desire to redeem shares of the Trust must place their redemption orders prior to 4:00 p.m., Eastern time, on any Business Day for the order to be accepted on that Business Day. The redemption price is the net asset value of the Fund next determined after receipt by the Distributor of the redemption order. Payment on redemption will be made as promptly as possible and, in any event, within seven calendar days after the redemption order is received.

Payment to shareholders for shares redeemed will be made within seven days after the Transfer Agent receives the valid redemption request. At various times, however, a Fund may be requested to redeem shares for which it has not yet received good payment; collection of payment may take ten or more days. In such circumstances, the redemption request will be rejected by the Fund. Once a Fund has received good payment for the

 13

shares a shareholder may submit another request for redemption.

Due to the relatively high costs of handling small investments, each Fund reserves the right to redeem your shares at net asset value, if, your account in any Fund has a value of less than the minimum initial purchase amount. Accordingly, if you purchase shares of any Fund in only the minimum investment amount, you may be subject to involuntary redemption if you redeem any shares. Before any Fund exercises its right to redeem such shares you will be given notice that the value of the shares in your account is less than the minimum amount and will be allowed 60 days to make an additional investment in such Fund in an amount which will increase the value of the account to at least the minimum amount.

PURCHASES BY EXCHANGE

As permitted pursuant to any rule, regulation or order promulgated by the Securities and Exchange Commission, shareholders of Investment Class shares of other Funds of the Trust that have similar sales charge schedules may tender their shares of those Funds for exchange into the number of shares (including fractional shares) which have a value equal to the total net asset value of shares tendered divided by the net asset value of Investment Class shares of the Fund next determined after such order is received. Shares issued pursuant to this offer will not be subject to the sales charge described above or any other charge. The Fund may modify or terminate this exchange offer at any time upon 60 days' notice.

PERFORMANCE

From time to time, the Fund may advertise yield and total return. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of the Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the same amount of income generated by the investment during that period is generated in each 30-day period over one year, and is shown as a percentage of the investment.

The total return of the Fund refers to the average compounded rate of return to a hypothetical investment for designated time periods (including, but not limited to, the period from which the Fund commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gain distributions. The total return of the Fund may also be quoted as a dollar amount or on an aggregate basis, an actual basis, without inclusion of any sales charge, or with a reduced sales charge in advertisements distributed to investors entitled to a reduced sales charge.

The Fund may periodically compare its performance to the performance of: other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), financial and business publications and periodicals; broad groups of comparable mutual funds; unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs; or other investment alternatives. The Fund may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance, and Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the U.S. The Fund may use long-term performance of these capital markets to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. The Fund may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Fund may quote various measures of volatility and benchmark correlation in advertising, and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark

 14

correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

The performance of Institutional Class shares will normally be higher than for Investment Class shares because the Institutional Class is not subject to distribution expenses generally charged to the Investment Class shares.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action. No attempt has been made to provide a detailed explanation of the federal, state, or local income tax treatment of the Fund or its Shareholders. In addition, state and local tax consequences of an investment in the Fund may differ from the federal income tax consequences described below. Accordingly, Shareholders are urged to consult their tax advisors regarding specific questions as to federal, state and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUND:

The Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other Funds. The Fund intends to qualify for the special tax treatment afforded regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code"), so that it will be relieved of federal income tax on that part of its net investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss) distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS:

The Fund will distribute all of its net investment income (including net short-term capital gain) to Shareholders. If, at the close of each quarter of its taxable year, at least 50% of the value of the Fund's assets consists of obligations the interest on which is excludable from gross income, the Fund may pay "exempt-interest dividends" to its Shareholders. Those dividends constitute the portion of the aggregate dividends as designated by the Fund, equal to the excess of the excludable interest over certain amounts disallowed as deductions. Exempt-interest dividends are excludable from a Shareholder's gross income for federal income tax purposes, but may have certain collateral federal income tax consequences, including alternative minimum tax. Additional information concerning taxes is set forth in the Statement of Additional Information.

Current federal tax law limits the types and volume of bonds qualifying for the federal income tax exemption of interest, which may have an effect on the ability of the Fund to purchase sufficient amounts of tax-exempt securities to satisfy the Code's requirements for the payment of "exempt-interest" dividends.

Any dividends paid out of income realized by the Fund on taxable securities will be taxable to Shareholders as ordinary income, whether received in cash or in additional shares, to the extent of the Fund's earnings and profits and will not qualify for the dividends received deductions for corporate shareholders.

Distributions of net capital gain also do not qualify for the dividends-received deduction and are taxable to shareholders as long-term capital gain, regardless of how long a Shareholder has held Fund shares, and regardless of whether the distributions are received in cash or in additional shares. The Fund will make annual reports to Shareholders of the federal income tax status of all distributions.

With respect to investments in STRIPS, TR's, TIGR's and CATS, which are sold at original issue discount and thus do not make periodic cash interest payments, the Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because the Fund

 15

distributes all of its net investment income to shareholders, the Fund may have to sell Fund securities to distribute such imputed income, which may occur at a time when the Advisor would not have chosen to sell such securities and which may result in a taxable gain or loss.

Dividends declared by the Fund in October, November or December of any year and payable to Shareholders of record on a date in that month will be deemed to have been paid by the Fund and received by the Shareholders on December 31 of the year declared if paid by the Fund any time during the following January.

The Fund intends to make sufficient distributions prior to the end of each calendar year to avoid liability for the federal excise tax applicable to regulated investment companies.

Investment income received directly by the Fund on direct U.S. obligations is exempt from tax at the state level, and may be exempt, depending on the state, when received by a Shareholder as income dividends from the Fund provided certain state-specific conditions are satisfied. Interest received on repurchase agreements collateralized by U.S. government obligations normally is not exempt from state tax. The Fund will inform Shareholders annually of the percentage of income and distributions derived from direct U.S. Treasury obligations. Shareholders should consult their tax advisors to determine whether any portion of the income dividends received from the Fund is considered tax exempt in their particular state.

Each sale, exchange, or redemption of Fund shares is a taxable transaction to the Shareholder.

Furthermore, entities or persons who are "substantial users" (or persons related to "substantial users") of facilities financed by "private activity bonds" or "industrial development bonds" should consult their tax advisors before purchasing shares. (See the Statement of Additional Information.)

CALIFORNIA TAXES:

The Fund intends to qualify to pay dividends to Shareholders that are exempt from California personal income tax ("California exempt-interest dividends"). The Fund will qualify to pay California exempt-interest dividends if (1) at the close of each quarter of the Fund's taxable year, at least 50 percent of the value of the Fund's total assets consists of obligations the interest on which would be exempt from California personal income tax if the obligations were held by an individual ("California Tax Exempt Obligations") and (2) the Fund continues to qualify as a regulated investment company.

If the Fund qualifies to pay California exempt-interest dividends, dividends distributed to Shareholders will be considered California exempt-interest dividends (1) if they are designated as exempt-interest dividends by the Fund in a written notice to Shareholders mailed within 60 days of the close of the Fund's taxable year and (2) to the extent the interest received by the Fund during the year on California Tax Exempt Obligations exceeds expenses of the Fund that would be disallowed under California personal income tax law as allocable to tax-exempt interest if the Fund were an individual. If the aggregate dividends so designated exceed the amount that may be treated as California exempt-interest dividends, only that percentage of each dividend distribution equal to the ratio of aggregate California exempt-interest dividends to aggregate dividends so designated will be treated as a California exempt-interest dividend. The Fund will notify Shareholders of the amount of California exempt-interest dividends each year.

Corporations subject to California franchise tax that invest in the Fund may not be entitled to exclude California exempt-interest dividends from income.

Dividend distributions that do not qualify for treatment as California exempt-interest dividends will be taxable to Shareholders at ordinary income tax rates for California personal income tax

 16

purposes to the extent of the Fund's earnings and profits.

Interest on indebtedness incurred or continued by a Shareholder in connection with the purchase of shares of the Fund will not be deductible for California personal income tax purposes if the Fund distributes California exempt-interest dividends.

The foregoing is a general, abbreviated summary of certain of the provisions of the California Revenue and Taxation Code presently in effect as they directly govern the taxation of Shareholders subject to California personal income tax. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Fund transactions. Shareholders are advised to consult with their own tax advisors for more detailed information concerning California tax matters.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated October 16, 1990. The Declaration of Trust permits the Trust to offer separate series of shares and different classes of each fund. In addition to the Fund, the Trust consists of the following funds: Treasury Money Market Fund, Money Market Fund, California Tax-Free Money Market Fund, Growth Equity Fund, Value Momentum Fund, Limited Maturity Government Fund, Balanced Fund, Intermediate-Term Bond Fund, Blue Chip Growth Fund, Emerging Growth Fund, Convertible Securities Fund, Government Securities Fund and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund, and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

The Trust pays its expenses, including audit and legal expenses, expenses of preparing and printing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under federal and state securities laws, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses. Please refer to "Financial Highlights" in this prospectus for more information regarding the Trust's expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the Shareholder of record to one vote. Shareholders of each fund or class will vote separately on matters relating solely to such fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings, but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon the written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting in connection with such matters.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

 17

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to Stepstone Funds, P.O. Box 8416, Boston, Massachusetts 02266-8416.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of the Fund is distributed in the form of monthly dividends to Shareholders of record. Currently, capital gains of the Fund, if any, will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares at the net asset value next determined following the record date, unless the Shareholder has elected to take such payment in cash. Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the change.

Dividends and distributions of the Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

The dividends payable on Investment Class shares will typically be lower than dividends payable on Institutional Class shares because of the distribution expenses charged to Investment Class shares.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

CUSTODIAN

CoreStates Bank, N.A. Broad and Chestnut Streets, P.O. Box 7618, Philadelphia, Pennsylvania 19101 (the "Custodian"), acts as Custodian of the assets of the Fund. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940, as amended.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of the permitted investments for the Fund:

DERIVATIVES--Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options (e.g., puts and calls), options on futures, swap agreements, and some mortgage-backed securities (CMOs, REMICs, IOs and POs). See elsewhere in this "Description of Permitted Investments" for discussions of these various instruments, and see "Investment Objectives and Policies" for more information about any policies and limitations applicable to their use.

MONEY MARKET INSTRUMENTS--Money market securities are high-quality, dollar-denominated, short-term, debt instruments. They consist of: (i) bankers' acceptances, certificates of deposits, notes and time deposits of highly-rated U.S. banks and U.S. branches of foreign banks; (ii) U.S. Treasury obligations and obligations of agencies and instrumentalities of the U.S. Government; (iii) high-quality commercial paper issued by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations that issue high-quality commercial paper; and (v) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers.

MUNICIPAL FORWARDS--Municipal Forwards are forward commitments for the purchase of tax-exempt bonds with a specified coupon to be delivered by an issuer at a future date, typically exceeding 45 days but normally less than one year after the commitment date. Municipal forwards are normally used as a refunding mechanism for bonds that may only be redeemed on a designated future date. As with forward commitments and when-issued securities, municipal forwards are subject to market fluctuations due to changes, real or anticipated, in market interest rates between the

 18

commitment date and the settlement date and will have the effect of leveraging the Fund's assets. Municipal forwards may be considered to be illiquid investments. The Fund will maintain liquid, high-grade securities in a segregated account in an amount at least equal to the purchase price of the municipal forward.

MUNICIPAL SECURITIES--Municipal securities consist of (i) debt obligations issued by or on behalf of public authorities to obtain funds to be used for various public facilities, for refunding outstanding obligations, for general operating expenses and for lending such funds to other public institutions and facilities, and (ii) certain private activity and industrial development bonds issued by or on behalf of public authorities to obtain funds to provide for the construction, equipment, repair or improvement of privately operated facilities. Municipal notes include general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes. Municipal bonds include general obligation bonds, revenue or special obligation bonds, private activity and industrial development bonds. General obligation bonds are backed by the taxing power of the issuing municipality. Revenue bonds are backed by the revenues of a project or facility, tolls from a toll bridge, for example. The payment of principal and interest on private activity and industrial development bonds generally is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

PARTICIPATION INTERESTS--Participation interests are interests in municipal securities from financial institutions such as commercial and investment banks, savings and loan associations and insurance companies. These interests may take the form of participations, beneficial interests in a trust, partnership interests or any other form of indirect ownership that allows the Fund to treat the income from the investment as exempt from federal income tax. The Fund invests in these participation interests in order to obtain credit enhancement or demand features that would not be available through direct ownership of the underlying Municipal Securities.

RULE 144A SECURITIES--Rule 144A Securities are securities that have not been registered under the Securities Act of 1933, but which may be traded between certain qualified institutional investors, including investment companies. The absence of a secondary market may affect the value of Rule 144A Securities. The Board of Trustees of the Trust has established guidelines and procedures to be utilized to determine the liquidity of such securities.

REPURCHASE AGREEMENTS--Agreements by which the Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. The Fund will have actual or constructive possession of the securities held as collateral for the repurchase agreement. The Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from exercising its right to dispose of the collateral securities or if the Fund realizes a loss on the sale of the collateral. The Fund will enter into a repurchase agreement only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act.

U.S. GOVERNMENT AGENCY SECURITIES-- Certain federal agencies have been established as instrumentalities of the U.S. Government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. Government, are either backed by the full faith and credit of the United States (e.g., GNMA securities) or supported by the issuing agencies' right to borrow from the Treasury. The issues of other agencies are

 19

supported only by the credit of the instrumentality (e.g., FNMA securities).

U.S. TREASURY OBLIGATIONS--Bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS").

RECEIPTS--Interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks and brokerage firms and are created by depositing Treasury notes and Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates of receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Receipts" ("TR's"), "Treasury Investment Growth Receipts" ("TIGR's") and "Certificates of Accrual on Treasury Securities" ("CATS"). TR'S, TIGR'S and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying securities. See also "Taxes."

VARIABLE AND FLOATING RATE INSTRUMENTS--Obligations that may carry variable or floating rates of interest, may involve conditional or unconditional demand features and may include variable amount master demand notes. California Municipal Securities may also be acquired through the purchase of municipal forwards. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary..........................................     2
Shareholder Transaction Expenses.................     3
Annual Operating Expenses........................     3
Financial Highlights.............................     4
The Trust........................................     5
Investment Objective.............................     5
Investment Policies..............................     5
California Municipal Securities..................     6
Risk Factors.....................................     6
Investment Limitations...........................     7
Fundamental Policies.............................     7
The Advisor......................................     7
The Administrator................................     8
The Shareholder Servicing Agent..................     8
Distribution.....................................     8
How to Purchase Shares...........................     8
Redemption of Shares.............................    11
Purchases by Exchange............................    13
Performance......................................    13
Taxes............................................    14
General Information..............................    16
Description of Permitted Investments.............    17

                                STEPSTONE FUNDS

                            A Family of Mutual Funds

STEPSTONE FUNDS (the "Trust") is a mutual fund that offers a convenient and economical means of investing in professionally managed portfolios of securities. This Prospectus relates to the Trust's:

                         -- INTERMEDIATE-TERM BOND FUND
                         -- GOVERNMENT SECURITIES FUND
                         -- CONVERTIBLE SECURITIES FUND

                           INSTITUTIONAL CLASS SHARES

The Trust's Institutional Class Shares are offered to institutional investors, including UNION BANK OF CALIFORNIA, N.A. and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, their affiliates and correspondents for the investment of their own funds or funds for which they act in a fiduciary, agency or custodial capacity.

This Prospectus sets forth concisely the information about the Trust and the Funds that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated the same date as this Prospectus has been filed with the Securities and Exchange Commission and is available without charge by writing the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658, or by calling 1-(800) 734-2922. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING UNION BANK OF CALIFORNIA, N.A., BANK OF TOKYO-MITSUBISHI TRUST COMPANY OR ANY OF THEIR AFFILIATES OR CORRESPONDENTS. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

MAY 28, 1996
INSTITUTIONAL CLASS

 2

                                    SUMMARY

STEPSTONE FUNDS (the "Trust") is a diversified, open-end management investment company providing a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Institutional Class shares of the GOVERNMENT SECURITIES FUND, INTERMEDIATE-TERM BOND FUND and CONVERTIBLE SECURITIES FUND (each a "Fund"). This summary is qualified in its entirety by reference to the more detailed information provided elsewhere in the Prospectus and in the Statement of Additional Information.

WHAT ARE THE FUNDS' INVESTMENT OBJECTIVES? THE INTERMEDIATE-TERM BOND FUND seeks to provide total return. THE GOVERNMENT SECURITIES FUND seeks to achieve total return consistent with the preservation of capital by investing in a diversified portfolio of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities. THE CONVERTIBLE SECURITIES FUND seeks a high level of current income and capital appreciation by investing in convertible securities. See "Investment Objectives."

WHAT ARE THE FUNDS' PERMITTED INVESTMENTS? THE INTERMEDIATE-TERM BOND FUND invests primarily in debt instruments. THE GOVERNMENT SECURITIES FUND invests primarily in debt obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, including mortgage-backed securities issued or guaranteed by U.S. government agencies. THE CONVERTIBLE SECURITIES FUND invests primarily in convertible securities, including bonds, debentures, notes, and preferred stocks convertible into common stock. See "Investment Policies."

WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUND? The investment policies of each Fund entail certain risks and considerations of which an investor should be aware. The market value of a Fund's fixed income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the value of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. The Convertible Securities Fund may invest up to 35% of its assets in convertible bonds rated lower than Baa by Moody's Investors Service, Inc. ("Moody's") or BBB by Standard & Poor's Corporation ("S&P") and as low as Caa by Moody's or CCC by S&P, which are lower-quality, higher-yielding, high-risk debt securities. See "Risk Factors."

ARE MY INVESTMENTS INSURED? Any guarantee by U.S. Government, its agencies or instrumentalities of the securities in which any Fund invests guarantees only the payment of principal and interest on the guaranteed security and does not guarantee the yield or value of the security or yield or value of shares of that Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

WHO IS THE ADVISOR? MERUS-UCA Capital Management, a division of Union Bank of California, N.A., serves as the Advisor to the Trust. See "The Advisor."

WHO IS THE SUBADVISOR? Bank of Tokyo-Mitsubishi Trust Company serves as the SubAdvisor to the Government Securities and Convertible Securities Funds. See "The SubAdvisor."

WHO IS THE ADMINISTRATOR? SEI Financial Management Corporation serves as the Administrator of the Trust. See "The Administrator."

WHO IS THE SHAREHOLDER SERVICING AGENT? SEI Financial Management Corporation serves as transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. See "Shareholder Servicing Agent."

WHO IS THE DISTRIBUTOR? SEI Financial Services Company acts as Distributor of the Trust's shares. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on days on which both the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in the Fund's Institutional Class is $2,000. A purchase order will be effective if the Distributor receives an order prior to 4:00 p.m., Eastern time and the Custodian receives Federal funds before the close of business on the next Business Day. The purchase price is the net asset value next determined after a purchase order is received and accepted by the Trust. Redemption orders must be placed prior to 4:00 p.m., Eastern time on any Business Day for the order to be accepted that day. See "Purchase and Redemption of Shares."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of each Fund is distributed in the form of monthly dividends to Shareholders of record. Any capital gain is distributed at least annually. Distributions are paid in additional shares unless the Shareholder elects to take the payment in cash. See "Dividends."

 3

ANNUAL OPERATING EXPENSES                                    INSTITUTIONAL CLASS
(As a percentage of offering price)

                                                       INTERMEDIATE-       GOVERNMENT       CONVERTIBLE
                                                           TERM            SECURITIES       SECURITIES
                                                         BOND FUND            FUND             FUND
-------------------------------------------------------------------------------------------------------
Advisory Fees....................................           .50%               .50%             .60%
Other Expenses...................................           .18%               .25%             .25%
-------------------------------------------------------------------------------------------------------
Total Operating Expenses.........................           .68%               .75%             .85%
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

EXAMPLE:

-------------------------------------------------------------------------------------------------------------
                                                             1 YR.        3 YRS.        5 YRS.        10 YRS.
-------------------------------------------------------------------------------------------------------------
An investor would pay the following expenses on a
  $1,000 investment assuming (1) 5% annual return and
  (2) redemption at the end of each time period
Intermediate-Term Bond Fund...........................        $ 7          $ 22          $ 38          $  85
Government Securities Fund............................        $ 8          $ 24          $ 42          $  93
Convertible Securities Fund...........................        $ 9          $ 27          $ 47          $ 105
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

THE EXAMPLE IS BASED UPON THE TOTAL OPERATING EXPENSES OF A FUND AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Institutional Class shares of the Funds. Financial institutions that are the record owner of shares for the account of their customers may impose separate fees for account services to their customers. The Trust also offers Investment Class shares of the Funds, which are subject to the same expenses, except there are distribution and sales charges.

Additional information may be found under "The Administrator," "The Advisor" and "The SubAdvisor."

 4

FINANCIAL HIGHLIGHTS

The following information has been audited by Arthur Andersen LLP, the Trust's independent accountants, as indicated in their report dated March 21, 1996 on the Trust's financial statements as of January 31, 1996, included in the Trust's statement of Additional Information under "Financial Information." This table should be read in conjunction with the Trust's financial statements and notes thereto. Additional performance information is set forth in the Trust's 1996 Annual Report to Shareholders, and is available without charge by calling 1-(800) 734-2922.

FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR

                                     INVESTMENT ACTIVITIES
                           NET     --------------------------     DISTRIBUTIONS        NET                 NET
                          ASSET                 NET REALIZED   -------------------    ASSET              ASSETS,    RATIO OF
                         VALUE,       NET      AND UNREALIZED     NET                VALUE,                END      EXPENSES
                        BEGINNING  INVESTMENT   GAIN (LOSS)    INVESTMENT  CAPITAL     END     TOTAL    OF PERIOD  TO AVERAGE
                        OF PERIOD    INCOME    ON INVESTMENTS    INCOME     GAINS   OF PERIOD  RETURN     (000)    NET ASSETS
---------------------------------------------------------------------------------------------------------------------
--------------------------------
INTERMEDIATE-TERM BOND FUND
--------------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                      9.67       0.609         0.951        (0.609)        --    10.62    16.58 %   132,942       0.68%
 1995                     10.72       0.589        (1.034)       (0.590)    (0.015)    9.67    (4.11 )%  109,848       0.71%
 1994                     10.57       0.598         0.352        (0.595)    (0.205)   10.72     9.22 %   130,308       0.69%
 1993                     10.49       0.650         0.409        (0.636)    (0.343)   10.57    10.47 %   112,806       0.67%
 1992 (1)                 10.00       0.750         0.603        (0.745)    (0.118)   10.49    14.05 %    76,779       0.72%
-----------------------------
CONVERTIBLE SECURITIES FUND
-----------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                      9.08       0.407          1.35        (0.404)        --    10.43    19.67 %    16,668       0.85%
 1995 (2)                 10.00       0.354        (0.931)       (0.343)     --        9.08    (5.83 )%   10,297       0.85%
------------------------------
GOVERNMENT SECURITIES FUND
------------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                      9.07       0.556          0.87        (0.556)        --     9.94    16.16 %    46,725       0.75%
 1995 (2)                 10.00       0.491        (0.946)       (0.475)     --        9.07    (4.49 )%   32,178       0.75%

                                                        RATIO OF
                          RATIO OF                    NET INVESTMENT
                          EXPENSES       RATIO OF       INCOME TO
                         TO AVERAGE   NET INVESTMENT     AVERAGE
                         NET ASSETS       INCOME        NET ASSETS    PORTFOLIO
                          EXCLUDING     TO AVERAGE      EXCLUDING     TURNOVER
                         FEE WAIVERS    NET ASSETS     FEE WAIVERS      RATE
------------------------------
------------------------------
INTERMEDIATE-TERM BOND FUND
------------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                        0.68%         5.97%           5.97%         147%
 1995                        0.71%         5.89%           5.89%          95%
 1994                        0.69%         5.56%           5.56%          72%
 1993                        0.67%         6.16%           6.16%          88%
 1992 (1)                    0.75%         7.37%           7.34%         126%
------------------------------
CONVERTIBLE SECURITIES FUND
------------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                        0.85%         4.14%           4.14%          46%
 1995 (2)                    0.85%         3.87%           3.87%          36%
------------------------------
GOVERNMENT SECURITIES FUND
------------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                        0.75%         5.89%           5.89%         239%
 1995 (2)                    0.75%         5.46%           5.46%         184%

 (1)  Commenced operations on February 1, 1991.

 (2)  Commenced operations on February 1, 1994.

 5

THE TRUST

STEPSTONE FUNDS (formerly Union Investors Funds) (the "Trust") is a diversified, open-end management investment company that offers units of beneficial interest ("shares") in fourteen separate funds. Shareholders may purchase shares of twelve of the funds through two separate classes of shares (Institutional and Investment Classes) and through three separate classes of the Money Market and Treasury Money Market Funds (Institutional, Investment and Cash Sweep Classes) which provide for variations in distribution costs, voting rights and dividends. Except for these differences among the classes, each share of each fund represents an equal proportionate interest in that fund. This Prospectus relates to the Institutional Class shares of the Trust's Government Securities, Intermediate-Term Bond and Convertible Securities Funds (each a "Fund"). Information regarding the Trust's other funds is contained in separate prospectuses that may be obtained from the Trust's Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

INVESTMENT OBJECTIVES

THE INTERMEDIATE-TERM BOND FUND seeks to provide total return.

THE GOVERNMENT SECURITIES FUND seeks to achieve total return consistent with the preservation of capital by investing in a diversified portfolio of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.

THE CONVERTIBLE SECURITIES FUND seeks a high level of current income and capital appreciation by investing in convertible securities.

There can be no assurance that a Fund will meet its investment objective.

INVESTMENT POLICIES

INTERMEDIATE-TERM BOND FUND

Under normal market conditions, at least 65% of the Intermediate-Term Bond Fund's assets will be invested in debt instruments. Such debt instruments shall include corporate bonds and debentures rated AAA, AA, A or BBB by Standard & Poor's Corporation ("S&P") or Aaa, Aa, A or Baa by Moody's Investors Service ("Moody's") or determined by the Advisor to be of comparable quality at the time of purchase; Yankee Bonds and EuroDollar instruments; obligations issued by the U.S. Government and its agencies and instrumentalities (such as Government National Mortgage Association ("GNMA") securities); mortgage-backed securities including privately issued mortgage-backed securities; readily-marketable asset-backed securities; securities issued or guaranteed by foreign governments, their political subdivisions, agencies or instrumentalities; and obligations of supranational entities such as the World Bank and the Asian Development Bank. The remainder of the Fund's assets may be invested in money market instruments and in cash. The dollar-weighted average portfolio maturity of the Fund will be from three to ten years.

The portfolio turnover rate for the Intermediate-Term Bond Fund for the fiscal year ended January 31, 1996 was 147%. This rate of portfolio turnover may result in higher brokerage execution costs and higher levels of capital gains.

GOVERNMENT SECURITIES FUND

Under normal market conditions, the Government Securities Fund will invest at least 80% of its assets in obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, including mortgage-backed securities issued or guaranteed by U.S. government agencies such as GNMA, the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), and repurchase agreements backed by such securities. The Fund may invest any remaining assets in corporate bonds that carry a rating of Baa or better by Moody's or BBB or better by S&P, or that are deemed by the SubAdvisor to be of comparable quality; Yankee Bonds, including sovereign, supranational and Canadian bonds; shares of other investment companies with similar investment objectives;

 6

commercial paper; money market funds; privately issued mortgage-backed and other readily-marketable asset-backed securities; and money market instruments and cash.

The SubAdvisor will seek to enhance the yield of the Fund by taking advantage of yield disparities or other factors that occur in the government securities and money markets. The Fund may dispose of any security prior to its maturity if such disposition and reinvestment of the proceeds are expected to enhance its yield consistent with the SubAdvisor's judgment as to a desirable maturity structure or if such disposition is believed to be advisable due to other circumstances or considerations. The Fund will seek to achieve capital gains by taking advantage of price appreciation caused by interest rate and credit quality changes.

The Fund may invest in futures and options on futures for the purpose of achieving the Fund's objectives and for adjusting portfolio duration. The Fund may invest in futures and related options based on any type of security or index traded on U.S. or foreign exchanges or over the counter, as long as the underlying security, or securities represented by an index, are permitted investments of the Fund. The Fund may enter into futures contracts and options on futures only to the extent that obligations under such contracts or transactions represent not more than 10% of the Fund's assets.

The portfolio turnover rate for the Government Securities Fund for the fiscal year ended January 31, 1996 was 239%. This rate of portfolio turnover may result in higher brokerage execution costs and higher levels of capital gains.

CONVERTIBLE SECURITIES FUND

Under normal market conditions, at least 65% of the Convertible Securities Fund's assets will be invested in convertible securities consisting of bonds, debentures, notes and preferred stocks convertible into common stock. In general, a convertible security is a fixed-income security, such as a bond (which typically pays a fixed annual rate of interest) or preferred stock (which typically pays a fixed dividend), that may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the issuing company or of a different company. A convertible security may be subject to redemption by the issuer, but only after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by the Fund is called for redemption, the Fund could be required to tender it for redemption, convert it into the underlying common stock, or sell it to a third party. Common stock received upon conversion will be sold when, in the opinion of the SubAdvisor, it is advisable to do so.

Because of its conversion feature, the market value of convertible preferred stock tends to move together with the market value of the underlying common stock. As a result, the Fund's selection of convertible securities is based, to a great extent, on the potential for capital appreciation that may exist in the underlying common stocks. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuer, and any call provisions. Investments in convertible securities generally entail less volatility than investments in the common stocks of the same issuers. Nevertheless, it is the fixed income component of these securities that is often deemed by the ratings agencies to be high risk or speculative. The Fund may invest less than 35% of its assets in convertible bonds rated lower than Baa by Moody's or BBB by S&P and as low as Caa by Moody's or CCC by S&P, which are lower-quality, higher-yielding, high-risk debt securities (commonly known as "junk bonds"). The Fund may also invest in unrated convertible securities which, in the SubAdvisor's opinion, are of comparable quality to such rated securities. See "Risk Factors."

The Fund may invest any remaining assets in common stocks; securities issued or guaranteed by the U.S. government or its agencies or instrumentalities; corporate bonds rated Baa or better by Moody's or BBB by S&P or better

 7

(investment grade bonds); shares of other investment companies with similar investment objectives; high grade commercial paper; money market funds; money market instruments and cash; floating and variable rate notes; repurchase agreements; dollar-denominated securities of foreign issuers; and Standard and Poor's Depository Receipts ("SPDRs").

GENERAL INVESTMENT POLICIES

Mortgage-backed securities purchased by the Funds will be issued or guaranteed as to payment of principal and interest by the U.S. government or its agencies or instrumentalities or, if issued by private issuers, rated in one of the two highest rating categories by a nationally recognized rating agency. The principal governmental issuers or guarantors of mortgage-backed securities are GNMA, FNMA, and FHLMC. Obligations of GNMA are backed by the full faith and credit of the United States Government, while obligations of FNMA and FHLMC are supported by the credit of the respective agency only. The Funds may purchase mortgage-backed securities that are backed or collateralized by fixed, adjustable or floating rate mortgages.

For temporary defensive purposes during periods when the Advisor or SubAdvisor determines that market conditions warrant, each Fund may invest up to 100% of its assets in money market instruments consisting of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, repurchase agreements, receipts (including TR's, TIGR's and CATS), money market funds, certificates of deposit, time deposits, bank master notes and bankers' acceptances issued by banks having net assets of at least $1 billion as of the end of their most recent fiscal year, commercial paper rated at least A-1 by S&P or P-1 by Moody's, and in cash. A Fund will not be pursuing its investment objective to the extent that a substantial portion of its assets are invested in money market securities.

In the event that a security owned by a Fund is downgraded below the stated ratings categories, the Advisor or SubAdvisor will take appropriate action with regard to the security.

Each Fund will restrict its investment in illiquid securities to 15% of its net assets.

Each Fund may engage in securities lending and will limit such practice to 33 1/3% of total assets.

Each Fund may purchase securities which have not been registered under the Securities Act of 1933 (Rule 144A Securities).

Each Fund may purchase securities on a forward commitment or when-issued basis where such purchases are for investment and not for leveraging purposes; however, the Fund may sell these securities before the settlement date if it is deemed advisable. No additional forward commitments will be made if more than 20% of a Fund's net assets would be so committed.

For further information see "Description of Permitted Investments."

RISK FACTORS

Each Fund's shares will fluctuate in value with the value of the underlying securities in its portfolio. Because of their fixed income features, however, convertible securities are expected to fluctuate in value to a lesser degree than the common stock into which they are convertible. Changes in the value of a Fund's portfolio securities will not affect cash income received from ownership of such securities, but will affect the Fund's net asset value.

Mortgage-backed securities that are not issued or guaranteed by the U.S. government or its agencies or instrumentalities, including securities nominally issued by a government entity (such as the Resolution Trust Corporation), are not obligations of a governmental entity, and thus may bear a greater risk of nonpayment. The timely payment of principal and interest normally is supported, at least partially, by various forms of insurance or guarantees. There can be no assurance, however, that such credit enhancements will support fully the payment of principal and interest on such obligations.

 8

Securities rated BBB by S&P or Baa by Moody's are deemed by these rating services to have some speculative characteristics and adverse economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds.

Each Fund may hold dollar-denominated securities of foreign issuers which may bear greater investment risks than those of U.S. domestic issuers. Such risks include political and economic instability, expropriation of foreign deposits and other restrictions which may adversely affect the payment of principal, and interest on such securities. See "Description of Permitted Investments."

RISKS ASSOCIATED WITH CONVERTIBLE SECURITIES

Investments in lower-rated debt securities (i.e., securities rated lower than BBB by S&P or Baa by Moody's), in which the Convertible Securities Fund may invest, bear certain risks, including the risk that such securities may be thinly traded, which can adversely affect the price at which these securities can be sold and can result in high transaction costs. Market quotations may not be available, and therefore, judgment plays a greater role in valuing lower-rated debt securities than securities for which more extensive quotations and last sale information are available. Adverse publicity and changing investor perceptions may affect the ability of outside pricing services to value lower-rated debt securities, and the Convertible Securities Fund's ability to dispose of these securities.

The market price of lower-rated debt securities may decline significantly in periods of general economic difficulty which may follow periods of rising interest rates. During an economic downturn or a prolonged period of rising interest rates, the ability of issuers of lower-rated debt to meet their payment obligations on these securities may be impaired.

The Convertible Securities Fund may invest in securities which are rated as low as 'Caa' by Moody's or 'CCC' by S&P. Securities rated 'Caa' by Moody's are of poor standing and may be in default or may present elements of danger with respect to principal or interest. Debt rated 'CCC' by S&P is regarded as having speculative characteristics with respect to capacity to pay interest and repay principal. In the event of adverse business, financial, and economic conditions, debt rated 'CCC' is not likely to have the capacity to repay principal.

INVESTMENT LIMITATIONS

Each Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the U.S. government or its agencies or instrumentalities and repurchase agreements involving such securities) if as a result more than 5% of the total assets of a Fund would be invested in the securities of such issuer. This restriction applies to 75% of a Fund's assets.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements involving such securities, and provided further, that utilities as a group will not be considered to be one industry, and wholly-owned subsidiaries organized to finance the operations of their parent companies will be considered to be in the same industries as their parent companies.

3. Make loans except that the Fund may (a) purchase or hold debt instruments in accordance with its investment objectives and policies, (b) enter into repurchase agreements, and (c) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

 9

The foregoing percentages will apply at the time of the purchase of a security. Additional fundamental and non-fundamental investment limitations are set forth in the Statement of Additional Information.

FUNDAMENTAL POLICIES

The investment objective and certain of the investment limitations are fundamental policies of the Funds. Fundamental policies cannot be changed with respect to a Fund without the consent of the holders of a majority of the Fund's outstanding shares.

THE ADVISOR

The Trust and MERUS-UCA Capital Management, a division of Union Bank of California, N.A. (the "Advisor"), have entered into an advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Advisor makes the investment decisions for the assets of the Intermediate-Term Bond Fund and continuously reviews, supervises and administers each Fund's investment program. The Advisor discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Advisor and are not guaranteed by the FDIC or any other governmental agency.

The Advisor is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .50% of the average daily net assets of the Government Securities and Intermediate-Term Bond Funds and .60% of the average daily net assets of the Convertible Securities Fund. The Advisor may from time to time waive all or a portion of its fee in order to limit the operating expenses of a Fund. Any such waiver is voluntary and may be terminated at any time in the Advisor's sole discretion.

For the fiscal year ended January 31, 1996, Union Bank, predecessor of the Advisor, was paid an advisory fee of .50%, .50% and .60% of the average daily net assets of the Intermediate-Term Bond Fund, Government Securities Fund and Convertible Securities Fund, respectively.

MERUS-UCA Capital Management (the "Advisor"), 475 Sansome Street, San Francisco, California 94111, the investment management division of Union Bank of California, N.A., manages the day-to-day operations of each Fund. On April 1, 1996, Union Bank, the Trust's then-investment advisor, combined with The Bank of California, N.A., and the resulting bank changed its name to Union Bank of California, N.A. At the same time, the banks' investment management divisions were combined. Each of Union Bank and The Bank of California, N.A. (or its predecessor bank) has been in banking since the early 1900's, and historically, each has had significant investment functions within its trust and investment division. Union Bank of California, N.A., is a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd..

James V. Atkinson has served as team leader of the Intermediate-Term Bond Fund since 1991. Mr. Atkinson is a Vice President of the Advisor and has been with the Advisor and its predecessor, Union Bank, since 1991. Mr. Atkinson was a portfolio manager at The Boston Company from 1988 to 1990.

As of April 1, 1996, the Advisor managed approximately $12 billion in individual portfolios and collective funds. The Advisor's clients range from pension funds, national labor union plans and foundations to personal investments and trust portfolios.

THE SUBADVISOR

The Advisor and Bank of Tokyo-Mitsubishi Trust Company (the "SubAdvisor") have entered into an investment subadvisory agreement relating to the Government Securities and Convertible Securities Funds (the "Investment SubAdvisory Agreement"). Under the Investment SubAdvisory Agreement, the SubAdvisor makes the day-to-day investment decisions for the assets of the Government Securities and Convertible Securities Funds, subject to the supervision of, and policies

 10

established by, the Advisor and the Trustees of the Trust.

Bank of Tokyo-Mitsubishi Trust Company, headquartered at 1251 Avenue of the Americas, New York, New York 10116, and with offices at 100 Broadway, New York, New York 10005, operates as a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi, Ltd. The SubAdvisor was formed by the combination on April 1, 1996, of Bank of Tokyo Trust Company, a wholly-owned subsidiary of The Bank of Tokyo, Ltd., and Mitsubishi Bank Trust Company of New York, a wholly-owned subsidiary of The Mitsubishi Bank, Ltd. Bank of Tokyo Trust Company was the surviving entity, and changed its name to Bank of Tokyo-Mitsubishi Trust Company. Prior to the combination, subadvisory services were provided by Bank of Tokyo Trust Company. Bank of Tokyo Trust Company was established in 1955, and has provided trust services since that time and management services since 1965.

The SubAdvisor serves as portfolio manager to bank common funds, employee benefit funds and personal trust accounts, managing assets in money market, equity and fixed income portfolios. As of April 1, 1996, Bank of Tokyo-Mitsubishi Trust Company managed $750 million in individual portfolios and collective funds. In addition, the SubAdvisor also serves as SubAdvisor to the Trust's Emerging Growth and Blue Chip Growth Funds.

The SubAdvisor is entitled to a fee, which is calculated daily and paid monthly out of the Advisor's fee, at an annual rate of .20% of the average daily net assets of the Government Securities Fund and .30% of the average daily net assets of the Convertible Securities Fund. For the fiscal year ended January 31, 1996, Bank of Tokyo Trust Company, predecessor of the SubAdvisor, received .20% and .30% of the average daily net assets of the Government Securities Fund and the Convertible Securities Fund, respectively.

Stephen W. Blocklin has served as portfolio manager of the Government Securities Fund since its inception. Mr. Blocklin has been a Vice President with the SubAdvisor and its predecessor, Bank of Tokyo Trust Company, since December, 1993. From September, 1988 to December, 1993, he served as a senior fixed income fund manager in the institutional investment management group at First Fidelity Bancorporation.

The day-to-day management of the Convertible Securities Fund's investments is the responsibility of a team of investment professionals.

THE ADMINISTRATOR

SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of SEI Corporation ("SEI"), and the Trust are parties to an administration agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with certain management services including all necessary office space, equipment, personnel, and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of the average daily net assets of the Trust up to $1 billion, .12% of the average daily net assets between $1 billion and $2 billion and .10% of the average daily net assets over $2 billion. The Administrator may waive its fee or reimburse various expenses to the extent necessary to limit the total operating expenses of a Fund's Institutional Class shares. Any such waiver is voluntary and may be terminated at any time in the Administrator's sole discretion.

THE SHAREHOLDER SERVICING AGENT

SEI Financial Management Corporation serves as the transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. Compensation for these services is paid under the Administration Agreement.

 11

DISTRIBUTION

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, and the Trust are parties to a distribution agreement ("Distribution Agreement"). The Distribution Agreement is renewable annually and may be terminated by the Distributor, by a majority vote of the outstanding shares of the Trust upon not more than 60 days' written notice by either party, or upon assignment by the Distributor. Investment Class shares of a Fund, which are offered by a separate prospectus, may bear the costs of their distribution expenses and, a sales charge is imposed on the sale of Investment Class shares of the Funds. It is possible that an institution may offer different classes of shares to its customers and thus receive different compensation with respect to different classes of shares.

PURCHASE AND REDEMPTION OF SHARES

Purchases and redemptions of shares of the Funds may be made on days on which both the New York Stock Exchange and Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in a Fund is $2,000; however, the minimum investment may be waived at the Distributor's discretion.

Purchase orders will be effective as of the day they are received by the Distributor if the Distributor receives the order before 4:00 p.m., Eastern time and the Custodian receives Federal funds before the close of business on the next Business Day.

The purchase price of shares of a Fund is the net asset value next determined after a purchase order is received and accepted by the Trust. The net asset value per share of a Fund is determined by dividing the total market value of a Fund's investments and other assets, less any liabilities, by the total number of outstanding shares of a Fund. Net asset value per share is determined daily as of 4:00 p.m., Eastern time, on any Business Day. Purchases will be made in full and fractional shares of a Fund calculated to three decimal places. The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order.

Shares of the Funds are offered only to residents of states in which the shares are eligible for purchase.

Shareholders who desire to redeem shares of a Fund must place their redemption orders prior to 4:00 p.m., Eastern time, on any Business Day for the order to be accepted on that Business Day. The redemption price is the net asset value of a Fund next determined after receipt by the Distributor of the redemption order. Payment on redemption will be made as promptly as possible and, in any event, within seven calendar days after the redemption order is received.

Neither the Trust's Transfer Agent nor the Trust will be responsible for any loss, liability, cost, or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes are genuine. The Trust and its transfer agent will each employ reasonable procedures to confirm that telephone instructions are genuine. Such procedures may include taping of telephone conversations. If market conditions are extraordinarily active or other extraordinary circumstances exist, and you experience difficulties placing redemption orders by telephone, you may wish to consider placing your order by other means.

PERFORMANCE

From time to time, the Funds may advertise yield and total return. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of a Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the same amount of income generated by the investment during the period is generated in each 30-day period over one year and is shown as a percentage of the investment.

 12

The total return of a Fund refers to the average compounded rate of return to a hypothetical investment, for designated time periods (including, but not limited to, the period from which the Fund commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gain distributions. The total return of a Fund may also be quoted as a dollar amount or on an aggregate basis, an actual basis, without inclusion of any sales charge, or with a reduced sales charge in advertisements distributed to investors entitled to a reduced sales charge.

A Fund may periodically compare its performance to the performance of: other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), financial and business publications and periodicals; broad groups of comparable mutual funds; unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs; or other investment alternatives. The Fund may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance, and Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the U.S. The Fund may use long term performance of these capital markets to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. The Fund may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Fund may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

The performance of Institutional Class shares will normally be higher than for Investment Class shares because the Institutional Class is not subject to distribution expenses generally charged to the Investment Class shares.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial, or administrative action. No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of a Fund or its Shareholders. In addition, state and local income tax consequences of an investment in a Fund may differ from the federal income tax consequences described below. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to federal, state, and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUNDS:

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other Funds. Each Fund intends to continue to qualify for the special tax treatment afforded regulated investment companies by the Internal Revenue Code of 1986, as amended (the "Code"), so as to be relieved of federal income tax on that part of its net investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss) distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS:

A Fund will distribute all of its net investment income (including net short-term capital gain) to Shareholders. Dividends from the Fund's net investment company taxable income are taxable to Shareholders as ordinary income (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. Any net capital gains will be distributed at least annually

 13

and will be taxed to Shareholders as long-term capital gains, regardless of how long the Shareholder has held shares and regardless of whether the distributions are received in cash or in additional shares. Dividends paid by a Fund to corporate Shareholders will qualify for the dividends-received deduction to the extent derived from dividends received by the Fund from domestic corporations. A portion of such dividends may be subject to the alternative minimum tax. Each Fund will provide annual reports to Shareholders of the federal income tax status of all distributions.

With respect to investments in STRIPS, TR's, TIGR's and CATS, which are sold at original issue discount and thus do not make periodic cash interest payments, a Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes all of its net investment income to Shareholders, a Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Advisor or SubAdvisor would not have chosen to sell such securities and which may result in a taxable gain or loss.

Investment income received directly by the Fund on direct U.S. obligations is exempt from tax at the state level when received directly by a Fund, and may be exempt, depending on the state, when received by a Shareholder as income dividends from a Fund provided certain state-specific conditions are satisfied. Interest realized on repurchase agreements collateralized by U.S. government obligations normally is not exempt from state tax. Each Fund will inform Shareholders annually of the percentage of income and distributions derived from direct U.S. Treasury obligations. Shareholders should consult their tax advisors to determine whether any portion of the income dividends received from a Fund is considered tax exempt in their particular state.

Income derived by a Fund from obligations of foreign issuers may be subject to foreign withholding taxes. A Fund will not be able to elect to treat Shareholders as having paid their proportionate share of such taxes.

Dividends declared by a Fund in October, November or December of any year and payable to Shareholders of record on a date in that month will be deemed to have been paid by the Fund and received by the Shareholders on December 31 of the year declared if paid by the Fund any time during the following January.

The Funds intend to make sufficient distributions prior to the end of each calendar year to avoid liability for the federal excise tax applicable to regulated investment companies.

Each sale, exchange, or redemption of Fund shares is a taxable event to the Shareholder.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated October 16, 1990. The Declaration of Trust permits the Trust to offer separate portfolios of shares and different classes of each fund. In addition to the Funds, the Trust consists of the following funds: Treasury Money Market Fund, Money Market Fund, California Tax-Free Money Market Fund, Growth Equity Fund, Value Momentum Fund, Balanced Fund, California Intermediate Tax-Free Bond Fund, Blue Chip Growth Fund, Limited Maturity Government Fund, Emerging Growth Fund and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

The Trust pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to shareholders, costs of custodial services and registering the shares under Federal and State securities laws, pricing, insurance expenses, litigation and other

 14

extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses. Please refer to "Financial Highlights" in this prospectus for more information regarding the Trust's expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the Shareholder of record to one vote. Shareholders of each fund or class will vote separately on matters relating solely to that fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders, but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to the Administrator, SEI Financial Management Corporation, 680 East Swedesford Road, Wayne, Pennsylvania, 19087-1658.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of the Fund is distributed in the form of monthly dividends to Shareholders of record. Currently, capital gains of a Fund, if any, will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares unless the Shareholder has elected to take such payment in cash. Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the distribution.

Dividends and distributions of the Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

The amount of dividends payable on Institutional Class shares will typically be higher than the dividends payable on the Investment Class shares because of the distribution expenses charged to Investment Class shares.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

CUSTODIAN

CoreStates Bank, N.A., Broad and Chestnut Streets, P.O. Box 7618, Philadelphia, Pennsylvania 19101 (the "Custodian"), acts as Custodian of the Trust. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940, as amended.

 15

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of the permitted investments for the Funds:

ASSET-BACKED SECURITIES (NON-MORTGAGE)--Instruments secured by company receivables, truck and auto loans, leases, and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities also may be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity, such as a trust, organized solely for purpose of owning such assets and issuing such debt. The purchase of non-mortgage asset-backed securities raises risk considerations peculiar to the financing of the instruments underlying such securities. Asset-backed securities entail prepayment risk, which may vary depending on the type of asset, but is generally less than the prepayment risk associated with mortgage-backed securities.

CONVERTIBLE BONDS AND CONVERTIBLE PREFERRED STOCK--Convertible bonds are bonds convertible into a set number of shares of another form of security (usually common stock) at a prestated price. Convertible bonds have characteristics similar to both fixed income and equity securities. Convertible preferred stock is a class of capital stock that pays dividends at a specified rate and that has preference over common stock in the payment of dividends and the liquidation of assets. Convertible preferred stock is preferred stock exchangeable for a given number of common stock shares, and has characteristics similar to both fixed-income and equity securities. Because of the conversion feature, the market value of convertible bonds and convertible preferred stock tends to move together with the market value of the underlying stock. As a result, the Fund's selection of convertible bonds and convertible preferred stock is based, to a great extent, on the potential for capital appreciation that may exist in the underlying stock. The value of convertible bonds and convertible preferred stock is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions.

CORPORATE OR GOVERNMENT BONDS-- Interest-bearing or discounted corporate or government securities that obligates the issuer to pay the bondholder a specified sum of money, usually at specific intervals, and to repay the principal amount of the loan at maturity. Bonds rated Baa or better by Moody's or BBB or better by S&P, are considered investment grade quality.

DERIVATIVES--Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options (e.g., puts and calls), options on futures, swap agreements, and some mortgage-backed securities, (CMOs, REMICs, IOs and POs). See elsewhere in this "Description of Permitted Investments" for discussions of these various instruments, and see "Investment Objectives and Policies" for more information about any policies and limitations applicable to their use.

FUTURES AND OPTIONS ON FUTURES--Some futures strategies, including selling futures, buying puts and writing calls, reduce a Fund's exposure to price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. Futures and options may be combined with each other in order to adjust the risk and return characteristics of the overall portfolio.

Options and futures can be volatile instruments, and involve certain risks that if applied at an inappropriate time, could negatively impact the Fund's return.

LOWER-RATED, HIGHER-YIELDING, HIGH-RISK DEBT SECURITIES--High-yield, high-risk securities consist of securities rated Ba or lower by Moody's or BB or lower by S&P. Lower-rated debt securities are considered speculative and involve greater risk of loss than investment grade debt securities, and are more sensitive to changes

 16

in the issuer's capacity to pay. For a description of the debt securities ratings, see the "Appendix."

MONEY MARKET INSTRUMENTS--Money market securities are high-quality, dollar-denominated, short-term, debt instruments. They consist of: (i) bankers' acceptances, certificates of deposits, notes and time deposits of highly-rated U.S. banks and U.S. branches of foreign banks; (ii) U.S. Treasury obligations and obligations of agencies and instrumentalities of the U.S. Government; (iii) high-quality commercial paper issued by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations that issue high-quality commercial paper; and (v) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker-dealers.

MORTGAGE-BACKED SECURITIES--Mortgage-backed securities are generally issued or guaranteed by U.S. government agencies such as GNMA, FNMA, or FHLMC. GNMA mortgage-backed certificates are mortgage-backed securities of the modified pass-through type, which means that both interest and principal payments (including prepayments) are passed through monthly to the holder of the certificate. Each GNMA certificate evidences an interest in a specific pool of mortgage loans insured by the Federal Housing Administration or the Farmers Home Administration or guaranteed by the Veterans Administration. FNMA, a federally-chartered and stockholder-owned corporation, issues pass-through certificates which are guaranteed as to payment of principal and interest by FNMA. FHLMC, a corporate instrumentality of the United States, issues participation certificates which represent an interest in mortgages held in FHLMC's portfolio. FHLMC guarantees the timely payment of interest and the ultimate collection of principal. Securities issued or guaranteed by FNMA and FHLMC are not backed by the full faith and credit of the United States. There can be no assurance that the U.S. government would provide financial support to FNMA or FHLMC if necessary in the future.

Adjustable rate mortgage securities ("ARMs") are pass-through certificates representing ownership interests in a pool of adjustable rate mortgages and the resulting cash flow from those mortgages. Unlike conventional debt securities, which provide for periodic (usually semi-annually) payments of interest and payments of principal at maturity or on specified call dates, ARMs provide for monthly payments based on a pro rata share of both periodic interest and principal payments and prepayments of principal on the underlying mortgage pool (less GNMA's, FNMA's, or FHLMC's fees and any applicable loan servicing fees).

Collateralized mortgage obligations ("CMOs") are bonds generally issued by single purpose, stand-alone finance subsidiaries or trusts established by financial institutions, government agencies, investment banks, or other similar institutions, and collateralized by pools of mortgage loans. Payments of principal and interest on the collateral mortgages are used to pay debt service on the CMO. In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date. The principal and interest payment on the underlying mortgages may be allocated among the classes of CMOs in several ways. Typically, payments of principal, including any prepayments, on the underlying mortgages would be applied to the classes in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on CMOs of a class until all CMOs of other classes having earlier stated maturities or final distribution dates have been paid in full.

One or more classes of CMOs may have coupon rates that reset periodically based on an index, such as the London Interbank Offered Rate ("LIBOR"). The Government Securities Fund and Intermediate-Term Bond Fund may purchase fixed, adjustable, or "floating" rate CMOs that are collateralized by fixed rate or adjustable rate mortgages that are guaranteed as to payment of principal and interest by an agency or

 17

instrumentality of the U.S. government or are directly guaranteed as to payment of principal and interest by the issuer, which guarantee is collateralized by U.S. government securities; or are collateralized by privately issued fixed rate or adjustable rate mortgages.

Real Estate Mortgage Investment Conduits ("REMICs") are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

REPURCHASE AGREEMENTS--Agreements by which a Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. The Fund will have actual or constructive possession of the securities held as collateral for the repurchase agreement. A Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities or if the Fund realizes a loss on the sale of the collateral. A Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act.

RULE 144A SECURITIES--Rule 144A Securities are securities that have not been registered under the Securities Act of 1933, but which may be traded between certain qualified institutional investors, including investment companies. The absence of a secondary market may affect the value of Rule 144A Securities. The Board of Trustees of the Trust has established guidelines and procedures to be utilized to determine the liquidity of such securities.

SECURITIES ISSUED ON A FORWARD COMMITMENT BASIS OR WHEN-ISSUED SECURITIES--Securities subject to settlement on a future date. The interest rate realized on these securities is fixed as of the purchase date, and no interest accrues to a Fund before settlement. These securities are subject to market fluctuation due to changes, real or anticipated, in market interest rates and the public's perception of the creditworthiness of the issuer and will have the effect of leveraging the Fund's assets. Purchasing securities on a forward commitment or when-issued basis when a Fund is fully or almost fully invested may result in greater potential fluctuation in the value of a Fund's net asset value per share. The purchasing Fund will establish one or more segregated accounts with the Custodian, and will maintain liquid, high-grade assets in an amount at least equal in value to the Fund's commitments to purchase when-issued securities.

SECURITIES LENDING--In order to generate additional income, each Fund may lend the securities in which it is invested, pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. Government or its agencies or any combination of cash and such securities as collateral equal to 100% of the market value at all times of the loaned securities. The lending Fund will continue to receive interest on the loaned securities while simultaneously earning interest on the investment of cash collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the value of the loaned securities. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially.

STANDARD & POOR'S DEPOSITARY RECEIPTS ("SPDRs")--Interests in a unit investment trust holding a portfolio of securities linked to the S&P 500 Index. SPDRs closely track the underlying portfolio of securities, trade like a share of common stock and pay periodic dividends proportionate to those paid by the portfolio of stocks that constitutes the S&P 500 Index. For further information regarding a Fund's investment in SPDRs, see the Statement of Additional Information.

 18

U.S. GOVERNMENT AGENCY SECURITIES-- Certain Federal agencies have been established as instrumentalities of the U.S. Government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. Government, are either backed by the full faith and credit of the United States (e.g., GNMA securities) or supported by the issuing agencies' right to borrow from the Treasury. The issues of other agencies are supported only by the credit of the instrumentality (e.g., FNMA securities).

U.S. TREASURY OBLIGATIONS--Bills, notes, and bonds issued by the U.S. Treasury, as well as separately traded interest and principal component parts of such obligations known as Separately Traded Registered Interest and Principal Securities ("STRIPS"), that are transferable through the Federal book-entry system.

RECEIPTS--Interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks and brokerage firms and are created by depositing Treasury notes and Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates of such receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Receipts" ("TR's"), "Treasury Investment Growth Receipts" ("TIGR's") and "Certificates of Accrual on Treasury Securities" ("CATS"). TR'S, TIGR'S and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest-paying securities. See also "Taxes."

VARIABLE AND FLOATING RATE INSTRUMENTS--Obligations that may carry variable or floating rates of interest, may involve conditional or unconditional demand features and may include variable amount master demand notes. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security.

YANKEE BONDS--Dollar-denominated securities issued by foreign-domiciled issuers that obligate the issuer to pay the bondholder a specified sum of money, usually semiannually, and to repay the principal amount of the loan at maturity. Sovereign bonds are bonds issued by the governments of foreign countries. Supranational bonds are those issued by supranational entities, such as the World Bank and the European Investment Bank. Canadian bonds are bonds issued by Canadian provinces.

SECURITIES OF FOREIGN ISSUERS--Securities issued by non-U.S. issuers. There may be certain risks connected with investing in foreign securities, including risks of adverse political and economic developments (including possible governmental seizure or nationalization of assets), the possible imposition of exchange controls or other governmental restrictions, including less uniformity in accounting and reporting requirements, the possibility that there will be less information on such securities and their issuers available to the public, the difficulty of obtaining or enforcing court judgments abroad, restrictions on foreign investments in other jurisdictions, difficulties in effecting repatriation of capital invested abroad, and difficulties in transaction settlements and the effect of delay on shareholder equity. Foreign securities may be subject to foreign taxes, which reduce yield, and may be less marketable than comparable U.S. securities. A Fund may be affected favorably or unfavorably by changes in the

 19

exchange rates or exchange control regulations between foreign currencies and the U.S. dollar. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, distributed to shareholders by a Fund. See "Risk Factors."

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary.........................................      2
Annual Operating Expenses.......................      3
Financial Highlights............................      4
The Trust.......................................      5
Investment Objectives...........................      5
Investment Policies.............................      5
General Investment Policies.....................      7
Risk Factors....................................      7
Investment Limitations..........................      8
Fundamental Policies............................      9
The Advisor.....................................      9
The SubAdvisor..................................      9
The Administrator...............................     10
The Shareholder Servicing Agent.................     10
Distribution....................................     11
Purchase and Redemption of Shares...............     11
Performance.....................................     11
Taxes...........................................     12
General Information.............................     13
Description of Permitted Investments............     15

                                STEPSTONE FUNDS

A Family of Mutual Funds

STEPSTONE FUNDS (the "Trust") is a mutual fund that offers a convenient and economical means of investing in professionally managed portfolios of securities. This Prospectus relates to the Trust's:

                         -- INTERMEDIATE-TERM BOND FUND
                         -- GOVERNMENT SECURITIES FUND

                            INVESTMENT CLASS SHARES

The Trust's Investment Class Shares are offered to individual and institutional investors, including accounts for which UNION BANK OF CALIFORNIA, N.A. and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, their affiliates and correspondents act in an agency or custodial capacity.

This Prospectus sets forth concisely the information about the Trust and the Funds that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated the same date as this Prospectus, has been filed with the Securities and Exchange Commission and is available without charge by writing the Trust's Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658, or by calling 1-(800) 734-2922. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING UNION BANK OF CALIFORNIA, N.A., BANK OF TOKYO-MITSUBISHI TRUST COMPANY OR ANY OF THEIR AFFILIATES OR CORRESPONDENTS. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

MAY 28, 1996
INVESTMENT CLASS

 2

                                    SUMMARY

STEPSTONE FUNDS (the "Trust") is a diversified, open-end management investment company providing a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Investment Class shares of the GOVERNMENT SECURITIES FUND, INTERMEDIATE-TERM BOND FUND (each a "Fund"). This summary is qualified in its entirety by reference to the more detailed information provided elsewhere in this Prospectus and in the Statement of Additional Information.

WHAT ARE THE FUNDS' INVESTMENT OBJECTIVES? THE INTERMEDIATE-TERM BOND FUND seeks to provide total return. THE GOVERNMENT SECURITIES FUND seeks to achieve total return consistent with the preservation of capital by investing in a diversified portfolio of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities. See "Investment Objectives."

WHAT ARE THE FUNDS' PERMITTED INVESTMENTS? THE INTERMEDIATE-TERM BOND FUND invests primarily in debt instruments. THE GOVERNMENT SECURITIES FUND invests primarily in debt obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, including mortgage-backed securities issued or guaranteed by U.S. government agencies. See "Investment Policies."

WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUNDS? The investment policies of each Fund entail certain risks and considerations of which an investor should be aware. The market value of a Fund's fixed income investments will change in response to interest rate changes and other factors. During periods of falling interest rates, the value of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. See "Risk Factors."

ARE MY INVESTMENTS INSURED? Any guarantee by the U.S. Government, its agencies or any instrumentalities of the securities in which any Fund invests guarantees only the payment of principal and interest on the guaranteed security, and does not guarantee the yield or value of the security or yield or value of shares of that Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

WHO IS THE ADVISOR? MERUS-UCA Capital Management, a division of Union Bank of California, N.A., serves as the Advisor to the Trust. See "The Advisor."

WHO IS THE SUBADVISOR? Bank of Tokyo-Mitsubishi Trust Company serves as the SubAdvisor to the Government Securities Fund. See "The SubAdvisor."

WHO IS THE ADMINISTRATOR? SEI Financial Management Corporation serves as the Administrator of the Trust. See "The Administrator."

WHO IS THE SHAREHOLDER SERVICING AGENT? State Street Bank and Trust Company serves as transfer agent, dividend disbursing agent, and shareholder servicing agent for the Investment Class shares of the Trust (except for the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds). SEI Financial Management Corporation serves as transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. See "Shareholder Servicing Agent."

WHO IS THE DISTRIBUTOR? SEI Financial Services Company acts as Distributor of the Trust's shares. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on days on which both the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in the Fund's Investment Class is $2,000 ($1,000 for IRAs). A purchase order will be effective if the Distributor receives an order prior to 4:00 p.m., Eastern time. Purchase orders for shares will be executed at a per share price equal to the asset value next determined after the purchase order is effective (plus any applicable sales charge). Redemption orders must be placed prior to 4:00 p.m., Eastern time on any Business Day for the order to be effective that day. See "Purchase and Redemption of Shares."

HOW ARE DIVIDENDS PAID? Substantially all of the net investment income (exclusive of capital gains) of each Fund is distributed in the form of monthly dividends to Shareholders of record. Any capital gain is distributed at least annually. Distributions are paid in additional shares unless the Shareholder elects to take the payment in cash. See "Dividends."

 3

SHAREHOLDER TRANSACTION EXPENSES                                INVESTMENT CLASS
(As a percentage of offering price)
--------------------------------------------------------------------------------

Maximum Sales Charge Imposed on Purchases....................................................    3.00%
Maximum Contingent Deferred Sales Charge*....................................................     None
Wire Redemption Fee..........................................................................      $15

* A Contingent Deferred Sales Charge of 1.00% will be assessed against the proceeds of any redemption request relating to Investment Class shares of the Funds that were purchased without a sales charge in reliance upon the waiver accorded to purchases in the amount of $1 million or more, but only where such redemption request is made within 1 year of the date the shares were purchased.

ANNUAL OPERATING EXPENSES
(As a percentage of average net assets)
--------------------------------------------------------------------------------

                                                                                            GOVERNMENT
                                                                     INTERMEDIATE-TERM      SECURITIES
                                                                         BOND FUND             FUND
Advisory Fees....................................................           .50%                .50%
12b-1 Fees (After Fee Waivers)(1)................................           .00%                .00%
Other Expenses...................................................           .18%                .25%
-------------------------------------------------------------------------------------------------------
Total Operating Expenses (After Fee Waivers)(2)..................           .68%                .75%
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(1) Absent voluntary fee waivers, 12b-1 Fees would be .40% of each Fund. The Distributor reserves the right to terminate its waiver at any time in its sole discretion.
(2) Absent fee waivers, "Total Operating Expenses" would be 1.15% for the Government Securities Fund and 1.08% for the Intermediate-Term Bond Fund.

EXAMPLE:

------------------------------------------------------------------------------------------------------------
                                                                     1 YR.     3 YRS.     5 YRS.     10 YRS.
------------------------------------------------------------------------------------------------------------
An investor would pay the following expenses on a $1,000
  investment assuming (1) imposition of the maximum sales charge;
  (2) 5% annual return and (3) redemption at the end of each time period
Intermediate-Term Bond Fund......................................     $37       $ 51       $ 67       $ 112
Government Securities Fund.......................................     $37       $ 53       $ 70       $ 120
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

THE EXAMPLE IS BASED UPON THE TOTAL OPERATING EXPENSES OF A FUND AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Investment Class shares of the Funds. The Trust also offers Institutional Class Shares of the Funds which are subject to the same expenses, except there are no sales charges or distribution costs. Additional information may be found under "The Administrator," "The Advisor" and "The SubAdvisor."

The rules of the Securities and Exchange Commission require that the maximum sales charge be reflected in the above table. However, certain investors may qualify for reduced sales charges. See "Purchase and Redemption of Shares."

Long-term investors may pay more than the equivalent of the maximum front-end sales charges otherwise permitted by the Rules of the National Association of Securities Dealers ("NASD").

 4

FINANCIAL HIGHLIGHTS

The following information has been audited by Arthur Andersen LLP, the Trust's independent accountants, as indicated in their report dated March 21, 1996 on the Trust's financial statements as of January 31, 1996, included in the Trust's Statement of Additional Information under "Financial Information." This table should be read in conjunction with the Trust's financial statements and notes thereto. Additional performance information is set forth in the Trust's 1996 Annual Report to Shareholders, and is available without charge by calling 1-(800) 734-2922.

FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR

                                     INVESTMENT ACTIVITIES
                           NET     --------------------------     DISTRIBUTIONS        NET                 NET
                          ASSET                 NET REALIZED   -------------------    ASSET              ASSETS,    RATIO OF
                         VALUE,       NET      AND UNREALIZED     NET                VALUE,                END      EXPENSES
                        BEGINNING  INVESTMENT   GAIN (LOSS)    INVESTMENT  CAPITAL     END     TOTAL    OF PERIOD  TO AVERAGE
                        OF PERIOD    INCOME    ON INVESTMENTS    INCOME     GAINS   OF PERIOD  RETURN     (000)    NET ASSETS
---------------------------------------------------------------------------------------------------------------------
--------------------------------
INTERMEDIATE-TERM BOND FUND
--------------------------------
 INVESTMENT CLASS (**)
 FOR THE YEARS ENDED JANUARY 31,:
 1996                      9.67       0.609         0.940        (0.609)        --    10.61    16.48 %     6,417       0.68%
 1995                     10.72       0.589        (1.034)       (0.590)    (0.015)    9.67    (4.11)%     6,645       0.71%
 1994                     10.57       0.615         0.335        (0.595)    (0.205)   10.72     9.23 %     9,308       0.69%
 1993 (1)                 10.49       0.609         0.450        (0.636)    (0.343)   10.57    10.59 %*    2,897       0.65%*

                                                         RATIO OF
                          RATIO OF                    NET INVESTMENT
                          EXPENSES       RATIO OF       INCOME TO
                         TO AVERAGE   NET INVESTMENT     AVERAGE
                         NET ASSETS       INCOME        NET ASSETS    PORTFOLIO
                          EXCLUDING     TO AVERAGE      EXCLUDING     TURNOVER
                         FEE WAIVERS    NET ASSETS     FEE WAIVERS      RATE
---------------------------------------------------------------------------------
--------------------------------
INTERMEDIATE-TERM BOND FUND
--------------------------------
 INVESTMENT CLASS (**)
 FOR THE YEARS ENDED JANUARY 31,:
 1996                        1.09%         5.99%           5.58%         147%
 1995                        1.11%         5.87%           5.47%          95%
 1994                        1.09%         5.51%           5.11%          72%
 1993 (1)                    1.05%*        6.01%*          5.61%*         88%

    *  Annualized.
   **  Total Return does not reflect the sales charge.
  (1)  Commenced operations on February 3, 1992.

 5

THE TRUST

STEPSTONE FUNDS (formerly Union Investors Funds) (the "Trust") is a diversified, open-end management investment company that offers units of beneficial interest ("shares") in fourteen separate funds. Shareholders may purchase shares of twelve of the funds through two separate classes of shares (Institutional and Investment Classes) and through three separate classes of the Money Market and Treasury Money Market Funds (Institutional, Investment and Cash Sweep Classes), which provide for variations in distribution costs, voting rights and dividends. Except for these differences among the classes, each share of each fund represents an equal proportionate interest in that fund. This Prospectus relates to the Investment Class shares of the Trust's Government Securities and Intermediate-Term Bond Funds (each a "Fund"). Information regarding the Trust's other funds is contained in separate prospectuses that may be obtained from the Trust's Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

INVESTMENT OBJECTIVES

THE INTERMEDIATE-TERM BOND FUND seeks to provide total return.

THE GOVERNMENT SECURITIES FUND seeks to achieve total return consistent with the preservation of capital by investing in a diversified portfolio of obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.

There can be no assurance that a Fund will meet its investment objective.

INVESTMENT POLICIES

INTERMEDIATE-TERM BOND FUND

Under normal market conditions, at least 65% of the Intermediate-Term Bond Fund's assets will be invested in debt instruments. Such debt instruments shall include corporate bonds and debentures rated AAA, AA, A, or BBB by Standard & Poor's Corporation ("S&P") or Aaa, Aa, A, or Baa by Moody's Investors Service ("Moody's") or determined by the Advisor to be of comparable quality at the time of purchase; Yankee Bonds and Eurodollar instruments, obligations issued by the U.S. Government and its agencies and instrumentalities (such as Government National Mortgage Association ("GNMA") securities); mortgage-backed securities, including privately issued mortgage-backed securities; readily-marketable asset-backed securities; securities issued or guaranteed by foreign governments, their political subdivisions, agencies or instrumentalities; and obligations of supranational entities such as the World Bank and the Asian Development Bank. The remainder of the Fund's assets may be invested in money market instruments and in cash. The dollar-weighted average portfolio maturity of the Fund will be from three to ten years.

The portfolio turnover rate for the Intermediate-Term Bond Fund for the fiscal year ended January 31, 1996 was 147%. This rate of portfolio turnover may result in higher brokerage execution costs and higher levels of capital gains.

GOVERNMENT SECURITIES FUND

Under normal market conditions, the Government Securities Fund will invest at least 80% of its assets in obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities, including mortgage-backed securities issued or guaranteed by U.S. government agencies such as GNMA, the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), and repurchase agreements backed by such securities. The Fund may invest any remaining assets in corporate bonds that carry a rating of Baa or better by Moody's or BBB or better by S&P, or that are deemed by the SubAdvisor to be of comparable quality; Yankee Bonds, including sovereign, supranational and Canadian bonds; shares of other investment companies with similar investment objectives; commercial paper; money market funds; privately issued mortgage-backed and other readily-marketable asset-backed securities; and money market instruments and cash.

The SubAdvisor will seek to enhance the yield of the Fund by taking advantage of yield disparities or other factors that occur in the government securities and money markets. The Fund may dispose of any security prior to its maturity if such

 6

disposition and reinvestment of the proceeds are expected to enhance its yield consistent with the SubAdvisor's judgment as to a desirable maturity structure or if such disposition is believed to be advisable due to other circumstances or considerations. The Fund will seek to achieve capital gains by taking advantage of price appreciation caused by interest rate and credit quality changes.

The Fund may invest in futures and options on futures for the purpose of achieving the Fund's objectives and for adjusting portfolio duration. The Fund may invest in futures and related options based on any type of security or index traded on U.S. or foreign exchanges or over the counter, as long as the underlying security, or securities represented by an index, are permitted investments of the Fund. The Fund may enter into futures contracts and options on futures only to the extent that obligations under such contracts or transactions represent not more than 10% of the Fund's assets.

The portfolio turnover rate for the Government Securities Fund for the fiscal year ended January 31, 1996 was 239%. This rate of portfolio turnover may result in higher brokerage execution costs and higher levels of capital gains.

GENERAL INVESTMENT POLICIES

Mortgage-backed securities purchased by the Funds will be issued or guaranteed as to payment of principal and interest by the U.S. government or its agencies or instrumentalities or, if issued by private issuers, rated in one of the two highest rating categories by a nationally recognized rating agency. The principal governmental issuers or guarantors of mortgage-backed securities are GNMA, FNMA, and FHLMC. Obligations of GNMA are backed by the full faith and credit of the United States Government, while obligations of FNMA and FHLMC are supported by the credit of the respective agency only. The Funds may purchase mortgage-backed securities that are backed or collateralized by fixed, adjustable or floating rate mortgages.

For temporary defensive purposes during periods when the Advisor or SubAdvisor determines that market conditions warrant, each Fund may invest up to 100% of its assets in money market instruments consisting of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, repurchase agreements, receipts (including TR's, TIGR's and CATS), money market funds, certificates of deposit, time deposits, bank master notes and bankers' acceptances issued by banks having net assets of at least $1 billion as of the end of their most recent fiscal year, commercial paper rated at least A-1 by S&P or P-1 by Moody's, and in cash. A Fund will not be pursuing its investment objective to the extent that more than a substantial portion of its assets are invested in money market securities.

In the event that a security owned by a Fund is downgraded below the stated ratings categories, the Advisor or SubAdvisor will take appropriate action with regard to the security.

Each Fund will restrict its investment in illiquid securities to 15% of its net assets.

Each Fund may engage in securities lending and will limit such practice to 33 1/3% of total assets.

Each Fund may purchase securities which have not been registered under the Securities Act of 1933 (Rule 144A Securities).

Each Fund may purchase securities on a forward commitment or when-issued basis where such purchases are for investment and not for leveraging purposes; however, the Fund may sell these securities before the settlement date if it is deemed advisable. No additional forward commitments will be made if more than 20% of a Fund's net assets would be so committed.

For further information see "Description of Permitted Investments."

RISK FACTORS

Each Fund's shares will fluctuate in value with the value of the underlying securities in its portfolio. Changes in the value of a Fund's portfolio securities will not affect cash received from ownership of such securities, but will affect the Fund's net asset value.

Mortgage-backed securities that are not issued or guaranteed by the U.S. government or its agencies

 7

or instrumentalities, including securities nominally issued by a government entity (such as the Resolution Trust Corporation), are not obligations of a governmental entity, and thus may bear a greater risk of nonpayment. The timely payment of principal and interest normally is supported, at least partially, by various forms of insurance or guarantees. There can be no assurance, however, that such credit enhancements will support fully the payment of principal and interest on such obligations.

Securities rated BBB by S&P or Baa by Moody's are deemed by these rating services to have some speculative characteristics and adverse economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds.

Each Fund may hold dollar denominated securities of foreign issuers which may bear greater investment risks than those of U.S. domestic issuers. Such risks include political and economic instability, expropriation of foreign deposits and other restrictions which may adversely affect the payment of principal and interest on such securities. See "Description of Permitted Investments."

INVESTMENT LIMITATIONS

Each Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the U.S. government or its agencies or instrumentalities and repurchase agreements involving such securities) if as a result more than 5% of the total assets of a Fund would be invested in the securities of such issuer. This restriction applies to 75% of a Fund's assets.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements involving such securities, and provided further, that utilities as a group will not be considered to be one industry, and wholly-owned subsidiaries organized to finance the operations of their parent companies will be considered to be in the same industries as their parent companies.

3. Make loans except that the Fund may (a) purchase or hold debt instruments in accordance with its investment objectives and policies, (b) enter into repurchase agreements, and (c) engage in securities lending as described in this Prospectus and in the Statement of Additional Income.

The foregoing percentages will apply at the time of the purchase of a security. Additional fundamental and non-fundamental investment limitations are set forth in the Statement of Additional Information.

FUNDAMENTAL POLICIES

The investment objective and certain of the investment limitations are fundamental policies of the Funds. Fundamental policies cannot be changed with respect to a Fund without the consent of the holders of a majority of the Fund's outstanding shares.

THE ADVISOR

The Trust and MERUS-UCA Capital Management, a division of Union Bank of California, N.A. (the "Advisor"), have entered into an advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Advisor makes the investment decisions for the assets of the Intermediate-Term Bond Fund and continuously reviews, supervises and administers each Fund's investment program. The Advisor discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Advisor and are not guaranteed by the FDIC or any other governmental agency.

The Advisor is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .50% of the average daily net assets of the Government Securities and Intermediate-Term Bond Funds. The Advisor may from time to time waive all or a portion of its fee in order to limit the operating expenses of a Fund. Any such waiver is voluntary

 8

and may be terminated at any time in the Advisor's sole discretion.

For the fiscal year ended January 31, 1996, Union Bank, predecessor of the Advisor, was paid an advisory fee of .50% of the average daily net assets of the Intermediate-Term Bond and the Government Securities Funds.

MERUS-UCA Capital Management (the "Advisor"), 475 Sansome Street, San Francisco, California 94111, the investment management division of Union Bank of California, N.A., manages the day-to-day operations of each Fund. On April 1, 1996, Union Bank, the Trust's then-investment advisor, combined with The Bank of California, N.A., and the resulting bank changed its name to Union Bank of California, N.A. At the same time, the banks' investment management divisions were combined. Each of Union Bank and The Bank of California, N.A. (or its predecessor bank) has been in banking since the early 1900's, and historically, each has had significant investment functions within its trust and investment division. Union Bank of California, N.A., is a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd.

James V. Atkinson has served as team leader of the Intermediate-Term Bond Fund since 1991. Mr. Atkinson is a Vice President of the Advisor and has been with the Advisor and its predecessor, Union Bank, since 1991. Mr. Atkinson was a portfolio manager at The Boston Company from 1988 to 1990.

As of April 1, 1996, the Advisor managed approximately $12 billion in individual portfolios and collective funds. The Advisor's clients range from pension funds, national labor union plans and foundations to personal investments and trust portfolios.

THE SUBADVISOR

The Advisor and Bank of Tokyo-Mitsubishi Trust Company (the "SubAdvisor") have entered into an investment subadvisory agreement relating to the Government Securities Fund (the "Investment SubAdvisory Agreement"). Under the Investment SubAdvisory Agreement, the SubAdvisor makes the day-to-day investment decisions for the assets of the Government Securities Fund, subject to the supervision of, and policies established by, the Advisor and the Trustees of the Trust.

Bank of Tokyo-Mitsubishi Trust Company, headquartered at 1251 Avenue of the Americas, New York, New York 10116, and with offices at 100 Broadway, New York, New York 10005, operates as a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi, Ltd. The SubAdvisor was formed by the combination on April 1, 1996 of Bank of Tokyo Trust Company, a wholly-owned subsidiary of The Bank of Tokyo, Ltd., and Mitsubishi Bank Trust Company of New York, a wholly-owned subsidiary of The Mitsubishi Bank, Ltd. Bank of Tokyo Trust Company was the surviving entity, and changed its name to Bank of Tokyo-Mitsubishi Trust Company. Prior to the combination, subadvisory services were provided by Bank of Tokyo Trust Company. Bank of Tokyo Trust Company was established in 1955, and has provided trust services since that time and management services since 1965.

The SubAdvisor serves as portfolio manager to bank common funds, employee benefit funds and personal trust accounts, managing assets in money market, equity and fixed income portfolios. As of April 1, 1996, the SubAdvisor managed $750 million in individual portfolios and collective funds. In addition, the SubAdvisor also serves as SubAdvisor to the Trust's Convertible Securities, Emerging Growth and Blue Chip Growth Funds.

The SubAdvisor is entitled to a fee, which is calculated daily and paid monthly out of the Advisor's fee, at an annual rate of .20% of the average daily net assets of the Government Securities Fund. For the fiscal year ended January 31, 1996, Bank of Tokyo Trust Company, predecessor of the SubAdvisor, received .20% of the average daily net assets of the Government Securities Fund.

Stephen W. Blocklin has served as portfolio manager of the Government Securities Fund since its inception. Mr. Blocklin has been a Vice President with the SubAdvisor and its predecessor, Bank of Tokyo Trust Company, since December, 1993. From September, 1988 to December, 1993, he served as a senior fixed income fund manager in the institutional investment management group at First Fidelity Bancorporation.

 9

THE ADMINISTRATOR

SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of SEI Corporation ("SEI"), and the Trust are parties to an administration agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with certain management services including all necessary office space, equipment, personnel, and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of the average daily net assets of the Trust up to $1 billion, .12% of the average daily net assets between $1 billion and $2 billion, and .10% of the average daily net assets over $2 billion. The Administrator may waive its fee or reimburse various expenses to the extent necessary to limit the total operating expenses of a Fund's Investment Class shares. Any such waiver is voluntary and may be terminated at any time in the Administrator's sole discretion.

THE SHAREHOLDER SERVICING AGENT

State Street Bank and Trust Company serves as the transfer agent, dividend disbursing agent, and shareholder servicing agent for the Investment Class shares of the Trust (except for the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds). SEI Financial Management Corporation serves as the transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. Compensation for these services is paid under the Administration Agreement.

DISTRIBUTION

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, and the Trust are parties to a distribution agreement ("Distribution Agreement"). The Distribution Agreement is renewable annually and may be terminated by the Distributor, by a majority vote of the Disinterested Trustees or by a majority vote of the outstanding securities of the Trust upon not more than 60 days written notice by either party, or upon assignment by the Distributor.

The Investment Class shares have a distribution plan (the "Investment Class Plan"). The Distribution Agreement and the Investment Class Plan provide that the Investment Class shares of a Fund may bear the following distribution expenses: (1) the cost of prospectuses, reports to Shareholders, sales literature and other materials for potential investors; (2) advertising; and (3) expenses incurred in connection with the promotion and sale of the Trust's shares, including the Distributor's expenses for travel, communication, and compensation and benefits for sales personnel. In addition, the Trust pays the Distributor a fee of up to .40% of a Fund's Investment Class shares average daily net assets, of which a maximum of .25% may be used to compensate broker/dealers and service providers that provide administrative and/or distribution services to Investment Class Shareholders or to their other customers who beneficially own Investment Class shares.

HOW TO PURCHASE SHARES

GENERAL INFORMATION

Purchases and redemptions of shares of the Funds may be made on days on which both the New York Stock Exchange and Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in a Fund is $2,000 ($1,000 for IRAs); however, the minimum investment may be waived at the Distributor's discretion. All subsequent purchases must be in amounts of at least $1,000 ($500 for IRAs).

Purchase orders for shares will be executed at a per share price equal to the net asset value next determined after the receipt of the purchase order by the Distributor (plus any applicable sales charge). The purchase price of shares of a Fund is the net asset value next determined after a purchase order is received and accepted by the Trust (plus a sales charge). The net asset value per share of a Fund is determined by dividing the total market value of a Fund's investments and other assets, less any liabilities, by the number of total outstanding shares of a Fund. Net asset value per share is determined daily as of 4:00 p.m.,

 10

Eastern time, on any Business Day. Purchases will be made in full and fractional shares of the Trust calculated to three decimal places. The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or its Shareholders to accept such order.

Shares of the Funds are offered only to residents of states in which the shares are eligible for purchase.

HOW TO PURCHASE BY MAIL

You may purchase shares of the Intermediate-Term Bond Fund by completing and signing an Account Application form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "Stepstone Funds (Fund
Name)," to the Transfer Agent at P.O. Box 8416, Boston, Massachusetts 02266-8416. All purchases made by check should be in U.S. dollars and made payable to the "Stepstone Funds (Fund Name)." Third party checks, credit card checks or cash will not be accepted. You may purchase more shares at any time by mailing payment also to the Transfer Agent at the above address. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your purchase will be canceled and you could be liable for any losses or fees incurred.

You may obtain Account Application Forms for the Intermediate-Term Bond Fund by calling the Distributor at 1-800-734-2922.

HOW TO PURCHASE BY WIRE

You may purchase shares of the Intermediate-Term Bond Fund by wiring Federal funds, provided that your Account Application has been previously received. You must wire funds to the Transfer Agent and the wire instructions must include your account number. You must call the Transfer Agent at 1-800-734-2922 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day of the wire; provided that the shareholder wires funds to the Transfer Agent prior to 4:00 p.m., Eastern time, if the Transfer Agent does not receive the wire by 4:00 p.m., Eastern time, the order will be executed on the next Business Day.

HOW TO PURCHASE THROUGH AN AUTOMATIC
INVESTMENT PLAN ("AIP")

You may arrange for periodic additional investments in the Intermediate-Term Bond Fund through automatic deductions by Automated Clearing House ("ACH") from a checking account by completing this section in the Account Application form. The minimum pre-authorized investment amount is $100 per month. The AIP is available only for additional investments to an existing account.

HOW TO PURCHASE THROUGH FINANCIAL INSTITUTIONS

Shares of the Funds may be purchased through financial institutions, including the Adviser, that provide distribution assistance or shareholder services. Shares purchased by persons ("Customers") through financial institutions may be held of record by the financial institution. Financial institutions may impose an earlier cut-off time for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the Transfer Agent for effectiveness the same day. Customers should contact their financial institution for information as to that institution's procedures for transmitting purchase, exchange or redemption orders to the Trust.

Customers who desire to transfer the registration of shares beneficially owned by them but held of record by a financial institution should contact the institution to accomplish such change.

Depending upon the terms of a particular Customer account, a financial institution may charge a Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution.

SALES CHARGES

The following table shows the regular sales charge on Investment Class shares to a "single purchaser" (described below) together with the dealer discount paid to dealers and the agency

 11

commission paid to brokers (collectively the "commission"):

                           SALES         SALES
                           CHARGE      CHARGE AS    COMMISSION
                            AS A      APPROPRIATE       AS
                         PERCENTAGE   PERCENTAGE    PERCENTAGE
                             OF         OF NET          OF
                          OFFERING      AMOUNT       OFFERING
  AMOUNT OF PURCHASE       PRICE       INVESTED       PRICE
--------------------------------------------------------------
         0- $ 24,999...     3.00%        3.09%         2.70%
$   25,000- $ 49,999...     2.50%        2.56%         2.25%
$   50,000- $ 99,999...     2.00%        2.04%         1.80%
$  100,000- $249,999...     1.50%        1.52%         1.35%
$  250,000- $999,999...     1.00%        1.01%         0.90%
$1,000,000- and Over...    0.00%*        0.00%         0.00%

---------------

* A contingent deferred sales charge of 1.00% will be assessed against any proceeds of any redemption of such Investment Class shares prior to one year from date of purchase.

The commissions shown in the table apply to sales through authorized dealers and brokers. Under certain circumstances, the Distributor may use its own funds to compensate financial institutions and intermediaries in amounts that are additional to the commissions shown above. In addition, the Distributor may, from time to time and at its own expense, provide promotional incentives in the form of cash or other compensation to certain financial institutions and intermediaries whose registered representatives have sold or are expected to sell significant amounts of the Investment Class shares of the Fund. Such other compensation may take the form of payments for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives to places within or without the United States. Under certain circumstances, commissions up to the amount of the entire sales charge may be reallowed to dealers or brokers, who might then be deemed to be "underwriters" under the Securities Act of 1933. Commission rates may vary among the Funds.

In calculating the sales charge rates applicable to current purchases of a Fund's shares, a "single purchaser" is entitled to cumulate current purchases with the net purchases of previously purchased shares of the Fund and other of the Trust's funds (the "Eligible Funds") which are sold subject to a comparable sales charge.

The term "single purchaser" refers to (i) an individual, (ii) an individual and spouse purchasing shares of the Fund for their own account or for trust or custodial accounts for their minor children, or (iii) a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), including related plans of the same employer. To be entitled to a reduced sales charge based upon shares already owned, the investor must ask the Distributor for such entitlement at the time of purchase and provide the account number(s) of the investor, the investor and spouse, and their minor children, and give the age of such children. The Fund may amend or terminate this right of accumulation at any time as to subsequent purchases.

LETTER OF INTENT. By initially investing at least $2,000 and submitting a Letter of Intent (the "Letter") to the Distributor, a "single purchaser" may purchase shares of the Fund and the other Eligible Funds during a 13-month period at the reduced sales charge rates applying to the aggregate amount of the intended purchases stated in the Letter. The Letter may apply to purchases made up to 90 days before the date of the Letter. To receive credit for such prior purchases and later purchases benefitting from the Letter, the Shareholder must notify the Transfer Agent at the time the Letter is submitted that there are prior purchases that may apply, and, at the time of later purchases, notify the Transfer Agent that such purchases are applicable under the Letter.

RIGHTS OF ACCUMULATION. In calculating the sales charge rates applicable to current purchases of Investment Class shares, a "single purchaser" is entitled to cumulate current purchases with the current market value of previously purchased Investment Class shares of the Funds sold subject to a comparable sales charge.

To exercise your right of accumulation based upon shares you already own, you must ask the Distributor for this reduced sales charge at the time of your additional purchase and provide the account number(s) of the investor, as applicable, the investor and spouse, and their minor children. The Funds may amend or terminate this right of

 12

accumulation at any time as to subsequent purchases.

WAIVER OF SALES LOAD. No sales charge is imposed on Investment Class shares of the Fund: (i) issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Trust is a party; (ii) sold to dealers or brokers that have a sales agreement with the Distributor, for their own account or for retirement plans for their employees or sold to employees (and their spouses) of dealers or brokers that certify to the Distributor at the time of purchase that such purchase is for their own account (or for the benefit of such employees' minor children); (iii) in aggregate purchases of $1 million or more by tax-exempt organizations enumerated in Section 501(c) of the Code, or employee benefit plans created under Sections 401, 403(b) or 457 of the Code;
(iv) sold to employees and families of the Advisor and its affiliates; (v) sold to fiduciary accounts of the Advisor and its affiliates; or (vi) purchased with proceeds from the recent redemption of shares of a mutual fund with similar investment objectives and policies for which a sales charge was paid.

The waiver of the sales changes under clause (vi) applies only if the following conditions are met: the purchase must be made within 60 days of the redemption; the Distributor must be notified in writing by the investors, or his or her agent, at the time a purchase is made; and a copy of the investor's account statement showing such redemption must accompany such notice. The waiver policy with respect to the purchase of shares through the use of proceeds from a recent redemption above will not continue indefinitely and may be discontinued at any time without notice. Investors should contact the Distributor to confirm continued availability prior to initiating the procedures described in clause
(vi).

REDEMPTION OF SHARES

You may redeem your shares of the Intermediate-Term Bond Fund without charge on any Business Day. There is, however, a $15 charge for wiring redemption proceeds to a shareholder's designated account. Shares may be redeemed by mail, by telephone or through a pre-arranged systematic withdrawal plan. Investors who own shares held by a financial institution should contact that institution for information on how to redeem shares.

BY MAIL

A written request for redemption of shares of the Intermediate-Term Bond Fund must be received by the Transfer Agent, P.O. Box 8416, Boston, Massachusetts 02266-8416 in order to constitute a valid redemption request.

If the redemption request exceeds $5,000, or if the request directs the proceeds to be sent or wired to an address different from that of record, the Transfer Agent may require that the signature on the written redemption request be guaranteed. You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union, securities exchange or association, clearing agency or savings association. Notaries public cannot guarantee signatures. The signature guarantee requirement will be waived if all of the following conditions apply: (1) the redemption is for not more than $5,000 worth of shares, (2) the redemption check is payable to the shareholder(s) of record, and
(3) the redemption check is mailed to the shareholder(s) at his or her address of record.

BY TELEPHONE

You may redeem your shares of the Intermediate-Term Bond Fund by calling the Transfer Agent at 1-800-734-2922. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request or redemption. You may have the proceeds mailed to your address or wired to a commercial bank account previously designated on your Account Application. There is no charge for having redemption proceeds mailed to you, but there is a $15 charge for wiring redemption proceeds.

You may request a wire redemption for redemptions of shares of the Intermediate-Term Bond Fund in excess of $500 by calling the Transfer Agent at 1-800-734-2922 who will deduct a wire charge of $15 from the amount of the wire redemption. Shares cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

 13

Neither the Transfer Agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon wire or telephone instructions that it reasonably believes to be genuine. The Trust and Transfer Agent will each employ reasonable procedures to confirm that instructions, communicated by telephone are genuine. Such procedures may include taping of telephone conversations.

If market conditions are extraordinarily active or other extraordinary circumstance exist, and you experience difficulties placing redemption orders by telephone, you may consider placing your order by mail.

SYSTEMATIC WITHDRAWAL PLAN ("SWP")

The Intermediate-Term Bond Fund offers a Systematic Withdrawal Plan ("SWP"), which you may use to receive regular distributions from you account. Upon commencement of the SWP, your account must have a current net asset value of $5,000 or more. You may elect to receive automatic payments via check or ACH of $100 or more on a monthly, quarterly, semi-annual or annual basis. You may arrange to receive regular distributions from your account via check or ACH by completing this section in the Account Application form.

To participate in the SWP, you must have your dividends automatically reinvested. You should realize that if your automatic withdrawals exceed income dividends, your invested principal in the account will be depleted. Thus, depending on the frequency and amounts of the withdrawal payments and/or any fluctuations in the net asset value per share, your original investment could be exhausted entirely. You may change or cancel the SWP at any time on written notice to the Transfer Agent. The Transfer Agent may require that the signature on the written notice be guaranteed.

It is generally not in your best interest to be participating in the SWP at the same time that you are purchasing additional shares if you have to pay a sales load in connection with such purchases.

OTHER INFORMATION REGARDING REDEMPTIONS.

Shareholders who desire to redeem shares of a Fund must place their redemption orders prior to 4:00 p.m., Eastern time, on any Business Day for the order to be accepted on that Business Day. The redemption price is the net asset value of a Fund next determined after receipt by the Distributor of the redemption order. Payment on redemption will be made as promptly as possible and, in any event, within seven calendar days after the redemption order is received.

Payment to shareholders for shares redeemed will be made within seven days after the Transfer Agent receives the valid redemption request. At various times, however, a Fund may be requested to redeem shares for which it has not yet received good payment; collection of payment may take ten or more days. In such circumstances, the redemption request will be rejected by the Fund. Once a Fund has received good payment for the shares a shareholder may submit another request for redemption.

Due to the relatively high costs of handling small investments, each Fund reserves the right to redeem your shares at net asset value, if, your account in any Fund has a value of less than the minimum initial purchase amount. Accordingly, if you purchase shares of any Fund in only the minimum investment amount, you may be subject to involuntary redemption if you redeem any shares. Before any Fund exercises its right to redeem such shares you will be given notice that the value of the shares in your account is less than the minimum amount and will be allowed 60 days to make an additional investment in such Fund in an amount which will increase the value of the account to at least the minimum amount.

PURCHASES BY EXCHANGE

As permitted pursuant to any rule, regulation or order promulgated by the Securities and Exchange Commission, shareholders of Investment Class shares of other Funds of the Trust that have similar sales charges may tender their shares for those Funds for exchange into the number of shares (including fractional shares) which have a value equal to the total net asset value of shares tendered divided by the net asset value of Investment Class shares of the Fund next determined after such order is received. Shares issued pursuant to this offer will not be subject to this sales charge described above or any other

 14

charge. The Fund may modify or terminate this exchange offer at any time upon 60 days' notice.

PERFORMANCE

From time to time, the Funds may advertise yield and total return. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of a Fund refers to the annualized income generated by an investment in the Fund over a specified 30-day period. The yield is calculated by assuming that the same amount of income generated by the investment during that period is generated in each 30-day period over one year and is shown as a percentage of the investment.

The total return of a Fund refers to the average compounded rate of return to a hypothetical investment for designated time periods (including, but not limited to, the period from which the Fund commenced operations through the specified date), assuming that the entire investment is redeemed at the end of each period and assuming the reinvestment of all dividend and capital gain distributions. The total return of a Fund may also be quoted as a dollar amount or on an aggregate basis, an actual basis, without inclusion of any sales charge, or with a reduced sales charge in advertisements distributed to investors entitled to a reduced sales charge.

A Fund may periodically compare its performance to the performance of: other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), financial and business publications and periodicals; broad groups of comparable mutual funds; unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs; or other investment alternatives. The Fund may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance and Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the U.S. The Fund may use long-term performance of these capital markets to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. The Fund may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Fund may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

The performance of Institutional Class shares will normally be higher than for Investment Class shares because the Institutional Class is not subject to distribution expenses generally charged to the Investment Class shares.

TAXES

The following summary of federal income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial, or administrative action. No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of a Fund or its Shareholders. In addition, state and local tax consequences of an investment in the Fund may differ from the federal income tax consequences described below. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to federal, state, and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUNDS:

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other Funds. Each Fund intends to qualify for the special tax treatment afforded regulated investment companies by the Internal Revenue Code of 1986, as amended (the "Code"), so as to be relieved of federal income tax on that part of its net investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss) distributed to Shareholders.

 15

TAX STATUS OF DISTRIBUTIONS:

A Fund will distribute substantially all of its net investment income (including net short-term capital gain) to Shareholders. Dividends from a Fund's net investment company taxable income are taxable to Shareholders as ordinary income (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. Any net capital gains will be distributed at least annually and will be taxed to Shareholders as long-term capital gains, regardless of how long the Shareholder has held shares and regardless of whether the distributions are received in cash or in additional shares. Dividends and distributions of capital gain do not qualify for the dividends-received deduction for corporate shareholders. Each Fund will provide annual reports to Shareholders of the federal income tax status of all distributions.

With respect to investments in STRIPS, TR's, TIGR's and CATS, which are sold at original issue discount and thus do not make periodic cash interest payments, a Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes all of its net investment income to Shareholders, a Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Advisor or SubAdvisor would not have chosen to sell such securities and which may result in a taxable gain or loss.

Investment income received directly by a Fund on direct U.S. obligations is exempt from tax at the state level, and may be exempt, depending on the state, when received by a Shareholder as income dividends from a Fund, provided certain state-specific conditions are satisfied. Interest realized on repurchase agreements collateralized by U.S. government obligations normally is not exempt from state tax. Each Fund will inform Shareholders annually of the percentage of income and distributions derived from direct U.S. Treasury obligations. Shareholders should consult their tax advisors to determine whether any portion of the income dividends received from a Fund is considered tax exempt in their particular state.

Dividends declared by a Fund in October, November or December of any year and payable to Shareholders of record on a date in that month will be deemed to have been paid by the Fund and received by the Shareholders on December 31 of the year declared if paid by the Fund any time during the following January.

The Funds intend to make sufficient distributions prior to the end of each calendar year to avoid liability for the federal excise tax applicable to regulated investment companies.

Each sale, exchange, or redemption of Fund shares is a taxable event to the Shareholder.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated October 16, 1990. The Declaration of Trust permits the Trust to offer separate portfolios of shares and different classes of each fund. In addition to the Funds, the Trust consists of the following funds: Treasury Money Market Fund, Money Market Fund, California Tax-Free Money Market Fund, Growth Equity Fund, Value Momentum Fund, Balanced Fund, California Intermediate Tax-Free Bond Fund, Blue Chip Growth Fund, Emerging Growth Fund, Limited Maturity Government Fund, Convertible Securities Fund and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

The Trust pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to shareholders, costs of custodial services and registering the shares under Federal and State securities laws, pricing, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses. Please refer to "Financial Highlights" in this prospectus for more information regarding the Trust's expenses.

 16

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the Shareholder of record to one vote. Shareholders of each fund or class will vote separately on matters relating solely to that fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders, but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

REPORTING

The Trust issues unaudited financial information semi-annually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

SHAREHOLDER INQUIRIES

Shareholder inquiries for the Intermediate-Term Bond Fund should be directed to Stepstone Funds, P.O. Box 8416, Boston, Massachusetts 02266-8416. Shareholder inquiries for the Government Securities Fund should be directed to the Administrator, SEI Financial Management Corporation, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

DIVIDENDS

Substantially all of the net investment income (exclusive of capital gains) of the Fund is distributed in the form of monthly dividends to Shareholders of record. Currently, capital gains of a Fund, if any, will be distributed at least annually.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares, unless the Shareholder has elected to take such payment in cash. Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the distribution.

Dividends and distributions of the Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

The dividends payable on the Investment Class shares will typically be lower than the dividends payable on the Institutional Class shares because of the distribution expenses charged on Investment Class shares.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

CUSTODIAN

CoreStates Bank, N.A., Broad and Chestnut Streets, P.O. Box 7618, Philadelphia, Pennsylvania 19101 (the "Custodian"), acts as Custodian of the Trust. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940, as amended (the "1940 Act").

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of the permitted investments for the Funds:

ASSET-BACKED SECURITIES (NON-MORTGAGE)--Instruments secured by company receivables, truck and auto loans, leases, and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such

 17

securities also may be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity, such as a trust, organized solely for purpose of owning such assets and issuing such debt. The purchase of non-mortgage asset-backed securities raises risk considerations peculiar to the financing of the instruments underlying such securities. Asset-backed securities entail prepayment risk, which may vary depending on the type of asset, but is generally less than the prepayment risk associated with mortgage-backed securities.

CORPORATE OR GOVERNMENT BONDS-- Interest-bearing or discounted corporate or government securities that obligates the issuer to pay the bondholder a specified sum of money, usually at specific intervals, and to repay the principal amount of the loan at maturity. Bonds rated Baa or better by Moody's or BBB or better by S&P are considered investment grade quality.

DERIVATIVES--Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options (e.g., puts and calls), options on futures, swap agreements, and some mortgage-backed securities (CMOs, REMICs, IOs and POs). See elsewhere in this "Description of Permitted Investments" for discussions of these various instruments, and see "Investment Objectives and Policies" for more information about any policies and limitations applicable to their use.

FUTURES AND OPTIONS ON FUTURES--Some futures strategies, including selling futures, buying puts and writing calls, reduce the Fund's exposure to price fluctuations. Other strategies, including buying futures, writing puts and buying calls, tend to increase market exposure. Futures and options may be combined with each other in order to adjust the risk and return characteristics of the overall portfolio.

Options and futures can be volatile instruments, and involve certain risks that, if applied at an inappropriate time, could negatively impact the Fund's return.

MONEY MARKET INSTRUMENTS--Money market securities are high-quality, dollar denominated, short-term debt instruments. They consist of: (i) bankers' acceptances, certificates of deposits, notes and time deposits of highly-rated U.S. banks and U.S. branches of foreign banks; (ii) U.S. Treasury obligations and obligations of agencies and instrumentalities of the U.S. Government; (iii) high-quality commercial paper issued by U.S. and foreign corporations; (iv) debt obligations with a maturity of one year or less issued by corporations that issue high-quality commercial paper; and (v) repurchase agreements involving any of the foregoing obligations entered into with highly-rated banks and broker dealers.

MORTGAGE-BACKED SECURITIES--Securities generally issued or guaranteed by U.S. government agencies such as GNMA, FNMA, or FHLMC. GNMA mortgaged-backed certificates are mortgage-backed securities of the modified pass-through type, which means that both interest and principal payments (including prepayments) are passed through monthly to the holder of the certificate. Each GNMA certificate evidences an interest in a specific pool of mortgage loans insured by the Federal Housing Administration or the Farmers Home Administration or guaranteed by the Veterans Administration. FNMA, a federally-chartered and stockholder-owned corporation, issues pass-through certificates which are guaranteed as to payment of principal and interest by FNMA. FHLMC, a corporate instrumentality of the United States, issues participation certificates which represent an interest in mortgages held in FHLMC's portfolio. FHLMC guarantees the timely payment of interest and the ultimate collection of principal. Securities issued or guaranteed by FNMA and FHLMC are not backed by the full faith and credit of the United States. There can be no assurance that the U.S. government would provide financial support to FNMA or FHLMC if necessary in the future.

Adjustable rate mortgage securities ("ARMs") are pass-through certificates representing ownership interests in a pool of adjustable rate mortgages and the resulting cash flow from those mortgages. Unlike conventional debt securities, which provide for periodic (usually semi-annually) payments of interest and payments of principal at maturity or on specified call dates, ARMs provide for monthly payments based on a pro rata share of both periodic interest and principal payments and

 18

prepayments of principal on the underlying mortgage pool (less GNMA's, FNMA's, or FHLMC's fees and any applicable loan servicing fees).

Collateralized mortgage obligations ("CMOs") are bonds generally issued by single purpose, stand-alone finance subsidiaries or trusts established by financial institutions, government agencies, investment banks, or other similar institutions, and collateralized by pools of mortgage loans. Payments of principal and interest on the collateral mortgages are used to pay debt service on the CMO. In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date. The principal and interest payment on the underlying mortgages may be allocated among the classes of CMOs in several ways. Typically, payments of principal, including any prepayments, on the underlying mortgages would be applied to the classes in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on CMOs of a class until all CMOs of other classes having earlier stated maturities or final distribution dates have been paid in full.

One or more classes of CMOs may have coupon rates that reset periodically based on an index, such as the London Interbank Offered Rate ("LIBOR"). Each Fund may purchase fixed, adjustable, or "floating" rate CMOs that are collateralized by fixed rate or adjustable rate mortgages that are guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. government or are directly guaranteed as to payment of principal and interest by the issuer, which guarantee is collateralized by U.S. government securities or are collateralized by privately issued fixed rate or adjustable rate mortgages.

Real Estate Mortgage Investment Conduits ("REMICs") are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

REPURCHASE AGREEMENTS--Agreements by which a Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. A Fund will have actual or constructive possession of the securities held as collateral for the repurchase agreement. A Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities or if the Fund realizes a loss on the sale of the collateral. A Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act.

RULE 144A SECURITIES -- Rule 144A Securities are securities that have not been registered under the Securities Act of 1933, but which may be traded between certain qualified institutional investors, including investment companies. The absence of a secondary market may affect the value of the Rule 144A Securities. The Board of Trustees of the Trust has established guidelines and procedures to be utilized to determine the liquidity of such securities.

SECURITIES ISSUED ON A FORWARD COMMITMENT BASIS OR WHEN-ISSUED SECURITIES--Securities subject to settlement on a future date. The interest rate realized on these securities is fixed as of the purchase date, and no interest accrues to a Fund before settlement. These securities are subject to market fluctuation due to changes, real or anticipated, in market interest rates and the public's perception of the creditworthiness of the issuer, and will have the effect of leveraging the Fund's assets. The Fund will establish one or more segregated accounts with the Custodian, and the Fund will maintain liquid, high-grade assets in an amount at least equal in value to the Fund's commitments to purchase when-issued securities.

SECURITIES LENDING--In order to generate additional income, each Fund may lend the securities in which it is invested pursuant to

 19

agreements requiring that the loan be continuously secured by cash, securities of the U.S. Government or its agencies or any combination of cash and such securities as collateral equal to 100% of the market value at all times of the loaned securities. The lending Fund will continue to receive interest on the loaned securities while simultaneously earning interest on the investment of cash collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the value of the loaned securities. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially.

U.S. GOVERNMENT AGENCY SECURITIES-- Certain Federal agencies have been established as instrumentalities of the U.S. Government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. Government, are either backed by the full faith and credit of the United States (e.g., GNMA securities) or supported by the issuing agencies' right to borrow from the Treasury. The issues of other agencies are supported only by the credit of the instrumentality (e.g., FNMA securities).

U.S. TREASURY OBLIGATIONS--Bills, notes, and bonds issued by the U.S. Treasury, as well as separately traded interest and principal component parts of such obligations known as Separately Traded Registered Interest and Principal Securities ("STRIPS") that are transferable through the Federal book-entry system.

RECEIPTS--Interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks and brokerage firms and are created by depositing Treasury notes and Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates of such receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts includes "Treasury Receipts" ("TR's") "Treasury Investment Growth Receipts" ("TIGR's") and "Certificates of Accrual on Treasury Securities" ("CATS"). TR'S, TIGR'S and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest-paying securities. See also "Taxes."

VARIABLE AND FLOATING RATE INSTRUMENTS--Obligations that may carry variable or floating rates of interest, may involve conditional or unconditional demand features and may include variable amount master demand notes. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security.

YANKEE BONDS--Dollar denominated securities issued by foreign-domiciled issuers that obligate the issuer to pay the bondholder a specified sum of money, usually semiannually, and to repay the principal amount of the loan at maturity. Sovereign bonds are bonds issued by the governments of foreign countries. Supranational bonds are those issued by supranational entities, such as the World Bank and the European Investment Bank. Canadian bonds are bonds issued by Canadian provinces.

SECURITIES OF FOREIGN ISSUERS--Securities issued by non-U.S. issuers. There may be certain risks connected with investing in foreign securities, including risks of adverse political and economic developments (including possible governmental seizure or nationalization of assets), the possible imposition of exchange controls or other governmental restrictions, including less uniformity in accounting and reporting requirements, the possibility that there will be less information on such securities and their issuers available to the public, the difficulty of obtaining or enforcing court judgments abroad, restrictions on foreign

 20

investments in other jurisdictions, difficulties in effecting repatriation of capital invested abroad, and difficulties in transaction settlements and the effect of delay on shareholder equity. Foreign securities may be subject to foreign taxes, which reduce yield, and may be less marketable than comparable U.S. securities. A Fund may be affected favorably or unfavorably by changes in the exchange rates or exchange control regulations between foreign currencies and the U.S. dollar. Changes in foreign currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, distributed to shareholders by a Fund. See "Risk Factors."

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary.........................................      2
Shareholder Transaction Expenses................      3
Financial Highlights............................      4
The Trust.......................................      5
Investment Objectives...........................      5
Investment Policies.............................      5
General Investment Policies.....................      6
Risk Factors....................................      6
Investment Limitations..........................      7
Fundamental Policies............................      7
The Advisor.....................................      7
The SubAdvisor..................................      8
The Administrator...............................      9
The Shareholder Servicing Agent.................      9
Distribution....................................      9
How To Purchase Shares..........................      9
Redemption of Shares............................     12
Purchases by Exchange...........................     13
Performance.....................................     14
Taxes...........................................     14
General Information.............................     15
Description of Permitted Investments............     16

                                STEPSTONE FUNDS

A Family of Mutual Funds

STEPSTONE FUNDS (the "Trust") is a mutual fund that offers a convenient means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to the Trust's:

                -- MONEY MARKET FUND
                -- TREASURY MONEY MARKET FUND
                -- CALIFORNIA TAX-FREE MONEY MARKET FUND

                           INSTITUTIONAL CLASS SHARES

The Trust's Institutional Class Shares are offered to institutional investors, including UNION BANK OF CALIFORNIA, N.A. and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, their affiliates and correspondents for the investment of their own funds or funds for which they act in a fiduciary, agency or custodial capacity.

AN INVESTMENT IN A FUND IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT. THERE CAN BE NO ASSURANCE THAT A FUND WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE. THE CALIFORNIA TAX-FREE MONEY MARKET FUND MAY INVEST A SIGNIFICANT PERCENTAGE OF ITS ASSETS IN A SINGLE ISSUER, AND INVESTING IN THE FUND MAY BE RISKIER THAN INVESTING IN OTHER TYPES OF MONEY MARKET FUNDS.

This Prospectus sets forth concisely the information about the Trust and the Funds that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated the same date as this Prospectus has been filed with the Securities and Exchange Commission and is available without charge by writing the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658, or by calling 1-(800) 734-2922. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING UNION BANK OF CALIFORNIA, N.A., BANK OF TOKYO-MITSUBISHI TRUST COMPANY OR ANY OF THEIR AFFILIATES OR CORRESPONDENTS. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

MAY 28, 1996
INSTITUTIONAL CLASS

 2

                                    SUMMARY

STEPSTONE FUNDS (the "Trust") is a diversified, open-end management investment company providing a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about the Institutional Class shares of the MONEY MARKET, TREASURY MONEY MARKET and CALIFORNIA TAX-FREE MONEY MARKET FUNDS (each a "Fund"). This summary is qualified in its entirety by reference to the more detailed information provided elsewhere in this Prospectus and in the Statement of Additional Information.

WHAT ARE THE FUNDS' INVESTMENT OBJECTIVES? THE MONEY MARKET FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income. THE TREASURY MONEY MARKET FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income. THE CALIFORNIA TAX-FREE MONEY MARKET FUND seeks to preserve principal and maintain a high degree of liquidity while providing current income exempt from federal and California state personal income taxes. See "Investment Objectives."

WHAT ARE THE FUNDS' PERMITTED INVESTMENTS? THE MONEY MARKET FUND invests in obligations denominated in U.S. dollars including commercial paper, bank obligations, thrift and savings and loan obligations, short-term corporate obligations, general U.S. Government obligations and repurchase agreements involving such obligations, receipts evidencing ownership of component parts of U.S. Treasury obligations and securities issued or guaranteed by foreign branches of foreign banks and foreign commercial paper. THE TREASURY MONEY MARKET FUND invests exclusively in direct obligations issued by the U.S. Treasury, separately traded component parts of such obligations transferrable through the Federal book-entry system, and repurchase agreements involving such obligations. THE CALIFORNIA TAX-FREE MONEY MARKET FUND invests in municipal obligations of the State of California and its political subdivisions and municipal obligations issued by territories or possessions of the United States. See "Investment Policies."

WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUNDS? Each Fund seeks to maintain a net asset value of $1.00 per share. There can be no assurance that a Fund will be able to maintain a net asset value of $1.00 per share on a continuous basis. The California Tax-Free Money Market Fund concentrates its investments in California municipal securities, and an investment in the Fund therefore may be riskier than an investment in other types of money market funds. See "Risk Factors."

ARE MY INVESTMENTS INSURED? Any guarantee by the U.S. Government, its agencies or any instrumentalities of the securities in which any Fund invests guarantees only the payment of principal and interest on the guaranteed security, and does not guarantee the yield or value of the security or yield or value of shares of that Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

WHO IS THE ADVISOR? MERUS-UCA Capital Management, a division of Union Bank of California, N.A., serves as the Advisor to the Trust. See "The Advisor."

WHO IS THE ADMINISTRATOR? SEI Financial Management Corporation serves as the Administrator of the Trust. See "The Administrator."

WHO IS THE SHAREHOLDER SERVICING AGENT? SEI Financial Management Corporation serves as transfer agent, dividend disbursing agent, and shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. See "Shareholder Servicing Agent."

WHO IS THE DISTRIBUTOR? SEI Financial Services Company acts as Distributor of the Trust's shares. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on days on which both the New York Stock Exchange and the Federal Reserve Wire System are open for business ("Business Days"). The minimum initial investment in the Trust is $2,000. Shareholders must place orders to purchase prior to 12:00 noon, Eastern time or orders to redeem prior to 11:00 a.m., Eastern time for the California Tax-Free Money Market Fund, and prior to 12:00 noon, Eastern time for the Money Market and Treasury Money Market Funds on any Business Day. Otherwise the order will be effective the next Business Day. In addition, effectiveness of a purchase is contingent on the Custodian's receipt of Federal funds before 2:00 p.m., Eastern time. See "Purchase and Redemption of Shares."

HOW ARE DIVIDENDS PAID? The net investment income (exclusive of short-term capital gains) of the Funds is determined and declared on each Business Day as a dividend for Shareholders of record as of the close of business on that day. Dividends are paid monthly in additional shares unless the Shareholder elects to take the payment in cash. See "Dividends."

 3

ANNUAL OPERATING EXPENSES                                    INSTITUTIONAL CLASS
(As a percentage of average net assets)

                                                                                           CALIFORNIA
                                                              MONEY        TREASURY         TAX-FREE
                                                              MARKET     MONEY MARKET     MONEY MARKET
                                                               FUND          FUND             FUND
------------------------------------------------------------------------------------------------------
Advisory Fees (After Fee Waivers)...........................  .30%         .25%  (1)        .10%  (1)
Other Expenses..............................................  .20%         .20%             .20%
------------------------------------------------------------------------------------------------------
Total Operating Expenses (After Fee Waivers)................  .50%         .45%  (1)        .30%  (1)
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) The Advisor has voluntarily agreed to waive fees to the extent necessary in order to limit "Total Operating Expenses" to not more than .45% for the Treasury Money Market Fund and .30% for the California Tax-Free Money Market Fund. The Advisor reserves the right to terminate its waiver at any time in its sole discretion. Absent fee waivers, the "Advisory Fees" and "Total Operating Expenses" would be .30% and .50%, for the Treasury Money Market Fund and California Tax Free Money Market Fund, respectively. "Total Operating Expenses" of the California Tax-Free Money Market Fund have been restated to reflect current fees and fee waivers.

EXAMPLE:

---------------------------------------------------------------------------------------------------------------
                                                                       1 YR.     3 YRS.     5 YRS.     10 YRS.
---------------------------------------------------------------------------------------------------------------
An investor would pay the following expenses on a $1,000
  investment assuming (1) 5% annual return and
  (2) redemption at the end of each time period.
Money Market Fund....................................................    $5        $16        $28        $63
Treasury Money Market Fund...........................................    $5        $14        $25        $57
California Tax-Free Money Market Fund................................    $3        $10        $17        $38
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

THE EXAMPLE IS BASED UPON THE TOTAL OPERATING EXPENSES OF A FUND AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Institutional Class shares of the Funds. Financial institutions that are the record owner of shares for the account of their customers may impose separate fees for account services to their customers. The Trust also offers Investment Class shares of the Funds which are subject to the same expenses, except that Investment Class shares are subject to certain distribution expenses. Additional information may be found under "The Administrator" and "The Advisor."

 4

FINANCIAL HIGHLIGHTS

The following information has been audited by Arthur Andersen LLP, the Trust's independent accountants, as indicated in their report dated March 21, 1996 on the Trust's financial statements as of January 31, 1996, included in the Trust's Statement of Additional Information under "Financial Information." This table should be read in conjunction with the Trust's financial statements and notes thereto. Additional performance information is set forth in the Trust's 1996 Annual Report to Shareholders, and is available without charge by calling 1-(800) 734-2922.

FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR

                                     INVESTMENT ACTIVITIES
                           NET     --------------------------     DISTRIBUTIONS                      NET                  NET
                          ASSET                 NET REALIZED   -------------------                  ASSET               ASSETS,
                         VALUE,       NET      AND UNREALIZED     NET                              VALUE,                 END
                        BEGINNING  INVESTMENT   GAIN (LOSS)    INVESTMENT  CAPITAL  CONTRIBUTION     END     TOTAL     OF PERIOD
                        OF PERIOD    INCOME    ON INVESTMENTS    INCOME     GAINS    OF CAPITAL   OF PERIOD  RETURN      (000)
---------------------------------------------------------------------------------------------------------------------
-------------------------------
TREASURY MONEY MARKET FUND
-------------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                      1.00       0.054        --            (0.054)    --         --            1.00     5.52%     182,286
 1995                      1.00       0.039        --            (0.039)    --         --            1.00     3.97%     143,035
 1994                      1.00       0.027        --            (0.027)    --         --            1.00     2.75%     170,879
 1993 (1)                  1.00       0.005        --            (0.005)    --         --            1.00     2.90%*    125,673
---------------------
MONEY MARKET FUND
---------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                      1.00       0.054        --            (0.054)    --         --            1.00     5.57%     503,080
 1995                      1.00       0.039      (.001)          (0.039)    --          .001         1.00     3.99%     536,754
 1994                      1.00       0.029        --            (0.029)    --         --            1.00     2.99%     498,795
 1993                      1.00       0.035        --            (0.035)    --         --            1.00     3.61%     521,664
 1992 (2)                  1.00       0.057        --            (0.057)    --         --            1.00     5.86%     240,341
------------------------------------------
CALIFORNIA TAX-FREE MONEY MARKET FUND
------------------------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                      1.00       0.034        --            (0.034)    --         --            1.00     3.48%      42,923
 1995                      1.00       0.026        --            (0.026)    --         --            1.00     2.67%      52,050
 1994                      1.00       0.021        --            (0.021)    --         --            1.00     2.13%      52,982
 1993                      1.00       0.025        --            (0.025)    --         --            1.00     2.61%      45,521
 1992 (3)                  1.00       0.025        --            (0.025)    --         --            1.00     3.75%*     30,567

                                                                      RATIO OF
                                       RATIO OF                   NET INVESTMENT
                                       EXPENSES       RATIO OF       INCOME TO
                          RATIO OF    TO AVERAGE   NET INVESTMENT     AVERAGE
                          EXPENSES    NET ASSETS       INCOME        NET ASSETS
                         TO AVERAGE    EXCLUDING     TO AVERAGE      EXCLUDING
                         NET ASSETS   FEE WAIVERS    NET ASSETS     FEE WAIVERS
---------------------------------------------------------------------------------
-------------------------------
TREASURY MONEY MARKET FUND
-------------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                       0.45%        0.50%          5.37%           5.32%
 1995                       0.44%        0.51%          3.85%           3.78%
 1994                       0.45%        0.55%          2.72%           2.62%
 1993 (1)                   0.45%*       0.55%*         2.81%*          2.71%*
---------------------
MONEY MARKET FUND
---------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                       0.50%        0.50%          5.43%           5.43%
 1995                       0.50%        0.50%          3.93%           3.93%
 1994                       0.49%        0.49%          2.93%           2.93%
 1993                       0.46%        0.46%          3.47%           3.47%
 1992 (2)                   0.48%        0.51%          5.68%           5.65%
------------------------------------------
CALIFORNIA TAX-FREE MONEY MARKET FUND
------------------------------------------
 INSTITUTIONAL CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                       0.28%        0.49%          3.43%           3.22%
 1995                       0.29%        0.50%          2.66%           2.45%
 1994                       0.30%        0.54%          2.09%           1.85%
 1993                       0.30%        0.54%          2.53%           2.29%
 1992 (3)                   0.30%*       0.57%*         3.82%*          3.55%*

    *  Annualized.

  (1)  Commenced operations on December 1, 1992.

  (2)  Commenced operations on February 1, 1991.

  (3)  Commenced operations on June 10, 1991.

 5

THE TRUST

STEPSTONE FUNDS (formerly Union Investors Funds) (the "Trust") is a diversified, open-end management investment company that offers units of beneficial interest ("shares") in fourteen separate funds. Shareholders may purchase shares of twelve of the funds through two separate classes of shares (Institutional and Investment Classes), and through three separate classes of the Money Market and Treasury Money Market Funds (Institutional, Investment and Cash Sweep Classes), which provide for variations in distribution costs, voting rights and dividends. Except for these differences among the classes, each share of each fund represents an equal proportionate interest in that fund. This Prospectus relates to the Institutional Class shares of the Trust's Money Market, Treasury Money Market and California Tax-Free Money Market Funds (each a "Fund"). Information regarding the Trust's other funds is contained in separate prospectuses that may be obtained from the Trust's Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

INVESTMENT OBJECTIVES

THE MONEY MARKET FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income.

THE TREASURY MONEY MARKET FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income.

THE CALIFORNIA TAX-FREE MONEY MARKET FUND seeks to preserve principal and maintain a high degree of liquidity while providing current income exempt from federal and California state personal income taxes.

There can be no assurance that a Fund's investment objective will be met.

INVESTMENT POLICIES

MONEY MARKET FUND

The Money Market Fund invests in obligations denominated in U.S. dollars consisting of: (i) commercial paper (including Section 4(2) Commercial Paper) issued by domestic and foreign issuers rated at least A-1 by Standard & Poor's Corporation ("S&P") or Prime-1 by Moody's Investors Service ("Moody's") at the time of investment or, if not rated, determined by the Advisor to be of comparable quality; (ii) obligations (certificates of deposit, bank notes, time deposits, and bankers' acceptances) of thrift institutions, savings and loans, U.S. commercial banks (including foreign branches of such banks), and U.S. and foreign branches of foreign banks, provided that such institutions (or, in the case of a branch, the parent institution) have total assets of $1 billion or more as shown on their last published financial statements at the time of investment; (iii) short-term corporate obligations (including Rule 144A Securities) with a remaining term of not more than 397 days of issuers with commercial paper of comparable priority and security meeting the above ratings criteria or determined by the Advisor to be of comparable quality; (iv) obligations issued by the U.S. Government and backed by its full faith and credit, and obligations issued or guaranteed as to principal and interest by the agencies or instrumentalities of the U.S. Government (e.g., obligations issued by Farmers Home Administration, Government National Mortgage Association, Federal Farm Credit Bank and Federal Housing Administration); (v) receipts, including TR's, TIGR's and CATS; (vi) repurchase agreements involving such obligations; (vii) loan participations; (viii) readily marketable securities backed by company receivables, truck and auto loans, leases, and credit card loans provided that such instruments satisfy the rating requirements described above or are determined by the Advisor to be of comparable quality and (ix) U.S. dollar denominated securities issued or guaranteed by foreign governments, their political subdivisions, agencies or instrumentalities, and obligations of supranational entities such as the World Bank and the Asian Development Bank; provided that the Fund invests no more than 5% of its assets in any such instrument and invests no more than 25% of its assets in such instruments in the aggregate. The Advisor will determine that the

 6

permitted investments present minimal credit risks in accordance with guidelines established by the Trust's Board of Trustees.

The Fund may concentrate its investments in certain instruments issued by U.S. banks, U.S. branches of foreign banks and foreign branches of U.S. banks, but only so long as the investment risk associated with investing in foreign branches of domestic banks is the same as that associated with investing in instruments issued by the U.S. parent, in that the U.S. parent would be unconditionally liable in the event that the foreign branch failed to pay.

The Fund may invest up to 5% of its total assets in loan participations issued by a bank in the United States with assets exceeding $1 billion where the underlying loan is made to a borrower in whose obligations the Fund may invest and the underlying loan has a remaining maturity of one year or less.

TREASURY MONEY MARKET FUND

The Treasury Money Market Fund invests exclusively in direct obligations issued by the U.S. Treasury, separately traded component parts of such obligations transferable through the Federal book-entry system ("STRIPS"), and repurchase agreements involving such obligations.

The Fund is limited to making investments and engaging in investment transactions that are permissible for federal credit unions.

Guarantees of the Fund's portfolio securities by the U.S. Government or its agencies or instrumentalities guarantee only the principal and interest on the guaranteed securities, and do not guarantee the securities' yield or value or the yield or value of the Fund's shares.

CALIFORNIA TAX-FREE MONEY MARKET FUND

As a matter of fundamental policy, at least 80% of the California Tax-Free Money Market Fund's assets are invested in obligations which produce interest that, in the opinion of bond counsel, is exempt from Federal income tax and California state personal income tax. These include obligations issued by the State of California and its political subdivisions or municipal authorities and obligations issued by territories or possessions of the United States. Qualifying obligations consist of municipal notes; municipal bonds; floating or variable rate municipal obligations; tax-exempt commercial paper; and shares of open-end investment companies with similar investment objectives and policies.

The Advisor may engage in "put" transactions. The Advisor has discretion to invest up to 20% of the Fund's assets in taxable money market instruments (including repurchase agreements), securities which have not been registered under the Securities Act of 1933 (Rule 144A Securities and Section 4(2) Commercial Paper), receipts (including TR's, TIGR's and CATS), and securities, the interest income from which is subject to the alternative minimum tax. While the Fund generally intends to be fully invested in tax-exempt securities, the Advisor may leave a portion of the Fund's assets uninvested.

For temporary defensive purposes when the Advisor determines that market conditions warrant, the Fund may invest up to 100% of its assets in municipal obligations of other states or taxable money market instruments (including repurchase agreements, U.S. Treasury securities and instruments of certain U.S. commercial banks or savings and loan institutions). The Fund will not be pursuing its investment objective to the extent that more than 20% of its assets are so invested in taxable money market securities.

The Fund will invest in obligations which are rated or are issued by entities with debt obligations rated, at the time of investment, in one of the two highest rating categories by S&P, Moody's or Fitch Investors Service, Inc. ("Fitch"), or, if not rated, determined by the Advisor to be of comparable quality.

Opinions relating to the validity of municipal securities and to the exemption of interest thereon from Federal income tax (and, with respect to California municipal securities, to the exemption of

 7

interest thereon from California state personal income tax) are rendered by bond counsel to the respective issuers at the time of issuance. Neither the Fund nor its Adviser will review the proceedings relating to the issuance of municipal securities or the basis for such opinions.

GENERAL INVESTMENT POLICIES

Each Fund intends to comply with Rule 2a-7 adopted by the Securities and Exchange Commission ("SEC"), which Rule permits money market funds to use the amortized cost method for calculating net asset value. The Rule imposes certain quality, maturity and diversification restraints on investments by a Fund. Under the Rule, a Fund will invest only in U.S. dollar denominated securities, will maintain an average maturity on a dollar-weighted basis of 90 days or less, and will acquire only "eligible securities" that present minimal credit risks and have a maturity of 397 days or less. For a further discussion, see the "Description of Permitted Investments."

Each Fund may enter into forward commitments, or purchase securities on a when-issued basis. A Fund is permitted to invest in when-issued securities where such purchases are for investment and not for leveraging purposes; however, a Fund may sell these securities before the settlement date if it is deemed advisable. No additional forward commitments will be made if more than 20% of a Fund's net assets would be so committed.

Each Fund may engage in securities lending, and will limit such practice to 33 1/3% of its total assets.

Each Fund will limit its investments in illiquid securities to 10% of its net assets.

For further information, see "Description of Permitted Investments."

ELIGIBILITY UNDER FEDERAL CREDIT
UNION ACT

Shares of the Treasury Money Market Fund (the Fund) are designed to qualify as eligible investments for federally chartered credit unions pursuant to Section 107(7), 107(8) and 107(15) of the Federal Credit Union Act and Part 703 of the National Credit Union Administration Rules and Regulations. The Fund will continually monitor changes in the applicable laws, rules and regulations governing eligible investments, including new investments, for federally chartered credit unions and will take such action as may be necessary to assure that the Fund's investments, and, therefore, shares of the Fund, continue to qualify as eligible investments under the Federal Credit Union Act.

Sections 107(7), 107(8) and 107(15) of the Federal Credit Union Act set forth those securities, deposits and other obligations in which federally chartered credit unions may invest. The Fund's investments consist exclusively of assets designed to qualify as eligible investments if owned directly by a federally chartered credit union. Shares of the Fund may or may not qualify as eligible investments for particular state chartered credit unions. Accordingly, the Fund encourages, but does not require, each state chartered credit union to consult qualified legal counsel concerning whether the Fund's shares are permissible investments for that credit union. While the Advisor will assure that the Fund follows investment policies set forth herein, the Fund cannot be responsible for compliance by participating state chartered credit unions with limitations on permissible investments to which they may be subject.

RISK FACTORS

It is a fundamental policy of each Fund to use its best efforts to maintain a constant net asset value of $1.00 per share. There can be no assurance that a Fund will be able to maintain a stable net asset value of $1.00 per share.

Foreign securities which the Money Market Fund may purchase involve risks that are different from investments in securities of U.S. issuers. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations or other government

 8

restrictions which might affect payment of principal or interest. Additionally, there may be less public information available about foreign issuers. Foreign branches of foreign banks are not regulated by U.S. banking authorities, and foreign issuers generally are not bound by accounting, auditing and financial reporting standards comparable to U.S. issuers.

Certain risks are inherent in the California Tax-Free Money Market Fund's concentrated investment in California municipal securities, which may make an investment in the Fund riskier than an investment in other types of money market funds. These risks result from (1) amendments to the California Constitution and other statutes that limit the taxing and spending authority of California government entities, (2) the general financial condition of the State of California, and (3) a variety of California laws and regulations that may affect, directly or indirectly, California municipal securities. The ability of issuers to pay interest on, or repay principal of, California municipal securities may be impaired as a result. A more complete description of these risks is contained in the Statement of Additional Information.

INVESTMENT LIMITATIONS

1. The Money Market Fund and the Treasury Money Market Fund may not purchase securities of any issuer (except securities issued or guaranteed by the United States its agencies or instrumentalities and repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer. While this restriction applies to 75% of each Fund's assets, the Money Market Fund and the Treasury Money Market Fund have each adopted, in accordance with Rule 2a-7, a policy providing that the 5% limitation shall apply to 100% of the Fund's assets, provided however, that each Fund may invest up to 25% of its assets in the First Tier quality securities of a single issuer for up to three days. For purposes of this limitation, loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower.

2. The California Tax-Free Money Market Fund may not purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities) and repurchase agreements involving such securities if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer.

3. Each Fund may not purchase any securities which would cause more than 25% of its total assets to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities and repurchase agreements involving such securities, and provided further, that utilities as a group will not be considered to be one industry, and wholly-owned subsidiaries organized to finance the operations of their parent companies will be considered to be in the same industries as their parent companies. For purposes of this limitation, loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower, and supranational entities are considered to be a separate industry. This limitation does not apply to investments by the Money Market Fund in certain bank instruments. In addition, this limitation applies only to the California Tax-Free Money Market Fund's investments in taxable securities and securities issued or backed by the revenues of non-governmental users.

4. Each Fund may not make loans, except that a Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies; (b) enter into repurchase agreements; and (c) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional fundamental and non-fundamental investment limitations are set forth in the Statement of Additional Information.

 9

FUNDAMENTAL POLICIES

The investment objective and certain of the investment limitations are fundamental policies of the Funds. It is also a fundamental policy of each Fund to use its best effort to maintain a constant net asset value of $1.00 per share. Fundamental policies cannot be changed with respect to a Fund without the consent of a majority of the Fund's outstanding shares.

THE ADVISOR

The Trust and MERUS-UCA Capital Management, a division of Union Bank of California, N.A. (the "Advisor"), have entered into an advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Advisor makes the investment decisions for the assets of each Fund and continuously reviews, supervises and administers the Funds' investment programs. The Advisor discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Advisor and are not guaranteed by the FDIC or any other governmental agency.

The Advisor is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .30% of the average daily net assets of each Fund. The Advisor may from time to time waive all or a portion of its fee in order to limit the operating expenses of a Fund. Any such waiver is voluntary, and may be terminated at any time in the Advisor's sole discretion.

For the fiscal year ended January 31, 1996, Union Bank, predecessor of the Advisor, was paid an advisory fee of .30%, .25% and .10% of the average daily net assets of the Money Market, Treasury Money Market and California Tax-Free Money Market Funds, respectively.

MERUS-UCA Capital Management (the "Advisor"), 475 Sansome Street, San Francisco, California 94111, the investment management division of Union Bank of California, N.A., manages the day-to-day operations of each Fund. On April 1, 1996, Union Bank, the Trust's then-investment advisor, combined with The Bank of California, N.A., and the resulting bank changed its name to Union Bank of California, N.A. At the same time, the banks' investment management divisions were combined. Each of Union Bank and The Bank of California, N.A. (or its predecessor bank) has been in banking since the early 1900's, and historically, each has had significant investment functions within its trust and investment division. Union Bank of California, N.A., is a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd.

As of April 1, 1996, the Advisor managed approximately $12 billion in individual portfolios and collective funds. The Advisor's clients range from pension funds, national labor union plans and foundations to personal investments and trust portfolios.

THE ADMINISTRATOR

SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of SEI Corporation ("SEI"), and the Trust are parties to an administration agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with certain management services including all necessary office space, equipment, personnel, and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of Trust assets up to $1 billion, .12% of assets between $1 billion and $2 billion and .10% of assets over $2 billion. The Administrator may waive its fee or reimburse various expenses to the extent necessary to limit the total operating expenses of a Fund's Institutional Class shares. Any such waiver is voluntary, and may be terminated at any time in the Administrator's sole discretion.

THE SHAREHOLDER SERVICING AGENT

SEI Financial Management Corporation serves as the transfer agent, dividend disbursing agent, and

 10

shareholder servicing agent for the Institutional and Cash Sweep Class shares of the Trust and for the Investment Class shares of the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds. Compensation for these services is paid under the Administration Agreement.

DISTRIBUTION

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, and the Trust are parties to a distribution agreement ("Distribution Agreement"). The Distribution Agreement is renewable annually and may be terminated by the Distributor, by a majority vote of the Disinterested Trustees or by a majority vote of the outstanding securities of the Trust upon not more than 60 days written notice by either party, or upon assignment by the Distributor. Investment Class shares of the Funds may bear the costs of their distribution expenses. It is possible that an institution may offer different classes of shares to its customers, and thus receive different compensation with respect to different classes of shares.

PURCHASE AND REDEMPTION OF SHARES

Purchases and redemptions of shares of the Funds may be made on days on which both the New York Stock Exchange and Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in a Fund is $2,000; however, the minimum investment may be waived in the Distributor's discretion. Shareholders may place orders by telephone.

Purchase orders will be effective on the Business Day made if the Distributor receives an order before 12:00 noon, Eastern time on such Business Day. Otherwise, the purchase order will be effective the next Business Day. Effectiveness of a purchase order on any Business Day is contingent on the Custodian's receipt of Federal funds before 2:00 p.m., Eastern time on such Business Day. The purchase price is the net asset value per share, which is expected to remain constant at $1.00. The net asset value per share is calculated as of 12:00 noon, Eastern time, each Business Day based on the amortized cost method. The net asset value per share of a Fund is determined by dividing the total value of its investments and other assets, less any liabilities, by the total number of its outstanding shares. The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or Shareholder(s).

Shares of the Funds are offered only to residents of states in which the shares are eligible for purchase.

The Trust is required to redeem for cash all full and fractional shares of the Trust. The redemption price is the net asset value per share of a Fund (normally $1.00 per share).

Redemption orders may be made any time before 11:00 a.m., Eastern time for the California Tax-Free Money Market Fund and 12:00 noon, Eastern time for the Money Market and Treasury Money Market Funds in order to receive that day's redemption price (i.e. the next determined net asset value per share). For redemption orders received before 12:00 noon, Eastern time, payment will be made the same day by transfer of Federal funds. Otherwise, payment will be made on the next Business Day. Redeemed shares are entitled to dividends declared the day the redemption order is effective.

Neither the Trust's transfer agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes are genuine. The Trust and its transfer agent will each employ reasonable procedures to confirm that telephone instructions are genuine. Such procedures may include taping of telephone conversations. If market conditions are extraordinarily active or extraordinary circumstances exist, and you experience difficulties placing redemption orders by telephone, you may wish to consider placing your order by other means.

 11

COMPUTATION OF YIELD

From time to time a Fund advertises its "current yield" and "effective compound yield." Both yield figures are based on historical earnings and are not intended to indicate future performance. The "current yield" of the Fund refers to the income generated by an investment in the Fund over a seven-day period (which period will be stated in the advertisement). This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The "effective yield" will typically be slightly higher than the "current yield" because of the compounding effect of this assumed reinvestment. The California Tax Free Money Fund may also advertise tax-equivalent yields. The California Tax-Free Money Market Fund may also advertise tax-equivalent yields.

The performance of Institutional Class shares will normally be higher than for Investment Class shares because the Institutional Class is not subject to distribution expenses generally charged to the Investment Class shares.

The yield of each Fund will fluctuate, and the annualization of a week's dividend is not a representation by the Trust as to what an investment in the Fund will actually yield in the future.

Each Fund may periodically compare its performance to the performance of: other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), financial and business publications and periodicals; broad groups of comparable mutual funds; unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs; or other investment alternatives. The Funds may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance, and Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the U.S. The Funds may use long term performance of these capital markets to demonstrate general long-term risk versus reward scenarios, and could include the value of a hypothetical investment in any of the capital markets. The Funds may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Funds may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark, while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

TAXES

The following summary of federal and California income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action. No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of a Fund or its Shareholders. In addition, state and local income tax consequences on an investment in a Fund may differ from the federal income tax consequences discussed below. Accordingly, Shareholders are urged to consult their tax advisors regarding specific questions as to federal, state and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUNDS:

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other Funds. Each Fund intends to qualify for the special tax treatment afforded regulated investment companies under the Internal

 12

Revenue Code of 1986, as amended (the "Code"), so that it will be relieved of federal income tax on that part of its net investment income and net capital gain (the excess of net long-term capital gain over net short-term capital loss) distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS:

Each Fund will distribute all of its net investment income (including net short-term capital gain) and net capital gain to Shareholders. Dividends from net investment company taxable income are taxable to Shareholders as ordinary income (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. Distributions of net capital gain will be taxable to Shareholders as long-term capital gain regardless of how long Shareholders have held their shares and regardless of whether the distributions are received in cash or in additional shares. Dividends and distributions of capital gain paid by a Fund do not qualify for the dividends received deduction for corporate shareholders. Each Fund will provide annual reports to Shareholders of the federal income tax status of all distributions.

With respect to investments in STRIPS, TR's, TIGR's and CATS, which are sold at original issue discount and thus do not make periodic cash interest payments, a Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes all of its net investment income to its shareholders, a Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Advisor would not have chosen to sell such securities and which may result in a taxable gain or loss.

Dividends declared by a Fund in October, November or December of any year and payable to Shareholders of record on a date in that month will be deemed to have been paid by the Fund and received by the Shareholders on December 31 of the year declared, if paid by the Fund any time during the following January.

The Funds intend to make sufficient distributions prior to the end of each calendar year to avoid liability for the federal excise tax applicable to regulated investment companies.

Income received on direct U.S. obligations is exempt from tax at the state level when received directly by a Fund, and may be exempt, depending on the state, when received by a Shareholder as income dividends from a Fund provided certain state-specific conditions are satisfied. Interest received on repurchase agreements collateralized by U.S. government obligations normally is not exempt from state tax. Each Fund will inform Shareholders annually of the percentage of income and distributions derived from direct U.S. Treasury obligations. Shareholders should consult their tax advisors to determine whether any portion of the income dividends received from a Fund is considered tax exempt in their particular state.

Income derived by the Money Market Fund from obligations of foreign issuers may be subject to foreign withholding taxes. The Money Market Fund will not be able to elect to treat Shareholders as having paid their proportionate share of such foreign taxes.

Each sale, exchange, or redemption of Fund shares is a taxable event to the Shareholder.

SPECIAL CONSIDERATIONS FOR THE CALIFORNIA TAX-FREE MONEY MARKET FUND

The California Tax-Free Money Market Fund will distribute all of its net investment income (including net short-term capital gain) to Shareholders. If, at the close of each quarter of its taxable year, at least 50% of the value of the Fund's assets consists of obligations the interest on which is excludable from gross income, the Fund may pay "exempt-interest dividends" to its Shareholders. Those dividends constitute the portion of the aggregate dividends as designated by the Fund, equal to the excess of the excludable interest over certain amounts disallowed as deductions. Exempt-interest dividends are excludable from a Shareholder's gross income for federal income tax purposes, but may have certain collateral federal income tax consequences, as

 13

described in the Statement of Additional Information.

Current federal tax law limits the types and volume of bonds qualifying for the federal income tax exemption of interest, which may have an effect on the ability of the Fund to purchase sufficient amounts of tax-exempt securities to satisfy the Code's requirements for the payment of "exempt-interest" dividends.

Any dividends attributable to the Fund's taxable income will be taxable to Shareholders as ordinary income (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. None of the Fund's distributions will qualify for the corporate dividends-received deduction.

Furthermore, entities or persons who are "substantial users" (or persons related to "substantial users") of facilities financed by "private activity bonds" or "industrial development bonds" should consult their tax advisors before purchasing shares. (See the Statement of Additional Information.)

CALIFORNIA TAXES:

The Fund intends to qualify to pay dividends to Shareholders that are exempt from California personal income tax ("California exempt-interest dividends"). The Fund will qualify to pay California exempt-interest dividends if (1) at the close of each quarter of the Fund's taxable year, at least 50 percent of the value of the Fund's total assets consists of obligations the interest on which would be exempt from California personal income tax if the obligations were held by an individual ("California Tax Exempt Obligations") and (2) the Fund continues to qualify as a regulated investment company.

If the Fund qualifies to pay California exempt-interest dividends, dividends distributed to Shareholders will be considered California exempt-interest dividends (1) if they are designated as exempt-interest dividends by the Fund in a written notice to Shareholders mailed within 60 days of the close of the Fund's taxable year and (2) to the extent the interest received by the Fund during the year on California Tax Exempt Obligations exceeds expenses of the Fund that would be disallowed under California personal income tax law as allocable to tax-exempt interest if the Fund were an individual. If the aggregate dividends so designated exceed the amount that may be treated as California exempt-interest dividends, only that percentage of each dividend distribution equal to the ratio of aggregate California exempt-interest dividends to aggregate dividends so designated will be treated as a California exempt-interest dividend. The California Tax-Free Money Market Fund will notify Shareholders of the amount of California exempt-interest dividends each year.

Corporations subject to California franchise tax that invest in the Fund may not be entitled to exclude California exempt-interest dividends from income.

Dividend distributions that do not qualify for treatment as California exempt-interest dividends will be taxable to Shareholders at ordinary income tax rates for California personal income tax purposes to the extent of the Fund's earnings and profits.

Interest on indebtedness incurred or continued by a Shareholder in connection with the purchase of shares of the Fund will not be deductible for California personal income tax purposes if the Fund distributes California exempt-interest dividends.

The foregoing is a general, abbreviated summary of certain provisions of the California Revenue and Taxation Code presently in effect as they directly govern the taxation of Shareholders subject to California personal income tax. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Fund transactions. Shareholders are advised to consult with their own tax advisors for more detailed information concerning California tax matters.

 14

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated October 16, 1990. The Declaration of Trust permits the Trust to offer separate portfolios of shares and different classes of each fund. In addition to these Funds, the Trust consists of the following funds: California Intermediate Tax-Free Bond Fund, Growth Equity Fund, Value Momentum Fund, Intermediate-Term Bond Fund, Limited Maturity Government Fund, Balanced Fund, Blue Chip Growth Fund, Emerging Growth Fund, Convertible Securities Fund, Government Securities Fund and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund, and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

The Trust pays its expenses, including audit and legal expenses, expenses of preparing and printing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under federal and state securities laws, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses. Please refer to "Financial Highlights" in this prospectus for more information regarding the Trust's expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the Shareholder of record to one vote. Shareholders of each Fund or class will vote separately on matters relating solely to such Fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings, but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon the written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested the Trust will provide appropriate assistance to the Shareholders requesting the meeting.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. The Trust furnishes proxy statements and other reports to Shareholders of record.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to the Administrator, SEI Financial Management Corporation, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

DIVIDENDS

The net investment income (exclusive of net short-term capital gain) of the Fund is determined and declared on each business day as a dividend for Shareholders of record as of the close of business on that day. Dividends are paid by the Fund in additional shares, unless the Shareholder has elected to take such payment in cash, on the first business day of each month. Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the change.

The amount of dividends payable on Institutional Class shares will typically be higher than the dividends payable on Investment Class shares

 15

because of the distribution expenses charged to Investment Class shares.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

CUSTODIAN

CoreStates Bank N.A., Broad and Chestnut Streets, P.O. Box 7618, Philadelphia, Pennsylvania 19101 (the "Custodian"), acts as Custodian of the assets of the Fund. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940, as amended.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of the permitted investments for the Funds:

ASSET-BACKED SECURITIES (NON-MORTGAGE)--Instruments secured by company receivables, truck and auto loans, leases, and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities also may be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity, such as a trust organized solely for purpose of owning such assets and issuing such debt. The purchase of non-mortgage asset-backed securities raises risk considerations peculiar to the financing of the instruments underlying such securities. Asset-backed securities entail prepayment risk, which may vary depending on the type of asset.

BANKERS' ACCEPTANCES--Bills of exchange or time drafts drawn on and accepted by commercial banks. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

CERTIFICATES OF DEPOSIT--Negotiable interest-bearing instruments with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.

COMMERCIAL PAPER--Unsecured short-term promissory notes issued by corporations and other entities. Maturities on these issues vary from a few days to nine months. Purchase of such instruments involves a risk of default by the issuer.

DERIVATIVES--Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options (e.g., puts and calls), options on futures, swap agreements, and some mortgage-backed securities (CMOs, REMICs, IOs and POs). See elsewhere in this "Description of Permitted Investments" for discussions of these various instruments, and see "Investment Objectives and Policies" for more information about any policies and limitations applicable to their use.

LOAN PARTICIPATIONS--Interests in loans to U.S. corporations (i.e., borrowers) administered by the lending bank or agent for a syndicate of lending banks, and sold by the lending bank or syndicate member ("intermediary bank"). Because the intermediary bank does not guarantee a loan participation in any way, a loan participation is subject to the credit risks generally associated with the underlying corporate borrower. In addition, in the event the underlying corporate borrower fails to pay principal and interest when due, the Fund may be subject to delays, expenses and risks that are greater than those that would have been involved if the Fund had purchased a direct obligation (such as commercial paper) of such borrower. Moreover, the purchasing Fund may be regarded as a creditor of the intermediary bank (rather than of the underlying corporate borrower), making it subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, a loan participation may be subject to certain defenses that can be asserted by

 16

such borrower as a result of improper conduct by the issuing bank. The secondary market, if any, for these loan participations is limited, and any such participation purchased by the Fund may be regarded as illiquid.

MUNICIPAL BONDS--Obligations issued by or on behalf of governments and political sub-divisions thereof, including private activity bonds. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

MUNICIPAL NOTES--Instruments issued by or on behalf of governments and political sub-divisions thereof, and consist of general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes.

RULE 144A SECURITIES--Rule 144A Securities are securities that have not been registered under the Securities Act of 1933, but which may be traded between certain qualified institutional investors, including investment companies. The absence of a secondary market may affect the value of Rule 144A Securities. The Board of Trustees of the Trust has established guidelines and procedures to be utilized to determine the liquidity of such securities.

REPURCHASE AGREEMENTS--Agreements by which a Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. A Fund will have actual or constructive possession of the securities held as collateral for the repurchase agreement. A Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities or if a Fund realizes a loss on the sale of the collateral. A Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act.

SECURITIES ISSUED ON A FORWARD COMMITMENT BASIS OR WHEN-ISSUED SECURITIES--Securities subject to settlement on a future date. The interest rate realized on these securities is fixed as of the purchase date, and no interest accrues to a Fund before settlement. These securities are subject to market fluctuation due to changes, real or anticipated, in market interest rates and the public's perception of the creditworthiness of the issuer, and will have the effect of leveraging the Fund's assets. Purchasing securities on a forward commitment or when-issued basis when a Fund is fully or almost fully invested may result in greater potential fluctuation in the value of a Fund's net asset value per share. The purchasing Fund will establish one or more segregated accounts with the Custodian, and will maintain liquid, high-grade assets in an amount at least equal in value to the Fund's commitments to purchase when-issued securities.

SECURITIES LENDING--In order to generate additional income, each Fund may lend the securities in which it is invested, pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. Government or its agencies or any combination of cash and such securities as collateral equal to 100% of the market value at all times of the loaned securities. The lending Fund will continue to receive interest on the loaned securities while simultaneously earning interest on the investment of cash collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the value of the loaned securities. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially.

 17

TAX-EXEMPT COMMERCIAL PAPER-- Commercial paper, which is commercial paper issued by governments and political sub-divisions.

SECURITIES SUBJECT TO A PUT FEATURE--A "put" feature permits a Fund to sell a security at a fixed price prior to maturity. The underlying securities subject to a put may be sold at any time at the market rates. However, unless the put was an integral part of the security as originally issued, it may not be marketable or assignable. Generally, a premium is paid for a put feature or a put feature is purchased separately which results in a lower yield than would otherwise be available for the same securities.

TIME DEPOSITS--Non-negotiable receipts issued by U.S. or foreign banks in exchange for the deposit of funds. Like certificates of deposit, they earn a specified rate of interest over a definite period of time; however, they cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities.

U.S. GOVERNMENT AGENCY SECURITIES-- Certain Federal agencies have been established as instrumentalities of the U.S. Government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. Government, are either backed by the full faith and credit of the United States (e.g., GNMA securities) or supported by the issuing agencies' right to borrow from the Treasury. The issues of other agencies are supported only by the credit of the instrumentality (e.g., FNMA securities).

U.S. TREASURY OBLIGATIONS--Bills, notes and bonds issued by the U.S. Treasury, as well as separately traded interest and principal component parts of such obligations known as Separately Traded Registered Interest and Principal Securities ("STRIPS") that are transferable through the Federal book-entry systems.

RECEIPTS--Interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks and brokerage firms and are created by depositing Treasury notes and Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuances of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Receipts" ("TR's") "Treasury Investment Growth Receipts" ("TIGR's") and "Certificates of Accrual on Treasury Securities" ("CATS"). TR's, TIGR's and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying securities. See also "Taxes."

VARIABLE AND FLOATING RATE INSTRUMENTS -- Obligations that may carry variable or floating rates of interest, may involve conditional or unconditional demand features and may include variable amount master demand notes. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security.

RESTRAINTS ON INVESTMENTS BY MONEY MARKET FUNDS

Investments by the Funds are subject to limitations imposed under regulations adopted by the SEC.

These regulations generally require money market funds to acquire only U.S. dollar denominated obligations maturing in 397 days or less and to maintain a dollar-weighted average portfolio maturity of 90 days or less. In addition, the Funds

 18

may acquire only obligations that present minimal credit risks and that are "eligible securities," which means they are (i) rated, at the time of investment, by at least two nationally recognized statistical rating organizations (one if it is the only organization rating such obligation) in the highest short-term rating category or, if unrated, determined to be of comparable quality (a "first tier security"), or (ii) rated according to the foregoing criteria in the second highest short-term rating category or, if unrated, determined to be of comparable quality ("second tier security"). A security is not considered to be unrated if its issuer has outstanding obligations of comparable priority and security that have a short-term-rating. In determining whether obligations are eligible securities, the rating of the issuer's commercial paper, if any, is used for the above tests. Investments by the Money Market Fund in second tier securities are subject to the further constraints that (i) no more than 5% of the Fund's assets may be invested in such securities in the aggregate, and (ii) any investment in such securities of one issuer is limited to the greater of 1% of the Fund's total assets or $1 million. In addition, the Fund may invest up to 25% of its total assets in first tier securities of a single issuer for three business days.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary.........................................      2
Annual Operating Expenses.......................      3
Financial Highlights............................      4
The Trust.......................................      5
Investment Objectives...........................      5
Investment Policies.............................      5
General Investment Policies.....................      7
Eligibility Under Federal Credit Union Act......      7
Risk Factors....................................      7
Investment Limitations..........................      8
Fundamental Policies............................      9
The Advisor.....................................      9
The Administrator...............................      9
The Shareholder Servicing Agent.................      9
Distribution....................................     10
Purchase and Redemption of Shares...............     10
Computation of Yield............................     11
Taxes...........................................     11
General Information.............................     14
Description of Permitted Investments............     15
Restraints on Investments by Money Market
  Funds.........................................     17

                                STEPSTONE FUNDS

A Family of Mutual Funds

STEPSTONE FUNDS (the "Trust") is a mutual fund that offers a convenient means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to the Trust's:

                -- MONEY MARKET FUND
                -- TREASURY MONEY MARKET FUND
                -- CALIFORNIA TAX-FREE MONEY MARKET FUND

                            INVESTMENT CLASS SHARES

The Trust's Investment Class Shares are offered to individuals and institutional investors, including accounts for which UNION BANK OF CALIFORNIA, N.A. and BANK OF TOKYO-MITSUBISHI TRUST COMPANY, their affiliates and correspondents act in an agency or custodial capacity.

AN INVESTMENT IN A FUND IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT. THERE CAN BE NO ASSURANCE THAT A FUND WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE. THE CALIFORNIA TAX-FREE MONEY MARKET FUND MAY INVEST A SIGNIFICANT PERCENTAGE OF ITS ASSETS IN A SINGLE ISSUER, AND INVESTING IN THE FUND MAY BE RISKIER THAN INVESTING IN OTHER TYPES OF MONEY MARKET FUNDS.

This Prospectus sets forth concisely the information about the Trust and the Funds that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated the same date as this Prospectus has been filed with the Securities and Exchange Commission and is available without charge by writing the Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658, or by calling 1-(800) 734-2922. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING UNION BANK OF CALIFORNIA, N.A., BANK OF TOKYO-MITSUBISHI TRUST COMPANY OR ANY OF THEIR AFFILIATES OR CORRESPONDENTS. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE TRUST INVOLVES RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

MAY 28, 1996
INVESTMENT CLASS

 2

                                    SUMMARY

STEPSTONE FUNDS (the "Trust") is a diversified, open-end management investment company which provides a convenient way to invest in professionally managed portfolios of securities. The following provides basic information about Investment Class shares of the MONEY MARKET, TREASURY MONEY MARKET and CALIFORNIA TAX FREE MONEY MARKET FUNDS (each a "Fund"). This summary is qualified in its entirety by reference to the more detailed information provided elsewhere in this Prospectus and in the Statement of Additional Information.

WHAT ARE THE FUNDS' INVESTMENT OBJECTIVES? THE MONEY MARKET FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income. THE TREASURY MONEY MARKET FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income. THE CALIFORNIA TAX-FREE MONEY MARKET FUND seeks to preserve principal and maintain a high degree of liquidity while providing current income exempt from federal and California state personal income taxes. See "Investment Objectives."

WHAT ARE THE FUNDS' PERMITTED INVESTMENTS? THE MONEY MARKET FUND invests in obligations denominated in U.S. dollars, including commercial paper, bank obligations, thrift and savings and loan obligations, short-term corporate obligations, general U.S. Government obligations and repurchase agreements involving such obligations, receipts evidencing ownership of component parts of U.S. Treasury obligations and securities issued or guaranteed by foreign branches of foreign banks and foreign commercial paper. THE TREASURY MONEY MARKET FUND invests exclusively in direct obligations issued by the U.S. Treasury, separately traded component parts of such obligations transferable through the Federal book-entry system, and repurchase agreements involving such obligations. THE CALIFORNIA TAX-FREE MONEY MARKET FUND invests in municipal obligations of the State of California and its political subdivisions and municipal obligations issued by territories or possessions of the United States. See "Investment Policies."

WHAT ARE THE RISKS INVOLVED WITH AN INVESTMENT IN THE FUNDS? Each Fund seeks to maintain a net asset value of $1.00 per share. There can be no assurance that a Fund will be able to maintain a net asset value of $1.00 per share on a continuous basis. The California Tax-Free Money Market Fund concentrates its investments in California municipal securities, and an investment in the Fund therefore may be riskier than an investment in other types of money market funds. See "Risk Factors."

ARE MY INVESTMENTS INSURED? Any guarantee by the U.S. Government, its agencies or instrumentalities of the securities in which any Fund invests guarantees only the payment of principal and interest on the guaranteed security, and does not guarantee the yield or value of the security or yield or value of shares of that Fund. The Trust's shares are not federally insured by the FDIC or any other government agency.

WHO IS THE ADVISOR? MERUS-UCA Capital Management, a division of Union Bank of California, N.A., serves as the Advisor to the Trust. See "The Advisor."

WHO IS THE ADMINISTRATOR? SEI Financial Management Corporation serves as the Administrator of the Trust. See "The Administrator."

WHO IS THE SHAREHOLDER SERVICING AGENT? State Street Bank and Trust Company serves as transfer agent, dividend disbursing agent, and shareholder servicing agent for the Investment Class shares of the Trust (except for the Convertible Securities, Government Securities, Emerging Growth, Blue Chip Growth and International Equity Funds). See "Shareholder Servicing Agent."

WHO IS THE DISTRIBUTOR? SEI Financial Services Company acts as Distributor of the Trust's shares. See "The Distributor."

HOW DO I PURCHASE AND REDEEM SHARES? Purchases and redemptions may be made through the Distributor on days on which both the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment is $2,000 ($1,000 for IRAs). Shareholders must place orders to purchase prior to 12:00 noon, Eastern time or orders to redeem prior to 11:00 a.m., Eastern time for the California Tax-Free Money Market Fund, and prior to 12:00 noon, Eastern time for the Money Market and Treasury Money Market Funds on any Business Day. Otherwise the order will be effective the next Business Day. In addition, effectiveness of a purchase is contingent on the Custodian's receipt of Federal funds before 2:00 p.m., Eastern time. See "Purchase and Redemption of Shares."

HOW ARE DIVIDENDS PAID? The net investment income (exclusive of short-term capital gains) of the Funds is determined and declared on each Business Day as a dividend for Shareholders of record as of the close of business on that day. Dividends are paid monthly in additional shares unless the Shareholder elects to take the payment in cash. See "Dividends."

 3

ANNUAL OPERATING EXPENSES                                       INVESTMENT CLASS
(As a percentage of average net assets)

                                                                                           CALIFORNIA
                                                              MONEY        TREASURY         TAX-FREE
                                                              MARKET     MONEY MARKET     MONEY MARKET
                                                               FUND          FUND             FUND
------------------------------------------------------------------------------------------------------
Advisory Fees (After Fee Waivers)...........................   .30%          .25%(1)          .10%(1)
12b-1 Fees (After Fee Waivers)(2)...........................   .25%          .25%             .33%
Other Expenses..............................................   .20%          .20%           .20%
------------------------------------------------------------------------------------------------------
Total Operating Expenses (After Fee Waivers)(3).............   .75%          .70%             .63%
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) The Advisor has voluntarily agreed to waive fees to the extent necessary in order to limit Total Operating Expenses of the Treasury Money Market and California Tax-Free Money Market Funds. The Advisor reserves the right to terminate its waiver at any time in its sole discretion. Absent this fee waiver, the Advisory Fees would be .30% for each Fund.
(2) Absent voluntary fee waivers, 12b-1 Fees would be .40% of each Fund. The Distributor reserves the right to terminate its waiver at any time in its sole discretion.
(3) Absent fee waivers, "Total Operating Expenses" would be .90% for each of the Money Market Fund, Treasury Money Market Fund and California Tax-Free Money Market Fund. "Total Operating Expenses" of the California Tax-Free Money Market Fund have been restated to reflect current fees and fee waivers.

EXAMPLE:

-------------------------------------------------------------------------------------------------------------
                                                                      1 YR.     3 YRS.     5 YRS.     10 YRS.
-------------------------------------------------------------------------------------------------------------
An investor would pay the following expenses on a $1,000 investment assuming (1) 5% annual return and (2) redemption at the end of each time period.
Money Market Fund...................................................   $ 8       $ 24       $ 42        $93
Treasury Money Market Fund..........................................   $ 7       $ 22       $ 39        $87
California Tax-Free Money Market Fund...............................   $ 6       $ 20       $ 35        $79
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

THE EXAMPLE IS BASED UPON THE TOTAL OPERATING EXPENSES OF A FUND AND SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Investment Class shares of the Funds. The Trust also offers Institutional Class shares of the Funds which are subject to the same expenses, except there are no distribution expenses. Additional information may be found under "The Administrator" and "The Advisor."

 4

FINANCIAL HIGHLIGHTS

The following information has been audited by Arthur Andersen LLP, the Trust's independent accountants, as indicated in their report dated March 21, 1996 on the Trust's financial statements as of January 31, 1996, included in the Trust's Statement of Additional Information under "Financial Information." This table should be read in conjunction with the Trust's financial statements and notes thereto. Additional performance information is set forth in the Trust's 1996 Annual Report to Shareholders, and is available without charge by calling 1-(800) 734-2922.

FOR A SHARE OUTSTANDING THROUGHOUT THE YEAR

                                           INVESTMENT ACTIVITIES
                            NET        ------------------------------         DISTRIBUTIONS             NET
                           ASSET                       NET REALIZED       ----------------------       ASSET
                          VALUE,          NET         AND UNREALIZED         NET                      VALUE,
                         BEGINNING     INVESTMENT       GAIN (LOSS)       INVESTMENT     CAPITAL        END        TOTAL
                         OF PERIOD       INCOME       ON INVESTMENTS        INCOME        GAINS      OF PERIOD     RETURN
---------------------------------------------------------------------------------------------------------------------
-------------------------------
TREASURY MONEY MARKET FUND
-------------------------------
 INVESTMENT CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                       1.00          0.051           --                (0.051)       --            1.00        5.26%
 1995                       1.00          0.036           --                (0.036)       --            1.00        3.71%
 1994 (1)                   1.00          0.022           --                (0.022)       --            1.00        2.51%*
---------------------
MONEY MARKET FUND
---------------------
 INVESTMENT CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                       1.00          0.052           --                (0.052)       --            1.00        5.31%
 1995                       1.00          0.037           --                (0.037)        --           1.00        3.78%
 1994                       1.00          0.027           --                (0.027)       --            1.00        2.77%
 1993                       1.00          0.033           --                (0.033)       --            1.00        3.36%
 1992 (2)                   1.00          0.036           --                (0.036)       --            1.00        4.74%*
------------------------------------------
CALIFORNIA TAX FREE MONEY MARKET FUND
------------------------------------------
 INVESTMENT CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                       1.00          0.031           --                (0.031)       --            1.00        3.14%
 1995                       1.00          0.023           --                (0.023)       --            1.00        2.33%
 1994                       1.00          0.018           --                (0.018)       --            1.00        1.80%
 1993                       1.00          0.022           --                (0.022)       --            1.00        2.27%
 1992 (3)                   1.00          0.021           --                (0.021)       --            1.00        3.24%*

                                                                                          RATIO OF
                                                      RATIO OF                         NET INVESTMENT
                          NET                         EXPENSES          RATIO OF          INCOME TO
                        ASSETS,       RATIO OF       TO AVERAGE      NET INVESTMENT        AVERAGE
                          END         EXPENSES       NET ASSETS          INCOME           NET ASSETS
                       OF PERIOD     TO AVERAGE       EXCLUDING        TO AVERAGE         EXCLUDING
                         (000)       NET ASSETS      FEE WAIVERS       NET ASSETS        FEE WAIVERS
-------------------------------------------------------------------------------------------------------
---------------------------------
TREASURY MONEY MARKET FUND
---------------------------------
 INVESTMENT CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                   215,720          0.70%           0.90%            5.10%              4.90%
 1995                   129,024          0.69%           0.90%            4.04%              3.83%
 1994 (1)                29,188          0.71%*          0.96%*           2.45%*             2.20%*
---------------------
MONEY MARKET FUND
---------------------
 INVESTMENT CLASS
 FOR THE YEARS ENDED  JANUARY 31,:
 1996                   259,608          0.75%           0.90%            5.16%              5.01%
 1995                   111,267          0.70%           0.90%            3.79%              3.59%
 1994                    86,291          0.70%           0.89%            2.71%              2.52%
 1993                    79,253          0.69%           0.86%            3.41%              3.24%
 1992 (2)               144,086          0.67%*          0.70%*           4.95%*             4.92%*
----------------------------------------
CALIFORNIA TAX FREE MONEY MARKET FUND
----------------------------------------
 INVESTMENT CLASS
 FOR THE YEARS ENDED JANUARY 31,:
 1996                    81,177          0.61%           0.88%            3.09%              2.82%
 1995                    49,494          0.62%           0.90%            2.33%              2.05%
 1994                    52,220          0.63%           0.94%            1.76%              1.45%
 1993                     8,542          0.63%           0.94%            2.21%              1.90%
 1992 (3)                 8,246          0.61%*          0.88%*           3.44%*             3.17%*
    * Annualized.
  (1) Commenced operations on March 5, 1993.
  (2) Commenced operations on May 28, 1991.
  (3) Commenced operations on June 25, 1991.

 5

THE TRUST

STEPSTONE FUNDS (formerly Union Investors Funds) (the "Trust") is a diversified, open-end management investment company that offers units of beneficial interest ("shares") in fourteen separate funds. Shareholders may purchase shares of twelve of the funds through two separate classes of shares (Institutional and Investment Classes) and through three separate classes of the Money Market and Treasury Money Market Funds (Institutional, Investment and Cash Sweep Classes), which provide for variations in distribution costs, voting rights and dividends. Except for these differences among the classes, each share of each fund represents an equal proportionate interest in that fund. This Prospectus relates to the Investment Class shares of the Trust's Money Market, Treasury Money Market and California Tax-Free Money Market Funds (each a "Fund"). Information regarding the Trust's other funds is contained in separate prospectuses that may be obtained from the Trust's Distributor, SEI Financial Services Company, 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658.

INVESTMENT OBJECTIVES

THE MONEY MARKET FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income.

THE TREASURY MONEY MARKET FUND seeks to preserve principal value and maintain a high degree of liquidity while providing current income.

THE CALIFORNIA TAX-FREE MONEY MARKET FUND seeks to preserve principal and maintain a high degree of liquidity while providing current income exempt from federal and California state personal income taxes.

There can be no assurance that a Fund's investment objective will be met.

INVESTMENT POLICIES

MONEY MARKET FUND

The Money Market Fund invests in obligations denominated in U.S. dollars consisting of:
(i) commercial paper (including Section 4(2) Commercial Paper) issued by domestic and foreign issuers rated at least A-1 by Standard & Poor's Corporation ("S&P") or Prime-1 by Moody's Investors Service ("Moody's") at the time of investment or, if not rated, determined by the Advisor to be of comparable quality; (ii) obligations (certificates of deposit, bank notes, time deposits, and bankers' acceptances) of thrift institutions, savings and loans, U.S. commercial banks (including foreign branches of such banks), and U.S. and foreign branches of foreign banks, provided that such institutions (or, in the case of a branch, the parent institution) have total assets of $1 billion or more as shown on their last published financial statements at the time of investment; (iii) short-term corporate obligations (including Rule 144A Securities) with a remaining term of not more than 397 days of issuers with commercial paper of comparable priority and security meeting the above ratings criteria or determined by the Advisor to be of comparable quality; (iv) obligations issued by the U.S. Government and backed by its full faith and credit, and obligations issued or guaranteed as to principal and interest by the agencies or instrumentalities of the U.S. Government (e.g., obligations issued by Farmers Home Administration, Government National Mortgage Association, Federal Farm Credit Bank and Federal Housing Administration); (v) receipts, including TR's, TIGR's and CATS; (vi) repurchase agreements involving such obligations; (vii) loan participations; (viii) readily-marketable securities backed by company receivables, truck and auto loans, leases, and credit card loans provided that such instruments satisfy the rating requirements described above or are determined by the Advisor to be of comparable quality and (ix) U.S. dollar denominated securities issued or guaranteed by foreign governments, their political subdivisions, agencies or instrumentalities, and obligations of supranational entities such as the World Bank and the Asian Development Bank; provided that the Fund invests no more than 5% of its assets in any such instrument and invests no more than 25% of its assets in such instruments in the aggregate. The Advisor will determine that the

 6

permitted investments present minimal credit risks in accordance with guidelines established by the Trust's Board of Trustees.

The Fund may concentrate its investments in certain instruments issued by U.S. banks, U.S. branches of foreign banks and foreign branches of U.S. banks, but only so long as the investment risk associated with investing in foreign branches of domestic banks is the same as that associated with investing in instruments issued by the U.S. parent, in that the U.S. parent would be unconditionally liable in the event that the foreign branch failed to pay.

The Fund may invest up to 5% of its total assets in loan participations issued by a bank in the United States with assets exceeding $1 billion where the underlying loan is made to a borrower in whose obligations the Fund may invest and the underlying loan has a remaining maturity of one year or less.

TREASURY MONEY MARKET FUND

The Treasury Money Market Fund invests exclusively in direct obligations issued by the U.S. Treasury, separately traded component parts of such obligations transferable through the Federal book-entry system ("STRIPS"), and repurchase agreements involving such obligations.

The Fund is limited to making investments and engaging in investment transactions that are permissible for federal credit unions.

Guarantees of the Fund's portfolio securities by the U.S. Government or its agencies or instrumentalities guarantee only the principal and interest on the guaranteed securities, and do not guarantee the securities' yield or value or the yield or value of the Fund's shares.

CALIFORNIA TAX-FREE MONEY MARKET FUND

As a matter of fundamental policy, at least 80% of the California Tax-Free Money Market Fund's assets are invested in obligations which produce interest that, in the opinion of bond counsel, is exempt from Federal income tax and California state personal income tax. These include obligations issued by the State of California and its political subdivisions or municipal authorities and obligations issued by territories or possessions of the United States. Qualifying obligations consist of municipal notes; municipal bonds; floating or variable rate municipal obligations; tax-exempt commercial paper; and shares of open-end investment companies with similar investment objectives and policies.

The Advisor may engage in "put" transactions. The Advisor has discretion to invest up to 20% of the Fund's assets in taxable money market instruments (including repurchase agreements), securities which have not been registered under the Securities Act of 1933 (Rule 144A Securities and Section 4(2) Commercial Paper), receipts (including TR's, TIGR's, and CATS), and securities the interest income from which is subject to the alternative minimum tax. While the Fund generally intends to be fully invested in tax-exempt securities, the Advisor may leave a portion of the Fund's assets uninvested.

For temporary defensive purposes when the Advisor determines that market conditions warrant, the Fund may invest up to 100% of its assets in municipal obligations of other states or taxable money market instruments (including repurchase agreements, U.S. Treasury securities and instruments of certain U.S. commercial banks or savings and loan institutions). The Fund will not be pursuing its investment objective to the extent that more than 20% of its assets are so invested in taxable money market securities.

The Fund will invest in obligations which are rated or are issued by entities with debt obligations rated, at the time of investment, in one of the two highest rating categories by S&P, Moody's or Fitch Investors Service, Inc. ("Fitch"), or, if not rated, determined by the Advisor to be of comparable quality.

Opinions relating to the validity of municipal securities and to the exemption of interest thereon from Federal income tax (and, with respect to California municipal securities, to the exemption of interest thereon from California state personal

 7

income tax) are rendered by bond counsel to the respective issuers at the time of issuance. Neither the Fund nor its Adviser will review the proceedings relating to the issuance of municipal securities or the bases for such opinions.

GENERAL INVESTMENT POLICIES

Each Fund intends to comply with Rule 2a-7 adopted by the Securities and Exchange Commission ("SEC"), which Rule permits money market funds to use the amortized cost method for calculating net asset value. The Rule imposes certain quality, maturity and diversification restraints on investments by a Fund. Under the Rule, a Fund will invest only in U.S. dollar denominated securities, will maintain an average maturity on a dollar-weighted basis of 90 days or less, and will acquire only "eligible securities" that present minimal credit risks and have a maturity of 397 days or less. For a further discussion, see the "Description of Permitted Investments."

Each Fund may enter into forward commitments, or purchase securities on a when-issued basis. A Fund is permitted to invest in when-issued securities where such purchases are for investment and not for leveraging purposes; however, a Fund may sell these securities before the settlement date if it is deemed advisable. No additional forward commitments will be made if more than 20% of a Fund's net assets would be so committed.

Each Fund may engage in securities lending, and will limit such practice to 33 1/3% of its total assets.

Each Fund will limit its investment in illiquid securities to 10% of its net assets.

For further information, see "Description of Permitted Investments."

ELIGIBILITY UNDER FEDERAL CREDIT
UNION ACT

Shares of the Treasury Money Market Fund (the Fund) are designed to qualify as eligible investments for federally chartered credit unions pursuant to Section 107(7), 107(8) and 107(15) of the Federal Credit Union Act and Part 703 of the National Credit Union Administration Rules and Regulations. The Fund will continually monitor changes in the applicable laws, rules and regulations governing eligible investments, including new investments, for federally chartered credit unions and will take such action as may be necessary to assure that the Fund's investments, and, therefore, shares of the Fund, continue to qualify as eligible investments under the Federal Credit Union Act.

Sections 107(7), 107(8) and 107(15) of the Federal Credit Union Act set forth those securities, deposits and other obligations in which federally chartered credit unions may invest. The Fund's investments consist exclusively of assets designed to qualify as eligible investments if owned directly by a federally chartered credit union. Shares of the Fund may or may not qualify as eligible investments for particular state chartered credit unions. Accordingly, the Fund encourages, but does not require, each state chartered credit union to consult qualified legal counsel concerning whether the Fund's shares are permissible investments for that credit union. While the Advisor will assure that the Fund follows investment policies set forth herein, the Fund cannot be responsible for compliance by participating state chartered credit unions with limitations on permissible investments to which they may be subject.

RISK FACTORS

It is a fundamental policy of each Fund to use its best efforts to maintain a constant net asset value of $1.00 per share. There can be no assurance that a Fund will be able to maintain a stable net asset value of $1.00 per share.

Foreign securities which the Money Market Fund may purchase involve risks that are different from investments in securities of U.S. issuers. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations or other government

 8

restrictions which might affect payment of principal or interest. Additionally, there may be less public information available about foreign issuers. Foreign branches of foreign banks are not regulated by U.S. banking authorities, and foreign issuers generally are not bound by accounting, auditing and financial reporting standards comparable to U.S. issuers.

Certain risks are inherent in the California Tax-Free Money Market Fund's concentrated investment in California municipal securities, which may make an investment in the Fund riskier than an investment in other types of money market funds. These risks result from (1) amendments to the California Constitution and other statutes that limit the taxing and spending authority of California government entities, (2) the general financial condition of the State of California, and (3) a variety of California laws and regulations that may affect, directly or indirectly, California municipal securities. The ability of issuers to pay interest on, or repay principal of, California municipal securities may be impaired as a result. A more complete description of these risks is contained in the Statement of Additional Information.

INVESTMENT LIMITATIONS

1. The Money Market Fund and the Treasury Money Market Fund may not purchase securities of any issuer (except securities issued or guaranteed by the United States its agencies or instrumentalities and repurchase agreements involving such securities) if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer. While this restriction applies to 75% of each Fund's assets, the Money Market Fund and the Treasury Money Market Fund have each adopted, in accordance with Rule 2a-7, a policy providing that the 5% limitation shall apply to 100% of the Fund's assets, provided, however, that each Fund may invest up to 25% of its assets in the First Tier quality securities of a single issuer for up to three days. For purposes of this limitation, loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower.

2. The California Tax-Free Money Market Fund may not purchase securities of any issuer (except securities issued or guaranteed by the United States, its agencies or instrumentalities) and repurchase agreements involving such securities if as a result more than 5% of the total assets of the Fund would be invested in the securities of such issuer.

3. Each Fund may not purchase any securities which would cause more than 25% of its total assets to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities and repurchase agreements involving such securities, and provided further, that utilities as a group will not be considered to be one industry, and wholly-owned subsidiaries organized to finance the operations of their parent companies will be considered to be in the same industry as their parent companies. For purposes of this limitation, loan participations are considered to be issued by both the issuing bank and the underlying corporate borrower, and supranational entities are considered to be a separate industry. This limitation does not apply to investments by the Money Market Fund in certain bank instruments. In addition, this limitation applies only to the California Tax-Free Money Market Fund's investments in taxable securities and securities issued or backed by the revenues of non-governmental users.

4. Each Fund may not make loans, except that a Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies; (b) enter into repurchase agreements; and (c) engage in securities lending as described in this Prospectus and in the Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security. Additional fundamental and non-fundamental investment limitations are set forth in the Statement of Additional Information.

 9

FUNDAMENTAL POLICIES

The investment objective and certain of the investment limitations are fundamental policies of the Funds. It is also a fundamental policy of each Fund to use its best efforts to maintain a constant net asset value of $1.00 per share. Fundamental policies cannot be changed with respect to a Fund without the consent of a majority of the Fund's outstanding shares.

THE ADVISOR

The Trust and MERUS-UCA Capital Management, a division of Union Bank of California, N.A. (the "Advisor"), have entered into an advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Advisor makes the investment decisions for the assets of each Fund and continuously reviews, supervises and administers the Fund's investment program. The Advisor discharges its responsibilities subject to the supervision of, and policies established by, the Trustees of the Trust. The Trust's shares are not sponsored, endorsed or guaranteed by, and do not constitute obligations or deposits of, the Advisor and are not guaranteed by the FDIC or any other government agency.

The Advisor is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .30% of the average daily net assets of each Fund. The Advisor may from time to time voluntarily waive all or a portion of its fees in order to limit the operating expenses of a Fund. Any such waiver is voluntary, and may be terminated at any time in the Advisor's sole discretion.

For the fiscal year ended January 31, 1996, the Money Market, Treasury Money Market and California Tax-Free Money Market Funds paid Union Bank, predecessor of the Advisor, a fee of .30%, .25% and .10% of their average daily net assets, respectively.

MERUS-UCA Capital Management (the "Advisor"), 475 Sansome Street, San Francisco, California 94111, the investment management division of Union Bank of California, N.A., manages the day-to-day operations of each Fund. On April 1, 1996, Union Bank, the Trust's then-investment advisor, combined with The Bank of California, N.A., and the resulting bank changed its name to Union Bank of California, N.A. At the same time, the banks' investment management divisions were combined. Each of Union Bank and The Bank of California, N.A. (or its predecessor bank) has been in banking since the early 1900's, and historically, each has had significant investment functions within its trust and investment division. Union Bank of California, N.A., is a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd.

As of April 1, 1996, the Advisor managed approximately $12 billion in individual portfolios and collective funds. The Advisor's clients range from pension funds, national labor union plans and foundations to personal investments and trust portfolios.

THE ADMINISTRATOR

SEI Financial Management Corporation (the "Administrator"), a wholly-owned subsidiary of SEI Corporation ("SEI"), and the Trust are parties to an Administration Agreement (the "Administration Agreement"). Under the terms of the Administration Agreement, the Administrator provides the Trust with certain management services including all necessary office space, equipment, personnel, and facilities.

The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of Trust assets up to $1 billion, .12% of assets between $1 billion and $2 billion and .10% of assets over $2 billion. The Administrator may waive its fee or reimburse various expenses to the extent necessary to limit the total operating expenses applicable to a Fund's Investment Class shares. Any such waiver is voluntary, and may be terminated at any time.

THE SHAREHOLDER SERVICING AGENT

State Street Bank and Trust Company serves as the transfer agent, dividend disbursing agent, and shareholder servicing agent for the Investment Class shares of the Trust (except for the Convertible Securities, Government Securities,

 10

Emerging Growth, Blue Chip Growth and International Equity Funds).

DISTRIBUTION

SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, and the Trust are parties to a distribution agreement ("Distribution Agreement"). The Distribution Agreement is renewable annually and may be terminated by the Distributor, by a majority vote of the Disinterested Trustees or by a majority vote of the outstanding securities of the Trust upon not more than 60 days written notice by either party, or upon assignment by the Distributor.

The Investment Class shares have a distribution plan ("Investment Class Plan"). The Distribution Agreement and the Investment Class Plan provide that the Investment Class shares of a Fund may bear the following distribution expenses:
(1) the cost of prospectuses, reports to Shareholders, sales literature and other materials for potential investors; (2) advertising; and (3) expenses incurred in connection with the promotion and sale of the Trust's shares including the Distributor's expenses for travel, communication, and compensation and benefits for sales personnel. In addition, the Trust pays the Distributor a fee of up to .40% of a Fund's Investment Class shares average daily net assets, of which a maximum of .25% may be used to compensate broker/dealers and service providers which provide administrative and/or distribution services to Investment Class Shareholders or to their other customers who beneficially own Investment Class shares.

HOW TO PURCHASE SHARES

GENERAL INFORMATION

Purchases and redemptions of shares of the Funds may be made on days on which both the New York Stock Exchange and the Federal Reserve wire system are open for business ("Business Days"). The minimum initial investment in a Fund is $2,000 ($1,000 for IRAs); however, the minimum investment may be waived in the Distributor's discretion. Subsequent purchases must be at least $1,000 ($500 for IRAs).

Purchase orders will be effective on the Business Day made if the Distributor receives an order before 12:00 noon, Eastern time on such Business Day. Otherwise, the purchase order will be effective the next Business Day. Effectiveness of a purchase order on any Business Day is contingent on the Custodian's receipt of Federal funds before 2:00 p.m. Eastern time on such day. The purchase price is the net asset value per share, which is expected to remain constant at $1.00. The net asset value per share is calculated as of 12:00 noon, Eastern time, each Business Day based on the amortized cost method. The net asset value per share of a Fund is determined by dividing the total value of its investments and other assets, less any liabilities, by the total number of its outstanding shares. The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or Shareholder(s).

Shares of the Funds are offered only to residents of states in which the shares are eligible for purchase.

HOW TO PURCHASE BY MAIL

You may purchase shares of a Fund by completing and signing an Account Application form and mailing it, along with a check (or other negotiable bank instrument or money order) payable to "Stepstone Funds (Fund Name)," to the Transfer Agent at P.O. Box 8416, Boston, Massachusetts 02266-8416. All purchases made by check should be in U.S. dollars and made payable to the "Stepstone Funds (Fund Name)." Third party checks, credit card checks and cash will not be accepted. You may purchase more shares at any time by mailing payment also to the Transfer Agent at the above address. Orders placed by mail will be executed on receipt of your payment. If your check does not clear, your purchase will be canceled and you could be liable for any losses or fees incurred.

 11

You may obtain Account Application forms by calling the Distributor at 1-800-734-2922.

HOW TO PURCHASE BY WIRE

You may purchase shares by wiring Federal funds, provided that your Account Application has been previously received. You must wire funds to the Transfer Agent and the wire instructions must include your account number. You must call the Transfer Agent at 1-800-734-2922 before wiring any funds. An order to purchase shares by Federal funds wire will be deemed to have been received by the Fund on the Business Day of the wire; provided that the shareholder wires funds to the Transfer Agent prior to 4:00 p.m., Eastern time. If the Transfer Agent does not receive the wire by 4:00 p.m., Eastern time, the order will be executed on the next Business Day.

HOW TO PURCHASE THROUGH AN AUTOMATIC
INVESTMENT PLAN ("AIP")

You may arrange for periodic additional investments in the Funds through automatic deductions by Automated Clearing House ("ACH") from a checking account by completing this section in the Account Application form. The minimum pre-authorized investment amount is $100 per month. The AIP is available only for additional investments to an existing account.

HOW TO PURCHASE THROUGH FINANCIAL INSTITUTIONS

Shares may be purchased through financial institutions, including the Adviser, that provide distribution assistance or shareholder services. Shares purchased by persons ("Customers") through financial institutions may be held of record by the financial institution. Financial institutions may impose an earlier cut-off time for receipt of purchase orders directed through them to allow for processing and transmittal of these orders to the Transfer Agent for effectiveness the same day. Customers should contact their financial institution for information as to that institution's procedures for transmitting purchase, exchange or redemption orders to the Trust.

Customers who desire to transfer the registration of shares beneficially owned by them but held of record by a financial institution should contact the institution to accomplish such change.

Depending upon the terms of a particular Customer account, a financial institution may charge a Customer account fees. Information concerning these services and any charges will be provided to the Customer by the financial institution.

REDEMPTION OF SHARES

You may redeem your shares without charge on any Business Day. There is, however, a $15 charge for wiring redemption proceeds to a shareholder's designated account. Shares may be redeemed by mail, by telephone or through a pre-arranged systematic withdrawal plan. Investors who own shares held by a financial institution should contact that institution for information on how to redeem shares.

BY MAIL

A written request for redemption must be received by the Transfer Agent, P.O. Box 8416, Boston, Massachusetts 02266-8416 in order to constitute a valid redemption request.

If the redemption request exceeds $5,000, or if the request directs the proceeds to be sent or wired to an address different from that of record, the Transfer Agent may require that the signature on the written redemption request be guaranteed. You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union, securities exchange or association, clearing agency or savings association. Notaries public cannot guarantee signatures. The signature guarantee requirement will be waived if all of the following conditions apply: (1) the redemption is for not more than $5,000 worth of shares, (2) the redemption check is payable to the shareholder(s) of record, and
(3) the redemption check is mailed to the shareholders(s) at his or her address of record.

 12

BY TELEPHONE

You may redeem your shares by calling the Transfer Agent at 1-800-734-2922. Under most circumstances, payments will be transmitted on the next Business Day following receipt of a valid request for redemption. You may have the proceeds mailed to your address or wired to a commercial bank account previously designated on your Account Application. There is no charge for having redemption proceeds mailed to you, but there is a $15 charge for wiring redemption proceeds.

You may request a wire redemption for redemptions in excess of $500 by calling the Transfer Agent at 1-800-734-2922 who will deduct a wire charge of $15 from the amount of the wire redemption. Shares cannot be redeemed by Federal Reserve wire on Federal holidays restricting wire transfers.

Neither the Transfer Agent nor the Trust will be responsible for any loss, liability, cost or expense for acting upon wire or telephone instructions that it reasonably believes to be genuine. The Trust and Transfer Agent will each employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Such procedures may include taping of telephone conversations.

If market conditions are extraordinarily active or other extraordinary circumstance exist, and you experience difficulties placing redemption orders by telephone, you may consider placing your order by mail.

SYSTEMATIC WITHDRAWAL PLAN ("SWP")

The Funds offer a Systematic Withdrawal Plan ("SWP"), which you may use to receive regular distributions from your account. Upon commencement of the SWP, your account must have a current net asset value of $5,000 or more. You may elect to receive automatic payments via check or ACH of $100 or more on a monthly, quarterly, semi-annual or annual basis. You may arrange to receive regular distributions from your account via check or ACH by completing this section in the Account Application form.

To participate in the SWP, you must have your dividends automatically reinvested. You should realize that if your automatic withdrawals exceed income dividends, your invested principal in the account will be depleted. Thus, depending on the frequency and amounts of the withdrawal payments and/or any fluctuations in the net asset value per share, your original investment could be exhausted entirely. You may change or cancel the SWP at any time on written notice to the Transfer Agent. The Transfer Agent may require that the signature on the written notice be guaranteed.

OTHER INFORMATION REGARDING REDEMPTIONS

The Trust is required to redeem for cash all full and fractional shares of the Trust. The redemption price is the net asset value per share of a Fund (normally $1.00 per share).

Redemption orders may be made any time before 11:00 a.m., Eastern time for the California Tax-Free Money Market Fund and 12:00 noon, Eastern time for the Money Market and Treasury Money Market Fund in order to receive that day's redemption price (i.e. the next determined net asset value per share). For redemption orders received before 12:00 noon, Eastern time, payment will be made the same day by transfer of federal funds. Otherwise, payment will be made on the next Business Day. Redeemed shares are entitled to dividends declared the day the redemption order is effective.

Payment to shareholders for shares redeemed will be made within seven days after the Transfer Agent receives the valid redemption request. At various times, however, a Fund may be requested to redeem shares for which it has not yet received good payment; collection of payment may take ten or more days. In such circumstances, the redemption request will be rejected by the Fund. Once a Fund has received good payment for the shares a shareholder may submit another request for redemption.

 13

Due to the relatively high costs of handling small investments, each Fund reserves the right to redeem your shares at net asset value, if, your account in any Fund has a value of less than the minimum initial purchase amount. Accordingly, if you purchase shares of any Fund in only the minimum investment amount, you may be subject to involuntary redemption if you redeem any shares. Before any Fund exercises its right to redeem such shares, you will be given notice that the value of the shares in your account is less than the minimum amount and will be allowed 60 days to make an additional investment in such Fund in an amount which will increase the value of the account to at least the minimum amount.

COMPUTATION OF YIELD

From time to time a Fund advertises its "current yield" and "effective compound yield." Both yield figures are based on historical earnings and are not intended to indicate future performance. The "current yield" of the Fund refers to the income generated by an investment in the Fund over a seven-day period (which period will be stated in the advertisement). This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The "effective yield" will typically be slightly higher than the "current yield" because of the compounding effect of this assumed reinvestment. The California Tax-Free Money Market Fund may also advertise tax equivalent yields.

The performance of Institutional Class shares will normally be higher than for Investment Class shares because the Institutional Class is not subject to distribution expenses generally charged to Investment Class shares.

The yield of each Fund will fluctuate, and the annualization of a week's dividend is not a representation by the Trust as to what an investment in the Fund will actually yield in the future.

Each Fund may periodically compare its performance to the performance of: other mutual funds tracked by mutual fund rating services (such as Lipper Analytical), financial and business publications and periodicals; broad groups of comparable mutual funds; unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs; or other investment alternatives. The Funds may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance, and Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the U.S. The Funds may use long term performance of these capital markets to demonstrate general long-term risk versus reward scenarios, and could include the value of a hypothetical investment in any of the capital markets. The Funds may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Funds may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark, while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

TAXES

The following summary of federal and California income tax consequences is based on current tax laws and regulations, which may be changed by legislative, judicial or administrative action. No attempt has been made to present a detailed explanation of the federal, state, or local income tax treatment of a Fund or its Shareholders. In addition, state and local income tax consequences

 14

of an investment in a Fund may differ from federal tax consequences described below. Accordingly, Shareholders are urged to consult their tax advisers regarding specific questions as to federal, state and local income taxes. Additional information concerning taxes is set forth in the Statement of Additional Information.

TAX STATUS OF THE FUNDS:

Each Fund is treated as a separate entity for federal income tax purposes and is not combined with the Trust's other Funds. Each Fund intends to qualify for the special tax treatment afforded regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code"), so that it will be relieved of federal income tax on that part of its net investment company taxable income and net capital gain (the excess of net long-term capital gain over net short-term capital loss) distributed to Shareholders.

TAX STATUS OF DISTRIBUTIONS:

Each Fund will distribute all of its net investment income (including net short-term capital gain) and net capital gain to Shareholders. Dividends from net investment company taxable income are taxable to Shareholders as ordinary income (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. Distributions of net capital gain also will not qualify for the dividends-received deduction and will be taxable to Shareholders as long-term capital gain regardless of how long the Shareholders have held their shares and regardless of whether the distributions are received in cash or in additional shares. Dividends and distributions of capital gain paid by a Fund do not qualify for the dividends received deduction for corporate Shareholders. Each Fund will provide annual reports to Shareholders of the federal income tax status of all distributions.

With respect to investments in STRIPS, TR's, TIGR's and CATS, which are sold at original issue discount and thus do not make periodic cash interest payments, a Fund will be required to include as part of its current income the imputed interest on such obligations even though the Fund has not received any interest payments on such obligations during that period. Because each Fund distributes all of its net investment income to its shareholders, a Fund may have to sell portfolio securities to distribute such imputed income, which may occur at a time when the Advisor would not have chosen to sell such securities and which may result in a taxable gain or loss.

Dividends declared by a Fund in October, November or December of any year and payable to Shareholders of record on a date in that month will be deemed to have been paid by the Fund and received by the Shareholders on December 31 of the year declared, if paid by the Fund any time during the following January.

The Funds intend to make sufficient distributions prior to the end of each calendar year to avoid liability for the federal excise tax applicable to regulated investment companies.

Income received on direct U.S. obligations is exempt from tax at the state level when received directly by a Fund, and may be exempt, depending on the state, when received by a Shareholder as income dividends from a Fund provided certain state-specific conditions are satisfied. Interest received on repurchase agreements collateralized by U.S. government obligations normally is not exempt from state tax. Each Fund will inform Shareholders annually of the percentage of income and distributions derived from direct U.S. Treasury obligations. Shareholders should consult their tax advisors to determine whether any portion of the income dividends received from a Fund is considered tax exempt in their particular state.

Income derived by a Fund from obligations of foreign issuers may be subject to foreign withholding taxes. The Money Market Fund will not be able to elect to treat Shareholders as having paid their proportionate share of such foreign taxes.

Each sale, exchange or redemption of Fund shares is a taxable event to the Shareholder.

 15

SPECIAL CONSIDERATIONS FOR THE CALIFORNIA TAX-FREE MONEY MARKET FUND

The California Tax-Free Money Market Fund will distribute all of its net investment income (including net short-term capital gain) to Shareholders. If, at the close of each quarter of its taxable year, at least 50% of the value of the Fund's assets consists of obligations the interest on which is excludable from gross income, the Fund may pay "exempt-interest dividends" to its Shareholders. Those dividends constitute the portion of the aggregate dividends as designated by the Fund, equal to the excess of the excludable interest over certain amounts disallowed as deductions. Exempt-interest dividends are excludable from a Shareholder's gross income for federal income tax purposes, but may have certain collateral federal income tax consequences, as described in the Statement of Additional Information.

Current federal tax law limits the types and volume of bonds qualifying for the federal income tax exemption of interest, which may have an effect on the ability of the Fund to purchase sufficient amounts of tax-exempt securities to satisfy the Code's requirements for the payment of "exempt-interest" dividends.

Any dividends attributable to the Fund's taxable income will be taxable to Shareholders as ordinary income (whether received in cash or in additional shares) to the extent of the Fund's earnings and profits. None of the Fund's distributions will qualify for the corporate dividends-received deduction.

Furthermore, entities or persons who are "substantial users" (or persons related to "substantial users") of facilities financed by "private activity bonds" or "industrial development bonds" should consult their tax advisors before purchasing shares. (See the Statement of Additional Information.)

CALIFORNIA TAXES:

The Fund intends to qualify to pay dividends to Shareholders that are exempt from California personal income tax ("California exempt-interest dividends"). The Fund will qualify to pay California exempt-interest dividends if (1) at the close of each quarter of the Fund's taxable year, at least 50 percent of the value of the Fund's total assets consists of obligations the interest on which would be exempt from California personal income tax if the obligations were held by an individual ("California Tax Exempt Obligations") and (2) the Fund continues to qualify as a regulated investment company.

If the Fund qualifies to pay California exempt-interest dividends, dividends distributed to Shareholders will be considered California exempt-interest dividends (1) if they are designated as exempt-interest dividends by the Fund in a written notice to Shareholders mailed within 60 days of the close of the Fund's taxable year and (2) to the extent the interest received by the Fund during the year on California Tax Exempt Obligations exceeds expenses of the Fund that would be disallowed under California personal income tax law as allocable to tax-exempt interest if the Fund were an individual. If the aggregate dividends so designated exceed the amount that may be treated as California exempt-interest dividends, only that percentage of each dividend distribution equal to the ratio of aggregate California exempt-interest dividends to aggregate dividends so designated will be treated as a California exempt-interest dividend. The California Tax-Free Money Market Fund will notify Shareholders of the amount of California exempt-interest dividends each year.

Corporations subject to California franchise tax that invest in the Fund may not be entitled to exclude California exempt-interest dividends from income.

Dividend distributions that do not qualify for treatment as California exempt-interest dividends will be taxable to Shareholders at ordinary income tax rates for California personal income tax purposes to the extent of the Fund's earnings and profits.

Interest on indebtedness incurred or continued by a Shareholder in connection with the purchase of shares of the Fund will not be deductible for California personal income tax purposes if the

 16

Fund distributes California exempt-interest dividends.

The foregoing is a general, abbreviated summary of certain provisions of the California Revenue and Taxation Code presently in effect as they directly govern the taxation of Shareholders subject to California personal income tax. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Fund transactions. Shareholders are advised to consult with their own tax advisors for more detailed information concerning California tax matters.

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated October 16, 1990. The Declaration of Trust permits the Trust to offer separate portfolios of shares and different classes of each fund. In addition to the Fund, the Trust consists of the following funds: Growth Equity Fund, Value Momentum Fund, Intermediate-Term Bond Fund, Limited Maturity Government Fund, Balanced Fund, Blue Chip Growth Fund, Emerging Growth Fund, Convertible Securities Fund, Government Securities Fund, California Intermediate Tax-Free Bond Fund, and International Equity Fund. All consideration received by the Trust for shares of any fund and all assets of such fund belong to that fund and would be subject to liabilities related thereto. The Trust reserves the right to create and issue shares of additional funds.

The Trust pays its expenses, including audit and legal expenses, expenses of preparing and printing prospectuses, proxy solicitation material and reports to Shareholders, costs of custodial services and registering the shares under federal and state securities laws, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses. Please refer to "Financial Highlights" in this prospectus for more information regarding the Trust's expenses.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management, administrative and shareholder services to the Trust.

VOTING RIGHTS

Each share held entitles the Shareholder of record to one vote. Shareholders of each fund or class will vote separately on matters relating solely to such fund or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings, but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by Shareholders at a special meeting called upon the written request of Shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested the Trust will provide appropriate assistance and information to the Shareholders requesting the meeting.

REPORTING

The Trust issues unaudited financial information semiannually and audited financial statements annually. This Trust furnishes proxy statements and other reports to Shareholders of record.

SHAREHOLDER INQUIRIES

Shareholder inquiries should be directed to Stepstone Funds, P.O. Box 8416, Boston, Massachusetts 02266-8416.

DIVIDENDS

The net investment income (exclusive of net short-term capital gain) of each Fund is determined and declared on each business day as a dividend for Shareholders of record as of the close of business on that day. Dividends are paid by the Fund in

 17

additional shares, unless the Shareholder has elected to take such payment in cash, on the first business day of each month. Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the change.

The dividends payable on the Investment Class shares will typically be lower than the dividends payable on the Institutional Class shares because of the distribution expenses charged to Investment Class shares.

COUNSEL AND INDEPENDENT PUBLIC ACCOUNTANTS

Morgan, Lewis & Bockius LLP serves as counsel to the Trust. Arthur Andersen LLP serves as the independent public accountants of the Trust.

CUSTODIAN

CoreStates Bank NA., Broad and Chestnut Streets, P.O. Box 7618, Philadelphia, Pennsylvania 19101 (the "Custodian"), acts as Custodian of the assets of the Fund. The Custodian holds cash, securities and other assets of the Trust as required by the Investment Company Act of 1940, as amended.

DESCRIPTION OF PERMITTED INVESTMENTS

The following is a description of the permitted investments for the Funds:

ASSET-BACKED SECURITIES (NON-MORTGAGE)--Instruments secured by company receivables, truck and auto loans, leases, and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities also may be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity, such as a trust, organized solely for purpose of owning such assets and issuing such debt. The purchase of non-mortgage asset-backed securities raises risk considerations peculiar to the financing of the instruments underlying such securities. Asset-backed securities entail prepayment risk, which may vary depending on the type of asset.

BANKERS' ACCEPTANCES--Bills of exchange or time drafts drawn on and accepted by commercial banks. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

CERTIFICATES OF DEPOSIT--Negotiable interest-bearing instruments with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market, prior to maturity.

COMMERCIAL PAPER--Unsecured short-term promissory notes issued by corporations and other entities. Maturities on these issues vary from a few days to nine months. Purchase of such instruments involves a risk of default by the issuer.

DERIVATIVES--Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options (e.g., puts and calls), options on futures, swap agreements, and some mortgage-backed securities (CMOs, REMICs, IOs and POs). See elsewhere in this "Description of Permitted Investments" for discussions of these various instruments, and see "Investment Objectives and Policies" for more information about any policies and limitations applicable to their use.

LOAN PARTICIPATIONS--Interests in loans to U.S. corporations (i.e., borrowers) administered by the lending bank or agent for a syndicate of lending banks, and sold by the lending bank or syndicate member ("intermediary bank"). Because the intermediary bank does not guarantee a loan participation in any way, a loan participation is subject to the credit risks generally associated with the underlying corporate borrower. In addition, in the event the underlying corporate borrower fails to pay principal and interest when due, the Fund may be subject to delays, expenses and risks that are greater than those that would have been involved if the Fund had purchased a direct

 18

obligation (such as commercial paper) of such borrower. Moreover, the purchasing Fund may be regarded as a creditor of the intermediary bank (rather than of the underlying corporate borrower), making it subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, a loan participation may be subject to certain defenses that can be asserted by such borrower as a result of improper conduct by the issuing bank. The secondary market, if any, for these loan participations is limited, and any such participation purchased by the Fund may be regarded as illiquid.

MUNICIPAL BONDS--Obligations issued by or on behalf of governments and political sub-divisions thereof, including private activity bonds. The payment of the principal and interest on such bonds is dependent solely on the ability of the facility's user to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

MUNICIPAL NOTES--Instruments issued by or on behalf of governments and political sub-divisions thereof, and consist of general obligation notes, tax anticipation notes, revenue anticipation notes, bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes.

RULE 144A SECURITIES--Rule 144A Securities are securities that have not been registered under the Securities Act of 1933, but which may be traded between certain qualified institutional investors, including investment companies. The absence of a secondary market may affect the value of Rule 144A Securities. The Board of Trustees of the Trust has established guidelines and procedures to be utilized to determine the liquidity of such securities.

REPURCHASE AGREEMENTS--Agreements by which a Fund obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. A Fund will have actual or constructive possession of the securities held as collateral for the repurchase agreement. A Fund bears a risk of loss in the event the other party defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities or if a Fund realizes a loss on the sale of the collateral. A Fund will enter into repurchase agreements only with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on established guidelines. Repurchase agreements are considered loans under the 1940 Act.

SECURITIES ISSUED ON A FORWARD COMMITMENT BASIS OR WHEN-ISSUED SECURITIES--Securities subject to settlement on a future date. The interest rate realized on these securities is fixed as of the purchase date, and no interest accrues to a Fund before settlement. These securities are subject to market fluctuation due to changes, real or anticipated, in market interest rates and the public's perception of the creditworthiness of the issuer, and will have the effect of leveraging the Fund's assets. Purchasing securities on a forward commitment or when-issued basis when a Fund is fully or almost fully invested may result in greater potential fluctuation in the value of a Fund's net asset value per share. The purchasing Fund will establish one or more segregated accounts with the Custodian, and will maintain liquid, high grade assets in an amount at least equal in value to the Fund's commitments to purchase when-issued securities.

SECURITIES LENDING--In order to generate additional income, each Fund may lend the securities in which it is invested pursuant to agreements requiring that the loan be continuously secured by cash, securities of the U.S. Government or its agencies or any combination of cash and such securities as collateral equal to 100% of the market value at all times of the loaned securities. The lending Fund will continue to receive interest on the loaned securities while simultaneously earning interest on the investment of cash collateral. Collateral is marked to market daily to provide a level of collateral at least equal to the value of the loaned securities. There may be

 19

risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially.

TAX-EXEMPT COMMERCIAL PAPER-- Commercial paper issued by governments and political sub-divisions.

SECURITIES SUBJECT TO A PUT FEATURE--A "put" feature permits a Fund to sell a security at a fixed price prior to maturity. The underlying securities subject to a put may be sold at any time at the market rates. However, unless the put was an integral part of the security as originally issued, it may not be marketable or assignable. Generally, a premium is paid for a put feature or a put feature is purchased separately which results in a lower yield than would otherwise be available for the same securities.

TIME DEPOSITS--Non-negotiable receipts issued by U.S. or foreign banks in exchange for the deposit of funds. Like certificates of deposit, they earn a specified rate of interest over a definite period of time; however, they cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities.

U.S. GOVERNMENT AGENCY SECURITIES-- Certain Federal agencies have been established as instrumentalities of the U.S. Government to supervise and finance certain types of activities. Issues of these agencies, while not direct obligations of the U.S. Government, are either backed by the full faith and credit of the United States (e.g., GNMA securities) or supported by the issuing agencies' right to borrow from the Treasury. The issues of other agencies are supported only by the credit of the instrumentality (e.g., FNMA securities).

U.S. TREASURY OBLIGATIONS--Bills, notes and bonds issued by the U.S. Treasury, as well as separately traded interest and principal component parts of such obligations known as Separately Traded Registered Interest and Principal Securities ("STRIPS") that are transferable through the Federal book-entry system.

RECEIPTS--Interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing Treasury notes and Treasury bonds into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Receipts" ("TR's"), "Treasury Investment Growth Receipts" ("TIGR's") and "Certificates of Accrual on Treasury Securities" ("CATS"). TR'S, TIGR'S and CATS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying securities. See also "Taxes."

VARIABLE AND FLOATING RATE INSTRUMENTS--Obligations that may carry variable or floating rates of interest, may involve conditional or unconditional demand features and may include variable amount master demand notes. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice period exceeding seven days may be considered illiquid if there is no secondary market for such security.

RESTRAINTS ON INVESTMENTS BY MONEY MARKET FUNDS

Investments by the Funds are subject to limitations imposed under regulations adopted by the SEC.

 20

These regulations generally require money market funds to acquire only U.S. dollar denominated obligations maturing in 397 days or less and to maintain a dollar-weighted average portfolio maturity of 90 days or less. In addition, the Funds may acquire only obligations that present minimal credit risks and that are "eligible securities," which means they are (i) rated, at the time of investment, by at least two nationally recognized statistical rating organizations (one if it is the only organization rating such obligation) in the highest short-term rating category or, if unrated, determined to be of comparable quality (a "first tier security"), or (ii) rated according to the foregoing criteria in the second highest short-term rating category or, if unrated, determined to be of comparable quality ("second tier security"). A security is not considered to be unrated if its issuer has outstanding obligations of comparable priority and security that have a short-term-rating. In determining whether obligations are eligible securities, the rating of the issuer's commercial paper, if any, is used for the above tests. Investments by the Money Market Fund in second tier securities are subject to the further constraints that (i) no more than 5% of the Fund's assets may be invested in such securities in the aggregate, and (ii) any investment in such securities of one issuer is limited to the greater of 1% of the Fund's total assets or $1 million. In addition, the Fund may invest up to 25% of its total assets in the first tier securities of a single issuer for three business days.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Summary..........................................      2
Annual Operating Expenses........................      3
Financial Highlights.............................      4
The Trust........................................      5
Investment Objectives............................      5
Investment Policies..............................      5
General Investment Policies......................      7
Eligibility Under Federal Credit Union Act.......      7
Risk Factors.....................................      7
Investment Limitations...........................      8
Fundamental Policies.............................      9
The Advisor......................................      9
The Administrator................................      9
The Shareholder Servicing Agent..................      9
Distribution.....................................     10
How to Purchase Shares...........................     10
Redemption of Shares.............................     11
Computation of Yield.............................     13
Taxes............................................     13
General Information..............................     16
Description of Permitted Investments.............     17
Restraints on Investments by Money Market
  Funds..........................................     20

                                STEPSTONE FUNDS

                            A FAMILY OF MUTUAL FUNDS

                              INVESTMENT ADVISOR:
                         UNION BANK OF CALIFORNIA, N.A.

This Statement of Additional Information is not a prospectus. It is intended to provide additional information regarding the activities and operations of the Trust and should be read in conjunction with the Trust's prospectuses dated May 28, 1996. Prospectuses may be obtained through the Distributor, SEI Financial Services Company, 680 E. Swedesford Road, Wayne, Pennsylvania 19087-1658.

                               TABLE OF CONTENTS


                                                    PAGE
THE TRUST . . . . . . . . . . . . . . . . . . . .    S-2
DESCRIPTION OF PERMITTED INVESTMENTS  . . . . . .    S-2
INVESTMENT LIMITATIONS  . . . . . . . . . . . . .   S-28
THE ADVISOR . . . . . . . . . . . . . . . . . . .   S-30
THE SUBADVISORS . . . . . . . . . . . . . . . . .   S-31
THE ADMINISTRATOR . . . . . . . . . . . . . . . .   S-32
THE DISTRIBUTOR . . . . . . . . . . . . . . . . .   S-34
TRUSTEES AND OFFICERS OF THE TRUST  . . . . . . .   S-35
REPORTING . . . . . . . . . . . . . . . . . . . .   S-37
PERFORMANCE . . . . . . . . . . . . . . . . . . .   S-37
PURCHASE AND REDEMPTION OF SHARES . . . . . . . .   S-43
DETERMINATION OF NET ASSET VALUE  . . . . . . . .   S-43
TAXES . . . . . . . . . . . . . . . . . . . . . .   S-44
FUND TRANSACTIONS . . . . . . . . . . . . . . . .   S-46
DESCRIPTION OF SHARES . . . . . . . . . . . . . .   S-50
SHAREHOLDER LIABILITY . . . . . . . . . . . . . .   S-50
LIMITATION OF TRUSTEES' LIABILITY . . . . . . . .   S-50
5% SHAREHOLDERS . . . . . . . . . . . . . . . . .   S-51
EXPERTS . . . . . . . . . . . . . . . . . . . . .   S-57
FINANCIAL STATEMENTS  . . . . . . . . . . . . . .   S-58
APPENDIX  . . . . . . . . . . . . . . . . . . . .    A-1


May 28, 1996

THE TRUST

Stepstone Funds (formerly Union Investors Funds) (the "Trust") is a diversified, open-end management investment company established under Massachusetts law as a business trust pursuant to a Declaration of Trust dated October 16, 1990. The Trust changed its name on May 12, 1992, from Union Investors Portfolios to Union Investors Funds. On March 1, 1994, the Trust changed its name from Union Investors Funds to its current name, Stepstone Funds. The Declaration of Trust permits the Trust to offer separate series of shares of beneficial interest ("shares") and different classes of shares of each Fund. Shareholders may purchase shares through two separate classes (Institutional and Investment Classes) of twelve of the Trust's Funds and through three separate classes (Institutional, Investment and Cash Sweep Classes) of two of the Trust's Funds, which provide for variations in distribution costs, voting rights and dividends. Except for these differences among Institutional, Investment and Cash Sweep Class shares, each share of each Fund represents an equal proportionate interest in that Fund. See "Description of Shares." This Statement of Additional Information relates to the Institutional Class and Investment Class shares of the Trust's International Equity, Balanced, Blue Chip Growth, California Intermediate Tax-Free Bond, California Tax-Free Money Market, Convertible Securities, Emerging Growth, Government Securities, Growth Equity, Intermediate-Term Bond, Limited Maturity Government, Money Market, Treasury Money Market, and Value Momentum Funds and the Cash Sweep Class shares of the Money Market and Treasury Money Market Funds (the "Funds").


DESCRIPTION OF PERMITTED INVESTMENTS


The following information supplements the information about permitted investments set forth in the Prospectuses.


VARIABLE AMOUNT MASTER DEMAND NOTES. Certain of the permitted investments of the Funds may include VARIABLE AMOUNT MASTER DEMAND NOTES, which may or may not be backed by bank letters of credit. These notes permit the investment of fluctuating amounts at varying market rates of interest pursuant to direct arrangements between the Trust, as lender, and the borrower. Such notes provide that the interest rate on the amount outstanding varies on a daily, weekly or monthly basis depending upon a stated short-term interest rate index. Both the lender and the borrower have the right to reduce the amount of outstanding indebtedness at any time. There is no secondary market for the notes. It is not generally contemplated that such instruments will be traded.


SHARES OF OTHER INVESTMENT COMPANIES. A Fund's purchase of investment company securities will result in the layering of expenses. A Fund is prohibited from acquiring the securities of other investment companies if, as a result of such acquisition, the Fund owns in the aggregate (1) more than 3% of the total outstanding voting stock of the acquired company, (2) securities issued by the acquired company having an aggregate value in excess of 5% of the value of the total assets of the Fund, or (3) securities issued by the acquired company and all other investment companies having an aggregate value in excess of 10% of the value of the total assets of the Fund.


GNMA SECURITIES. Certain of the Funds may invest in SECURITIES ISSUED BY THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION ("GNMA"), a wholly-owned U.S. Government corporation which guarantees the timely payment of principal and interest. The market value and interest yield of these instruments can vary due to market interest rate fluctuations and early prepayments of underlying mortgages. These securities represent ownership in a pool of federally insured mortgage loans. GNMA certificates consist of underlying mortgages with a maximum maturity of 30 years. However, due to scheduled and unscheduled principal payments, GNMA certificates have a shorter average maturity and, therefore, less principal volatility than a comparable 30-year bond. Since prepayment rates vary widely, it is not possible to predict accurately the average maturity of a particular GNMA pool. The scheduled monthly interest and principal payments relating to mortgages in the pool will be "passed through" to investors. GNMA securities differ from conventional bonds in that principal is paid back to the certificate holders over the life of the loan rather than at maturity. As a result, there will be monthly scheduled payments of principal and interest. In addition, there may be unscheduled principal payments representing prepayments on the underlying mortgages. Although GNMA certificates may offer yields higher than those available from other types of U.S. Government securities, GNMA certificates may be less effective than other types of securities as a means of "locking in" attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, the value of a GNMA certificate likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price to its par value, which may result in a loss.

MORTGAGE-BACKED SECURITIES. The Intermediate-Term Bond, Balanced, Government Securities and Limited Maturity Government Funds may invest in MORTGAGE-BACKED SECURITIES. Two types of mortgage-backed securities are collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICS"), which are rated in one of the two top categories by S&P or Moody's. CMOs are securities collateralized by mortgages, mortgage pass-throughs, mortgage pay-through bonds (bonds representing an interest in a pool of mortgages where the cash flow generated from the mortgage collateral pool is dedicated to bond repayment), and mortgage-backed bonds (general obligations of the issuers payable out of the issuers' general funds and additionally secured by a first lien on a pool of single family detached properties). Many CMOs are issued with a number of classes or series which have different maturities and are retired in sequence.

Investors purchasing such CMOs in the shortest maturities receive or are credited with their pro rata portion of the scheduled payments of interest and principal on the underlying mortgages, plus all unscheduled prepayments of principal up to a predetermined portion of the total CMO obligation. Until that portion of such CMO obligation is repaid, investors in the longer maturities receive interest only. Accordingly, the CMOs in the longer maturity series are less likely than other mortgage pass-throughs to be prepaid prior to their stated maturity. Although some of the mortgages underlying CMOs may be supported by various types of insurance, and some CMOs may be backed by GNMA certificates or other mortgage pass-throughs issued or guaranteed by U.S. Government agencies or instrumentalities, the CMOs themselves are not generally guaranteed.

REMICs, which were authorized under the Tax Reform Act of 1986, are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.


ASSET-BACKED SECURITIES. The Intermediate-Term Bond, Money Market, Balanced and Government Securities Funds may invest in readily marketable ASSET-BACKED SECURITIES backed by corporate receivables, truck and auto loans, leases, and credit card receivables. These issues may be traded over-the-counter and typically have a short-intermediate maturity structure depending on the paydown characteristics of the underlying assets which are passed through to the security holder.


REPURCHASE AGREEMENTS. REPURCHASE AGREEMENTS are agreements by which a Fund obtains a security and simultaneously commits to return the security to the seller (a member bank of the Federal Reserve System or recognized securities dealer) at an agreed upon price (including principal and interest) on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The repurchase price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security.

Repurchase agreements are considered to be loans by the Fund for purposes of its investment limitations. The repurchase agreements entered into by the Funds will provide that the underlying security at all times shall have a value at least equal to 102% of the repurchase price stated in the agreement (the Advisor monitors compliance with this requirement). Under all repurchase agreements entered into by the Funds, the Custodian or its agent must take possession of the underlying collateral. However, if the seller defaults, the Funds could realize a loss on the sale of the underlying security to the extent that the proceeds of sale including accrued interest are less than the repurchase price provided in the agreement including interest. In addition, even though the Bankruptcy Code provides protection for most repurchase agreements, if the seller should be involved in bankruptcy or insolvency proceedings, the Funds may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Funds are treated as an unsecured creditor and required to return the underlying security to the seller's estate.


MUNICIPAL SECURITIES. MUNICIPAL NOTES in which the California Tax-Free Money Market and California Intermediate Tax-Free Bond Funds may invest, include, but are not limited to, general obligation notes, tax anticipation notes (notes sold to finance working capital needs of the issuer in anticipation of receiving taxes on a future date), revenue anticipation notes (notes sold to provide needed cash prior to receipt of expected non-tax revenues from a specific source), bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes. The Fund's investments in any of the notes described above will be limited to those obligations (i) where both principal and interest are backed by the full faith and credit of the United States, (ii) which are rated MIG-2 or V-MIG-2 at the time of investment by Moody's Investors Service ("Moody's"), (iii) which are rated SP-2 at the time of investment by Standard and Poor's Corporation ("S&P"), (iv) which are rated F-1 at the time of investment by Fitch Investors Service, Inc. ("Fitch") or (v) which, if not rated, are of equivalent quality in the Advisor's judgment, to MIG-2, V-MIG-2, SP-2 or F-1.


MUNICIPAL BONDS, in which the California Tax-Free Money Market and California Intermediate Tax-Free Bond Funds may invest, must be rated AA or better S&P or Fitch or Aa or better by Moody's at the time of investment for the California Tax-Free Money Market Fund or, if purchased for the California Intermediate Tax-Free Bond Fund, rated BBB or better by S&P or Fitch or Baa or better by Moody's, or, if unrated, be deemed by the Advisor to have essentially the same characteristics and quality as bonds having the above ratings. The Advisor may purchase private activity bonds if the interest paid is excludable from Federal income tax. Private activity bonds are issued by or on behalf of States or political subdivisions thereof to finance privately owned or operated facilities for business and manufacturing, housing, sports, and pollution control and to finance activities of and facilities for charitable institutions. Private activity bonds are also used to finance public facilities such as airports, mass transit systems, ports, parking and low income housing. The payment of the principal and interest on private activity bonds is dependent solely on the ability of the facility's user to meet its financial obligations and may be secured by a pledge of real and personal property so financed.


California municipal securities, which are payable only from the revenues derived from a particular facility, may be adversely affected by California laws or regulations which make it more difficult for the particular facility to generate revenues sufficient to pay such interest and principal, including, among others, laws and regulations which limit the amount of fees, rates or other charges which may be imposed for use of the facility or which increase competition among facilities of that type or which limit or otherwise have the effect of reducing the use of such facilities generally, thereby reducing the revenues generated by the particular facility. California municipal securities, the payment of interest and principal on which is insured in whole or in part by a California governmentally created fund, may be adversely affected by California laws or regulations which restrict the aggregate insurance proceeds available for payment of principal and interest in the event of a default on such municipal securities. Similarly, California municipal securities, the payment of interest and principal on which is secured, in whole or in part, by an interest in real property, may be adversely affected by California laws which limit the availability of remedies or the scope of remedies available in the event of a default on such municipal securities. Because of the diverse nature of such laws and regulations and the impossibility of either predicting in which specific California municipal securities the Funds will invest from time to time or predicting the nature or extent of future changes in existing laws or regulations or the future enactment or adoption of additional laws or regulations, it is not presently possible to determine the impact of such laws and regulations on the municipal securities in which the Funds may invest and, therefore, on the shares of the Funds.


TAX-EXEMPT COMMERCIAL PAPER will be limited to investments in obligations which are rated at least A-2 by S&P, F-2 by Fitch or Prime-2 by Moody's at the time of investment or which are determined by the Advisor to be of equivalent quality.



Other types of TAX-EXEMPT INSTRUMENTS which are permissible investments for the California Tax-Free Money Market and California Intermediate Tax-Free Bond Funds include floating rate notes. Investments in such floating rate instruments will normally involve industrial development or revenue bonds which provide that the rate of interest is set as a specific percentage of a designated base rate (such as the prime rate) at a major commercial bank, and that a Fund can demand payment of the obligation at all times, or at stipulated dates on short notice (not to exceed 30 days), at par plus accrued interest. The Funds may use the longer of the period required before a Fund is entitled to prepayment under such obligations or the period remaining until the next interest rate adjustment date for purposes of determining the maturity. Such obligations are frequently secured by letters of credit or other credit support arrangements provided by banks. The quality of the underlying credit or of the bank, as the case may be, must, in the Advisor's opinion, be equivalent to the long-term bond or commercial paper ratings stated above. The Advisor will monitor the earning power, cash flow and liquidity ratios of the issuers of such instruments, and the ability of an issuer of a demand instrument to pay principal and interest on demand. The Advisor may purchase other types of tax-exempt instruments, as long as they are of a quality equivalent to the bond or commercial paper ratings stated above.


The Advisor has the authority to purchase securities at a price which would result in a yield to maturity lower than that generally offered by the seller at the time of purchase when it can simultaneously acquire the right to sell the securities back to the seller, the issuer, or a third party (the "writer") at an agreed-upon price at any time during a stated period or on a certain date. Such a right is generally denoted as a "standby commitment" or a "put." The purpose of engaging in transactions involving puts is to maintain flexibility and liquidity to permit the California Tax-Free Money Market and California Intermediate Tax-Free Bond Funds to meet redemptions and remain as fully invested as possible in municipal securities. The Funds reserve the right to engage in put transactions. The right to put the securities depends on the writer's ability to pay for the securities at the time the put is exercised. The Funds limit their put transactions to institutions which the Advisor believes present minimum credit risks, and the Advisor uses its best efforts to initially determine and continue to monitor the financial strength of the sellers of the puts by evaluating their financial statements and such other information as is available in the marketplace. It may, however, be difficult to monitor the financial strength of the writers because adequate current financial information may not be available. In the event that any writer is unable to honor a put for financial reasons, the affected Fund would be a general creditor (i.e., on a parity with all other unsecured creditors) of the writer. Furthermore, particular provisions of the contract between a Fund and the writer may excuse the writer from repurchasing the securities; for example, a change in the published rating of the underlying municipal securities or any similar event





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that has an adverse effect on the issuer's credit or a provision in the contract that the put will not be exercised except in certain special cases, for example, to maintain portfolio liquidity. A Fund could, however, at any time sell the underlying portfolio security in the open market or wait until the portfolio security matures, at which time it should realize the full par value of the security.


The municipal securities purchased subject to a put may be sold to third persons at any time, even though the put is outstanding, but the put itself, unless it is an integral part of the security as originally issued, may not be marketable or otherwise assignable. Therefore, the put would have value only to a Fund. Sale of the securities to third parties or lapse of time with the put unexercised may terminate the right to put the securities. Prior to the expiration of any put option, a Fund could seek to negotiate terms for the extension of such an option. If such a renewal cannot be negotiated on terms satisfactory to a Fund, such Fund could, of course, sell the portfolio security. The maturity of the underlying security will generally be different from that of the put. There will be no limit to the percentage of portfolio securities that the Funds may purchase subject to a put, but the amount paid directly or indirectly for puts which are not integral parts of the security as originally issued held in either Fund will not exceed 1/2 of 1% of the value of the total assets of such Funds calculated immediately after any such put is acquired. For the purpose of determining the "maturity" of securities purchased subject to an option to put, and for the purpose of determining the dollar-weighted average maturity of the Funds including such securities, the Trust will consider "maturity" to be the first date on which it has the right to demand payment from the writer of the put although the final maturity of the security is later than such date.


SPECIAL CONSIDERATIONS RELATING TO CALIFORNIA MUNICIPAL SECURITIES


The ability of issuers to pay interest on, and repay principal of, California municipal securities ("California Municipal Securities") may be affected by (1) amendments to the California Constitution and related statutes that limit the taxing and spending authority of California government entities, (2) voter initiatives, (3) a wide variety of California laws and regulations, including laws related to the operation of health care institutions and laws related to secured interests in real property and (4) the general financial condition of the State of California. The following information constitutes only a brief summary, and is not intended as a complete description. The information has been drawn, in some cases by excerpt, from official statements relating to securities offerings of the State of California available as of the date of this Statement of Additional Information. While the information has not been independently verified by the California Tax-Free Money Market and California Intermediate Tax-Free Bond Funds, these Funds have no reason to believe that such information is not correct in all material respects.


Amendments to the California Constitution and Related Statutes. Certain of the California Municipal Securities may be obligations of issuers who rely in whole or in part on ad valorem real property taxes as a source of revenue. On June 6, 1978, California voters approved an amendment to the California Constitution known as Proposition 13, which added Article XIIIA to the California Constitution. The effect of Article XIIIA is to limit ad valorem taxes on real property, and to restrict the ability of taxing entities to increase real property tax revenues. On November 7, 1978, California voters approved Proposition 8, and on June 3, 1986, California voters approved Proposition 46, both of which amended Article XIIIA.

Section 1 of Article XIIIA limits the maximum ad valorem tax on real property to 1% of full cash value (as defined in Section 2), to be collected by the counties and apportioned according to law; provided that the 1% limitation does not apply to ad valorem taxes or special assessments to pay the interest and redemption charges on (i) any indebtedness approved by the voters prior to July 1, 1978, or (ii) any bonded indebtedness for the acquisition or improvement of real property approved on or after July 1, 1978, by two-thirds of the votes cast by the voters voting on the proposition. Section 2 of Article





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XIIIA defines "full cash value" to mean "the County Assessor's valuation of real property as shown on the 1975/76 tax bill under 'full cash value' or, thereafter, the appraised value of real property when purchased, newly constructed, or a change in ownership has occurred after the 1975 assessment." The "full cash value" may be adjusted annually to reflect inflation at a rate not to exceed 2% per year, or reduction in the consumer price index or comparable local data, or reduced in the event of declining property value caused by damage, destruction or other factors. The California State Board of Equalization has adopted regulations, binding on county assessors, interpreting the meanings of "change in ownership" and "new construction" for purposes of determining full cash value of property under Article XIIIA.

Legislation enacted by the California Legislature to implement Article XIIIA (Statutes of 1978, Chapter 292, as amended) provides that notwithstanding any other law, local agencies may not levy any ad valorem property tax except to pay debt service on indebtedness approved by the voters prior to July 1, 1978, and that each county will levy the maximum tax permitted by Article XIIIA of $4.00 per $100 assessed valuation (based on the former practice of using 25%, instead of 100%, of full cash value as the assessed value for tax purposes). The legislation further provided that, for the 1978/79 fiscal year only, the tax levied by each county was to be apportioned among all taxing agencies within the county in proportion to their average share of taxes levied in certain previous years. The apportionment of property taxes in fiscal years after 1978/79 has been revised pursuant to Statutes of 1979, Chapter 282, which provides relief funds from State moneys beginning in fiscal year 1979/80 and is designed to provide a permanent system for sharing State taxes and budget funds with local agencies. Under Chapter 282, cities and counties receive more of the remaining property tax revenues collected under Proposition 13 instead of direct State aid. School districts receive a correspondingly reduced amount of property taxes, but receive compensation directly from the State and are given additional relief. Chapter 282 does not affect the derivation of the base levy ($4.00 per $100 of assessed valuation) and the bonded debt tax rate.

On November 6, 1979, an initiative known as "Proposition 4" or the "Gann Initiative" was approved by the California voters, which added Article XIIIB to the California Constitution. Under Article XIIIB, State and local governmental entities have an annual "appropriations limit" and are not allowed to spend certain moneys called "appropriations subject to limitation" in an amount higher than the "appropriations limit." Article XIIIB does not affect the appropriation of moneys which are excluded from the definition of "appropriations subject to limitation," including debt service on indebtedness existing or authorized as of January 1, 1979, or bonded indebtedness subsequently approved by the voters. In general terms, the "appropriations limit" is required to be based on certain 1978/79 expenditures, and is to be adjusted annually to reflect changes in consumer prices, population and certain services provided by these entities. Article XIIIB also provides that if these entities' revenues in any year exceed the amounts permitted to be spent, the excess is to be returned by revising the tax rates or fee schedules over the subsequent two years.

Article XIIIB, like XIIIA, may require further interpretation by both the Legislature and the courts to determine its applicability to specific situations involving the State and local taxing authorities. Depending upon the interpretation, Article XIIIB may limit significantly a governmental entity's ability to budget sufficient funds to meet debt service on bonds and other obligations.

Voter Initiatives. On November 8, 1988, voters of the State approved Proposition 98, a combined initiative constitutional amendment and statute called the "Classroom Instructional Improvement and Accountability Act." Proposition 98 changed State funding of public education below the university level and the operation of the State Appropriations Limit, primarily by guaranteeing K-14 schools a minimum share of General Fund revenues. Under Proposition 98 (as modified by Proposition 111, which was enacted on June 5,
1990), K-14 schools are guaranteed the greater of (a) in general, a fixed percent of General Fund revenues ("Test 1"), (b) the amount appropriated to K-14 schools in the





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prior year, adjusted for changes in the cost of living (measured as in Article
XIII B by reference to State per capita personal income) and enrollment ("Test 2"), or (c) a third test, which would replace "Test 2" in any year when the percentage growth in per capita General Fund revenues from the prior year plus one half of one percent is less than the percentage growth in State per capita personal income ("Test 3"). Under "Test 3," schools would receive the amount appropriated in the prior year adjusted for changes in enrollment and per capita General Fund revenues, plus an additional small adjustment factor. If "Test 3" is used in any year, the difference between "Test 3" and "Test 2" would become a "credit" to schools which would be the basis of payments in future years when per capita General Fund revenue growth exceeds per capita personal income growth. Legislation adopted prior to the end of the 1988-89 Fiscal Year, implementing Proposition 98, determined the K-14 schools' funding guarantee under Test 1 to be 40.3 percent of the General Fund Tax revenues, based on 1986-87 appropriations. However, that percent would be adjusted to account for redirection of local property taxes, since such a subsequent redirection directly affects the share of General Fund revenues to schools.

Proposition 98 permits the Legislature by two-thirds vote of both houses, with the Governor's concurrence, to suspend the K-14 schools' minimum funding formula for a one-year period. Proposition 98 also contains provisions transferring certain State tax revenues in excess of the Article XIII B limit to K-14 schools.


During the recent recession, General Fund revenues for several years were less than originally projected, so that the original Proposition 98 appropriations turned out to be higher than the minimum percentage provided in the law. The Legislature responded to these developments by designating the "extra" Proposition 98 payments in one year as a "loan" from future years' Proposition 98 entitlements, and also intended that the "extra" payments would not be included in the Proposition 98 "base" for calculating future years' entitlements. By implementing these actions, per-pupil funding from Proposition 98 sources stayed almost constant at approximately $4,220 from Fiscal Year 1991-92 to Fiscal Year 1993-94.


In 1992, a lawsuit was filed, called CALIFORNIA TEACHERS' ASSOCIATION V. GOULD, which challenged the validity of these off-budget loans. As part of the negotiations leading to the 1995-96 Budget Act, an oral agreement was reached to settle this case. It is expected that a formal settlement reflecting these conditions will be entered into in the near future.


The oral agreement provides that both the State and K-14 schools share in the repayment of prior years' emergency loans to schools. Of the total $1.76 billion in loans, the State will repay $935 million by forgiveness of the amount owed, while schools will repay $825 million. The State share of the repayment will be reflected as expenditures above the current Proposition 98 base calculation. The schools' share of the repayment will count as appropriations that count toward satisfying the Proposition 98 guarantee, or from "below" the current base. Repayments are spread over the eight-year period of 1994-95 through 2001-02 to mitigate any adverse fiscal impact. Once a court settlement is reached, and the Director of Finance certifies that such a settlement has occurred, approximately $377 million in appropriations from the 1995-96 Fiscal Year to schools will be disbursed in August 1996.


On November 4, 1986, California voters approved an initiative statute known as Proposition 62. This initiative (i) requires that any tax for general governmental purposes imposed by local governments be approved by resolution or ordinance adopted by a two-thirds vote of the governmental entity's legislative body and by a majority vote of the electorate of the governmental entity, (ii) requires that any special tax (defined as taxes levied for other than general governmental purposes) imposed by a local governmental entity be approved by a two-thirds vote of the voters within that jurisdiction, (iii)





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restricts the use of revenues from a special tax to the purposes or for the service for which the special tax was imposed, (iv) prohibits the imposition of ad valorem taxes on real property by local governmental entities except as permitted by Article XIIIA, (v) prohibits the imposition of transaction taxes and sales taxes on the sale of real property by local governments, (vi) requires that any tax imposed by a local government on or after August 1, 1985 be ratified by a majority vote of the electorate within two years of the adoption of the initiative or be terminated by November 15, 1988, (vii) requires that, in the event a local government fails to comply with the provisions of this measure, a reduction in the amount of property tax revenue allocated to such local government occurs in an amount equal to the revenues received by such entity attributable to the tax levied in violation of the initiative, and (viii) permits these provisions to be amended exclusively by the voters of the State of California.


In September 1988, the California Court of Appeal in City of Westminster v. County of Orange 204 Cal. App. 3d 623, 215 Cal. Rptr. 511 (Cal. Ct. App.
1988), held that Proposition 62 is unconstitutional to the extent that it requires a general tax by a general law city, enacted on or after August 1, 1985 and prior to the effective date of Proposition 62, to be subject to approval by a majority of voters. The Court held that the California Constitution prohibits the imposition of a requirement that local tax measures be submitted to the electorate by either referendum or initiative. It is not possible to predict the impact of this decision on charter cities, on special taxes, or on new taxes imposed after the effective date of Proposition 62.


On November 8, 1988, California voters approved Proposition 87. Proposition 87 amended Article XVI, Section 16, of the California Constitution by authorizing the California Legislature to prohibit redevelopment agencies from receiving any of the property tax revenue raised by increased property tax rates levied to repay bonded indebtedness of local governments which is approved by voters on or after January 1, 1989. It is not possible to predict whether the California Legislature will enact such a prohibition nor is it possible to predict the impact of Proposition 87 on redevelopment agencies and their ability to make payments on outstanding debt obligations.


Other Relevant California Laws. A wide variety of California laws and regulations may affect, directly or indirectly, the payment of interest on, or the repayment of the principal of, California Municipal Securities in which the California Tax-Free Money Market and California Intermediate Tax-Free Bond Funds may invest. The impact of such laws and regulations on particular California Municipal Securities may vary depending upon numerous factors including, among others, the particular type of Municipal Security involved, the public purpose funded by the Municipal Security and the nature and extent of insurance or other security for payment of principal and interest on the Municipal Security. For example, California Municipal Securities which are payable only from the revenues derived from a particular facility may be adversely affected by California laws or regulations which make it more difficult for the particular facility to generate revenues sufficient to pay such interest and principal, including, among others, laws and regulations which limit the amount of fees, rates or other charges which may be imposed for use of the facility or which increase competition among facilities of that type or which limit or otherwise have the effect of reducing the use of such facilities generally, thereby reducing the revenues generated by the particular facility. California Municipal Securities, the payment of interest and principal on which is insured in whole or in part by a California governmentally created fund, may be adversely affected by California laws or regulations which restrict the aggregate insurance proceeds available for payment of principal and interest in the event of a default on such Municipal Securities.


Certain California Municipal Securities in which the Tax-Free Money Market and California Intermediate Tax-Free Bond Funds may invest may be obligations that are payable solely from the revenues of health care institutions. Certain provisions under California law may adversely affect such revenues and, consequently, payment on those California Municipal Securities.





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The Federally sponsored Medicaid program for health care services to eligible welfare beneficiaries in California is known as the Medi-Cal program. Historically, the Medi-Cal program has provided for a cost-based system of reimbursement for inpatient care furnished to Medi-Cal beneficiaries by any hospital wanting to participate in the Medi-Cal program, provided such hospital met applicable requirements for participation. California law now provides that the State of California shall selectively contract with hospitals to provide acute inpatient services to Medi-Cal patients. Medi-Cal contracts currently apply only to acute inpatient services. Generally, such selective contracting is made on a flat per diem payment basis for all services to Medi-Cal beneficiaries, and generally such payment has not increased in relation to inflation, costs or other factors. Other reductions or limitations may be imposed in payment for services rendered to Medi-Cal beneficiaries in the future.

Under this approach, in most geographical areas of California, only those hospitals which enter into a Medi-Cal contract with the State of California will be paid for non-emergency acute inpatient services rendered to Medi-Cal beneficiaries. The State may also terminate these contracts without notice under certain circumstances and is obligated to make contractual payments only to the extent the California legislature appropriates adequate funding therefor.

In February 1987, the Governor of the State of California announced that payments to Medi-Cal providers for certain services (not including hospital acute inpatient services) would be decreased by ten percent through June 1987. However, a federal district court issued a preliminary injunction preventing application of any cuts until a trial on the merits can be held. If the injunction is deemed to have been granted improperly, the State of California would be entitled to recapture the payment differential for the intended reduction period. It is not possible to predict at this time whether any decreases will ultimately be implemented.

California enacted legislation in 1982 that authorizes private health plans and insurers to contract directly with hospitals for services to beneficiaries on negotiated terms. Some insurers have introduced plans known as "preferred provider organizations" ("PPOs"), which offer financial incentives for subscribers who use only the hospitals which contract with the plan. Under an exclusive provider plan, which includes most health maintenance organizations ("HMOs"), private payors limit coverage to those services provided by selected hospitals. Discounts offered to HMOs and PPOs may result in payment to the contracting hospital of less than actual cost and the volume of patients directed to a hospital under an HMO or PPO contract may vary significantly from projections. Often, HMO or PPO contracts are enforceable for a stated term, regardless of provider losses or of bankruptcy of the respective HMO or PPO.
It is expected that failure to execute and maintain such PPO and HMO contracts would reduce a hospital's patient base or gross revenues. Conversely, participation may maintain or increase the patient base, but may result in reduced payment and lower net income to the contracting hospitals.

These Debt Obligations may also be insured by the State of California pursuant to an insurance program implemented by the Office of Statewide Health Planning and Development for health facility construction loans. If a default occurs on insured Debt Obligations, the State Treasurer will issue debentures payable out of a reserve fund established under the insurance program or will pay principal and interest on an unaccelerated basis from unappropriated State funds. At the request of the Office of Statewide Health Planning and Development, Arthur D. Little, Inc. prepared a study in December, 1983, to evaluate the adequacy of the reserve fund established under the insurance program and based on certain formulations and assumptions found the reserve fund substantially underfunded. In September of 1986, Arthur D. Little, Inc. prepared an update of the study and concluded that an additional 10% reserve be established for "multi-level" facilities. For the balance of the reserve fund, the update recommended maintaining the current reserve calculation method. In March of 1990, Arthur
D. Little, Inc. prepared a further review of the study and recommended that separate reserves





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continue to be established for "multi-level" facilities at a reserve level consistent with those that would be required by an insurance company.


Certain California Municipal Securities in which the California Tax-Free Money Market and California Intermediate Tax-Free Bond Funds may invest may be obligations which are secured in whole or in part by a mortgage or deed of trust on real property. California has five principal statutory provisions which limit the remedies of a creditor secured by a mortgage or deed of trust, two of which limit the creditor's right to obtain a deficiency judgment. One of the limitations is based on the method of foreclosure and the other on the type of debt secured. Under the former, a deficiency judgment is barred when the foreclosure is accomplished by means of a nonjudicial trustee's sale.
Under the latter, a deficiency judgment is barred when the foreclosed mortgage or deed of trust secures certain purchase money obligations. Another California statute, commonly known as the "one form of action" rule, requires the creditors secured by real property to exhaust their real property security by foreclosure before bringing a personal action against the debtor. The fourth statutory provision limits any deficiency judgment obtained by a creditor secured by real property following a judicial sale of such property to the excess of the outstanding debt over the fair value of the property at the time of the sale, thus preventing the creditor from obtaining a large deficiency judgment against the debtor as the result of low bids at a judicial sale. The fifth statutory provision gives the debtor the right to redeem the real property from any judicial foreclosure sale as to which a deficiency judgment may be ordered against the debtor.


Upon the default of a mortgage or deed of trust with respect to California real property, the creditor's nonjudicial foreclosure rights under the power of sale contained in the mortgage or deed of trust are subject to the constraints imposed by California law upon transfers of title to real property by private power of sale. During the three-month period beginning with the filing of a formal notice of default, the debtor is entitled to reinstate the mortgage by making any overdue payments. Under standard loan servicing procedures, the filing of the formal notice of default does not occur unless at least three full monthly payments have become due and remain unpaid. The power of sale is exercised by posting and publishing a notice of sale for at least 20 days after expiration of the three-month reinstatement period. Therefore, the effective minimum period for foreclosing on a home mortgage could be in excess of seven months after the initial default. Such time delays in collections could disrupt the flow of revenues available to an issuer for the payment of debt service on the outstanding obligations if such defaults occur with respect to a substantial number of mortgages or deeds of trust securing an issuer's obligations.

In addition, a court could find that there is sufficient involvement of the issuer in the nonjudicial sale of property securing a mortgage for such private sale to constitute "state action," and could hold that the private-right-of-sale proceedings violate the due process requirements of the Federal or State Constitutions, consequently preventing an issuer from using the nonjudicial foreclosure remedy described above.


Certain California Municipal Securities in which the California Tax-Free Money Market and California Intermediate Tax-Free Bond Funds may invest may be obligations which finance the acquisition of single family home mortgages for low and moderate income mortgagors. These obligations may be payable solely from revenues derived from the home mortgages, and are subject to the California statutory limitations described above applicable to obligations secured by real property. Under California anti-deficiency legislation, there is no personal recourse against a mortgagor of a single family residence purchased with the loan secured by the mortgage, regardless of whether the creditor chooses judicial or nonjudicial foreclosure.


Under California law, mortgage loans secured by single family owner-occupied dwellings may be prepaid at any time. Prepayment charges on such mortgage loans may be imposed only with respect





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to voluntary prepayments made during the first five years during the term of the mortgage loan, and cannot in any event exceed six months' advance interest on the amount prepaid in excess of 20% of the original amount of the mortgage loan. This limitation could affect the flow of revenues available to an issuer for debt service on the outstanding debt obligations which financed such home mortgages.

Because of the diverse nature of such laws and regulations and the impossibility of either predicting in which specific California Municipal Securities the Funds will invest from time to time or predicting the nature or extent of future changes in existing laws or regulations or the future enactment or adoption of additional laws or regulations, it is not presently possible to determine the impact of such laws and regulations on the Municipal Securities in which the Funds may invest and, therefore, on the units of the Funds.


The General Financial Condition of the State of California. The 1989-90 Fiscal Year ended with revenues below estimates, so that the State's budget reserve (the Special Fund for Economic Uncertainties or "SFEU") was fully depleted by June 30, 1990. A recession began in mid-1990, which severely affected State General Fund revenues, and increased expenditures above initial budget appropriations due to greater health and welfare costs. The State's budget problems in recent years have also been caused by a structural imbalance in that the largest General Fund Programs -- K-14 education, health, welfare and corrections -- were increasing faster than the revenue base, driven by the State's rapid population growth. These pressures are expected to continue as population trends maintain strong demand for health and welfare services, as the school age population continues to grow, and as the State's corrections program responds to a "Three Strikes" law enacted in 1994, which requires mandatory life prison terms for certain third-time felony offenders.


As a result of these factors and others, from the late 1980's until 1992-93, the State had a period of budget imbalance. During this period, expenditures exceeded revenues in four out of six years, and the State accumulated and sustained a budget deficit in the SFEU approaching $2.8 billion at its peak at June 30, 1993. Starting in the 1990-91 Fiscal Year and for each fiscal year thereafter, each budget required multibillion dollar actions to bring projected revenues and expenditures into balance. The Legislature and Governor agreed on the following principal steps to produce Budget Acts in the years 1991-92 to 1993-94, including:


         -       significant cuts in health and welfare program expenditures;

         - transfers of program responsibilities and funding from the State to local governments referred to as "realignment"), coupled with some reduction in mandates on local government;

         - transfer of about $3.6 billion in local property tax revenues from cities, counties, redevelopment agencies and some other districts to local school districts, thereby reducing State funding for schools under Proposition 98;

         - reduction in growth of support for higher education programs, coupled with increases in student fees;

         - revenue increases (particularly in the 1991-92 Fiscal Year budget), most of which were of a short duration;

         - increased reliance on aid from the federal government to offset the costs of incarcerating, educating and providing health and welfare services to illegal immigrants; and

         -       various one-time adjustments and accounting changes.





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Despite these budget actions, as noted, the effects of the recession led to large, unanticipated deficits in the budget reserve, the SFEU, as compared to projected positive balances. By the 1993-94 Fiscal Year, the accumulated deficit was so large that it was impractical to budget to retire it in one year, so a two-year program was implemented, using the issuance of revenue anticipation warrants to carry a portion of the deficit over the end of the fiscal year. When the economy failed to recover sufficiently in 1993-94, a second two-year plan was implemented in 1994-95.


Another consequence of the accumulated budget deficits, together-with other factors such as disbursement of funds to local school districts "borrowed" from future fiscal years and hence not shown in the annual budget, was to significantly reduce the State's cash resources available to pay its ongoing obligations. When the Legislature and the Governor failed to adopt a budget for the 1992-93 Fiscal Year by July 1, 1992, which would have allowed the state to carry out its normal annual cash flow borrowing to replenish its cash reserves, the State Controller issued registered warrants to pay a variety of obligations representing prior years' or continuing appropriations, and mandates from court orders. Available funds were used to make constitutionally-mandated payments, such as debt service on bonds and warrants. Between July 1 and September 4, 1992 the State Controller issued a total of approximately $3.8 billion of registered warrants. After that date, all remaining outstanding registered warrants (about $2.9 billion) were called for redemption from proceeds of the issuance of 1992 Interim Notes after the budget was adopted.



In late spring of 1992, the State Controller issued revenue anticipation warrants maturing in the following fiscal year in order to pay the State's continuing obligations. The State was forced to rely increasingly on external debt markets to meet its cash needs, as a succession of notes and warrants were issued in the period from June 1992 to July 1994, often needed to pay previously maturing notes or warrants. These borrowings were used also in part to spread out the repayment of the accumulated budget deficit over the end of a fiscal year, as noted earlier.



The Governor's Budget Proposal for the 1994-95 Fiscal Year, as updated in May and June 1994, recognized that the accumulated deficit could not be repaid in one year, and proposed a two-year solution designed to eliminate the accumulated budget deficit, estimated at about $1.8 billion at June 30, 1994, by June 30, 1996.



The 1994-95 Budget Act, signed by the Governor on July 8, 1994, projected General Fund revenues and transfers of $41.9 billion, $2.1 billion more than actual revenues received in 1993-94, and expenditures of $40.9 billion, an increase of $1.6 billion from the prior year. As a result of the improving economy, the Department of Finance's final estimates for the fiscal year showed revenues and transfers of $42.7 billion and expenditures of $42.0 billion, reducing he accumulated budget deficit to about $600 million.



The principal features of the 1994-95 Budget Act were the following:



         1. Receipt of additional federal aid of about $760 million for costs of refugee assistance and costs of incarceration and medical care for illegal immigrants. Only about $33 million of this amount was received, with about another $98 million scheduled to be received in the 1995-96 Fiscal Year.



         2. Reductions of approximately $1.1 billion in health and welfare costs. Certain of these actions were blocked by legal challenges.



         3. A General Fund increase of approximately $38 million in support for the University of California and $65 million for California State University, accompanied by student fee increases for both the University of California and California State University.






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         4.      Proposition 98 funding for K-14 schools was increased by $526 million from 1993-94 Fiscal Year levels, representing an increase for enrollment growth and inflation. Consistent with previous budget agreements, Proposition 98 funding provided approximately $4,217 per student for K-12 schools, equal to the level in the prior three years.



         5. Additional miscellaneous cuts ($500 million), fund transfers ($255 million), adjustment to prior years' legislation concerning property tax shifts for local governments ($300 million).



The 1994-95 Budget Act contained no tax increases. Under legislation enacted for the 1993-94 Budget Act, the renters' tax credit was suspended for two years (1993 and 1994). A ballot proposition to permanently restore the renters' tax credit after this year failed at the June 1994 election. The Legislature enacted a further one-year suspension of the renters' tax credit, for 1995, saving about $390 million in the 1995-96 Fiscal Year.



The State's cash flow management plan for the 1994-95 Fiscal Year included the issuance $4.0 billion of Revenue Anticipation Warrants, Series C and D (the "RAWs") on July 26, 1994, to mature on April 25, 1996, as part of a two-year plan to retire the accumulated State budget deficit. To assure payment of the RAWs, the Legislature enacted a backup mechanism which could result in automatic expenditure cuts if projected revenues did not meet certain targets (Section 12467 of the California Government Code, enacted by Chapter 135, Statutes of 1994, the "Budget Adjustment Law").



The third and last step in the Budget Adjustment Law process occurred on October 16, 1995, when the State Controller issued a report (the "October Trigger Report") reviewing the estimated cash condition of the General Fund for the 1995-96 Fiscal Year. The State Controller estimated that the General Fund would have at least $1.4 billion of internal cash resources on June 30, 1996 (i. e., external borrowing would not be needed on June 30, 1996). As a result of this funding, certain provisions of the Budget Adjustment Law, which could have ultimately led to automatic, across-the-board cuts in the General Fund budget, will not have to be implemented. Likewise, an earlier report issued on November 15, 1994, avoided implementation of any automatic budget cuts in the 1994-95 fiscal year.)



The discussion below of the 1995-96 Fiscal Year budget is based on estimates and projections of revenues and expenditures for the current fiscal year and must not be construed as statements of fact. These estimates and projections are based upon various assumptions which may be affected by numerous factors, including future economic conditions in the State and the nation, and there can be no assurance that the estimates will be achieved.



Periodic reports on revenues and expenditures during the fiscal year are issued by the Administration, the State Controller's Office and the Legislative Analyst's Office. The Department of Finance issues a monthly Bulletin which reports the most recent revenue receipts, comparing them to Budget projections, and reports on other current developments affecting the Budget. The Administration also formally updates its budget projections twice during each fiscal year, generally in January and May.



With strengthening revenues and reduced caseload growth based on an improving economy, the State entered the 1995-96 Fiscal Year budget negotiations with the smallest nominal "budget gap" to be closed in many years. Nonetheless, serious policy differences between the Governor and Legislature prevented timely enactment of the budget. The 1995-96 Budget Act was signed by the Governor on August 3, 1995, 34 days after the start of the fiscal year. The Budget Act projected General Fund revenues and transfers of $44.1 billion, a 3.5 percent increase from the prior year. Expenditures were budgeted at $43.4 billion, a 4 percent increase. The Department of Finance projected that, after repaying the last of the carry over budget deficit, there would be a positive balance of $28 million in the budget reserve, the Special Fund for Economic Uncertainties, at June 30,1996. The Budget Act






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also projected Special Fund revenues of $12.7 billion and appropriated Special
Fund expenditures of $13.0 billion.



The Governor's Budget for the 1996-97 Fiscal Year, released on January 10, 1996 (the Governor's Budget"), updated the current year projections, so that revenues and transfers are estimated to be $45.0 billion, and expenditures to be $44.2 billion. The Special Fund for Economic Uncertainties is projected to have a positive balance of about $50 million at June 30, 1996, and on that date available internal borrowable resources (available cash, after payment of obligations due) will be about $2.2 billion. The Administration projects it will issue up to $2.0 billion of revenue anticipation notes in April, 1996, to mature June 30, 1996, to assist in cash flow management for the final two months of the year, after repayment of the $4.0 billion RAW issue on April 25, 1996.



The following are the principal features of the 1995-96 Budget Act:



         1. Proposition 98 funding for schools and community colleges was originally budgeted to increase by about $ 1.0 billion (General Fund) and $ 1.2 billion total above revised 1994-95 levels. Because of higher than projected revenues in 1994-95, an additional $543 million ($91 per K-12 ADA) was appropriated to the 1994-95 Proposition 98 entitlement. A large part of this is a block grant of about $54 per pupil for any one-time purpose. For the first time in several years, a full 2.7 percent cost of living allowance was funded. The budget compromise anticipates a settlement of the CTA v. Gould litigation discussed above under "Voter Initiatives". The Governor's Budget indicates that, with revenues even higher than projected, Proposition 98 apportionments will exceed the amounts originally budgeted, reaching a level of $4,500 per ADA.



         2. Cuts in health and welfare costs totaling about $0.9 billion. Some of these cuts (totaling about $500 million) require federal legislative or administrative approval, which were still pending as of February, 1996.



         3. A 3.5 percent increase in funding for the University of California ($90 million General Fund) and the California State University system ($24 million General Fund), with no increases in student fees.



         4. The Budget, as updated by the 1996-97 Governor's Budget dated January 10, 1996, assumed receipt of $494 million in new federal aid for incarceration and health care costs of illegal immigrants, above commitments already made by the federal government.



         5. General Fund support for the Department of Corrections is increased by about 8 percent over the prior year, reflecting estimates of increased prison population, but funding is less than proposed in the 1995 Governor's Budget.



On January 10, 1996, the Governor released his proposed budget for the next fiscal year (the "Governor's Budget"). The Governor requested total General Fund appropriations of about $45.2 billion, based on projected revenues and transfers of about $45.6 billion, which would leave a budget reserve in the Special Fund for Economic Uncertainties at June 30, 1997 of about $400 million. The Governor renewed a proposal, which had been rejected by the Legislature in 1995, for a 15 percent phased cut in individual and corporate tax rates over three years (the budget proposal assumes this will be enacted, reducing revenues in 1996-97 by about $600 million). There was also a proposal to restructure trial court funding in a way which would result in a $300 million decrease in General Fund revenues. The Governor requested legislation to make permanent a moratorium on cost of living increases for welfare payments, and suspension of a renters tax credit, which otherwise would go back into effect in the 1996-97 Fiscal Year. He further proposed additional cuts in certain health and welfare programs, and assumed that cuts previously approved by the Legislature will receive federal






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approval.  The Governor's Budget proposes increases in funding for K-12 schools under Proposition 98, for State higher education systems (with a second year of no student fee increases), and for corrections. The Governor's Budget projects external cash flow borrowing of up to $3.2 billion, mature by June 30, 1997.



Additional Considerations. With respect to Municipal Securities issued by the State of California and its political subdivisions, as well as certain other governmental issuers such as the Commonwealth of Puerto Rico, the Trust cannot predict what legislation, if any, may be proposed in the California State Legislature as regards the California State personal income tax status of interest on such obligations, or which proposals, if any, might be enacted. Such proposals, if enacted, might materially adversely affect the availability of California Municipal Securities for investment by the Funds and the value of the Funds' investments. In such event, the Trustees would reevaluate the investment objective and policies of the Funds and consider changes in its investments structure or possible dissolution.

OPTIONS ON SECURITIES. The Blue Chip Growth, Emerging Growth, Balanced, and International Equity Funds may buy and sell options, and the Growth Equity, Emerging Growth, Blue Chip Growth, Value Momentum, International Equity and Balanced Funds may write CALL OPTIONS on a covered basis only. A Fund will not engage in option writing strategies for speculative purposes.


COVERED CALL WRITING. The Growth Equity, Emerging Growth, Blue Chip Growth, Balanced, International Equity and Value Momentum Funds may write covered call options from time to time on such portion of its assets, without limit, as the Advisor determines is appropriate in seeking to obtain each Fund's investment objective. A call option gives the purchaser of such option the right to buy, and the writer, in this case the Fund, has the obligation to sell the underlying security at the exercise price during the option period. The advantage to the Fund of writing covered calls is that the Fund receives a premium which is additional income. However, if the value of the security rises, the Fund may not fully participate in the market appreciation.



During the option period, a covered call option writer may be assigned an exercise notice by the broker/dealer through whom such call option was sold, which requires the writer to deliver the underlying security against payment of the exercise price. This obligation is terminated upon the expiration of the option period or at such earlier time in which the writer effects a closing purchase transaction. A closing purchase transaction is one in which a Fund when obligated as a writer of an option, terminates its obligation by purchasing an option of the same series as the option previously written. A closing purchase transaction cannot be effected with respect to an option once the option writer has received an exercise notice for such option.


Closing purchase transactions will ordinarily be effected to realize a profit on an outstanding call option, to prevent an underlying security from being called, to permit the sale of the underlying security, or to enable the Fund to write another call option on the underlying security with either a different exercise price or expiration date or both. The Fund may realize a net gain or loss from a closing purchase transaction, depending upon whether the net amount of the original premium received on the call option is more or less than the cost of effecting the closing purchase transaction. Any loss incurred in a closing purchase transaction may be partially or entirely offset by the premium received from a sale of a different call option on the same underlying security. Such a loss may also be wholly or partially offset by unrealized appreciation in the market value of the underlying security. Conversely, a gain resulting from a closing purchase transaction could be offset in whole or in part by a decline in the market value of the underlying security.

If a call option expires unexercised, the Fund will realize a short term capital gain in the amount of the premium on the option, less the commission paid. Such a gain, however, may be offset by





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depreciation in the market value of the underlying security during the option period. If a call option is exercised, the Fund will realize a gain or loss from the sale of the underlying security equal to the difference between the cost of the underlying security, and the proceeds of the sale of the security plus the amount of the premium on the option, less the commission paid.

The market value of a call option generally reflects the market price of an underlying security. Other principal factors affecting market value include supply and demand, interest rates, the price volatility of the underlying security and the time remaining until the expiration date. The Fund will write call options only on a covered basis, which means that the Fund will own the underlying security subject to a call option at all times during the option period or will own the right to acquire the underlying security at a price equal to or below the option's strike price. Unless a closing purchase transaction is effected the Fund would be required to continue to hold a security which it might otherwise wish to sell, or deliver a security it would want to hold. Options written by the Fund will normally have expiration dates between one and nine months from the date written. The exercise price of a call option may be below, equal to or above the current market value of the underlying security at the time the option is written.

         Purchasing Call Options . The Blue Chip Growth, Balanced, Emerging and International Equity Funds may purchase call options to hedge against an increase in the price of securities that the Fund wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Fund, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security's market price. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. These costs will reduce any profit the Fund might have realized had it bought the underlying security at the time it purchased the call option.

         Purchasing Put Options. The Blue Chip Growth, Balanced, Emerging and International Equity Growth Funds may purchase put options to protect its portfolio holdings in an underlying security against a decline in market value. Such hedge protection is provided during the life of the put option since the Fund, as holder of the put option, is able to sell the underlying security at the put exercise price regardless of any decline in the underlying security's market price. For a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs. By using put options in this manner, a Fund will reduce any profit it might otherwise have realized from appreciation of the underlying security by the premium paid for the put option and by transaction costs.

The Growth Equity Fund, the Value Momentum Fund, Emerging Growth, Blue Chip Growth, Balanced Fund and the International Equity Fund may engage in OPTIONS ON STOCK INDICES. A stock index assigns relative values to the common stocks included in the index with the index fluctuating with changes in the market values of the underlying common stock.

Options on stock indices are similar to options on stocks but have different delivery requirements. Stock options provide the right to take or make delivery of the underlying stock at a specified price. A stock index option gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received will be equal to such difference between the closing price of the index and exercise price of the option expressed in dollars times a specified multiple. The writer of the option is obligated, in return for the premium received, to





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
make delivery of this amount. Gain or loss to a Fund on transactions in stock index options will depend on price movements in the stock market generally (or in a particular industry or segment of the market) rather than price movements of individual securities.

As with stock options, a Fund may offset its position in stock index options prior to expiration by entering into a closing transaction on an Exchange or it may let the option expire unexercised.

A stock index fluctuates with changes in the market values of the stock so included. Some stock index options are based on a broad market index, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index, or a narrower market index such as the Standard & Poor's 100. Indices are also based on an industry or market segment such as the AMEX Oil and Gas Index or the Computer and Business Equipment Index. Options on stock indices are currently traded on the following Exchanges among others: The Chicago Board Options Exchange, New York Stock Exchange, American Stock Exchange and London Stock Exchange.

A Fund's ability to hedge effectively all or a portion of its securities through transactions in options on stock indices depends on the degree to which price movements in the underlying index correlate with price movements in the Fund's portfolio securities. Since a Fund's portfolio will not duplicate the components of an index, the correlation will not be exact. Consequently, a Fund bears the risk that the prices of the securities being hedged will not move in the same amount as the hedging instrument. It is also possible that there may be a negative correlation between the index or other securities underlying the hedging instrument and the hedged securities which would result in a loss on both such securities and the hedging instrument.

Positions in stock index options may be closed out only on an exchange which provides a secondary market. There can be no assurance that a liquid secondary market will exist for any particular stock index option. Thus, it may not be possible to close such an option. The inability to close options positions could have an adverse impact on a Fund's ability to hedge effectively its securities. A Fund will enter into an option position only if there appears to be a liquid secondary market for such options.

A Fund will not engage in transactions in options on stock indices for speculative purposes but only to protect appreciation attained, to offset capital losses and to take advantage of the liquidity available in the option markets. The aggregate premium paid on all options on stock indices will not exceed 20% of a Fund's total assets.


         Risk Factors in Options Transactions . The successful use of options strategies depends on the ability of the investment advisor or, where applicable, SubAdvisor to forecast interest rate and market movements correctly.


         When it purchases an option, a Fund runs the risk that it will lose its entire investment in the option in a relatively short period of time, unless the Fund exercises the option or enters into a closing sale transaction with respect to the option during the life of the option. If the price of the underlying security does not rise (in the case of a call) or fall (in the case of a put) to an extent sufficient to cover the option premium and transaction costs, a Fund will lose part or all of its investment in the option. This contrasts with an investment by a Fund in the underlying securities, since the Fund may continue to hold its investment in those securities notwithstanding the lack of a change in price of those securities.


         The effective use of options also depends on a Fund's ability to terminate option positions at times when its investment advisor or, where applicable, SubAdvisor deems it desirable to do so. Although a Fund will take an option position only if its investment advisor or, where applicable,






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SubAdvisor believes there is a liquid secondary market for the option, there is no assurance that a Fund will be able to effect closing transactions at any particular time or at an acceptable price.


         If a secondary trading market in options were to become unavailable, a Fund could no longer engage in closing transactions. Lack of investor interest might adversely affect the liquidity of the market for particular options or series of options. A marketplace may discontinue trading of a particular option or options generally. In addition, a market could become temporarily unavailable if unusual events, such as volume in excess of trading or clearing capability, were to interrupt normal market operations. A marketplace may at times find it necessary to impose restrictions on particular types of options transactions, which may limit a Fund's ability to realize its profits or limit its losses.

         Disruptions in the markets for the securities underlying options purchased or sold by a Fund could result in losses on the options. If trading is interrupted in an underlying security, the trading of options on that security is normally halted as well. As a result, a Fund as purchaser or writer of an option will be unable to close out its positions until options trading resumes, and it may be faced with losses if trading in the security reopens at a substantially different price. In addition, the Options Clearing Corporation (OCC) or other options markets, such as the London Options Clearing House, may impose exercise restrictions. If a prohibition on exercise is imposed at the time when trading in the option has also been halted, a Fund as purchaser or writer of an option will be locked into its position until one of the two restrictions has been lifted. If a prohibition on exercise remains in effect until an option owned by a Fund has expired, the Fund could lose the entire value of its option.

         Futures Contracts on Securities and Related Options

         Futures Contracts on Securities . A Fund will enter into futures contracts on securities only when, in compliance with the SEC's requirements, cash or equivalents equal in value to the securities' value (less any applicable margin deposits) have been deposited in a segregated account of the Fund's custodian.

         A futures contract sale creates an obligation by the seller to deliver the type of instrument called for in the contract in a specified delivery month for a stated price. A futures contract purchase creates an obligation by the purchaser to take delivery of the type of instrument called for in the contract in a specified delivery month at a stated price. The specific instruments delivered or taken at settlement date are not determined until on or near that date. The determination is made in accordance with the rules of the exchanges on which the futures contract was made. Futures contracts are traded in the United States only on commodity exchange or boards of trade, known as "contract markets," approved for such trading by the Commodity Futures Trading Commission
(CFTC), and must be executed through a futures commission merchant or brokerage firm which is a member of the relevant contract market.

         Although futures contracts by their terms call for actual delivery or acceptance of securities, the contracts usually are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument with the same delivery date. If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Similarly, the closing out of a futures contract purchase is effected by the purchaser's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, the purchaser realizes a loss.

         Unlike when a Fund purchases or sells a security, no price is paid or received by the Fund upon the purchase or sale of a futures contract, although the Fund is required to deposit with its custodian in a segregated account in the name of the futures broker an amount of cash and/or U.S. Government securities. This amount is known as "initial margin." The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the Fund to finance the transactions. Rather, initial margin is in the nature of a performance bond or good faith deposit on the contract that is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Futures contracts also involve brokerage costs.

         Subsequent payments, called "variation margin," to and from the broker (or the custodian) are made on a daily basis as the price of the underlying security fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "marking to market."

         A Fund may elect to close some or all of its futures positions at any time prior to their expiration. The purpose of making such a move would be to reduce or eliminate the hedge position then currently held by the Fund. A Fund may close its positions by taking opposite positions which will operate to terminate the Fund's position in the futures contracts. Final determinations of variation margin are then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain. Such closing transactions involve additional commission costs.

         Options on Securities' Futures Contracts . A Fund will enter into written options on securities' futures contracts only when, in compliance with the SEC's requirements, cash or equivalents equal in value to the securities' value (less any applicable margin deposits) have been deposited in a segregated account of the Fund's custodian. A Fund may purchase and write call and put options on the futures contracts it may buy or sell and enter into closing transactions with respect to such options to terminate existing positions. A Fund may use such options on futures contracts in lieu of writing options directly on the underlying securities or purchasing and selling the underlying futures contracts. Such options generally operate in the same manner as options purchased or written directly on the underlying investments.

         As with options on securities, the holder or writer of an option may terminate his position by selling or purchasing an offsetting option. There is no guarantee that such closing transactions can be effected.

         A Fund will be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements similar to those described above.

         Aggregate initial margin deposits for futures contracts (including futures contracts on securities, indices and currency) and premiums paid for related options, may not exceed 5% of a Fund's total assets.


         Risk of Transactions in Securities' Futures Contracts and Related Options. Successful use of securities' futures contracts by a Fund is subject to the ability of its investment advisor or, where applicable, SubAdvisor to predict correctly movements in the direction of interest rates and other factors affecting securities markets.


         Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less risk to a Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss to a Fund when the purchase or sale of a futures contract would not, such as when there is no movement in the price of the hedged investments. The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.

         There is no assurance that higher than anticipated trading activity or other unforeseen events will not, at times, render certain market clearing facilities inadequate, and thereby result in the institution by exchanges of special procedures which may interfere with the timely execution of customer orders.

         To reduce or eliminate a hedge position held by a Fund, the Fund may seek to close out a position. The ability to establish and close out positions will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or continue to exist for a particular futures contract. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain contracts or options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of contracts or options, or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or a clearing corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of contracts or options (or a particular class or series of contracts or options), in which event the secondary market on that exchange (or in the class or series of contracts or options) would cease to exist, although outstanding contracts or options on the exchange that had been issued by a clearing corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

         Futures Contracts on Indices and Related Options

         Index Futures Contracts . A Fund may enter into stock index futures contracts, debt index futures contracts, or other index futures contracts appropriate to its objective, and may purchase and sell options on such index futures contracts. A Fund will not enter into any index futures contract for the purpose of speculation, and will only enter into contracts traded on securities exchanges with standardized maturity dates.

         An index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of trading of the contracts and the price at which the futures contract is originally struck. No physical delivery of the securities comprising the index is made; generally contracts are closed out prior to the expiration date of the contract. No price is paid upon entering into index futures contracts. When a Fund purchases or sells an index futures contract, it is required to make an initial margin deposit in the name of the futures broker and to make variation margin deposits as the value of the contract fluctuates, similar to the deposits made with respect to futures contracts on securities. Positions in index futures contracts may be closed only on an exchange or board of trade providing a secondary market for such index futures contracts. The value of the contract usually will vary in direct proportion to the total face value.

         A Fund's ability to effectively utilize index futures contracts depends on several factors. First, it is possible that there will not be a perfect price correlation between the index futures contracts and their underlying index. Second, it is possible that a lack of liquidity for index futures contracts could exist in the secondary market, resulting in the Fund's inability to close a futures position prior to its maturity date. Third, the purchase of an index futures contract involves the risk that the Fund could lose more than the original margin deposit required to initiate a futures transaction. In order to avoid leveraging and related risks, when a Fund purchases an index futures contract, it will collateralize its





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position by depositing an amount of cash or cash equivalents, equal to the market value of the index futures positions held, less margin deposits, in a segregated account with the Fund's custodian. Collateral equal to the current market value of the index futures position will be maintained on a daily basis.

         The extent to which a Fund may enter into transactions involving index futures contracts may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company and the Funds' intention to qualify as such.

         Options on Index Futures Contracts. Options on index futures contracts are similar to options on securities except that options on index futures contracts gives the purchaser the right, in return for the premium paid, to assume a position in an index futures contract (a long position if the option is a call and a short position if the option is a put), at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's futures margin account which represents the amount by which the market price of the index futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the index futures contract. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing level of the index on which the future is based on the expiration date. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

U.S. DOLLAR DENOMINATED OBLIGATIONS OF SECURITIES OF FOREIGN ISSUERS. Certain of the Funds may invest in U.S. DOLLAR DENOMINATED OBLIGATIONS OF SECURITIES OF FOREIGN ISSUERS. Permissible investments may consist of obligations of foreign branches of U.S. banks and of foreign banks, including European Certificates of Deposit, European Time Deposits, Canadian Time Deposits and Yankee Certificates of Deposits, and investments in Canadian Commercial Paper, foreign securities and Europaper. In addition, the Growth Equity, Emerging Growth, Blue Chip Growth, Government Securities, Convertible Securities, Value Momentum, International Equity and Balanced Funds may invest in American Depositary Receipts. These instruments may subject the Fund to investment risks that differ in some respects from those related to investments in obligations of U.S. domestic issuers. Such risks include future adverse political and economic developments, the possible imposition of withholding taxes on interest or other income, possible seizure, nationalization, or expropriation of foreign deposits, the possible establishment of exchange controls or taxation at the source, greater fluctuations in value due to changes in exchange rates, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. Such investments may also entail higher custodial fees and sales commissions than domestic investments. Foreign issuers of securities or obligations are often subject to accounting treatment and engage in business practices different from those respecting domestic issuers of similar securities or obligations.
Foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements than those applicable to domestic branches of U.S. banks.

FOREIGN CURRENCY TRANSACTIONS. Under normal market conditions, the International Equity Fund may engage in foreign currency exchange transactions to protect against uncertainty in the level of future exchange rates. The International Equity Fund expects to engage in foreign currency exchange transactions in connection with the purchase and sale of portfolio securities ("transaction hedging"), and to protect the value of specific portfolio positions ("position hedging"). The Fund may purchase or sell a foreign currency on a spot (or cash) basis at the prevailing spot rate in connection with the settlement of transactions in portfolio securities denominated in that foreign currency, and may also enter into contracts to purchase or sell foreign currencies at a future date ("forward contracts") and

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purchase or sell foreign currency futures contracts ("futures contracts").  The
Fund may also purchase domestic and foreign exchange-listed and over-the-counter call and put options on foreign currencies and futures contracts. Hedging transactions involve costs and may result in losses, and the Fund's ability to engage in hedging and related options transactions may be limited by tax considerations.

TRANSACTION HEDGING. When it engages in transaction hedging, the International Equity Fund enters into foreign currency transactions with respect to specific receivables or payables of the International Equity Fund generally arising in connection with the purchase or sale of its portfolio securities. The International Equity Fund will engage in transaction hedging when it desires to "lock in" the U.S. dollar price of a security it has agreed to purchase or sell, or the U.S. dollar equivalent of a dividend or interest payment in a foreign currency. By transaction hedging, the Fund will attempt to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the applicable foreign currency during the period between the date on which the security is purchased or sold, or on which the dividend or interest payment is declared, and the date on which such payments are made or received.


         Although there is no current intention to do so, the International Equity Fund reserves the right to purchase and sell foreign currency futures contracts which are traded in the United States and are subject to regulation by the CFTC.


         For transaction hedging purposes the International Equity Fund may also purchase exchange-listed call and put options on foreign currency futures contracts and on foreign currencies. A put option on a futures contract gives the International Equity Fund the right to assume a short position in the futures contract until expiration of the option. A put option on currency gives the International Equity Fund the right to sell a currency at an exercise price until the expiration of the option. A call option on a futures contract gives the Fund the right to assume a long position in the futures contract until the expiration of the option. A call option on currency gives the Fund the right to purchase a currency at the exercise price until the expiration of the option.


POSITION HEDGING. When it engages in position hedging, the International Equity Fund enters into foreign currency exchange transactions to protect against a decline in the values of the foreign currencies in which its portfolios securities are denominated (or an increase in the value of currency for securities which the SubAdvisor expects to purchase, when the Fund holds cash or short- term investments). In connection with the position hedging, the Fund may purchase or sell foreign currency forward contracts or foreign currency on a spot basis.


         The precise matching of the amounts of foreign currency exchange transactions and the value of the portfolio securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the dates the currency exchange transactions are entered into and the dates they mature.

         It is impossible to forecast with precision the market value of portfolio securities at the expiration or maturity of a forward contract or futures contract. Accordingly, it may be necessary for the International Equity Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security or securities being hedged is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security or securities and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security or securities if the market value of such security or securities exceeds the amount of foreign currency the International Equity Fund is obligated to deliver.

         Transaction and position hedging do not eliminate fluctuations in the underlying prices of the securities which the International Equity Fund owns or expects to purchase or sell. They simply establish a rate of exchange which one can achieve at some future point in time. Additionally, although these techniques tend to minimize the risk of loss due to a decline in the value of the hedged currency, they tend to limit any potential gain which might result from the increase in the value of such currency.


CURRENCY FORWARD AND FUTURES CONTRACTS. A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract as agreed by the parties, at a price set at the time of the contract. In the case of a cancelable forward contract, the holder has the unilateral right to cancel the contract at maturity by paying a specified fee. Forward contracts are trades in the interbank markets conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades.


         A futures contract is a standardized contract for the future delivery of a specified amount of a foreign currency at a future date at a price set at the time of the contract. Futures contracts are designed by and traded on exchanges. The Fund would enter into futures contracts solely for hedging or other appropriate risk management purposes as defined in the controlling regulations.

         Forward contracts differ from futures contracts in certain respects. For example, the maturity date of a forward contract may be any fixed number of days from the date of the contract agreed upon by the parties, rather than a predetermined date in a given month. Forward contracts may be in any amounts agreed upon by the parties rather than predetermined amounts. Also, forward contracts are traded directly between currency traders so that no intermediary is required. A forward contract generally requires no margin or other deposit.

         At the maturity of a forward or futures contract, the Fund may either accept or make delivery of the currency specified in the contract, or at or prior to maturity enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract. Closing transactions with respect to futures contracts are effected on a commodities exchange; a clearing corporation associated with the exchange assumes responsibility for closing out such contracts.

         Positions in the futures contracts may be closed out only on an exchange or board of trade which provides a secondary market in such contracts. Although the Fund intends to purchase or sell futures contracts only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a secondary market on an exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures position and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin, as described below.

GENERAL CHARACTERISTICS OF CURRENCY FUTURES CONTRACTS. When the Fund purchases or sells a futures contract, it is required to deposit with its custodian an amount of cash or U.S. Treasury bills up to 5% of the amount of the futures contract. This amount is known as "initial margin." The nature of initial margin is different from that of margin in security transactions in that it does not involve borrowing money to finance transactions. Rather, initial margin is similar to a performance bond or good faith deposit that is returned to the International Equity Fund upon termination of the contract, assuming the Fund satisfies its contractual obligation.

         Subsequent payments to and from the broker occur on a daily basis in a process known as "marking to market." These payments are called "variation margin," and are made as the value of the underlying futures contract fluctuates. For example, when the Fund sells a futures contract and the price of the underlying currency rises above the delivery price, the International Equity Fund's position declines in value. The Fund then pays a broker a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the currency underlying the futures contract. Conversely, if the price of the underlying currency falls below the delivery price of the contract, the Fund's futures position increases in value. The broker then must make a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the currency underlying the futures contract.

         When the International Equity Fund terminates a position in a futures contract, a final determination of variation margin is made, additional cash is paid by or to the International Equity Fund, and the International Equity Fund realizes a loss or gain. Such closing transactions involve additional commission costs.


FOREIGN CURRENCY OPTIONS. Options on foreign currencies operate similarly to options on securities, and are traded primarily in the over-the-counter market, although options on foreign currencies have recently been listed on several exchanges. Such options will be purchased or written only when the Fund's SubAdvisor believes that a liquid secondary market exists for such options. There can be no assurance that a liquid secondary market will exist for a particular option at any specific time. Options on foreign currencies are affected by all of those factors which influence foreign exchange rates and investments generally.


         The value of a foreign currency option is dependent upon the value of the foreign currency and the U.S. dollar, and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.


         There is no systematic reporting of last sale information for foreign currencies, and there is no regulatory requirement that quotations available through dealer or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market, and thus may not reflect relatively smaller transactions (less than $1 million), where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market.


FOREIGN CURRENCY CONVERSION. Although foreign exchange dealers do not charge a fee for currency conversion, they do realize a profit based on the difference (the "spread") between prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to an International Equity Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

WHEN-ISSUED SECURITIES. These securities involve the purchase of debt obligations on a when-issued basis, in which case delivery and payment normally take place within 45 days after the date of commitment to purchase. The Funds will only make commitments to purchase obligations on a when-issued basis with the intention of actually acquiring the securities, but may sell them before the settlement date. The when-issued securities are subject to market fluctuation, and no interest accrues on the security to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a when-issued basis is a form of leveraging, and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. In that case there could be an unrealized loss at the time of delivery.


Segregated accounts will be established with the Custodian, and the Funds will maintain liquid, high grade assets in an amount at least equal in value to the Funds' commitments to purchase when-issued securities.



RESTRICTED SECURITIES. RESTRICTED SECURITIES are securities that may not be sold to the public without registration under the Securities Act of 1933 (the "1933 Act") absent an exemption from registration. All of the Funds may invest in restricted securities. The Advisor may invest up to 25% of the total assets of a Fund in restricted securities. In purchasing such restricted securities, the Advisor intends to rely upon the exemptions from registration provided by Section 4(2) and Rule 144A promulgated under the 1933 Act. Restricted securities may be determined by the Advisor to be liquid based on guidelines established and periodically reviewed by the Board of Trustees. Under these guidelines, the Advisor will consider the frequency of trades and quotes for the security, the number of dealers in, and potential purchasers for, the securities, dealer undertakings to make a market in the security, and the nature of the security and of the marketplace trades.


LENDING OF PORTFOLIO SECURITIES. All of the Funds except the California Intermediate Tax-Free Bond Fund may LEND SECURITIES pursuant to agreements requiring that the loans be continuously secured by cash, securities of the U.S. government or its agencies, or any combination of cash and such securities, as collateral equal to 100% of the market value at all times of the loaned securities. Such loans will not be made if, as a result, the aggregate amount of all outstanding securities loans for a Fund exceed one-third of the value of its total assets taken at fair market value. A Fund will continue to receive interest on the loaned securities while simultaneously earning interest on the investment of the cash collateral in U.S. government securities. However, a Fund will normally pay lending fees to such broker-dealers and related expenses from the interest earned on invested collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the Advisor to be of good standing and when, in the judgment of the Advisor, the consideration which can be earned currently from such securities loans justifies the attendant risk. Any loan may be terminated by either party upon reasonable notice to the other party. The Funds may use the Distributor or a broker/dealer affiliate of the Advisor as a broker in these transactions.


STANDARD & POOR'S DEPOSITARY RECEIPTS ("SPDRS"). SPDRs are interests in a unit investment trust ("UIT") that may be obtained from the UIT or purchased in the secondary market as SPDRs are listed on the American Stock Exchange.

The UIT will issue SPDRs in aggregations of 50,000 known as "Creation Units" in exchange for a "Portfolio Deposit" consisting of (a) a portfolio of securities substantially similar to the component securities ("Index Securities") of the Standard & Poor's 500 Composite Stock Price Index (the "S&P Index"), (b) a cash payment equal to a pro rata portion of the dividends accrued on the UIT's portfolio securities since the last dividend payment by the UIT, net of expenses and liabilities, and (c) a cash payment or credit ("Balancing Amount") designed to equalize the net asset value of the S&P Index and the net asset value of a Portfolio Deposit.

SPDRs are not individually redeemable, except upon termination of the UIT. To redeem, the Portfolio must accumulate enough SPDRs to reconstitute a Creation Unit. The liquidity of small holdings of SPDRs, therefore, will depend upon the existence of a secondary market. Upon redemption of a Creation Unit, the Portfolio will receive Index Securities and cash identical to the Portfolio Deposit required of an investor wishing to purchase a Creation Unit that day.

The price of SPDRs is derived and based upon the securities held by the UIT. Accordingly, the level of risk involved in the purchase or sale of a SPDR is similar to the risk involved in the purchase or sale of traditional common stock, with the exception that the pricing mechanism for SPDRs is based on a basket of stocks. Disruptions in the markets for the securities underlying SPDRs purchased or sold by the Portfolio could result in losses on SPDRs. Trading in SPDRs involves risks similar to those risks, described above under "Options," involved in the writing of options on securities.


HIGH YIELD SECURITIES



The Convertible Securities Fund may invest in lower rated securities. Fixed income securities are subject to the risk of an issuer's ability to meet principal and interest payments on the obligation (credit risk), and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). Lower rated or unrated (i.e., high yield) securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which primarily react to movements in the general level of interest rates. The market values of fixed-income securities tend to vary inversely with the level of interest rates. Yields and market values of high yield securities will fluctuate over time, reflecting not only changing interest rates but the market's perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, medium to lower rated securities may decline in value due to heightened concern over credit quality, regardless of the prevailing interest rates. Investors should carefully consider the relative risks of investing in high yield securities and understand that such securities are not generally meant for short-term investing.



The high yield market is relatively new and its growth has paralleled a long period of economic expansion and an increase in merger, acquisition and leveraged buyout activity. Adverse economic developments can disrupt the market for high yield securities, and severely affect the ability of issuers, especially highly leveraged issuers, to service their debt obligations or to repay their obligations upon maturity which may lead to a higher incidence of default on such securities. In addition, the secondary market for high yield securities, which is concentrated in relatively few market makers, may not be as liquid as the secondary market for more highly rated securities. As a result, the Convertible Securities Fund could find it more difficult to sell these securities or may be able to sell the securities only at prices lower than if such securities were widely traded. Furthermore, the Trust may experience difficulty in valuing certain securities at certain times. Prices realized upon the sale of such lower rated or unrated securities, under these circumstances, may be less than the prices used in calculating the Convertible Securities Fund's net asset value.



Lower rated or unrated debt obligations also present risks based on payment expectations. If an issuer calls an obligation for redemption, the Convertible Securities Fund may have to replace the security with a lower yielding security, resulting in a decreased return for investors. If the Convertible Securities Fund experiences unexpected net redemptions, it may be forced to sell its higher rated securities, resulting in a decline in the overall credit quality of the Convertible Securities Fund's investment portfolio and increasing the exposure of the Convertible Securities Fund to the risks of high yield securities.

The Convertible Securities Fund may choose, at its expense or in conjunction with others, to pursue litigation or otherwise exercise its rights as a security holder to seek to protect the interest of security holders if it determines this to be in the interest of the Convertible Securities Fund's Shareholders.


OTHER INVESTMENTS

The Trust is not prohibited from investing in obligations of banks, but the Trust may not purchase obligations of the Advisor or its affiliates.

INVESTMENT LIMITATIONS

Fundamential Policies

The following investment limitations (and those set forth in the Prospectuses) are fundamental policies of each Fund which cannot be changed with respect to a Fund without the consent of the holders of a majority of that Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of a Fund's shares present at a meeting, if more than 50% of the outstanding shares of a Fund are present or represented by proxy, or
(ii) more than 50% of a Fund's outstanding shares, whichever is less.


A Fund may not:


1. Acquire more than 10% of the voting securities of any one issuer. For the Government Securities Fund and the Limited Maturity Government Fund, this limitation applies to only 75% of the Fund's assets.


2.       Invest in companies for the purpose of exercising control.



3. Borrow money, except for temporary or emergency purposes and then only in an amount not exceeding one-third of the value of total assets.
         Any borrowing will be done from a bank and to the extent that such borrowing exceeds 5% of the value of the Fund's assets, asset coverage of at least 300% is required. In the event that such asset coverage shall at any time fall below 300%, the Fund shall, within three days thereafter or such longer period as the Securities and Exchange Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. This borrowing provision is included solely to facilitate the orderly sale of portfolio securities to accommodate heavy redemption requests if they should occur and is not for investment purposes. All borrowings will be repaid before making additional investments and any interest paid on such borrowings will reduce income.


4. Make loans, except that (a) a Fund may purchase or hold debt instruments in accordance with its investment objective and policies;
         (b) a Fund may enter into repurchase agreements, and (c) the Funds may engage in securities lending as described in the Prospectus and in this Statement of Additional Information.

5. Pledge, mortgage or hypothecate assets except to secure temporary borrowings permitted by (3) above in aggregate amounts not to exceed 10% of total assets taken at current value at the time of the incurrence of such loan, except as permitted with respect to securities lending.


6. Purchase or sell real estate, real estate limited partnership interests, commodities or commodities contracts (except that the Government Securities, Balanced, Blue Chip Growth, Emerging Growth and International Equity Funds may invest in futures contracts and options on futures contracts, as disclosed in the prospectuses) and interests in a pool of securities that are secured by interests in real estate. However, subject to their permitted investments, any Fund may invest in companies which invest in real estate, commodities or commodities contracts.


7. Make short sales of securities, maintain a short position or purchase securities on margin, except that the Trust may obtain short-term credits as necessary for the clearance of security transactions.

8. Act as an underwriter of securities of other issuers except as it may be deemed an underwriter in selling a Fund security.

9. Purchase securities of other investment companies except for money market funds and then only as permitted by the Investment Company Act of 1940 and the rules and regulations thereunder. The Emerging Growth, Blue Chip Growth, Convertible Securities, International Equity and Government Securities Funds may also purchase the securities of non-money market funds as permitted by the Investment Company Act of 1940. Under these rules and regulations, the Funds are prohibited from acquiring the securities of other investment companies if, as a result of such acquisition, the Funds own more than 3% of the total voting stock of the company; securities issued by any one investment company represent more than 5% of the total Funds' assets; or securities (other than treasury stock) issued by all investment companies represent more than 10% of the total assets of the Funds. These investment companies typically incur fees that are separate from those fees incurred directly by the Fund. A Fund's purchase of such investment company securities results in the layering of expenses, such that Shareholders would indirectly bear a proportionate share of the operating expenses of such investment companies, including advisory fees.

10. Issue senior securities (as defined in the Investment Company Act of 1940) except in connection with permitted borrowings as described above or as permitted by rule, regulation or order of the Securities and Exchange Commission.


11. Purchase or retain securities of an issuer if, to the knowledge of the Trust, an officer, trustee, partner or director of the Trust or any investment advisor of the Trust owns beneficially more than 1/2 of 1% of the shares or securities of such issuer and all such officers, trustees, partners and directors owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities.


12. Invest in interests in oil, gas or other mineral exploration or development programs and oil, gas or mineral leases.


13. Write or purchase puts, calls, options or combinations thereof, except that the Growth Equity, Emerging Growth, Blue Chip Growth, Balanced, International Equity and the Value Momentum Funds may write covered call options with respect to any or all parts of its Fund securities, and the Balanced, Blue Chip Growth and Emerging Growth Funds may purchase call and purchase and sell put options listed on national exchanges and the International Equity Fund may purchase call and purchase and sell put options listed on U.S. and foreign exchanges. The California Tax-Free Money Market Fund may purchase puts as described in the prospectus. The Growth Equity, Emerging Growth, Blue Chip Growth, Balanced, International Equity and Value Momentum Funds may sell options previously purchased and enter into closing transactions with respect to covered call options. In addition, the Growth Equity, Emerging Growth, Blue Chip Growth, Value Momentum, International Equity and Balanced Funds may engage in options on stock indices to invest cash on an interim basis.


NON-FUNDAMENTAL POLICIES

No Fund may invest in warrants, except that the Growth Equity, Emerging Growth, Blue Chip Growth, Convertible Securities, Value Momentum, International Equity, and Balanced Funds may invest in warrants in an amount not exceeding 5% of the Fund's net assets as valued at the lower of cost or market value. Included in that amount, but not to exceed 2% of the Fund's net assets, may be warrants not listed on the New York Stock Exchange or American Stock Exchange.


No Fund may invest in illiquid securities in an amount exceeding, in the aggregate, 15% of its net assets, except that the Money Market Fund, Treasury Money Market Fund and California Tax-Free

Money Market Fund may not invest more than 10% of net assets in illiquid securities. An illiquid security is a security which cannot be disposed of within seven business days at approximately the price at which they are being carried on the Fund's books, and includes repurchase agreements maturing in excess of seven days, time deposits with a withdrawal penalty, non-negotiable instruments and instruments for which no market exists.

The foregoing percentages will apply at the time of the purchase of a security.

THE ADVISOR


The Trust and Union Bank of California, N.A. (the "Advisor"), have entered into an advisory agreement (the "Advisory Agreement") dated April 1, 1996. The Advisory Agreement provides that the Advisor shall not be protected against any liability to the Trust or its Shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.


The Advisory Agreement provides that if, for any fiscal year, the ratio of expenses of any Fund (including amounts payable to the Advisor but excluding interest, taxes, brokerage, litigation, and other extraordinary expenses) exceeds limitations established by the State of California, the Advisor will bear the amount of such excess. The Advisor will not be required to bear expenses of the Trust to an extent which would result in a Fund's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code.

The continuance of the Advisory Agreement, after the first two years, must be specifically approved at least annually (i) by the vote of a majority of the Trustees who are not parties to the Agreement or "interested persons" of any party thereto, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the vote of the Trustees or a majority of outstanding shares of the Funds, as defined in the 1940 Act. The Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time without penalty by the Trustees of the Trust or, with respect to the Funds by a majority of the outstanding shares of the Funds, on not less than 30 days' nor more than 60 days' written notice to the Advisor, or by the Advisor on 90 days' written notice to the Trust.


The Advisor is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .80% of the daily average net assets of the Emerging Growth Fund, .60% of the daily average net assets of each of the Value Momentum, Growth Equity, Blue Chip Growth, Convertible Securities and Balanced Funds, .50% of the average daily net assets of the Intermediate-Term Bond, California Intermediate Tax-Free Bond and Government Securities Funds, and .30% of the average daily net assets of each of the Money Market, Treasury Money Market, California Tax-Free Money Market, and Limited Maturity Government Funds, and .95% of the average daily net assets of the International Equity Fund.



For the fiscal years ended January 31, 1994, 1995 and 1996, the Funds paid the following advisory fees to Union Capital Advisors, the Advisor's predecessor:



                                      Advisory Fees Paid                              Advisory Fees Waived
                             --------------------------------------          ------------------------------------
                             1994             1995             1996          1994            1995            1996
                             ----             ----             ----          ----            ----            ----
  Balanced Fund           $ 757,744        $1,015,559       $1,238,970     $126,291           $ 0           $ 0

                                      Advisory Fees Paid                              Advisory Fees Waived
                             --------------------------------------          ------------------------------------
                             1994             1995             1996          1994            1995            1996
                             ----             ----             ----          ----            ----            ----
  Blue Chip Growth            *            $  183,178       $  288,983         *              $ 0        $ 0
  Fund

  California Tax-         $  27,277        $   60,306       $    3,065     $ 12,731        $ 48,888      $ 61,451
  Free Bond Fund
  California Tax-         $ 268,986        $   99,901       $  113,705     $217,383        $264,000      $237,331
  Free Money Market
  Fund

  Convertible                 *            $   44,430       $   77,050         *             $ 0         $ 0
  Securities Fund

  Emerging Growth             *            $  130,134       $  255,357         *             $ 0         $ 0
  Fund

  Government                  *            $  145,821       $  185,894         *             $ 0         $ 0
  Securities Fund
  Growth Equity Fund      $ 854,563        $  835,080        $  972,952    $ 30,118           $ 0        $ 0

  Intermediate Term       $ 630,576        $  617,704       $  648,012        $ 0             $ 0        $ 0
  Bond Fund

  Limited Maturity        $  63,919        $  111,587       $  105,887        $ 0             $ 0        $ 0
  Government Fund
  Money Market Fund        $1,732,049      $1,820,479       $2,002,595        $ 0             $ 0        $ 0

  Treasury Money           $544,009        $  461,318       $  775,061     $181,336        $ 129,255     $155,289
  Market Fund

  Value Momentum           $701,450        $  923,288       $1,169,765     $ 24,411           $ 0        $ 0
  Fund
  International               *                *            $  300,582         *               *         $ 76,243
  Equity Fund



* Not in operation during such period.


The Glass-Steagall Act restricts the securities activities of banks such as Union Bank of California, N.A., but federal regulatory authorities permit such banks to provide investment advisory and other services to mutual funds. Should this position be challenged successfully in court or reversed by legislation, the Trust might have to make other investment advisory arrangements.

THE SUBADVISORS

The Advisor and Bank of Tokyo-Mitsubishi Trust Company have entered into a sub-advisory agreement which relates to the Emerging Growth, Blue Chip Growth, Convertible Securities and Government Securities Funds. The Advisor and the Tokyo-Mitsubishi Asset Management (UK) Limited have entered into a sub-advisory agreement which relates to the International Equity Fund (the Bank of Tokyo Trust Company, together with the BOT Asset Management (UK) Limited, the "SubAdvisors").



Under its sub-advisory agreement, Bank of Tokyo-Mitsubishi Trust Company is entitled to a fee which is calculated daily and paid monthly at an annual rate of.20% of the average daily net assets of the Government Securities Fund, .30% of the average daily net assets of the Blue Chip Growth Fund and Convertible Securities Fund and .50% of the average daily net assets of the Emerging Growth Fund. Such fee is paid by the Advisor, and Bank of Tokyo-Mitsubishi Trust Company receives no fees directly from a Fund.



Bank of Tokyo-Mitsubishi Trust Company operates as a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd. Bank of Tokyo-Mitsubishi Trust Company was established in 1955 and has been providing asset management services since 1965.



For the Fiscal Year ended January 31, 1996, Bank of Tokyo Trust Company, as predecessor to the SubAdvisor, was paid $159,198, $144,472, $37,745, and $74,358 in sub-advisory fees for the Emerging Growth, Blue Chip Growth, Convertible Securities and Government Securities Funds, respectively.



Under its sub-advisory agreement, the Tokyo-Mitsubishi Asset Management (UK), Ltd. is entitled to a fee which is calculated daily and paid monthly at an annual rate of .30% of the average daily net assets of the International Equity Fund. Such a fee is paid by the Advisor and Tokyo-Mitsubishi Asset Management
(UK), Ltd. receives no fees directly from the International Equity Fund.



Tokyo-Mitsubishi Asset Management (UK), Ltd. operates as a subsidiary of The Bank of Tokyo-Mitsubishi, Ltd. Tokyo-Mitsubishi Asset Management (UK), Ltd. was established in 1989.


THE ADMINISTRATOR

The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Administrator in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder.


The Administrator, a wholly-owned subsidiary of SEI Corporation ("SEI"), was organized as a Delaware corporation in 1969 and has its principal business offices at 101 Main Street, Cambridge, Massachusetts. Alfred P. West, Jr., Henry H. Greer and Carmen V. Romeo constitute the Board of Directors of the Administrator and the Distributor. Mr. West is the Chairman of the Board and
Chief Executive Officer of SEI, the Administrator and the Distributor.   Mr.
Greer serves as the President and Chief Operating Officer of SEI, the Administrator and the Distributor. SEI and its subsidiaries are leading providers of funds evaluation services, trust accounting systems, and brokerage and information services to financial institutions, institutional investors and money managers. The Administrator also serves as administrator to the following other mutual funds: The Achievement Funds Trust, The Advisors' Inner Circle Fund, The Arbor Fund, ARK Funds, Bishop Street Funds, CoreFunds, Inc., CrestFunds, Inc., CUFUND, First American Funds, Inc., First American
Investment Funds, Inc., FMB Funds, Inc., Insurance Investment Products Trust, Inventor Funds, Inc., Marquis Funds(R), Monitor Funds, Morgan Grenfell Investment Trust, The PBHG Funds, Inc., The Pillar Funds, Rembrandt Funds(R), SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI

Institutional Managed Trust, SEI International Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, 1784 Funds, STI Classic Funds and STI Classic Variable Trust.



The Administrator is entitled to a fee, which is calculated daily and paid monthly, at an annual rate of .15% of average daily net assets of the Trust up to $1 billion, .12% of the average daily net assets of the Trust between $1 billion and $2 billion and .10% of average daily net assets of the Trust over $2 billion. Prior to March 9, 1993, the Administrator's fee was .12% of average daily net assets of each Fund of the Trust up to $650 million and .09% of average daily assets over $650 million.



For the fiscal years ended January 31, 1994, 1995 and 1996, the Funds paid the following administration fees:



                                Administrative Fees Paid                   Administrative Fees Waived
                            ----------------------------------          ----------------------------------
                            1994           1995           1996          1994            1995          1996
                            ----           ----           ----          ----            ----          ----
  Balanced Fund           $175,724       $233,783       $276,935         $ 0            $ 0           $ 0

  Blue Chip                  *           $ 42,147       $ 64,519          *             $ 0           $ 0
  Growth Fund
  California Tax-         $  7,630       $ 30,713       $ 17,405         $ 0            $ 0           $ 0
  Free Bond Fund

  California Tax-         $125,242       $170,054       $157,204         $ 0            $ 0           $ 0
  Free Money Market
  Fund

  Convertible                *           $ 10,223       $ 17,197          *             $ 0           $ 0
  Securities Fund

  Emerging Growth            *           $ 22,454       $ 42,746          *             $ 0           $ 0
  Fund
  Government                 *           $ 40,273       $ 49,832          *             $ 0           $ 0
  Securities Fund

  Growth Equity           $198,074       $192,266       $217,610         $ 0            $ 0           $ 0
  Fund

  Intermediate            $175,200       $170,689       $173,915         $ 0            $ 0           $ 0
  Term Bond Fund
  Limited Maturity        $ 29,975       $ 51,392       $ 47,409          *             $ 0           $ 0
  Government
  Fund

  Money Market            $801,746       $838,165       $895,102         $ 0            $ 0           $ 0
  Fund

  Treasury Money          $252,859       $ 271,795      $415,272         $ 0            $ 0           $ 0
  Market Fund
  Value                   $162,576       $ 212,556      $261,423         $ 0            $ 0           $ 0
   Momentum Fund

                                Administrative Fees Paid                   Administrative Fees Waived
                            ----------------------------------          ----------------------------------
                            1994           1995           1996          1994            1995          1996
                            ----           ----           ----          ----            ----          ----
  International              *               *          $ 54,149          *              *            $ 0
  Equity Fund

* Not in operation during such period.

THE DISTRIBUTOR


SEI Financial Services Company (the "Distributor"), a wholly-owned subsidiary of SEI, and the Trust are parties to a distribution agreement ("Distribution Agreement") dated January 30, 1991, which applies to both Institutional Class and Investment Class shares of the Funds. The Distributor will receive no compensation for distribution of Institutional Class shares. The Investment Class has a distribution plan dated January 30, 1991 ("Investment Class Distribution Plan").


INVESTMENT CLASS DISTRIBUTION PLAN


The Distribution Agreement and the Investment Class Distribution Plan adopted by the Investment Class Shareholders provides that each Investment Class Fund will bear the cost of its distribution expenses as provided in a budget approved annually and reviewed quarterly by the Trustees of the Trust who are not interested persons and have no financial interest in the Plan or any related agreement ("Qualified Trustees"). The budget includes (1) the cost of prospectuses, reports to Shareholders, sales literature and other materials for potential investors; (2) advertising; (3) expenses incurred in connection with the promotion and sale of the Trust's shares including the Distributor's expenses for travel, communication, and compensation and benefits for sales personnel; (4) any other expenses reasonably incurred in connection with the distribution and marketing of the Investment Class shares subject to approval of a majority of the Qualified Trustees. The Trust is not obligated to reimburse the Distributor for any expenditures in excess of the approved budget. In addition, the Trust will pay the Distributor a fee of up to .40% of the Investment Class Fund's average daily net assets which the Distributor can use to compensate broker/dealers and service providers, including Union Bank and its affiliates, which provide administrative and/or distribution services to Investment Class Shareholders or their customers who beneficially own Investment Class shares. The Class C shares of the Trust have also adopted a distribution plan.



For the fiscal year ending January 31, 1996, no distribution fees were incurred by the Institutional Class Shares of the Trust or the Investment Class Shares of the Intermediate-Term Bond, Limited Maturity Government, California Intermediate Tax-Free Bond, Blue Chip Growth, Convertible Securities, Emerging Growth, Government Securities and International Equity Funds. The Investment Class Shares of the remaining Funds incurred the following distribution expenses:





                                                 AMOUNT
                                                PAID TO                                 PROSPECTUS
                                             3RD PARTIES BY                              PRINTING        COSTS
                                                SFS FOR                                 AND MAILING    ASSOCIATED
                                              DISTRIBUTOR                                COSTS (NEW       WITH
                                                RELATED        SALES                     SHAREHOLDERS  REGISTRATION
                         TOTAL        BASIS    SERVICES       EXPENSES    ADVERTISING       ONLY)          FEES
      FUND/CLASS      ($ AMOUNT)     POINTS    ($ AMOUNT)    ($ AMOUNT)   ($ AMOUNT)      ($ AMOUNT)     ($ AMOUNT)       OTHER

    Treasury Money         357,535       25       357,535             0            0              0             0           0
     Market Fund

    Money Market           449,528       25       449,528             0            0              0             0           0
     Fund

    California Tax-        235,554       33       235,554             0            0              0             0           0
     Free
     Money Market
     Fund
    Growth Equity            1,545        9         1,545             0            0              0             0           0
     Fund

    Value Momentum           9,265        9         9,265             0            0              0             0           0
     Fund

    Balanced Fund            6,702        9         6,702             0            0              0             0           0


The Distribution Agreement is renewable annually and may be terminated by the Distributor, the Qualified Trustees, or by a majority vote of the outstanding securities of the Trust upon not more than 60 days' written notice by either party.


The Trust has adopted the Investment Class Distribution Plan in accordance with the provisions of Rule 12b-1 under the Investment Company Act of 1940, which regulates circumstances under which an investment company may directly or indirectly bear expenses relating to the distribution of its shares. Continuance of the Investment Class Distribution Plan must be approved annually by a majority of the Trustees of the Trust and by a majority of the Qualified Trustees. The Investment Class Distribution Plan requires that quarterly written reports of amounts spent under the Investment Class Distribution Plan and the purposes of such expenditures be furnished to and reviewed by the Trustees. The Investment Class Distribution Plan may not be amended to increase materially the amount which may be spent thereunder without approval by a majority of the outstanding shares of the Trust. All material amendments of the Plan will require approval by a majority of the Trustees of the Trust and of the Qualified Trustees.



The Trust has also adopted a Distribution Plan with respect to Class C shares of the Trust. Class C shares are sold without a sales charge, but are subject to a 12b-1 fee in addition to reimbursement of certain expenses, a fee will be paid to the Distributor at an annual rate of .50% of each Fund's average daily net assets attributable to Class C shares as compensation for its distribution-related services. The Distributor may retain all or some of this payment and may pay financial institutions and intermediaries such as banks, savings and loan associations, insurance companies, investment counselors and subsidiaries, as compensation for services in connection with distribution assistance or provision of shareholder services.


TRUSTEES AND OFFICERS OF THE TRUST


The Trustees and executive officers of the Trust, their respective dates of birth and their principal occupations for the last five years are set forth below. Each may have held other positions with the named companies during that period. Unless otherwise noted, the business address of each Trustee and executive officer is SEI Financial Management Corporation, 680 East Swedesford Road, Wayne, PA 19087. Certain trustees and officers of the Trust also serve as trustees and officers of some or all of the following: The Achievement Funds Trust; The Advisors' Inner Circle Fund; The Arbor Fund; ARK Funds; Bishop Street Funds; CoreFunds, Inc.; CrestFunds, Inc.; CUFUND; First American Funds, Inc.; First American Investment Funds, Inc.; FMB Funds; Insurance Investment Products Trust; Inventor Funds, Inc.; Marquis Funds(R); Monitor Funds; Morgan Grenfell Investment Trust; The Pillar Funds; The PBHG Funds, Inc.; Rembrandt Funds(R); SEI Asset Allocation Trust; SEI Daily Income Trust; SEI Index Funds; SEI Institutional Managed Trust; SEI International Trust; SEI Liquid Asset Trust; SEI Tax Exempt Trust; 1784 Funds; STI Classic Funds; and STI Classic Variable Trust, each of which is an open-end management investment company managed by SEI Financial Management Corporation and, except for Rembrandt Funds(R), distributed by SEI Financial Services Company.

WILLIAM R. HOWELL (DOB 02/28/22) - Chairman of the Board of Trustees- 445 South Figueroa Street, Los Angeles, CA 90071. Director, Current Income Shares, Inc., Vice Chairman, Union Bank, from 1976 until retirement in 1982; Director of Unionbanc Investment Management Company since 1977, until retirement in 1982.



*ROBERT A. NESHER (DOB 08/17/46) - Trustee - 8 South Street, Kennebunkport, ME 04046. Retired since 1994. Executive Vice President of SEI, 1986-1994. Director and Executive Vice President of the Administrator and the Distributor September, 1981-1994.



MICHAEL L. NOEL (DOB 04/05/41) - Trustee - 445 South Figueroa Street, Los Angeles, CA 90071. Vice President and Treasurer, Southern California Edison Company, since 1980; Assistant Treasurer, Pacific Coast Electrical Association; Director, Hancock Savings & Loan Association, since 1986; Director, Software Toolworks, Inc., since July, 1989.



PAUL L. SMITH (DOB 04/25/18) - Trustee - 445 South Figueroa Street, Los Angeles, CA 90071. Retired Director of Union Bank. Retired Vice Chairman and member of the Office of the Chief Executive of Security Pacific Corporation. Former Director and officer of numerous subsidiaries of such Corporation and Security Pacific National Bank.



STEVEN K. JOINER (DOB 07/24/50) - Trustee - 3138 North Tenth Street, Arlington, VA 22201. President, NAFCU Services Corporation, Inc., since 1993; Executive Vice President, Credit Union Services, Inc., from 1979 to 1993.



DAVID G. LEE (DOB 04/16/52) - President and Chief Executive Officer - Senior Vice President of the Distributor since 1993. Vice President of the Distributor since 1991, President GW Sierra Trust Funds prior to 1991.



JEFFREY A. COHEN (DOB 04/22/61) - Controller and Chief Financial Officer - CPA, Director, International and Domestic Funds Accounting - SEI Corporation from 1991 to present; Price Waterhouse, Audit Manager - prior to 1991.



KEVIN P. ROBINS (DOB 04/15/61) - Vice President and Assistant Secretary; Senior Vice President, General Counsel and Secretary of SEI, the Administrator and Distributor since 1994. Vice President and Assistant Secretary of SEI, 1992-1994.



KATHRYN L. STANTON (DOB 11/19/58) - Vice President, Assistant Secretary - Vice President and Assistant Secretary of the Administrator and Distributor since 1994. Associate, Morgan, Lewis & Bockius LLP (law firm) 1989-1994.



SANDRA K. ORLOW (DOB 10/18/53) - Vice and Assistant Secretary - Vice President and Assistant Secretary of the Administrator and Distributor since 1983.



TODD CIPPERMAN (DOB 02/14/66) - Vice President and Assistant Secretary - Vice President and Assistant Secretary of SEI, the Administrator and Distributor since May, 1995, Associate, Dewey Ballantine (law firm) 1994-1995, Associate, Winston & Strawn (law firm) 1991-1995.

JOSEPH M. LYDON (DOB 09/27/59) - Vice President and Assistant Secretary - Director of Business Administration, SEI Corporation since April, 1995; Vice President of Fund Group, Vice President of the Advisor - Dreman Value Management, LP, President of Dreman Financial Services, Inc. from 1989 to 1995.



RICHARD W. GRANT (DOB 10/25/45) - Secretary - 2000 One Logan Square, Philadelphia, PA 19103, Partner of Morgan, Lewis & Bockius LLP (law firm), Counsel to the Trust, Administrator and Distributor.


___________________________
*Mr. Nesher is a Trustee who may be deemed to be an "interested" person of the Trust as the term is defined in the Investment Company Act of 1940.


The Trustees And Officers Of The Trust Own Less Than 1% Of The Outstanding Shares Of The Trust.






                                                                                                  TOTAL
                                                                                              COMPENSATION
                                                         PENSION OR                          FROM REGISTRANT
                                      AGGREGATE          RETIREMENT                             AND FUND
                                     COMPENSATION     BENEFITS ACCRUED   ESTIMATED ANNUAL    COMPLEX PAID TO
                                   FROM REGISTRANT     AS PART OF THE      BENEFITS UPON      DIRECTORS FOR
   NAME OF PERSON AND POSITION     FOR FYE 1/31/96      FUND EXPENSES       RETIREMENT         FYE 1/31/96
  William R. Howell - Chairman         $19,000               $ 0                $ 0         $19,000 for
  & Trustee                                                                                 services on 1
                                                                                            board

  Robert A. Nesher - Trustee             $ 0                 $ 0                $ 0         $ 0 for
                                                                                            services on 1
                                                                                            board

  Michael L. Noel - Trustee            $17,000               $ 0                $ 0         $17,000 for
                                                                                            services on 1
                                                                                            board
  Paul L. Smith - Trustee              $19,000               $ 0                $ 0         $19,000 for
                                                                                            services on 1
                                                                                            board

  Steven K. Joiner - Trustee           $17,000               $ 0                $ 0         $17,000 for
                                                                                            services on 1
                                                                                            board



REPORTING

The Trust issues unaudited financial information semi-annually and audited financial statements annually. The Trust furnishes proxy statements and other Shareholder reports to Shareholders of record.

PERFORMANCE

Yields. Yields are one basis upon which investors may compare the Funds with other funds; however, yields of other funds and other investment vehicles may not be comparable because of the factors set forth below and differences in the methods used in valuing portfolio instruments.

The yields of these Money Market Funds fluctuate, and the annualization of a week's dividend is not a representation by the Trust as to what an investment in the Fund will actually yield in the future. Actual yields will depend on such variables as asset quality, average asset maturity, the type of instruments the Fund invests in, changes in interest rates on money market instruments, changes in the expenses of the Fund and other factors.


Money Market Fund Yields. From time to time the Treasury Money Market, Money Market, and California Tax-Free Money Market Funds (the "Money Market Funds") advertise their "current yield" and "effective compound yield". Both yield figures are based on historical earnings and are not intended to indicate future performance. The "current yield" of the Money Market Funds refers to the income generated by an investment in a Fund over a seven-day period (which period will be stated in the advertisement). This income is then "annualized". That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in a Fund is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because of the compounding effect of this assumed reinvestment.


The current yield of the Money Market Funds will be calculated daily based upon the seven days ending on the date of calculation ("base period"). The yield is computed by determining the net change (exclusive of capital changes) in the value of a hypothetical pre-existing shareholder account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing such net change by the value of the account at the beginning of the same period to obtain the base period return and multiplying the result by (365/7). Realized and unrealized gains and losses are not included in the calculation of the yield. The effective compound yield of the Funds is determined by computing the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula: Effective Yield = (Base Period Return + 1) 365/7) - 1. The current and the effective yields reflect the reinvestment of net income earned daily on portfolio assets.


The California Tax-Free Money Market Fund may also calculate tax-equivalent yields. Tax equivalent yields are computed by dividing that portion of a Fund's yield which is tax-exempt by one minus a stated federal and/or state income tax rate and adding the product to that portion, if any, of the Fund's yield that is not tax-exempt. (Tax equivalent yields assume the payment of Federal income taxes at a rate of 31% and California income taxes at a rate of 11%.)



For the 7-day period ended January 31, 1996, the Money Market, Treasury Money Market and California Tax-Free Money Market Funds' current, effective and tax-equivalent yields were as follows:



                                                                                                   7-DAY
                                                                                  7-DAY             TAX-
                                                                7-DAY        TAX-EQUIVALENT      EQUIVALENT
                                                              EFFECTIVE           YIELD          EFFECTIVE
               PORTFOLIO                   7-DAY YIELD          YIELD                              YIELD
  Investment Class:

                                                                                                   7-DAY
                                                                                  7-DAY             TAX-
                                                                7-DAY        TAX-EQUIVALENT      EQUIVALENT
                                                              EFFECTIVE           YIELD          EFFECTIVE
               PORTFOLIO                   7-DAY YIELD          YIELD                              YIELD
    Treasury Money Market Fund                4.87               4.99              N/A              N/A

    Money Market Fund                         4.81               4.92              N/A              N/A

    California Tax-Free Money                 2.71               2.74             4.67              4.72
     Market Fund
  Institutional Class:

    Treasury Money Market Fund                5.12               5.25              N/A              N/A

    Money Market Fund                         5.05               5.17              N/A              N/A
    California Tax-Free Money                 3.04               3.08             5.24              5.31
     Market Fund




Other Yields. From time to time, Growth Equity, Value Momentum, Balanced, Intermediate-Term Bond, Emerging Growth, Blue Chip Growth, Convertible Securities, Government Bond and Limited Maturity Government Funds may advertise a 30 day yield, and the California Intermediate Tax-Free Bond Fund may advertise a 30 day yield and a 30 day tax equivalent yield. These figures will be based on historical earnings and are not intended to indicate future performance. The 30 day yield of these Funds refers to the annualized income generated by an investment in the Funds over a specified 30 day period. The yield is calculated by assuming that the income generated by the investment during that period generated each period over one year and is shown as a percentage of the investment. In particular, yield will be calculated according to the following formula:


Yield = (2 (a-b/cd + 1)6 - 1) where a = dividends and interest earned during the period; b = expenses accrued for the period (net of reimbursement); c = the current daily number of shares outstanding during the period that were entitled to receive dividends; and d = the maximum offering price per share on the last day of the period.

Tax equivalent yields are computed by dividing that portion of a Fund's yield which is tax-exempt by one minus a stated federal and/or state income tax rate and adding the product to that portion, if any, of the Fund's yield that is not tax-exempt. (Tax equivalent yields assume the payment of Federal income taxes at a rate of 31% and California income taxes at a rate of 11%.)


For the 30 day period ended January 31, 1996, the yields on the Funds, other than the Money Market Funds, were as follows:


                                                                              30-DAY
                                                      30-DAY              TAX-EQUIVALENT
                   PORTFOLIO                           YIELD                  YIELD
  Investment Class:

                                                                              30-DAY
                                                      30-DAY              TAX-EQUIVALENT
                   PORTFOLIO                           YIELD                  YIELD
    Growth Equity Fund                                 0.44                    N/A

    Value Momentum Fund                                1.63                    N/A

    Balanced Fund                                      2.38                    N/A
    Intermediate-Term Bond Fund                        5.07                    N/A

    Limited Maturity Government Fund                   5.63                    N/A

    California Intermediate Tax-Free Bond              4.42                    7.62
     Fund
    Blue Chip Growth Fund                               N/A                    N/A

    Convertible Securities Fund                         N/A                    N/A

    Emerging Growth Fund                                N/A                    N/A
    Government Securities Fund                          N/A                    N/A

    International Equity Fund                           N/A                    N/A

  Institutional Class:
    Growth Equity Fund                                 0.68                    N/A

    Value Momentum Fund                                1.95                    N/A

    Balanced Fund                                      2.73                    N/A
    Intermediate-Term Fund                             5.23                    N/A

    Limited Maturity Government Fund                   5.60                    N/A

    California Intermediate Tax-Free Bond              4.56                    7.86
     Fund
    Blue Chip Growth Fund                              1.43                    N/A

    Convertible Securities Fund                        3.94                    N/A

    Emerging Growth Fund                               0.09                    N/A
    Government Securities Fund                         4.92                    N/A

    International Equity Fund                           N/A                    N/A

Total Return. From time to time, the Funds may advertise total return on an "average annual total return" basis and on an "aggregate total return" basis for various periods. Average annual total return reflects the average annual percentage change in the value of an investment in a Fund over a particular measuring period. Aggregate total return reflects the cumulative percentage change in value over the measuring period. Aggregate total return is computed according to a formula prescribed by the SEC. The formula can be expressed as follows: P (1 + T)n = ERV, where P = a hypothetical initial payment of $1,000; T = average annual total return; n = number of years; and ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated time period as of the end of such period or the life of the fund. The formula for calculating aggregate total return can be expressed as (ERV/P)-1.

The calculation of total return assumes reinvestment of all dividends and capital gain distribution on the reinvestment dates during the period and that the entire investment is redeemed at the end of the period. In addition the maximum sales charge for each Fund is deducted from the initial $1000 payment. Total return may also be shown without giving effect to any sales charges.


Based on the foregoing, the average annual and aggregate total returns for the Funds from inception through January 31, 1996, were as follows:





                                                                             AVERAGE ANNUAL TOTAL RETURN
                                            CLASS/WITHOUT LOAD                  ONE          SINCE INCEPTION
             PORTFOLIO                          WITH LOAD                      YEAR
  Treasury Money Market Fund        Institutional                               5.52               4.01

                                    Investment Without Load                     5.26               3.85
  Money Market Fund                 Institutional                               5.57               4.39

                                    Investment Without Load                     5.31               4.01

  California Tax-Free Money         Institutional                               3.48               2.88
     Market Fund                    Investment Without Load                     3.14               2.54

  Growth Equity Fund                Institutional                              32.93              14.39

                                    Investment Without Load                    32.79              12.64
                                    Investment With Load                       26.78              11.43

  Value Momentum Fund               Institutional                              40.88              16.04

                                    Investment Without Load                    40.77              15.96
                                    Investment With Load                       34.44              14.58

  Balanced Fund                     Institutional                              28.93              12.37

                                    Investment Without Load                    28.73              12.46
                                    Investment With Load                       22.93              10.87

                                                                             AVERAGE ANNUAL TOTAL RETURN
                                            CLASS/WITHOUT LOAD                  ONE          SINCE INCEPTION
             PORTFOLIO                          WITH LOAD                      YEAR
  Intermediate-Term Bond Fund       Institutional                              16.58               9.00

                                    Investment Without Load                    16.48               7.76
                                    Investment With Load                       12.97               6.95

  Limited Maturity Government       Institutional                              8.34                3.68
  Fund
                                    Investment Without Load                    8.33                3.76
                                    Investment With Load                       8.33                 3.76*

  California Intermediate Tax-      Institutional                              15.83               4.28
  Free Bond Fund
                                    Investment Without Load                    15.84               4.24
                                    Investment With Load                       12.33               2.86

  Blue Chip Growth Fund             Institutional                              36.95                15.22

                                    Investment Without Load                     N/A                N/A
                                    Investment With Load                        N/A                N/A

  Convertible Securities Fund       Institutional                              19.67               6.18

                                    Investment Without Load                     N/A                N/A
                                    Investment With Load                        N/A                N/A

  Emerging Growth Fund              Institutional                              30.24               11.56

                                    Investment Without Load                     N/A                N/A

                                    Investment With Load                        N/A                N/A
  Government Securities Fund        Institutional                              16.16               5.35

                                    Investment Without Load                     N/A                N/A

                                    Investment With Load                        N/A                N/A
  International Equity Fund         Institutional                              13.60              13.56

                                    Investment Without Load                     N/A                N/A

                                    Investment With Load                        N/A                N/A



*For the fiscal year ended January 31, 1996, shares were sold without a sales charge.



(1)The Institutional Class of each of the Funds commenced operations on February 1, 1991 except the Treasury Money Market Fund, which commenced operations on December 1, 1992, the California Tax-

Free Money Market Fund, which commenced operations on June 10, 1991, the Limited Maturity Government Fund, which commenced operations May 7, 1993 the California Intermediate Tax-Free Bond Fund which commenced operations on October 15, 1993. The Investment Classes commenced operations as follows:
Money Market Fund, May 28, 1991; California Tax-Free Money Market Fund, June 25, 1991; Growth Equity Fund, November 14, 1991; Value Momentum Fund, April 2, 1992; Balanced Fund, November 13, 1992; Intermediate-Term Bond Fund, February 3, 1992; Treasury Money Market Fund, March 5, 1993; Limited Maturity Government Fund, August 19, 1993 and California Intermediate Tax-Free Bond Fund, October 15, 1993; the Blue Chip Growth Fund, February 1, 1994; Convertible Securities Fund, February 1, 1994; Emerging Growth Fund, February 1, 1994; and Government Securities Fund, February 1, 1994. The International Equity Fund commenced operations as of February 1, 1995.


The Funds may quote various measures of volatility and benchmark correlation in advertising, and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

PURCHASE AND REDEMPTION OF SHARES

Purchases and redemptions of shares of the Funds may be made on days on which both the New York Stock Exchange and the Federal Reserve wire systems are open for business.

It is currently the Trust's policy to pay for the redemptions in cash. The Trust retains the right, however, to alter this policy to provide for redemptions in whole or in part by a distribution in-kind of securities held by the Funds other than the Money Market Funds in lieu of cash. Shareholders may incur brokerage charges on the sale of any such securities so received in payment of redemptions. However, a Shareholder will at all times be entitled to aggregate cash redemptions from all Funds of the Trust during any 90-day period of up to the lesser of $250,000 or 1% of the Trust's net assets.

The Trust reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period on which trading on the New York Stock Exchange is restricted, or during the existence of an emergency (as determined by the Securities and Exchange Commission by rule or regulation) as a result of disposal or valuation of the Fund's securities is not reasonably practicable, or for such other periods as the Securities and Exchange Commission has by order permitted. The Trust also reserves the right to suspend sales of shares of the Fund for any period during which the New York Stock Exchange, the Advisor, the Administrator and/or the Custodian are not open for business.

A Fund with portfolio securities listed on foreign exchanges which trade on Saturdays or other customary United States national business holidays would be expected to disclose to their investors, if the Fund does not price on these days, that the portfolio will trade and the net asset of the Fund's redeemable securities may be significantly affected on days when the investor has no access to the Fund.

DETERMINATION OF NET ASSET VALUE

The net asset value per share of the Treasury Money Market, Money Market and California Tax-Free Money Market Funds is calculated by adding the value of securities and other assets, subtracting liabilities and dividing by the number of outstanding shares. Securities will be valued by the amortized cost method which involves valuing a security at its cost on the date of purchase and thereafter (absent unusual circumstances) assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuations in general market rates of interest on the value of the instrument. While this method provides certainty in valuation, it may result in periods during which a security's value, as determined by this method, is higher or lower than the price the Fund would receive if it sold the instrument. During periods of declining interest rates, the daily yield of the Funds may tend to be higher than a like computation made by a company with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio securities. Thus, if the use of amortized cost by the Funds resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Funds would be able to obtain a somewhat higher yield than would result from investment in a company utilizing solely market values, and existing investors in the Fund would experience a lower yield. The converse would apply in a period of rising interest rates.

The Funds' use of amortized cost and the maintenance of the Funds' net asset value at $1.00 are permitted by regulations promulgated by Rule 2a-7 under the Investment Company Act of 1940, provided that certain conditions are met.
These conditions currently require that the Trust maintain a dollar-weighted average maturity in the Funds of 90 days or less, not purchase any instrument having a remaining maturity of more than one year, and will limit its investments to those U.S. dollar-denominated instruments which the Trustees determine to present minimal credit risks and which are of "high quality" as determined by any major rating service or, if not rated, are determined by the Trustees to be of comparable quality. The regulations also require the Trustees to establish procedures which are reasonably designed to stabilize the net asset value per share at $1.00 for the Funds. Such procedures include the determination of the extent of deviation, if any, of the Funds' current net asset value per share calculated using available market quotations from the Funds' amortized cost price per share at such intervals as the Trustees deem appropriate and reasonable in light of market conditions and periodic reviews of the amount of the deviation and the methods used to calculate such deviation. In the event that such deviation exceeds 1/2 of 1%, the Trustees are required to consider promptly what action, if any, should be initiated, and, if the Trustees believe that the extent of any deviation may result in material dilution or other unfair results to Shareholders, the Trustees are required to take such corrective action as they deem appropriate to eliminate or reduce such dilution or unfair results to the extent reasonably practicable. Such actions may include the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends; redeeming shares in kind; or establishing a net asset value per share by using available market quotations. In addition, if the Funds incur a significant loss or liability, the Trustees have the authority to reduce pro rata the number of shares of the Funds in each Shareholder's account and to offset each Shareholder's pro rata portion of such loss or liability from the Shareholder's accrued but unpaid dividends or from future dividends while each other Fund must annually distribute at least 90% of its investment company taxable income.

The securities of the Funds other than the Money Market Funds are valued by the Administrator pursuant to valuations provided by an independent pricing service. The pricing service relies primarily on prices of actual market transactions as well as trader quotations. However, the service may also use a matrix system to determine valuations, which system considers such factors as security prices, yields, maturities, call features, ratings and developments relating to specific securities in arriving at valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trustees. Although the methodology and procedures are identical, the net asset value per share of Institutional Class and Investment Class shares of Funds other than the Money Market Funds may differ because of the distribution expenses charged to Investment Class shares.


TAXES

FEDERAL INCOME TAX


The following is only a summary of certain income tax considerations generally affecting a Fund and its Shareholders and is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisers with specific reference to their own tax situations, including state and local income tax liabilities.


ALL FUNDS


In order to qualify for treatment as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended (the "Code"), each Fund must distribute annually to its Shareholders at least the sum of 90% of its net interest income excludable from gross income plus 90% of its investment company taxable income (generally, net investment income plus net short-term capital gain) (the "Distribution Requirement") and also must meet several additional requirements. Among these requirements are the following: (i) at least 90% of the Fund's gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock or securities, or certain other income; (ii) the Fund must derive less than 30% of its gross income each taxable year from the sale or other disposition of stocks, securities or certain other investments held for less than three months; (iii) at the close of each quarter of the Fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities, with such other securities limited, in respect to any one issuer, to an amount that does not exceed 5% of the value of the Fund's assets and that does not represent more than 10% of the outstanding voting securities of such issuer; and (iv) at the close of each quarter of the Fund's taxable year, not more than 25% of the value of its assets may be invested in securities (other than U.S. Government securities or the securities of other RICs) of any one issuer or two or more issuers engaged in same or similar businesses if the Fund owns at least 20% of the voting power of such issuers.


Notwithstanding the Distribution Requirement described above, which only requires a Fund to distribute at least 90% of its annual investment company taxable income and does not require any minimum distribution of net capital gain (the excess of net long-term capital gain over net short-term capital loss), a Fund will be subject to a nondeductible 4% excise tax to the extent it fails to distribute by the end of any calendar year 98% of its ordinary income for that year and 98% of its capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts.



A dividends received deduction is available to corporations that receive dividends form domestic corporations. Dividends paid by a Fund will be eligible for the dividends received deduction for corporate shareholders to the extent they are derived from dividends from domestic corporations and to the extent that the respective security has been held for at least three months. Shareholders will be advised each year of the portion of ordinary income dividends eligible for the deduction.



Individual shareholders are not entitled to the dividends received deduction.



ADDITIONAL CONSIDERATION FOR CALIFORNIA TAX-FREE MONEY MARKET AND TAX-FREE BOND FUNDS

As noted in the Prospectuses for the California Tax-Free Money Market and Tax-Free Bond Funds, exempt interest dividends are generally excludable from a Shareholder's gross income for regular federal income tax purposes. Exempt-interest dividends may nevertheless be subject to the alternative minimum tax (the "Alternative Minimum Tax") imposed by Section 55 of the Code or the environmental tax (the "Environmental Tax") imposed by Section 59A of the Code. The Alternative Minimum Tax is imposed at the rate of 26% (with a maximum rate of 28%) in the case of non-corporate taxpayers and at the rate of 20% in the case of corporate taxpayers, to the extent it exceeds the taxpayer's regular tax liability. The Environmental Tax is imposed at the rate of 0.12% and applies only to corporate taxpayers. The Alternative Minimum Tax and the Environmental Tax may be imposed in two circumstances. First, exempt-interest dividends derived from certain "private activity bonds" issued after August 7, 1986, will generally be an item of tax preference (and therefore potentially subject to the Alternative Minimum Tax for both corporate and non-corporate taxpayers and the Environmental Tax for corporate taxpayers only). Second, in the case of exempt-interest dividends received by corporate Shareholders, all exempt-interest dividends, regardless of when the bonds from which they are derived were issued or whether they are derived from private activity bonds, will be included in the corporation's "adjusted current earnings," as defined in Section 56(g) of the Code, in calculating the corporation's alternative minimum taxable income for purposes of determining the Alternative Minimum Tax and the Environmental Tax.


Any gain or loss recognized on a sale or redemption of shares of either Fund by a Shareholder who is not a dealer in securities will generally be treated as a long-term capital gain or loss if the shares have been held for more than twelve months and otherwise will be generally treated as a short-term capital gain or loss. Any loss recognized by a Shareholder upon the sale or redemption of shares of either Fund held for six months or less, however, will be disallowed to the extent of any exempt-interest dividends received by the Shareholder with respect to such shares. If shares on which a net capital gain distribution has been received are subsequently sold or redeemed and such shares have been held for six months or less, any loss recognized will be treated as a long- term capital loss to the extent of the long-term capital gain distribution.

Interest on indebtedness incurred by Shareholders to purchase or carry shares of the fund will not be deductible for federal income tax purposes to the extent that the Fund distributes exempt interest dividends during the taxable year. The deduction otherwise allowable to property and casualty insurance companies for "losses incurred" will be reduced by an amount equal to a portion of exempt-interest dividends received or accrued during any taxable year. Certain foreign corporations engaged in a trade or business in the United States will be subject to a "branch profits tax" on their "dividend equivalent amount" for the taxable year, which will include exempt-interest dividends. Certain Subchapter S corporations may also be subject to taxes on their "passive investment income", which could include exempt-interest dividends. Up to 85% (up to 50% for years prior to 1994) of the Social Security benefits or railroad retirement benefits received by an individual during any taxable year will be included in the gross income of such individual if the individual's "modified adjusted gross income" (which includes exempt-interest dividends) plus 50 percent of the Social Security benefits or railroad retirement benefits received by such individual during that taxable year exceeds the base amount described in Section 86 of the Code.


The Funds may not be an appropriate investment for persons (including corporations and other business entities) who are "substantial users" (or persons related to such users) of facilities financed by industrial development or private activity bonds. A "substantial user" is defined generally to include certain persons who regularly use a facility financed by the proceeds of such bonds in their trade or business. Such entities or persons should consult their tax advisors before purchasing shares of either Fund.

Issuers of bonds purchased by the Fund (or the beneficiary of such bonds) may have made certain representations or covenants in connection with the issuance of such bonds to satisfy certain requirements of the Code that must be satisfied subsequent to the issuance of such bonds. Investors should be aware that exempt-interest dividends derived from such bonds may become subject to federal income taxation retroactively to the date of issuance of such bonds to which such dividends are attributable if such representations are determined to have been inaccurate or if the issuer of such bonds (or the beneficiary of such bonds) fails to comply with such covenants.



If a Fund should fail to qualify as a regulated investment company for any taxable year, the Fund would pay tax on its taxable investment income and capital gains at regular corporate rates without any deductions for amounts distributed to Shareholders. In addition, all of the Fund's distributions to Shareholders would be taxable as ordinary income and would qualify for the corporate dividends-received deduction in the case of corporate shareholders.


FOREIGN TAXES


Dividends and interest received by a Fund may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on the Fund's securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes. Foreign countries generally do not impose taxes on capital gains with respect to investments by foreign investors. If a Fund meets the Distribution Requirement and if more than 50% of the value of the Fund's total assets at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible to file an election with the Internal Revenue Service that will enable Shareholders, in effect, to receive the benefit of the foreign tax credit with respect to any foreign and U.S. possessions income taxes paid by the Fund. Pursuant to the election, the Fund will treat those taxes as dividends paid to its Shareholders. Each Shareholder will be required to include a proportionate share of those taxes in gross income as income received from a foreign source and must treat the amount so included as if the Shareholder had paid the foreign tax directly. The Shareholder may then either deduct the taxes deemed paid by him or her in computing his or her taxable income or, alternatively, use the foregoing information in calculating the foreign tax credit against the Shareholder's federal income tax. If a Fund makes the election, it will report annually to its Shareholders the respective amounts per share of the Fund's income from sources within, and taxes paid to, foreign countries and U.S. possessions.


STATE TAXES


A Fund is generally not liable for any income or franchise tax in Massachusetts if it qualifies as a RIC for federal income tax purposes. Depending upon applicable state and local law, distributions by the Funds to Shareholders and the ownership of shares may be subject to state and local taxes.


Many states allow income received from certain United States Government obligations that is tax exempt when received directly to be tax exempt when received as income dividends from an investment company. Not all states permit such income dividends to be tax exempt and some require that a certain minimum percentage of an investment company's income dividend be derived from state tax- exempt interest before any portion of the income dividends may be exempt. The Funds will inform Shareholders annually of the percentage of income that is derived from direct United States Government obligations. Shareholders should consult their tax advisors to determine whether any portion of the income dividends received from a Fund is considered tax exempt in their particular states.

FUND TRANSACTIONS

The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to policies established by the Trustees, the Advisor is responsible for placing the orders to execute transactions for the Fund. In placing orders, it is the policy of the Trust to seek to obtain the best net results taking into account such factors as price (including the applicable dealer spread), the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities, and the firm's risk in positioning the securities involved. While the Advisor generally seeks reasonably competitive spreads or commissions, the Trust will not necessarily be paying the lowest spread or commission available. The Trust will not purchase portfolio securities from any affiliated person acting as principal except in conformity with the regulations of the Securities and Exchange Commission (the "SEC").

The money market securities in which the Funds invest are traded primarily in the over-the-counter market. Bonds and debentures are usually traded over-the-counter, but may be traded on an exchange. Where possible, the Advisor will deal directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as principal for their own account. On occasion, securities may be purchased directly from the issuer. Money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. The cost of executing portfolio securities transactions of the Trust will primarily consist of dealer spreads and underwriting commissions.

The Trust does not expect to use one particular dealer, but subject to the Trust's policy of seeking the best net results, dealers who provide supplemental investment research to the Advisor may receive orders for transactions by the Trust. Information so received will be in addition to and not in lieu of the services required to be performed by the Advisor under the Advisory Agreement, and the expenses of the Advisor will not necessarily be reduced as a result of the receipt of such supplemental information.


It is expected that the Trust may execute brokerage or other agency transactions through the Distributor or an affiliate of the Advisor, both of which are registered broker-dealers, for a commission in conformity with the 1940 Act, the Securities Exchange Act of 1934 and rules promulgated by the SEC. Under these provisions, the Distributor (or an affiliate of the Advisor) is permitted to receive and retain compensation for effecting portfolio transactions for the Trust on an exchange if a written contract is in effect between the Distributor and the Trust expressly permitting the Distributor (or an affiliate of the Advisor) to receive and retain such compensation. These rules further require that commissions paid to the Distributor by the Trust for exchange transactions not exceed "usual and customary" brokerage commissions. The rules define "usual and customary" commissions to include amounts which are "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." In addition, the Funds may direct commission business to one more designated broker/dealers, including the Distributor, in connection with such broker/dealer's payment of certain of the Fund's expenses. The Trustees, including those who are not "interested persons" of the Trust, have adopted procedures for evaluating the reasonableness of commissions paid to the Distributor and will review these procedures periodically.


Since the Trust does not market its shares through intermediary broker-dealers, it is not the trust's practice to allocate brokerage or principal business on the basis of sales of its shares which may be made through such firms.
However, the Advisor may place Fund orders with qualified broker-dealers who recommend the Trust to clients, and may, when a number of brokers and dealers can provide best price and execution on a particular transaction, consider such recommendations by a broker or dealer in selecting among broker- dealers.


The portfolio turnover rate for each non-money market Fund for the fiscal year ended January 31, 1996, was as follows:




                                                                                                        FYE TURNOVER RATE

                                                                                                    1995                 1996
                                            FUND
  Growth Equity Fund                                                                                 22%                  24%

  Value Momentum Fund                                                                                 6%                  20%

  Balanced Fund                                                                                      48%                  26%
  Intermediate-Term Bond Fund                                                                        95%                 147%

  Limited Maturity Government Fund                                                                  166%                 186%

  California Intermediate Tax-Free Bond Fund                                                         22%                  30%
  Blue Chip Growth Fund                                                                              89%                  69%

  Convertible Securities Fund                                                                        36%                  46%

  Emerging Growth Fund                                                                              123%                 131%
  Government Securities Fund                                                                        184%                 239%

  International Equity Fund                                                                           *                   21%


* Not in operation during such period.


The Brokerage Transactions and Commissions paid for each Fund for the Fiscal Year ended January 31, 1996 was as follows:




                                                                                    TOTAL
                                                                                  BROKERAGE
                                                                   % TOTAL OF    COMMISSIONS
                                      TOTAL $      % OF TOTAL      BROKERAGE     PAID TO SFS
                       TOTAL $       AMOUNT OF      BROKERAGE     TRANSACTIONS         IN           TOTAL $
                      AMOUNT OF      BROKERAGE     COMMISSIONS      EFFECTED     CONNECTION      AMOUNT OF
                      BROKERAGE     COMMISSIONS      PAID TO        THROUGH          WITH         BROKERAGE
                     COMMISSIONS      PAID TO      AFFILIATED      AFFILIATED     REPURCHASE     COMMISSIONS
                       PAID IN      AFFILIATES     BROKERS FOR    BROKERS FOR     AGREEMENT       PAID FOR
        FUND          LAST YEAR       IN LAST       LAST YEAR      LAST YEAR     TRANSACTIONS     RESEARCH
                                       YEAR                                        FOR LAST
                                                                                     YEAR
  Treasury Money         114,370        114,370             100           100         114,370              0
  Market Fund
  Money Market           104,820        104,820             100           100         104,820              0
  Fund

                                                                                    TOTAL
                                                                                  BROKERAGE
                                                                   % TOTAL OF    COMMISSIONS
                                      TOTAL $      % OF TOTAL      BROKERAGE     PAID TO SFS
                       TOTAL $       AMOUNT OF      BROKERAGE     TRANSACTIONS         IN           TOTAL $
                      AMOUNT OF      BROKERAGE     COMMISSIONS      EFFECTED     CONNECTION      AMOUNT OF
                      BROKERAGE     COMMISSIONS      PAID TO        THROUGH          WITH         BROKERAGE
                     COMMISSIONS      PAID TO      AFFILIATED      AFFILIATED     REPURCHASE     COMMISSIONS
                       PAID IN      AFFILIATES     BROKERS FOR    BROKERS FOR     AGREEMENT       PAID FOR
        FUND          LAST YEAR       IN LAST       LAST YEAR      LAST YEAR     TRANSACTIONS     RESEARCH
                                       YEAR                                        FOR LAST
                                                                                     YEAR
  California Tax-              0              0               0             0               0              0
  Free Money
  Market Fund

  Growth Equity           71,326          5,052               7            72           5,052              0
  Fund

  Value Momentum         119,509          5,816               5            67           5,816              0
  Fund
  Balanced Fund          196,141          8,355               4            73           8,355              0

  Intermediate-            4,340          4,340             100           100           4,340              0
  Term Bond Fund

  Limited                  1,555          1,555             100           100           1,555              0
  Maturity
  Government Fund
  California                   0              0               0             0               0              0
  Intermediate
  Tax-Free Bond
  Fund

  Blue Chip              142,498            887               1            44             887              0
  Growth Fund

  Convertible              2,085            180               9            94             180              0
  Securities Fund
  Emerging Growth        139,450          2,709               2            67           2,709              0
  Fund

  Government                 805            163              20            99             163              0
  Securities Fund

  International          165,472          1,684               1            48           1,684              0
  Equity Fund






                                                                              TOTAL $ AMOUNT OF BROKERAGE
                                          TOTAL $ AMOUNT OF BROKERAGE                 COMMISSIONS
                                                COMMISSIONS PAID                 PAID TO AFFILIATES IN
                 FUND                              1994-1995                             1995
                                             1994              1995
  Treasury Money Market Fund                         0            71,721                              71,271

  Money Market Fund                                  0           129,034                             129,034

                                                                              TOTAL $ AMOUNT OF BROKERAGE
                                          TOTAL $ AMOUNT OF BROKERAGE                 COMMISSIONS
                                                COMMISSIONS PAID                 PAID TO AFFILIATES IN
                 FUND                              1994-1995                             1995
  California Tax-Free Money Market                   0                 0                                   0
  Fund

  Growth Equity Fund                           154,013            63,600                               4,728

  Value Momentum Fund                          127,867            69,408                               7,304
  Balanced Fund                                232,020           169,370                               5,139

  Intermediate-Term Bond Fund                        0             3,256                               3,256

  Limited Maturity Government Fund                   0             1,500                               1,500
  California Intermediate Tax-Free                   0                 0                                   0
  Bond Fund

  Blue Chip Growth Fund                              0           101,414                               3,085

  Convertible Securities Fund                        0               800                                 661
  Emerging Growth Fund                               0            62,763                               2,542

  Government Securities Fund                         0             1,092                               1,092

  International Equity Fund                          0                 0                                   0


DESCRIPTION OF SHARES

The Declaration of Trust authorizes the issuance of an unlimited number of shares of each series and of each class of shares thereof. Each Institutional and Investment Class share of that Fund represents an equal proportionate interest in that Fund with each other Institutional and Investment Class shares of that Fund. Shares are entitled upon liquidation to a pro rata share in the net assets of the Funds, Shareholders have no preemptive rights. The Declaration of Trust provides that the Trustees of the Trust may create additional series of shares. All consideration received by the Trust for shares of any additional series and all assets in which such consideration is invested would belong to that series and would be subject to the liabilities related thereto. Share certificates representing shares will not be issued.

SHAREHOLDER LIABILITY

The Trust is an entity of the type commonly known as a "Massachusetts business trust". Under Massachusetts law, shareholders of such a trust could, under certain circumstances, be held personally liable for the obligations of the Trust. Even if, however, the Trust were held to be a partnership, the possibility of the Shareholders'

incurring financial loss for that reason appears remote because The Trust's Declaration of Trust contains an express disclaimer of Shareholder liability for obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by or on behalf of the Trust or the Trustees, and because the Declaration of Trust provides for indemnification out of the Trust property for any Shareholder held personally liable for the obligations of the Trust.

LIMITATION OF TRUSTEES' LIABILITY


The Declaration of Trust provides that a Trustee shall be liable only for his own willful defaults and, if reasonable care has been exercised in the selection of officers, agents, employees or investment advisors, shall not be liable for any neglect or wrongdoing of any such person. The Declaration of Trust also provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with actual or threatened litigation in which they may be involved because of their offices with the Trust unless it is determined in the manner provided in the Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust. However, nothing in the Declaration of Trust shall protect or indemnify a Trustee against any liability for his willful misfeasance, bad faith, gross negligence or reckless disregard of his duties.


5% SHAREHOLDERS


As of March 5, 1996 the following persons were the only persons who were record owners (or to the knowledge of the Trust, beneficial owner) of 5% or more of the shares of the Funds. The Trust believes that most of the shares referred to below were held by the persons indicated in accounts for their fiduciary, agency, or custodial customers.



                              INSTITUTIONAL CLASS

                               Money Market Fund

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
Lane & Company                             115,351,018.270                        22.45
c/o Union Bank
Attn:  Linda Brown
P.O. Box 109
San Diego, CA 92112

BOTT Pension                                31,222,481.100                         6.08
c/o Bank of Tokyo Trust Co.
Attn:  Dennis Demetropolious
100 Broadway
New York, NY 10005

Union Bank                                 367,068,640.000                        71.45
Attn:  Jessica Hickman
P.O. Box 109
San Diego, CA 92112

                                                      Treasury Money Market Fund
                                                      --------------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
Union Bank                                 185,057,005.00                         97.90
Attn:  Jessica Hickman
P.O. Box 109
San Diego, CA 92112




                                                California Tax-Free Money Market Fund
                                                -------------------------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
Union Bank                                   34,262,229.000                      100.00
Attn:  Jessica Hickman
P.O. Box 109
San Diego, CA 92112



                                           Growth Equity Fund
                                           ------------------



Name                                        Number of Shares                 Percent of Fund
----                                        ----------------                 ---------------

Lane & Company                                10,097,960.818                      99.49
c/o Union Bank
Attn:  Linda Brown
P.O. Box 109
San Diego, CA 92112



                                           Convertible Securities Fund
                                           ---------------------------

Name                                         Number of Shares                Percent of Fund
----                                         ----------------                ---------------

BOTT Pension                                   1,560,179.877                      95.85
c/o Bank of Tokyo Trust Co.
Attn:  Dennis Demetropolious
100 Broadway
New York, NY 10005



                                                         Value Momentum Fund
                                                         -------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------

Lane & Company                             12,245,573.094                         98.67
c/o Union Bank
Attn:  Linda Brown
P.O. Box 109
San Diego, CA 92112

                                                        Blue Chip Growth Fund
                                                        ---------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
Lane & Company                                 758,841.037                        14.66
c/o Union Bank
Attn:  Linda Brown
P.O. Box 109
San Diego, CA 92112

BOTT Pension                                 4,418,510.277                        85.34
c/o Bank of Tokyo Trust Co.
Attn: Dennis Demetropolious
100 Broadway
New York, NY 10005



                                                         Emerging Growth Fund
                                                         --------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------

Lane & Company                                 555,497.020                        15.53
c/o Union Bank
Attn:  Linda Brown
P.O. Box 109
San Diego, CA 92112

BOTT Pension                                 3,022,179.997                        84.47
c/o Bank of Tokyo Trust Co.
Attn: Dennis Demetropolious
100 Broadway
New York, NY 10005



                                                     Intermediate-Term Bond Fund
                                                     ---------------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------

Lane & Company                              12,743,871.935                        99.61
c/o Union Bank
Attn:  Linda Brown
P.O. Box 109
San Diego, CA 92112



                                                            Balanced Fund
                                                            -------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------

Lane & Company                              16,426,491.722                        96.35
c/o Union Bank
Attn:  Linda Brown
P.O. Box 109
San Diego, CA 92112

                           Government Securities Fund

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
Lane & Company                                 402,718.763                         8.30
c/o Union Bank
Attn:  Linda Brown
P.O. Box 109
San Diego, CA 92112

BOTT Pension                                 4,452,115.527                        91.70
c/o Bank of Tokyo Trust Co.
Attn: Dennis Demetropolious
100 Broadway
New York, NY 10005



                                                   Limited Maturity Government Fund
                                                   --------------------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
Lane & Company                               3,612,354.649                        98.87
c/o Union Bank
Attn:  Linda Brown
P.O. Box 109
San Diego, CA 92112



                                              California Intermediate Tax-Free Bond Fund
                                              ------------------------------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
Lane & Company                                457,002.689                        100.00
c/o Union Bank
Attn:  Linda Brown
P.O. Box 109
San Diego, CA 92112



                                                      International Equity Fund
                                                      -------------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
Lane & Company                               1,219,379.980                        99.58
c/o Union Bank
Attn:  Linda Brown
P.O. Box 109
San Diego, CA 92112

                                                           INVESTMENT CLASS
                                                           ----------------

                                                          Money Market Fund
                                                          -----------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
National Financial Services Corp.          265,634,712.970                       100.00
For Exclusive Benefit of Customers
Attn: Sal Macca
1 World Financial Center
200 Liberty Street, 4th Fl.
New York, NY 10281



                                                      Treasury Money Market Fund
                                                      --------------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
National Financial Services Corp.          236,331,716.960                       100.00
For Exclusive Benefit of Customers
Attn: Sal Macca
1 World Financial Center
200 Liberty Street, 4th Fl.
New York, NY 10281



                                                California Tax-Free Money Market Fund
                                                -------------------------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
National Financial Services Corp.           87,315,849.330                       100.00
For Exclusive Benefit of Customers
Attn: Sal Macca
1 World Financial Center
200 Liberty Street, 4th Fl.
New York, NY 10281



                                                          Growth Equity Fund
                                                          ------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
Post & Co.                                      25,194.000                        17.26
c/o The Bank of New York
Attn:  Bill Sauer Mutual Funds Reorg. Dept.
P.O. Box 1066
Wall Street Station
New York, NY 10268

National Financial Services Corp.              108,054.830                        74.04
For Exclusive Benefit of Customers
P.O. Box 3908
Church Street Station
New York, NY  10008-3908

                                                         Value Momentum Fund
                                                         -------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
National Financial Services Corp.             662,642.307                        100.00
For Exclusive Benefit of Customers
P.O. Box 3908
Church Street Station
New York, NY  10008-3908



                                                     Intermediate-Term Bond Fund
                                                     ---------------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
National Financial Services Corp.             601,899.698                        100.00
For Exclusive Benefit of Customers
P.O. Box 3908
Church Street Station
New York, NY  10008-3908


                                                            Balanced Fund
                                                            -------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
National Financial Services Corp.             586,005.818                         100.00
For Exclusive Benefit of Customers
P.O. Box 3908
Church Street Station
New York, NY  10008-3908



                                                   Limited Maturity Government Fund
                                                   --------------------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
National Financial Services Corp.              65,095.705                        100.00
For Exclusive Benefit of Customers
P.O. Box 3908
Church Street Station
New York, NY  10008-3908



                                              California Intermediate Tax-Free Bond Fund
                                              ------------------------------------------

Name                                       Number of Shares                  Percent of Fund
----                                       ----------------                  ---------------
National Financial Services Corp.             454,551.420                        100.00
For Exclusive Benefit of Customers
P.O. Box 3908
Church Street Station
New York, NY  10008-3908

EXPERTS

The financial statements included in this Statement of Additional Information and the Selected Per Share Data and Ratios included in the Prospectuses have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving the report.

STATEMENT OF NET ASSETS                                         January 31, 1996
--------------------------------------------------------------------------------
Stepstone Treasury Money Market Fund

                                                  FACE
                                                 AMOUNT    VALUE
                                                  (000)    (000)
                                                --------- -------
U.S. TREASURY OBLIGATIONS (34.0%)
U.S. Treasury Bills
   5.480%, 02/01/96   . . . . . . . . . . .     $ 5,000    $ 5,000
   5.420%, 02/08/96   . . . . . . . . . . .       5,000      4,995
   5.290%, 02/29/96   . . . . . . . . . . .       5,000      4,979
   5.280%, 03/07/96   . . . . . . . . . . .       5,000      4,974
   5.300%, 04/04/96   . . . . . . . . . . .       5,000      4,954
   5.510%, 05/02/96   . . . . . . . . . . .      15,000     14,801
   5.220%, 05/16/96   . . . . . . . . . . .       5,000      4,924
   4.980%, 05/23/96   . . . . . . . . . . .      15,000     14,771
   4.990%, 06/20/96   . . . . . . . . . . .       5,000      4,903
   5.010%, 07/25/96   . . . . . . . . . . .       5,000      4,878
   5.330%, 08/22/96   . . . . . . . . . . .       5,000      4,850
   5.010%, 10/17/96   . . . . . . . . . . .       5,000      4,820
U.S. Treasury Notes
   7.875%, 02/15/96   . . . . . . . . . . .      16,435     16,450
   5.500%, 04/30/96   . . . . . . . . . . .       5,000      4,997
   5.880%, 05/31/96   . . . . . . . . . . .      10,000     10,009
   6.130%, 07/31/96   . . . . . . . . . . .      10,000     10,019
   6.500%, 09/30/96   . . . . . . . . . . .      10,000     10,052
   7.250%, 11/15/96   . . . . . . . . . . .       5,000      5,080


                                                           VALUE
                                                           (000)
                                                          -------
------------------------------------------------------------------
     Total U.S. Treasury Obligations
       (Cost $135,456,447)    . . . . . . .                135,456
------------------------------------------------------------------

REPURCHASE AGREEMENTS (69.9%)
SBC Capital Markets
   5.88%, dated 01/31/96, matures
   02/01/96, repurchase price
   $17,669,843 (collateralized by
   U.S. Treasury Bond, par value
   $12,910,000, 10.375%, matures
   11/15/12: market value $18,057,115)    . . . . . . .     17,667
Deutsche Morgan Grenfell/C.J.
   Lawrence 5.88%, dated 01/31/96,
   matures 02/01/96, repurchase
   price $91,268,889 (collateralized
   by various U.S. Treasury Notes,
   total par value $89,014,000,
   5.125%-7.50%, 08/31/96-03/31/00:
   total market value $93,079,931)    . . . . . . . . .     91,254
Barclays De Zoete Wedd Securities
   5.88%, dated 01/31/96, matures,
   02/01/96, repurchase price
   $15,015,956 (collateralized by
   various U.S. Treasury STRIPS,
   total par value $33,926,000,
   02/15/98-08/15/09: total
   market value $15,313,823)    . . . . . . . . . . . .     15,014
Morgan Stanley & Companies
   5.88%, dated 01/31/96, matures
   02/01/96, repurchase price
   $15,065,513 (collateralized by U.S.
   Treasury Note, par value
   $14,990,000, 5.50%, matures
   09/30/97: market value
   $15,378,411)   . . . . . . . . . . . . . . . . . . .     15,063
UBS Securities,
   5.88%, dated 01/31/96, matures
   02/01/96, repurchase price
   $90,037,921 (collateralized by various
   U.S. Treasury Notes, total par
   value $89,029,000, 5.00%-9.125%,
   11/30/98-07/31/99: total
   market value $91,828,617)    . . . . . . . . . . . .     90,023
J P Morgan Securities
   5.88%, dated 01/31/96, matures
   02/01/96, repurchase price
   $15,020,641 (collateralized by various
   U.S. Treasury Investment Growth
   Receipts, total par value
   $1,684,375, 02/15/98-05/15/04:
   U.S. Treasury STRIPS, par value
   $31,280,000, matures 05/15/09:
   total market value $15,320,396)    . . . . . . . . .     15,018
Merrill Lynch Government Securities
   5.88%, dated 01/31/96, matures
   02/01/96, repurchase price
   $16,264,495 (collateralized by U.S.
   Treasury Non-callable STRIPS, par
   value $21,360,000, 8.50%, matures
   11/15/00: market value $16,587,321)    . . . . . . .     16,262

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Treasury Money Market Fund (cont'd)

                                                           VALUE
                                                           (000)
                                                          -------
REPURCHASE AGREEMENTS (CONTINUED)
Nomura Securities International
   5.88%, dated 01/31/96, matures
   02/01/96, repurchase price
   $17,804,732 (collateralized by
   various U.S. Treasury Notes, total
   par value $17,534,000, 4.75%-7.25%,
   02/15/98-11/30/00: total
   market value $18,158,645)    . . . . . . . . . . .     $ 17,802
------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $278,102,568)  . . . . . . . . . . . . .      278,103
------------------------------------------------------------------
     Total Investments (103.9%)
       (Cost $413,559,015)  . . . . . . . . . . . . .      413,559
------------------------------------------------------------------
Other Assets and Liabilities (-3.9%)  . . . . . . . .      (15,553)
------------------------------------------------------------------

NET ASSETS:
   Fund shares of Institutional Class
    (unlimited authorization--no par
    value) based on 182,267,812
    outstanding shares of beneficial
    interest    . . . . . . . . . . . . . . . . . . .     $182,267
   Fund shares of Investment Class
    (unlimited authorization--no par
    value) based on 215,740,733
    outstanding shares of beneficial
    interest  . . . . . . . . . . . . . . . . . . . .      215,741
   Accumulated Net Realized Loss
    on Investments  . . . . . . . . . . . . . . . . .           (2)
------------------------------------------------------------------
Total Net Assets: (100.0%)  . . . . . . . . . . . . .     $398,006
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . . . . . . .        $1.00
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INVESTMENT CLASS   . . . . . . . . . . . . . . . .        $1.00
==================================================================

STRIPS--Separate Trading of Registered Interest and Principal of Securities

The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS                                         January 31, 1996
--------------------------------------------------------------------------------
Stepstone Money Market Fund

                                                  FACE
                                                 AMOUNT    VALUE
                                                  (000)    (000)
                                                --------- -------
CERTIFICATES OF DEPOSIT -- YANKEE (14.5%)
Banque Nationale de Paris, New York
   5.820%, 02/14/96   . . . . . . . . . . .     $20,000    $20,000
Bayerische Hypotheken Und Wechsel
   5.650%, 06/27/96   . . . . . . . . . . .      10,000      9,995
Lloyds Bank PLC
   5.220%, 07/24/96   . . . . . . . . . . .      30,000     30,000
Royal Bank of Canada, New York
   5.500%, 06/17/96   . . . . . . . . . . .      25,000     25,000
Swiss Bank Corp, New York
   5.670%, 03/25/96   . . . . . . . . . . .      25,000     24,998
------------------------------------------------------------------
     Total Certificates of Deposit -- Yankee
       (Cost $109,982,237)    . . . . . . .                109,993
------------------------------------------------------------------
CERTIFICATES OF DEPOSIT -- EURO (12.1%)
Abbey National Bank, London
   5.710%, 03/11/96   . . . . . . . . . . .      32,000     31,999
Deutsche Bank AG, London
   5.730%, 02/20/96   . . . . . . . . . . .      30,000     29,999
Toronto Dominion Bank
   5.430%, 04/09/96   . . . . . . . . . . .      30,000     30,002
------------------------------------------------------------------
     Total Certificates of Deposit -- Euro
       (Cost $91,996,869)   . . . . . . . .                 92,000
------------------------------------------------------------------
CERTIFICATES OF DEPOSIT -- DOMESTIC (3.9%)
Wachovia Bank of Georgia, N.A.
   5.420%, 02/27/96   . . . . . . . . . . .      30,000     30,000
------------------------------------------------------------------
     Total Certificates of Deposit -- Domestic
       (Cost $39,987,732)   . . . . . . . .                 30,000
------------------------------------------------------------------
COMMERCIAL PAPER (41.8%)
AT&T
   5.640%, 02/22/96   . . . . . . . . . . .      30,000     29,901
Ciesco
   5.650%, 02/08/96   . . . . . . . . . . .      20,000     19,978
   5.390%, 03/18/96   . . . . . . . . . . .      14,600     14,499
Commonwealth Bank of Australia
   5.250%, 04/12/96   . . . . . . . . . . .      25,000     24,741
Ford Motor Credit
   5.650%, 02/05/96   . . . . . . . . . . .      30,000     29,981
General Electric
   5.400%, 03/11/96   . . . . . . . . . . .      15,985     15,891
Goldman Sachs
   5.650%, 02/01/96   . . . . . . . . . . .      25,000     25,000
Merrill Lynch
   5.400%, 03/15/96   . . . . . . . . . . .      30,000     29,807
Morgan Stanley Group
   5.700%, 02/12/96   . . . . . . . . . . .      30,000     29,948
NationsBank
   5.670%, 02/02/96   . . . . . . . . . . .      25,000     24,996
Societe Generale North America
   5.270%, 04/23/96   . . . . . . . . . . .      30,000     29,640
Westpac Capital
   5.510%, 04/08/96   . . . . . . . . . . .      25,000     24,744
WMX Technologies
   5.500%, 03/08/96   . . . . . . . . . . .      20,000     19,890
------------------------------------------------------------------
     Total Commercial Paper
       (Cost $319,016,402)    . . . . . . .                319,016
------------------------------------------------------------------
CORPORATE OBLIGATIONS (11.8%)
Bank of America, Illinois
   5.730%, 03/05/96   . . . . . . . . . . .      10,000     10,000
   5.360%, 04/18/96   . . . . . . . . . . .      20,000     20,000
Bank of Hawaii, Honolulu
   5.500%, 01/03/97   . . . . . . . . . . .      10,000     10,004
Bear Stearns Floating Rate Note
   5.730%, 05/15/96 (A)   . . . . . . . . .      20,000     20,000
First of America Bank Michigan, N.A.
   6.450%, 06/04/96   . . . . . . . . . . .      10,000     10,017
   5.600%, 02/23/96   . . . . . . . . . . .      20,000     20,001
------------------------------------------------------------------
     Total Corporate Obligations
       (Cost $80,048,171)   . . . . . . . .                 90,022
------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS (5.2%)
U.S. Treasury Notes
   5.500%, 04/30/96   . . . . . . . . . . .      10,000      9,993
   5.880%, 05/31/96   . . . . . . . . . . .       5,000      5,001
   4.380%, 08/15/96   . . . . . . . . . . .      15,000     14,887
   6.500%, 09/30/96   . . . . . . . . . . .      10,000     10,051
------------------------------------------------------------------
       Total U.S. Treasury Obligations
         (Cost $39,931,624)   . . . . . . .                 39,932
------------------------------------------------------------------
U.S. GOVERNMENT AGENCY
OBLIGATIONS (1.2%)
FNMA
   5.680%, 10/07/96   . . . . . . . . . . .       9,200      9,209
------------------------------------------------------------------
     Total U.S. Government Agency
       Mortgage-Backed Obligations
       (Cost $9,208,951)    . . . . . . . .                  9,209
------------------------------------------------------------------

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Money Market Fund (cont'd)

                                                           VALUE
                                                           (000)
                                                          -------
REPURCHASE AGREEMENTS (9.5%)
Deutsche Morgan Grenfell/
   C.J. Lawrence,
   5.95%, dated 01/31/96, matures
   02/01/96, repurchase price
   $72,250,917 (collateralized by various
   FHLMC obligations total par value
   $180,156,295, 0.00%-7.50%,
   02/01/96-02/15/24: FNMA
   obligations total par value
   $41,435,979, 0.00%-7.48%,
   07/25/17-10/25/23: FHLB
   obligation, par value $2,000,000,
   8.10%, 03/25/96: U.S. Treasury
   Bond, par value $3,000,000,
   7.625%, 11/15/22: U.S. Treasury
   Notes total par value $13,097,000,
   7.25%-7.625%, 04/30/96-02/15/98:
   total market value $73,684,413.  . . . . . . . . .     $ 72,239
------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $72,238,978)   . . . . . . . . . . . . .       72,239
------------------------------------------------------------------
     Total Investments (100.0%)
       (Cost $762,410,964)    . . . . . . . . . . . .      762,411
------------------------------------------------------------------
Other Assets and Liabilities (0.0%)   . . . . . . . .          277
------------------------------------------------------------------

NET ASSETS:
   Fund shares of Institutional Class
     (unlimited authorization--no
     par value) based on 504,073,683
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . . . . . . .     $504,073
   Fund shares of Investment Class
     (unlimited authorization--no
     par value) based on 259,783,048
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . . . . . . .      259,782
   Undistributed Net Investment Income  . . . . . . .            1
   Accumulated Net Realized Loss
     on Investments   . . . . . . . . . . . . . . . .       (1,168)
------------------------------------------------------------------
Total Net Assets: (100.0%)  . . . . . . . . . . . . .     $762,688
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . . . . . . .        $1.00
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INVESTMENT CLASS   . . . . . . . . . . . . . . . .        $1.00
==================================================================

(A) Floating Rate Security--The rate reflected on the Statement of Net Assets is the rate in effect on January 31, 1996.
FHLB--Federal Home Loan Bank
FHLMC--Federal Home Loan Mortgage Association
FNMA--Federal National Mortgage Association


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS                                         January 31, 1996
--------------------------------------------------------------------------------
Stepstone California Tax-Free Money Market Fund

                                                  FACE
                                                 AMOUNT    VALUE
                                                  (000)    (000)
                                                --------- -------
CALIFORNIA MUNICIPAL BONDS (98.8%)
Alameda County, Multi-Family
   Housing, VRDN, RB (A) (B) (C)
   2.950%, 02/07/96   . . . . . . . . . . .      $  900   $    900
California Department of Water
   Resources, Central Valley Project,
   Ser N, VRDN, RB, CGIC Insured
   (A) (B)
   3.100%, 02/07/96   . . . . . . . . . . .       3,000      3,000
California Education Facilities,
   Carnegie, TECP
   3.100%, 05/03/96   . . . . . . . . . . .       1,000      1,000
California Health Facilities Financing
   Authority, Kaiser Permanente,
   Ser A, RB (A) (B)
   6.500%, 10/01/96   . . . . . . . . . . .         500        510
California Health Facilities Financing
   Authority, Catholic Health Care,
   Ser A, VRDN, RB, MBIA Insured
   (A) (B)
   2.850%, 02/07/96   . . . . . . . . . . .       1,000      1,000
California Health Facilities Financing
   Authority, Ser B, VRDN, RB, FGIC
   Insured (A) (B)
   2.900%, 02/07/96   . . . . . . . . . . .         500        500
California Health Facilities Financing
   Authority, Santa Barbara, VRDN,
   RB (A) (B) (C)
   2.800%, 02/07/96   . . . . . . . . . . .       2,900      2,900
California Health Facilities Financing
   Authority, Sutter Community
   Hospital, Ser A, VRDN, RB (A) (B)
   3.300%, 02/07/96   . . . . . . . . . . .         400        400
California Health Facilities Financing
   Authority, Adventist Health Systems,
   VRDN, RB (A) (B) (C)
   2.800%, 02/07/96   . . . . . . . . . . .       1,500      1,500
California Health Facilities Financing
   Authority, Children's Hospital,
   VRDN, RB, MBIA Insured
   2.900%, 02/07/96   . . . . . . . . . . .         900        900
California Health Facilities Financing
   Authority, Memorial Health
   Services, VRDN, RB (A) (B)
   2.800%, 02/07/96   . . . . . . . . . . .       5,040      5,040
California Health Facilities Financing
   Authority, Kaiser Permanente,
   Ser A, VRDN, RB (A) (B)
   2.800%, 02/07/96   . . . . . . . . . . .       5,000      5,000
California Health Facilities Financing
   Authority, St. Joseph's Hospital,
   VRDN, RB (A) (B)
   3.250%, 02/07/96   . . . . . . . . . . .         600        600
California Pollution Control Finance
   Authority, Pac-88c, TECP
   3.350%, 02/07/96   . . . . . . . . . . .       1,000      1,000
California Pollution Control Finance
   Authority, TECP (C)
   3.150%, 05/10/96   . . . . . . . . . . .       1,000      1,000
California Pollution Control Finance
   Authority, Minnesota Mining &
   Manufacturing Project, VRDN,
   RB (A) (B)
   3.050%, 11/01/96   . . . . . . . . . . .         400        400
California Pollution Control Finance
   Authority, Shell Oil, Ser A, VRDN,
   RB (A) (B)
   3.250%, 02/07/96   . . . . . . . . . . .       2,400      2,400
California Pollution Control Finance
   Authority, Shell Oil, VRDN,
   RB (A) (B)
   3.250%, 02/07/96   . . . . . . . . . . .       1,400      1,400
California Pollution Control Finance
   Authority, Southern California
   Edison, Ser A, VRDN, RB (A) (B)
   3.700%, 02/07/96   . . . . . . . . . . .       1,600      1,600
California Pollution Control Finance
   Authority, Southern California
   Edison, Ser D, VRDN, RB (A) (B)
   3.700%, 02/07/96   . . . . . . . . . . .         400        400
California Pollution Control Finance
   Authority, Southern California
   Edison, Ser B, VRDN, RB (A) (B)
   3.700%, 02/07/96   . . . . . . . . . . .         600        600

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
California Tax-Free Money Market Fund (cont'd)

                                                  FACE
                                                 AMOUNT    VALUE
                                                  (000)    (000)
                                                --------- -------
CALIFORNIA MUNICIPAL BONDS (CONTINUED)
California Pollution Control Finance
   Authority, Southern California
   Edison, Ser C, VRDN, RB (A) (B)
   3.700%, 02/07/96   . . . . . . . . . . .      $3,200   $  3,200
California Pollution Control Finance
   Authority, Shell Oil, Ser A, VRDN,
   RB, MBIA Insured (A) (B)
   3.250%, 02/07/96   . . . . . . . . . . .         200        200
California Pollution Control Finance
   Authority, Exxon Project, VRDN,
   RB (A) (B) (C)
   3.500%, 02/07/96   . . . . . . . . . . .       5,000      5,000
California Revenue Anticipation
   Warrants, FGIC Insured
   5.750%, 04/25/96   . . . . . . . . . . .         470        472
California Statewide Community
   Development Authority, St. Joseph
   Health System, VRDN, RB (A) (B)
   2.800%, 02/07/96   . . . . . . . . . . .       1,600      1,600
   3.200%, 02/07/96   . . . . . . . . . . .       3,700      3,700
California Statewide Community
   Development Authority, Sutter
   Health Group, VRDN, RB,
   AMBAC Insured
   3.300%, 02/07/96   . . . . . . . . . . .       1,100      1,100
City of San Diego Multi-Family
   Housing, University Apartments,
   VRDN, RB (A) (B)
   2.950%, 02/07/96   . . . . . . . . . . .       1,500      1,500
Contra Costa Transportation Authority,
   Sales Tax Revenue, Ser A, VRDN,
   RB, FGIC Insured (A) (B)
   2.900%, 02/07/96   . . . . . . . . . . .       3,500      3,500
County of San Diego
   Teeter Obligation, TECP (C)
   3.300%, 04/04/96   . . . . . . . . . . .       1,000      1,000
Del Mar Race Track Authority.
   TECP (C)
   3.650%, 02/22/96   . . . . . . . . . . .       1,000      1,000
Eastern Municipal Water District,
   COP, Ser B, VRDN, RB, FGIC
   Insured (A) (B)
   2.900%, 02/07/96   . . . . . . . . . . .         100        100
Escondido Unified School District,
   Ser A, GO, FGIC Insured
   3.400%, 09/01/96   . . . . . . . . . . .       1,000      1,000
Golden Empire School Finance
   Authority, Kern High School,
   VRDN, RB (A) (B) (C)
   2.950%, 02/07/96   . . . . . . . . . . .         600        600
Healdsburg Community
   Redevelopment Agency, VRDN,
   RB (A) (B) (C)
   3.500%, 02/07/96   . . . . . . . . . . .       3,760      3,760
Huntington Park Redevelopment
   Agency, VRDN, RB (A) (B) (C)
   3.550%, 02/07/96   . . . . . . . . . . .       1,170      1,170
Irvine Ranch Water District,
   VRDN, GO (A) (B) (C)
   4.150%, 02/07/96   . . . . . . . . . . .       2,700      2,700
Irvine Ranch Water District,
   Capital Improvement Project,
   COP, VRDN, RB (A) (B)
   3.800%, 02/07/96   . . . . . . . . . . .         500        500
Long Beach Harbor Revenue, RB
   6.500%, 05/15/96   . . . . . . . . . . .       1,200      1,209
Los Angeles County Transportation
   Commission, Sales Tax Revenue,
   RB, Pre-Refunded 07/01/96 @ 102
   7.600%, 07/01/06   . . . . . . . . . . .       1,355      1,403
Los Angeles Metro Transportation
   Authority, TECP (C)
   3.150%, 02/01/96   . . . . . . . . . . .       2,000      2,000
Los Angeles Waste Water, TECP (C)
   3.650%, 02/16/96   . . . . . . . . . . .       3,000      3,000
Los Angeles Department of
   Water & Power, TECP
   3.650%, 02/08/96   . . . . . . . . . . .       3,000      3,000
Modesto, COP, High School & City
   School District, VRDN, RB
   (A) (B) (C)
   3.050%, 02/07/96   . . . . . . . . . . .       1,400      1,400
Riverside County Transportation
   Commission, TECP (C)
   3.900%, 02/08/96   . . . . . . . . . . .       1,000      1,000

STEPSTONE FUNDS(R)                                              January 31, 1996
--------------------------------------------------------------------------------
California Tax-Free Money Market Fund (cont'd)

                                                  FACE
                                                 AMOUNT    VALUE
                                                  (000)    (000)
                                                --------- -------
CALIFORNIA MUNICIPAL BONDS (CONTINUED)
Sacramento County Multi-Family
   Housing, VRDN, RB (A) (B) (C)
   3.400%, 02/07/96   . . . . . . . . . . .      $2,800   $  2,800
San Bernadino Transportation
   Authority, Sales Tax Revenue,
   VRDN, RB (A) (B) (C)
   3.150%, 02/07/96   . . . . . . . . . . .       3,500      3,500
San Bernadino County Housing
   Authority, Victoria Terrace,
   Project A, VRDN, RB (A) (B) (C)
   3.000%, 02/07/96   . . . . . . . . . . .       5,000      5,000
San Bernardino Multi-Family Housing,
   Western #3 Project,
   VRDN, RB (A) (B) (C)
   3.000%, 02/07/96   . . . . . . . . . . .       2,500      2,500
San Bernardino Multi-Family Housing,
   Western #4 Project,
   VRDN, RB (A) (B) (C)
   3.000%, 02/07/96   . . . . . . . . . . .       2,500      2,500
San Diego Transportation Authority,
   TECP (C)
   3.250%, 02/07/96   . . . . . . . . . . .       2,500      2,500
   3.050%, 03/06/96   . . . . . . . . . . .       1,600      1,600
San Diego Water Authority, TECP
   3.200%, 04/12/96   . . . . . . . . . . .       1,000      1,000
San Jose Unified School District,
   County of Santa Clara, TRAN
   4.750%, 09/19/96   . . . . . . . . . . .       2,000      2,008
San Mateo, TRAN
   4.500%, 07/01/96   . . . . . . . . . . .       2,000      2,004
Santa Clara Transport Authority,
   VRDN, RB (A) (B) (C)
   3.650%, 02/07/96   . . . . . . . . . . .       1,000      1,000
Santa Clara Water District, RB,
   Pre-Refunded 06/01/96 @ 100
   5.750%, 06/01/96   . . . . . . . . . . .       1,400      1,410
   Santa Cruz County, TRAN
   4.500%, 07/11/96   . . . . . . . . . . .       2,000      2,004
Solano County, TRAN
   4.500%, 11/01/96   . . . . . . . . . . .       2,500      2,512
Southern California Metro Water,
   TECP (C)
   3.650%, 02/22/96   . . . . . . . . . . .       1,000      1,000
Tracy Sycamore Multi-Family Housing,
   VRDN, RB (A) (B) (C)
   3.200%, 02/07/96   . . . . . . . . . . .       2,300      2,300
Tri City Hospital District, Imperial
   Municipal Services Group, RB,
   Pre-Refunded 02/01/96 @ 100
   9.875%, 02/01/09   . . . . . . . . . . .       1,900      1,900
Vallejo Housing Authority, Multi-
   Family Revenue, VRDN, RB,
   FNMA Insured (A) (B)
   2.950%, 02/07/96   . . . . . . . . . . .         900        900
Vallejo Housing Authority, Multi-
   Family Revenue, VRDN, RB
   (A) (B) (C)
   3.200%, 02/07/96   . . . . . . . . . . .       5,000      5,000
West Covina Redevelopment Agency,
   Lakes Public Parking Project,
   VRDN, RB (A) (B) (C)
   3.650%, 02/07/96   . . . . . . . . . . .       2,025      2,025
------------------------------------------------------------------
     Total California Municipal Bonds
       (cost $122,626,892)    . . . . . . .                122,627
------------------------------------------------------------------
CASH EQUIVALENT (2.2%)  . . . . . . . . . .
SEI California Tax Free Money
   Market Portfolio (A)
   3.180%   . . . . . . . . . . . . . . . .                  2,713
------------------------------------------------------------------
     Total Cash Equivalent
       (Cost $2,712,612)    . . . . . . . .                  2,713
------------------------------------------------------------------
     Total Investments (101.0%)
       (Cost $125,339,504)    . . . . . . .                125,340
------------------------------------------------------------------
Other Assets and Liabilities (-1.0%)  . . .                 (1,240)
------------------------------------------------------------------

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
California Tax-Free Money Market Fund (cont'd)


                                                           VALUE
                                                           (000)
                                                          -------
NET ASSETS:
   Fund shares of Institutional Class
     (unlimited authorization--no par
     value) based on 42,920,481
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . .               $ 42,920
   Fund shares of Investment Class
     unlimited authorization--no par
     value) based on 81,181,155
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . .                 81,182
   Accumulated Net Realized
     Loss on Investments    . . . . . . . .                     (2)
------------------------------------------------------------------
Total Net Assets: (100.0%)  . . . . . . . .               $124,100
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . .                  $1.00
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INVESTMENT CLASS   . . . . . . . . . . .                  $1.00
==================================================================

(A) Floating Rate Security--The rate reflected on the Statement of Net Assets is the rate in effect on January 31, 1996.
(B) Put and Demand Feature--The date reported is the lesser of the maturity or the put date.
(C) Securities are held in conjunction with a letter of credit by a major commercial bank or financial institution.
AMBAC--American Municipal Bond Assurance Company
COP--Certificate of Participation
CGIC--California Guaranty Insurance Company
FGIC--Financial Guaranty Insurance Company
FNMA--Federal National Mortgage Association
GO--General Obligation
MBIA--Municipal Bond Investors Assurance
RB--Revenue Bond
Ser--Series
TECP--Tax Exempt Commercial Paper
TRAN--Tax and Revenue Anticipation Note
VRDN--Variable Rate Demand Note

The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS                                         January 31, 1996
--------------------------------------------------------------------------------
Stepstone Intermediate-Term Bond Fund

                                                  FACE    MARKET
                                                 AMOUNT    VALUE
                                                  (000)    (000)
                                                --------- -------
CORPORATE OBLIGATIONS (38.2%)
American Telephone & Telegraph
   7.500%, 06/01/06   . . . . . . . . . . .      $3,000     $3,330
Arkansas Electric Cooperative
   7.330%, 06/30/08   . . . . . . . . . . .       2,492      2,701
Avco Financial Services
   7.375%, 08/15/01   . . . . . . . . . . .       3,500      3,745
Bankers Trust, NY
   7.250%, 01/15/03   . . . . . . . . . . .       3,500      3,679
   7.500%, 11/15/15   . . . . . . . . . . .       1,500      1,552
Banponce
   6.750%, 12/15/05   . . . . . . . . . . .       2,000      2,022
Ford Motor Credit
   8.200%, 02/15/02   . . . . . . . . . . .       4,000      4,450
Province of British Columbia
   6.500%, 01/15/26   . . . . . . . . . . .       5,000      4,956
Province of Manitoba
   6.125%, 01/19/04   . . . . . . . . . . .       3,000      3,015
Province of Ontario
   7.380%, 01/27/03   . . . . . . . . . . .       4,000      4,315
Pacific Gas & Electric
   8.750%, 01/01/01   . . . . . . . . . . .         780        872
   6.250%, 08/01/03   . . . . . . . . . . .       2,000      2,010
Panhandle Eastern
   7.880%, 08/15/04   . . . . . . . . . . .       3,000      3,308
Pepsico
   5.880%, 06/01/00   . . . . . . . . . . .       3,500      3,531
Ralston Purina
   7.750%, 10/01/15   . . . . . . . . . . .       1,000      1,072
Salomon Brothers
   7.750%, 05/15/00   . . . . . . . . . . .       2,000      2,100
Southern California Edison First
   Mortgage
   5.630%, 10/01/02   . . . . . . . . . . .       4,000      3,915
Union Electric
   6.880%, 08/01/04   . . . . . . . . . . .       2,500      2,647
------------------------------------------------------------------
     Total Corporate Obligations
       (cost $50,713,720)   . . . . . . . .                 53,220
------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS (42.0%)
United States Treasury Bonds
   7.130%, 02/15/23   . . . . . . . . . . .       3,900      4,418
   6.880%, 08/15/25   . . . . . . . . . . .       2,500      2,788
United States Treasury Notes
   6.380%, 07/15/99   . . . . . . . . . . .       1,000      1,039
   6.250%, 05/31/00   . . . . . . . . . . .       7,000      7,274
   6.130%, 07/31/00   . . . . . . . . . . .      13,100     13,556
   6.130%, 09/30/00   . . . . . . . . . . .       9,000      9,319
   5.880%, 02/15/04   . . . . . . . . . . .      12,000     12,258
   7.250%, 08/15/04   . . . . . . . . . . .       3,500      3,893
   6.250%, 08/15/23   . . . . . . . . . . .       4,000      4,072
------------------------------------------------------------------
     Total U.S. Treasury Obligations
       (cost $56,820,022)   . . . . . . . .                 58,617
------------------------------------------------------------------
ASSET BACKED SECURITIES (5.8%)
American Express Master Trust
   7.150%, 08/15/99   . . . . . . . . . . .       4,000      4,181
Bridgestone Firestone Master Trust
   6.250%, 12/01/99   . . . . . . . . . . .       1,000      1,001
J.C. Penney Master Credit Card Trust
   9.630%, 06/15/00   . . . . . . . . . . .       2,500      2,877
------------------------------------------------------------------
     Total Asset Backed Securities
       (Cost $7,538,833)    . . . . . . . .                  8,059
------------------------------------------------------------------
REPURCHASE AGREEMENTS (12.6%)
Deutsche Morgan Grenfell/
   C.J. Lawrence,
   5.95%, dated 01/31/96, matures
   02/01/96, repurchase price
   $17,548,455 (collateralized by U.S.
   Treasury Notes, total par value
   $17,129,000, 5.875%--8.00%,
   10/15/96--06/30/00: total market
   value $17,897,140)     . . . . . . . . .                 17,546
------------------------------------------------------------------
     Total Repurchase Agreements
       (cost $17,545,555)   . . . . . . . .                 17,546
------------------------------------------------------------------
     Total Investments (98.6%)
       (cost $132,618,130)    . . . . . . .                137,442
------------------------------------------------------------------
Other Assets and Liabilities (1.4%)   . . .                  1,917
------------------------------------------------------------------

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Intermediate-Term Bond Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                           (000)
                                                          -------
NET ASSETS:
   Fund shares of Institutional Class
     (unlimited authorization--no par
     value) based on 12,516,925
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . .               $129,017
   Fund shares of Investment Class
     (unlimited authorization--no par
     value) based on 604,695 outstanding
     shares of beneficial interest    . . .                  6,793
   Undistributed Net Investment Income    .                    137
   Accumulated Net Realized Loss
     on Investments   . . . . . . . . . . .                 (1,412)
   Net Unrealized Appreciation
     on Investments   . . . . . . . . . . .                  4,824
------------------------------------------------------------------
Total Net Assets: (100.0%)  . . . . . . . .               $139,359
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . .                 $10.62
------------------------------------------------------------------
NET ASSET VALUE AND REDEMPTION
   PRICE PER SHARE--INVESTMENT CLASS    . .                 $10.61
------------------------------------------------------------------
MAXIMUM OFFERING PRICE PER SHARE--
   INVESTMENT CLASS ($10.61/97%)    . . . .                 $10.94
==================================================================

The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS                                         January 31, 1996
--------------------------------------------------------------------------------
Stepstone Limited Maturity Government Fund

                                                  FACE     MARKET
                                                 AMOUNT    VALUE
                                                  (000)    (000)
                                                --------- -------
U.S. GOVERNMENT AGENCY OBLIGATIONS (27.9%)
FFCB
   6.640%, 05/18/96 (A)   . . . . . . . . .      $1,750    $ 1,756
FHLB
   5.420%, 11/20/96   . . . . . . . . . . .         600        601
   8.260%, 12/31/96 (A)   . . . . . . . . .       2,000      2,043
   6.180%, 11/20/97 (A)   . . . . . . . . .       1,400      1,420
   5.625%, 12/15/00   . . . . . . . . . . .         750        755
FHLMC
   6.210%, 05/13/96   . . . . . . . . . . .       2,500      2,507
   5.570%, 08/20/97   . . . . . . . . . . .       1,000      1,007
------------------------------------------------------------------
     Total U.S. Government Agency
       Obligations (cost $10,003,111)   . .                 10,089
------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS (19.5%)
United States Treasury Bond
   5.500%, 12/31/2000   . . . . . . . . . .         900        909
United States Treasury Notes
   5.880%, 05/31/96   . . . . . . . . . . .       1,000      1,002
   4.380%, 08/15/96   . . . . . . . . . . .       1,000        996
   5.880%, 08/15/98   . . . . . . . . . . .       1,000      1,020
   7.130%, 09/30/99   . . . . . . . . . . .       1,000      1,065
   6.130%, 07/31/00   . . . . . . . . . . .       2,000      2,070
------------------------------------------------------------------
     Total U.S. Treasury Obligations
       (cost $6,876,047)    . . . . . . . .                  7,062
------------------------------------------------------------------
U.S. GOVERNMENT AGENCY
MORTGAGE-BACKED OBLIGATIONS (40.7%)
FHLMC, Gold 5 Year Balloon Program
   6.000%, 03/01/98   . . . . . . . . . . .       1,273      1,284
   6.000%, 04/01/99   . . . . . . . . . . .         863        871
   7.500%, 10/01/99   . . . . . . . . . . .       2,137      2,215
   8.000%, 01/01/00   . . . . . . . . . . .       1,611      1,670
   8.000%, 03/01/00   . . . . . . . . . . .       1,743      1,808
GNMA
   8.500%, 12/15/01   . . . . . . . . . . .          40         43
   8.000%, 04/15/02   . . . . . . . . . . .         537        563
   8.000%, 05/15/02   . . . . . . . . . . .         100        105
   8.000%, 07/15/02   . . . . . . . . . . .         487        510
   7.500%, 06/15/07   . . . . . . . . . . .          95         99
   7.500%, 05/15/08   . . . . . . . . . . .         185        192
   7.500%, 06/15/08   . . . . . . . . . . .         161        167
   7.500%, 02/15/09   . . . . . . . . . . .         192        199
   7.500%, 03/15/09   . . . . . . . . . . .         585        607
   7.500%, 06/15/09   . . . . . . . . . . .         682        707
   8.500%, 07/15/09   . . . . . . . . . . .         118        125
   7.500%, 10/15/09   . . . . . . . . . . .         234        244
   8.000%, 11/15/09   . . . . . . . . . . .         346        363
   7.500%, 01/15/10   . . . . . . . . . . .         675        700
   8.500%, 03/15/10   . . . . . . . . . . .         778        819
   8.000%, 04/15/10   . . . . . . . . . . .         601        630
   7.500%, 07/15/10   . . . . . . . . . . .         767        796
------------------------------------------------------------------
     Total U.S. Government Agency
       Mortgage-Backed Obligations
       (cost $14,437,452)   . . . . . . . .                 14,717
------------------------------------------------------------------
BANKERS ACCEPTANCE (3.8%)
Chemical Bank, New York
   5.640%, 02/29/96   . . . . . . . . . . .       1,106      1,102
NationsBank N.A.
   5.730%, 04/02/96   . . . . . . . . . . .         142        141
   5.730%, 04/08/96   . . . . . . . . . . .         111        111
------------------------------------------------------------------
     Total Bankers Acceptance
       (Cost $1,353,588)    . . . . . . . .                  1,354
------------------------------------------------------------------
CERTIFICATES OF DEPOSIT (2.9%)
Northern Trust, Chicago
   9.010%, 02/03/97   . . . . . . . . . . .       1,000      1,036
------------------------------------------------------------------
     Total Certificates of Deposit
       (cost $1,033,382)    . . . . . . . .                  1,036
------------------------------------------------------------------
REPURCHASE AGREEMENT (4.5%)
Morgan Stanley & Company,
   Incorporated 5.82% dated 01/31/96,
   matures 02/01/96, repurchase price
   $1,633,142 (collateralized by FNMA,
   par value $1,650,000, 6.68%, matures
   01/01/11: total market value
   $1,673,882)    . . . . . . . . . . . . .                  1,633
------------------------------------------------------------------
     Total Repurchase Agreement
       (Cost $1,632,877)  . . . . . . . . .                  1,633
------------------------------------------------------------------
     Total Investments (99.3%)
       (Cost $35,336,457)   . . . . . . . .                 35,891
------------------------------------------------------------------
Other Assets and Liabilities (0.7%)   . . .                    255
------------------------------------------------------------------

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Limited Maturity Government Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                           (000)
                                                          -------
NET ASSETS:
   Fund shares of Institutional Class
     (unlimited authorization - no par
     value) based on 3,661,323
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . .                $36,625
   Fund shares of Investment Class
     (unlimited authorization - no par
     value) based on 64,695 outstanding
     shares of beneficial interest    . . .                    739
   Overdistributed Net Investment Income                        (6)
   Accumulated Net Realized Loss
     on Investments   . . . . . . . . . . .                 (1,767)
   Net Unrealized Appreciation
     on Investments   . . . . . . . . . . .                    555
------------------------------------------------------------------
Total Net Assets: (100.0%)  . . . . . . . .                $36,146
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . .                  $9.70
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INVESTMENT CLASS   . . . . . . . . . . .                  $9.71
==================================================================

(A) The dates reported are the lesser of the maturity date or the call date.

FFCB-Federal Farm Credit Bank
FHLB-Federal Home Loan Bank
FHLMC-Federal Home Loan Mortgage Corporation
GNMA-Government National Mortgage Association

The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS                                         January 31, 1996
--------------------------------------------------------------------------------
Stepstone California Tax-Free Bond Fund

                                                  FACE     MARKET
                                                 AMOUNT    VALUE
                                                  (000)    (000)
                                                --------- -------
CALIFORNIA MUNICIPAL BONDS (94.4%)
Alameda County, Santa Rita Jail
   Project, COP, MBIA Insured
   5.250%, 12/01/04   . . . . . . . . . . .        $500       $524
Anaheim Public Financing Authority,
   Electric Utililty Projects, RB, Callable
   04/01/05 @ 100, MBIA Insured
   5.500%, 10/01/10   . . . . . . . . . . .         250        254
Antioch Public Finance Authority,
   Police Facilities Project, Lease RB,
   MBIA Insured
   4.550%, 01/01/03   . . . . . . . . . . .         500        502
Berkeley Unified School District,
   GO, Ser D
   8.250%, 08/01/05   . . . . . . . . . . .         345        437
California Educational Faciltities,
   Pepperdine University, RB,
   Callable 01/15/97 @ 102
   6.750%, 01/15/06   . . . . . . . . . . .         500        522
California State, GO
   4.200%, 09/01/02   . . . . . . . . . . .         250        243
Contra Costa Transportation
   Authority, Sales Tax RB, SER A,
   Escrowed to Maturity
   6.300%, 03/01/00   . . . . . . . . . . .         250        270
Cupertino, COP, Callable
   01/01/03 @ 102
   5.500%, 01/01/05   . . . . . . . . . . .         500        515
Gilroy Unified School District, COP,
   Measure J Capital Projects
   5.750%, 09/01/05   . . . . . . . . . . .         235        251
Los Angeles Department of Airports,
   RB, SER B, FGIC Insured
   6.500%, 05/15/04   . . . . . . . . . . .         500        568
Los Angeles, GO, Callable
   09/01/03 @ 101
   5.400%, 09/01/06   . . . . . . . . . . .         300        314
Los Angeles, Wastewater System RB,
   SER B, Callable 06/01/03 @ 102,
   MBIA Insured
   5.400%, 06/01/08   . . . . . . . . . . .         300        309
Moulton-Niguel Water District, COP,
   Callable 09/01/03 @ 102,
   AMBAC Insured
   4.750%, 09/01/04   . . . . . . . . . . .         300        303
M-S-R Public Power Agency, San Juan
   Project, RB, SER F, Callable
   07/01/03 @ 102, Callable
   07/01/05 @ 100
   6.000%, 07/01/08   . . . . . . . . . . .         230        248
Sacramento Municipal Utility
   District, Electric Revenue,
   SER C, FGIC Insured
   5.750%, 11/15/08   . . . . . . . . . . .         550        580
San Diego County Water Authority,
   COP, SER A, Callable 05/01/03
   @ 100, Callable 05/01/01 @ 102
   6.250%, 05/01/04   . . . . . . . . . . .         480        528
San Francisco City & County, GO,
   Utility Public Safety Improvement
   Project, SER F, FGIC Insured
   6.500%, 06/15/08   . . . . . . . . . . .         350        380
San Francisco Building Authority,
   Department General Services,
   Lease RB, SER A
   4.500%, 10/01/00   . . . . . . . . . . .         300        300
   Santa Clara, COP, AMBAC Insured
   6.000%, 05/15/12   . . . . . . . . . . .         400        419
Santa Cruz County,  Public Facilities
   Financing Authority, Tax Allocation,
   Callable 09/01/03 @ 102, MBIA
   Insured
   5.100%, 09/01/05   . . . . . . . . . . .         500        519
------------------------------------------------------------------
     Total California Municipal Bonds
       (Cost $7,773,603)    . . . . . . . .                  7,986
------------------------------------------------------------------

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
California Tax-Free Bond Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                           (000)
                                                          -------
CASH EQUIVALENT (3.4%)
Provident California Tax Free
   Money Market (A)
   2.990%, 02/07/96   . . . . . . . . . . .                $   147
SEI California Tax Free Money
   Market Portfolio (A)
   3.180%, 02/07/96   . . . . . . . . . . .                    145
------------------------------------------------------------------
     Total Cash Equivalent
       (Cost $292,366)    . . . . . . . . .                    292
------------------------------------------------------------------
     Total Investments (97.8%)
       (Cost $8,065,969)    . . . . . . . .                  8,278
------------------------------------------------------------------
Other Assets and Liabilities (2.2%)   . . .                    184
------------------------------------------------------------------
NET ASSETS:
   Fund shares of Institutional Class
     (unlimited authorization--no par
     value) based on 425,808 outstanding
     shares of beneficial interest    . . .                  5,235
   Fund shares of Investment Class
     (unlimited authorization--no par
     value) based on 433,486 outstanding
     shares of beneficial interest    . . .                  4,310
   Undistributed Net Investment Income    .                     13
   Accumulated Net Realized
     Loss on Investments    . . . . . . . .                 (1,308)
   Net Unrealized Appreciation
     on Investments   . . . . . . . . . . .                    212
------------------------------------------------------------------
Total Net Assets: (100.0%)  . . . . . . . .                 $8,462
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . .                 $ 9.85
------------------------------------------------------------------
NET ASSET VALUE AND REDEMPTION
   PRICE PER SHARE--INVESTMENT CLASS    . .                 $ 9.84
------------------------------------------------------------------
MAXIMUM OFFERING PRICE PER SHARE--
   INVESTMENT CLASS ($9.84/97%)   . . . . .                 $10.14
==================================================================

(A) Floating Rate Security-The rate reflected on the Statement of Net Assets is the rate in effect on January 31, 1996.

AMBAC--American Municipal Bond Assurance Company
COP--Certificates of Participation
FGIC--Financial Guaranty Insurance Corporation
GO--General Obligation
MBIA--Municipal Bond Investors Assurance
RB--Revenue Bond
Ser--Series

The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS                                         January 31, 1996
--------------------------------------------------------------------------------
Stepstone Convertible Security Fund

                                                  FACE     MARKET
                                                 AMOUNT    VALUE
                                                  (000)    (000)
                                                --------- -------
CONVERTIBLE BONDS (61.9%)
AMR
   6.130%, 11/01/24   . . . . . . . . . . .      $  300    $   309
Airborne Freight
   6.750%, 08/15/01   . . . . . . . . . . .         150        152
Alza
   0.000%, 07/14/14   . . . . . . . . . . .         700        304
Automatic Data Processing
   0.000%, 02/20/12   . . . . . . . . . . .         500        263
Bay Networks   (144A)
   5.250%, 05/15/03   . . . . . . . . . . .         175        198
Boston Chicken
   0.000%, 06/01/15   . . . . . . . . . . .       1,200        358
Browning Ferris Industries
   6.250%, 08/15/12   . . . . . . . . . . .         200        201
Chiron
   5.250%, 05/21/02   . . . . . . . . . . .         225        235
Chubb Capital
   6.000%, 05/15/98   . . . . . . . . . . .         200        238
Columbia HCA Healthcare
   6.750%, 10/01/06   . . . . . . . . . . .         150        151
Comcast
   1.130%, 04/15/07   . . . . . . . . . . .         425        218
Conner Peripherals
   6.750%, 03/01/01   . . . . . . . . . . .         300        315
Consolidated Natural Gas
   7.250%, 12/15/15   . . . . . . . . . . .         250        260
Cooper Industries
   7.050%, 01/01/15   . . . . . . . . . . .         113        117
Federated Department Stores
   5.000%, 10/01/03   . . . . . . . . . . .         400        398
Fifth Third Bank
   4.250%, 01/15/98   . . . . . . . . . . .         250        282
First Data
   5.000%, 12/15/99   . . . . . . . . . . .         240        408
General Instruments
   5.000%, 06/15/00   . . . . . . . . . . .         225        246
Horace Mann Educators
   6.500%, 12/01/99   . . . . . . . . . . .         250        256
Inco Limited
   7.750%, 03/15/16   . . . . . . . . . . .         150        160
Integrated Health Services
   5.750%, 01/01/01   . . . . . . . . . . .         300        301
Legg Mason
   5.250%, 05/01/03   . . . . . . . . . . .         100        119
Liberty Property Trust
   8.000%, 07/01/01   . . . . . . . . . . .         300        330
Lowe's
   3.000%, 07/22/03   . . . . . . . . . . .         150        184
Magna International
   5.000%, 10/15/02   . . . . . . . . . . .         250        250
Motorola
   0.000%, 09/27/13   . . . . . . . . . . .         475        354
Noble Affiliates
   4.250%, 11/01/03   . . . . . . . . . . .         175        175
Olsten
   4.880%, 05/15/03   . . . . . . . . . . .         250        296
Seagate Technology
   6.750%, 05/01/12   . . . . . . . . . . .         150        209
Softkey International (144A)
   5.500%, 11/01/00   . . . . . . . . . . .         325        231
Sports and Recreation
   4.250%, 11/01/00   . . . . . . . . . . .         200        119
Staples
   4.500%, 10/01/00   . . . . . . . . . . .         325        327
Texas Instrument
   2.750%, 09/29/02   . . . . . . . . . . .         100        115
3Com (144A)
   10.250%, 11/01/01  . . . . . . . . . . .         200        314
Thermo Electron (144A)
   4.250%, 01/01/03   . . . . . . . . . . .         375        430
Time Warner
   0.000%, 06/22/13   . . . . . . . . . . .         500        208
   8.750%, 01/10/15   . . . . . . . . . . .          82         85
U.S. Cellular
   0.000%, 06/15/15   . . . . . . . . . . .         675        242
U.S. Filter (144A)
   6.000%, 09/15/05   . . . . . . . . . . .         250        284
WMX Technologies
   2.000%, 01/24/05   . . . . . . . . . . .         300        263
Whirlpool
   0.000%, 05/14/11   . . . . . . . . . . .         500        197
Worldcom
   5.000%, 08/15/03   . . . . . . . . . . .         200        214
------------------------------------------------------------------
     Total Convertible Bonds
       (Cost $9,722,218)    . . . . . . . .                 10,316
------------------------------------------------------------------

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Convertible Securities Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                               ---------- -------
COMMON STOCKS (12.0%)
AUTOMOTIVE (6.2%)
Chrysler  . . . . . . . . . . . . . . . . .      12,778    $   738
Ford Motor  . . . . . . . . . . . . . . . .       9,796        290
------------------------------------------------------------------
                                                             1,028
------------------------------------------------------------------
BANKS (1.5%)
Barnett Banks of Florida  . . . . . . . . .       4,430        259
------------------------------------------------------------------
                                                               259
------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT (1.3%)
Motorola  . . . . . . . . . . . . . . . . .       4,000        215
------------------------------------------------------------------
                                                               215
------------------------------------------------------------------
FOOD, BEVERAGE & TOBACCO (1.4%)
ConAgra   . . . . . . . . . . . . . . . . .       5,343        245
------------------------------------------------------------------
                                                               245
------------------------------------------------------------------
RAILROADS (1.6%)
Burlington Northern Santa Fe  . . . . . . .       3,191        261
------------------------------------------------------------------
                                                               261
------------------------------------------------------------------
     Total Common Stocks
       (Cost $2,007,437)    . . . . . . . .                  2,008
------------------------------------------------------------------
PREFERRED STOCKS (18.5%)
COMPUTER SOFTWARE/SERVICES (4.7%)
General Motors Electronics
   $3.25, Cl E    . . . . . . . . . . . . .      10,100        789
------------------------------------------------------------------
                                                               789
------------------------------------------------------------------
BANKS (3.6%)
Banc One $3.50, Ser C   . . . . . . . . . .       3,000        198
Citicorp  $5.375, Ser B   . . . . . . . . .       2,000        403
------------------------------------------------------------------
                                                               601
------------------------------------------------------------------
COMMERCIAL SERVICES (1.3%)
SCI Finance LLC 3.125%  . . . . . . . . . .       3,000        228
------------------------------------------------------------------
                                                               228
------------------------------------------------------------------
FINANCIAL SERVICES (2.6%)
Conseco * 7.00%   . . . . . . . . . . . . .       6,500        430
------------------------------------------------------------------
                                                               430
------------------------------------------------------------------
PAPER & PAPER PRODUCTS (0.9%)
International Paper   . . . . . . . . . . .       3,000        145
------------------------------------------------------------------
                                                               145
------------------------------------------------------------------

                                                 SHARES/
                                                 FACE      MARKET
                                                 AMOUNT    VALUE
                                                 (000)     (000)
                                               ---------- -------
REAL ESTATE (1.8%)
Merry Land & Investment $2.15,
   Ser C    . . . . . . . . . . . . . . . .      10,000        299
------------------------------------------------------------------
                                                               299
------------------------------------------------------------------
RETAIL (1.0%)
Best Buy Capital 6.50%  . . . . . . . . . .       5,000        163
------------------------------------------------------------------
                                                               163
------------------------------------------------------------------
STEEL & STEEL WORKS (1.0%)
WHX $3.75 Ser B   . . . . . . . . . . . . .       3,500        168
------------------------------------------------------------------
                                                               168
------------------------------------------------------------------
WHOLESALE (1.6%)
Alco Standard $2.375, Ser AA  . . . . . . .       3,000        261
------------------------------------------------------------------
                                                               261
------------------------------------------------------------------
     Total Preferred Stocks
       (Cost $2,569,357)    . . . . . . . .                  3,084
------------------------------------------------------------------
TIME DEPOSITS (7.3%)
Sanwa Bank Limited
   5.750%, 02/01/96   . . . . . . . . . . .     $ 1,208      1,208
------------------------------------------------------------------
     Total Time Deposits
       (Cost $1,208,119)    . . . . . . . .                  1,208
------------------------------------------------------------------
     Total Investments (99.7%)
       (Cost $15,507,131)   . . . . . . . .                 16,616
------------------------------------------------------------------
Other Assets and Liabilities (0.3%)   . . .                     52
------------------------------------------------------------------
NET ASSETS:
   Fund shares of Institutional Class
     (unlimited authorization--no par
     value) based on 1,597,511
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . .                 15,594
   Undistributed Net Investment
     Income   . . . . . . . . . . . . . . .                     22
   Accumulated Net Realized Loss on
     Investments    . . . . . . . . . . . .                    (57)
   Net Unrealized Appreciation
     on Investments   . . . . . . . . . . .                  1,109
------------------------------------------------------------------
Total Net Assets: (100.0%)  . . . . . . . .                $16,668
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . .                 $10.43
==================================================================

* Non-income producing security
Cl--Class
Ser--Series
(144A)--Private Placement Security

STATEMENT OF NET ASSETS                                         January 31, 1996
--------------------------------------------------------------------------------
Stepstone Government Securities Fund

                                                  FACE     MARKET
                                                 AMOUNT    VALUE
                                                  (000)    (000)
                                                --------- -------
U.S. TREASURY OBLIGATIONS (76.3%)
United States Treasury Bonds
   5.500%, 12/31/00   . . . . . . . . . . .      $1,000     $1,010
   7.630%, 02/15/25   . . . . . . . . . . .         100        121
   6.880%, 08/15/25   . . . . . . . . . . .       9,500     10,595
United States Treasury Notes
   5.630%, 06/30/97   . . . . . . . . . . .       3,750      3,785
   7.380%, 11/15/97   . . . . . . . . . . .       2,000      2,081
   6.000%, 11/30/97   . . . . . . . . . . .         750        764
   5.380%, 11/30/97   . . . . . . . . . . .         500        504
   5.880%, 08/15/98   . . . . . . . . . . .       1,000      1,020
   5.500%, 11/15/98   . . . . . . . . . . .       5,750      5,816
   7.000%, 04/15/99   . . . . . . . . . . .       1,500      1,583
   6.880%, 08/31/99   . . . . . . . . . . .         250        264
   7.750%, 01/31/00   . . . . . . . . . . .       1,500      1,637
   7.500%, 11/15/01   . . . . . . . . . . .         500        553
   6.380%, 08/15/02   . . . . . . . . . . .       3,000      3,157
   7.880%, 11/15/04   . . . . . . . . . . .       1,500      1,734
   6.500%, 05/15/05   . . . . . . . . . . .         500        531
   5.880%, 11/15/05   . . . . . . . . . . .         500        511
------------------------------------------------------------------
     Total U.S. Treasury Obligations
       (Cost $34,788,128)   . . . . . . . .                 35,666
------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATIONS (11.0%)
Aid-Israel
   7.125%, 08/15/99   . . . . . . . . . . .       2,000      2,103
FNMA
   5.880%, 02/02/06   . . . . . . . . . . .       2,000      2,003
Tennessee Valley Authority
   6.380%, 06/15/05   . . . . . . . . . . .       1,000      1,036
------------------------------------------------------------------
     Total U.S. Government Agency
       Obligations (Cost $4,984,197)    . .                  5,142
------------------------------------------------------------------
CORPORATE OBLIGATIONS (10.3%) . . . . . . .
Chrysler Financial
   5.880%, 02/07/01   . . . . . . . . . . .       1,500      1,500
Ford Motor Credit
   5.750%, 01/25/01   . . . . . . . . . . .       1,000        999
Meditrust
   7.250%, 08/16/99   . . . . . . . . . . .       1,250      1,309
Salomon Brothers
   7.970%, 03/10/97   . . . . . . . . . . .       1,000      1,021
------------------------------------------------------------------
     Total Corporate Obligations
       (Cost $4,739,030)    . . . . . . . .                  4,829
------------------------------------------------------------------
TIME DEPOSITS (5.0%)  . . . . . . . . . . .
Sanwa Bank Limited
   5.750%, 02/01/96   . . . . . . . . . . .       2,324      2,324
------------------------------------------------------------------
     Total Time Deposits
       (Cost $2,323,878)    . . . . . . . .                  2,324
------------------------------------------------------------------
     Total Investments (102.6%)
       (Cost $46,835,233)   . . . . . . . .                 47,961
------------------------------------------------------------------
Other Assets and Liabilities (-2.6%)  . . .                 (1,236)
------------------------------------------------------------------
NET ASSETS:
   Fund shares of Institutional Class
     (unlimited authorization--no par
     value) based on 4,700,940
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . .                 45,904
   Undistributed Net Investment
     Income   . . . . . . . . . . . . . . .                     78
   Accumulated Net Realized Loss
     on Investments   . . . . . . . . . . .                   (383)
   Net Unrealized Appreciation
     on Investments   . . . . . . . . . . .                  1,126
------------------------------------------------------------------
Total Net Assets: (100.0%)  . . . . . . . .                $46,725
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . .                  $9.94
==================================================================

FNMA--Federal National Mortgage Association

The accompanying notes are an integral part of the financial statements.

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Balanced Fund

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                               ---------- -------
COMMON STOCKS (63.3%)
AEROSPACE & DEFENSE (1.2%)
Litton Industries*  . . . . . . . . . . . .      30,000    $ 1,477
Loral   . . . . . . . . . . . . . . . . . .      10,000        463
Watkins Johnson   . . . . . . . . . . . . .      21,600        832
------------------------------------------------------------------
                                                             2,772
------------------------------------------------------------------
AIR TRANSPORTATION (0.4%)
KLM  Royal Dutch Air*   . . . . . . . . . .      35,000      1,085
------------------------------------------------------------------
                                                             1,085
------------------------------------------------------------------
AIRCRAFT (2.5%)
Lockheed Martin   . . . . . . . . . . . . .      30,000      2,261
Textron   . . . . . . . . . . . . . . . . .      20,000      1,573
United Technologies   . . . . . . . . . . .      22,000      2,258
------------------------------------------------------------------
                                                             6,092
------------------------------------------------------------------
APPAREL/TEXTILES (0.3%)
Springs Industries, Cl A  . . . . . . . . .      20,000        800
------------------------------------------------------------------
                                                               800
------------------------------------------------------------------
AUTOMOTIVE (0.5%)
Chrysler  . . . . . . . . . . . . . . . . .      22,805      1,317
------------------------------------------------------------------
                                                             1,317
------------------------------------------------------------------
BANKS (1.7%)
Bank of New York  . . . . . . . . . . . . .      24,000      1,230
Bank of Boston  . . . . . . . . . . . . . .      25,000      1,144
First Union   . . . . . . . . . . . . . . .      10,000        579
J.P. Morgan   . . . . . . . . . . . . . . .      13,000      1,056
------------------------------------------------------------------
                                                             4,009
------------------------------------------------------------------
CHEMICALS (4.3%)
Cabot   . . . . . . . . . . . . . . . . . .      33,000      1,897
Dow Chemical  . . . . . . . . . . . . . . .      13,900      1,036
E.I. Du Pont De Nemours   . . . . . . . . .      17,500      1,345
First Mississippi   . . . . . . . . . . . .      40,000        985
Georgia Gulf    . . . . . . . . . . . . . .      28,400        905
Monsanto  . . . . . . . . . . . . . . . . .      10,000      1,303
Morton International  . . . . . . . . . . .      25,000        925
W.R. Grace  . . . . . . . . . . . . . . . .      20,000      1,233
Wellman   . . . . . . . . . . . . . . . . .      33,400        668
------------------------------------------------------------------
                                                            10,297
------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT (2.1%)
Harris  . . . . . . . . . . . . . . . . . .      17,600      1,102
ITT Industries  . . . . . . . . . . . . . .      15,000        390
ITT*  . . . . . . . . . . . . . . . . . . .      15,000        832
Motorola  . . . . . . . . . . . . . . . . .      24,000      1,290
Nimbus CD International*  . . . . . . . . .      25,000        191
Sprint  . . . . . . . . . . . . . . . . . .      27,100      1,169
------------------------------------------------------------------
                                                             4,974
------------------------------------------------------------------
COMPUTERS & SOFTWARE SERVICES (3.3%)
Compaq Computer *   . . . . . . . . . . . .      32,500      1,532
Computer Associates International   . . . .      40,750      2,786
Hewlett Packard   . . . . . . . . . . . . .      18,000      1,525
IBM   . . . . . . . . . . . . . . . . . . .      15,000      1,631
Tandem Computers*   . . . . . . . . . . . .      75,000        703
------------------------------------------------------------------
                                                             8,177
------------------------------------------------------------------
CONCRETE & MINERAL PRODUCTS (0.5%)
Hanson PLC, ADR   . . . . . . . . . . . . .      85,000      1,318
------------------------------------------------------------------
                                                             1,318
------------------------------------------------------------------
DRUGS (4.1%)
American Home Products  . . . . . . . . . .      20,000      2,040
Baxter International  . . . . . . . . . . .      26,200      1,192
Bristol-Myers Squibb  . . . . . . . . . . .      15,000      1,328
Mallinckrodt Group  . . . . . . . . . . . .      35,000      1,404
Merck   . . . . . . . . . . . . . . . . . .      15,000      1,054
SmithKline Beecham  . . . . . . . . . . . .      23,000      1,294
Warner Lambert  . . . . . . . . . . . . . .      15,000      1,406
------------------------------------------------------------------
                                                             9,718
------------------------------------------------------------------
ELECTRICAL UTILITIES (0.9%)
General Public Utilities  . . . . . . . . .      22,800        775
Nipsco Industries   . . . . . . . . . . . .      15,000        572
Ohio Edison   . . . . . . . . . . . . . . .      37,500        895
------------------------------------------------------------------
                                                             2,242
------------------------------------------------------------------
ENTERTAINMENT (0.7%)
Walt Disney   . . . . . . . . . . . . . . .      25,000      1,606
------------------------------------------------------------------
                                                             1,606
------------------------------------------------------------------

STEPSTONE FUNDS(R)                                              January 31, 1996
--------------------------------------------------------------------------------
Balanced Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                               ---------- -------
FINANCIAL SERVICES (3.5%)
Allstate  . . . . . . . . . . . . . . . . .      15,759     $  687
American Express  . . . . . . . . . . . . .      25,000      1,150
Bear Stearns  . . . . . . . . . . . . . . .      15,000        345
BRE Properties,  Cl A   . . . . . . . . . .      26,800        995
CBL and Associates Properties   . . . . . .      25,000        513
Donaldson, Lufkin, & Jenrette   . . . . . .      15,000        459
FNMA  . . . . . . . . . . . . . . . . . . .      60,000      2,070
ITT Hartford Group*   . . . . . . . . . . .      15,000        752
Travelers   . . . . . . . . . . . . . . . .      24,733      1,626
------------------------------------------------------------------
                                                             8,597
------------------------------------------------------------------
FOOD, BEVERAGE & TOBACCO (3.3%)
Archer-Daniels-Midland  . . . . . . . . . .      67,250      1,278
Hudson Foods, Cl A  . . . . . . . . . . . .      50,300        836
IBP   . . . . . . . . . . . . . . . . . . .      60,000      1,598
Pepsico   . . . . . . . . . . . . . . . . .      22,400      1,336
Philip Morris   . . . . . . . . . . . . . .      14,400      1,339
Sara Lee  . . . . . . . . . . . . . . . . .      15,000        506
Universal Foods   . . . . . . . . . . . . .      26,000      1,004
------------------------------------------------------------------
                                                             7,897
------------------------------------------------------------------
FORESTRY (0.4%)
Rayonier  . . . . . . . . . . . . . . . . .      25,000        906
------------------------------------------------------------------
                                                               906
------------------------------------------------------------------
GAS/NATURAL GAS (1.4%)
Coastal   . . . . . . . . . . . . . . . . .      15,000        568
Questar   . . . . . . . . . . . . . . . . .      18,000        587
Westcoast Energy  . . . . . . . . . . . . .      30,400        475
Williams  . . . . . . . . . . . . . . . . .      38,800      1,829
------------------------------------------------------------------
                                                             3,459
------------------------------------------------------------------
HOTELS & LODGING (0.5%)
Hilton Hotels   . . . . . . . . . . . . . .      15,000      1,166
------------------------------------------------------------------
                                                             1,166
------------------------------------------------------------------
HOUSEHOLD FURNITURE & FIXTURES (0.2%)
Leggett & Platt   . . . . . . . . . . . . .      21,200        509
------------------------------------------------------------------
                                                               509
------------------------------------------------------------------
HOUSEHOLD PRODUCTS (0.6%)
Sunbeam Oster   . . . . . . . . . . . . . .      50,000        800
Whirlpool   . . . . . . . . . . . . . . . .      14,100        767
------------------------------------------------------------------
                                                             1,567
------------------------------------------------------------------
INSURANCE (2.8%)
AFLAC   . . . . . . . . . . . . . . . . . .      20,000        953
AMBAC   . . . . . . . . . . . . . . . . . .      11,700        560
Equifax   . . . . . . . . . . . . . . . . .      40,000        745
Lincoln National  . . . . . . . . . . . . .      30,000      1,586
Progressive of Ohio   . . . . . . . . . . .      23,800      1,205
Providian   . . . . . . . . . . . . . . . .      15,800        693
USF&G   . . . . . . . . . . . . . . . . . .      60,000        960
------------------------------------------------------------------
                                                             6,702
------------------------------------------------------------------
LEASING & RENTING (0.6%)
Comdisco  . . . . . . . . . . . . . . . . .      42,750        914
Xtra  . . . . . . . . . . . . . . . . . . .      15,000        639
------------------------------------------------------------------
                                                             1,553
------------------------------------------------------------------
LUMBER & WOOD PRODUCTS (0.3%)
Louisiana-Pacific   . . . . . . . . . . . .      32,800        836
------------------------------------------------------------------
                                                               836
------------------------------------------------------------------
MACHINERY (3.9%)
Briggs & Stratton   . . . . . . . . . . . .      20,000        878
Commercial Intertech  . . . . . . . . . . .      50,000        925
Cummins Engine  . . . . . . . . . . . . . .      25,000        966
Deere   . . . . . . . . . . . . . . . . . .      37,500      1,406
Dresser Industries  . . . . . . . . . . . .      50,000      1,300
General Electric  . . . . . . . . . . . . .      16,600      1,274
Global Industries Technologies *  . . . . .      31,000        705
JLG Industries  . . . . . . . . . . . . . .      44,800      1,193
Parker-Hannifin   . . . . . . . . . . . . .      15,000        512
------------------------------------------------------------------
                                                             9,159
------------------------------------------------------------------
MEDICAL PRODUCTS & SERVICES (1.1%)
Bausch & Lomb   . . . . . . . . . . . . . .      40,000      1,555
Columbia/HCA Healthcare   . . . . . . . . .      10,000        557
Tenet Healthcare*   . . . . . . . . . . . .      30,000        641
------------------------------------------------------------------
                                                             2,753
------------------------------------------------------------------
PAPER & PAPER PRODUCTS (2.0%)
Avery Dennison  . . . . . . . . . . . . . .      20,000      1,068
Kimberly-Clark  . . . . . . . . . . . . . .      10,000        806
Mead  . . . . . . . . . . . . . . . . . . .      19,000      1,050
Weyerhaeuser  . . . . . . . . . . . . . . .      20,000        922
Willamette Industries   . . . . . . . . . .      19,000      1,059
------------------------------------------------------------------
                                                             4,905
------------------------------------------------------------------

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Balanced Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                               ---------- -------
PETROLEUM & FUEL PRODUCTS (0.9%)
Occidental Petroleum  . . . . . . . . . . .      50,000     $1,075
Union Pacific Resources Group   . . . . . .      38,400        998
------------------------------------------------------------------
                                                             2,073
------------------------------------------------------------------
PETROLEUM REFINING (4.1%)
Ashland   . . . . . . . . . . . . . . . . .      29,000      1,066
Chevron   . . . . . . . . . . . . . . . . .      28,000      1,453
Diamond Shamrock R&M  . . . . . . . . . . .      35,000        997
Imperial Oil  . . . . . . . . . . . . . . .      36,300      1,316
Mobil   . . . . . . . . . . . . . . . . . .      15,000      1,661
Royal Dutch Petroleum, ADR  . . . . . . . .       9,800      1,362
USX-Marathon Group  . . . . . . . . . . . .      62,000      1,163
Unocal  . . . . . . . . . . . . . . . . . .      30,000        896
------------------------------------------------------------------
                                                             9,914
------------------------------------------------------------------
PHOTOGRAPHIC EQUIPMENT & SUPPLIES (0.9%)
Eastman Kodak   . . . . . . . . . . . . . .      15,000      1,101
Xerox   . . . . . . . . . . . . . . . . . .       8,000        989
------------------------------------------------------------------
                                                             2,090
------------------------------------------------------------------
PRECIOUS METALS (0.9%)
Barrick Gold  . . . . . . . . . . . . . . .      48,636      1,429
Firstmiss Gold*   . . . . . . . . . . . . .      28,338        765
------------------------------------------------------------------
                                                             2,194
------------------------------------------------------------------
PRINTING & PUBLISHING (1.3%)
Belo, Cl A  . . . . . . . . . . . . . . . .      28,400      1,015
Houghton Mifflin  . . . . . . . . . . . . .      25,000      1,041
Media General   . . . . . . . . . . . . . .      30,000      1,001
------------------------------------------------------------------
                                                             3,057
------------------------------------------------------------------
RAILROADS (1.7%)
Burlington Northern Santa Fe  . . . . . . .      25,000      2,047
Conrail  Holding  . . . . . . . . . . . . .      16,400      1,160
Union Pacific   . . . . . . . . . . . . . .      15,000      1,000
------------------------------------------------------------------
                                                             4,207
------------------------------------------------------------------
REAL ESTATE (0.8%)
First Industrial Realty Trust   . . . . . .      35,000        805
JP Realty   . . . . . . . . . . . . . . . .      52,000      1,040
------------------------------------------------------------------
                                                             1,845
------------------------------------------------------------------
REPAIR SERVICES (0.8%)
PHH   . . . . . . . . . . . . . . . . . . .      21,000      1,082
Rollins Truck Leasing   . . . . . . . . . .      92,800        974
------------------------------------------------------------------
                                                             2,056
------------------------------------------------------------------
RETAIL (2.8%)
American Stores   . . . . . . . . . . . . .      33,000        858
Heilig-Meyers   . . . . . . . . . . . . . .      22,500        349
J.C. Penney   . . . . . . . . . . . . . . .      25,000      1,225
Kroger*   . . . . . . . . . . . . . . . . .      25,000        869
May Department Stores   . . . . . . . . . .      28,000      1,246
Morrison Restaurants  . . . . . . . . . . .      59,100        945
Sears Roebuck   . . . . . . . . . . . . . .      17,000        705
Waban*  . . . . . . . . . . . . . . . . . .      32,400        624
------------------------------------------------------------------
                                                             6,821
------------------------------------------------------------------
RUBBER & PLASTIC (0.8%)
Mark IV Industries  . . . . . . . . . . . .      38,640        807
Premark International   . . . . . . . . . .      20,000      1,035
------------------------------------------------------------------
                                                             1,842
------------------------------------------------------------------
SEMI-CONDUCTORS/INSTRUMENTS (1.1%)
Intel   . . . . . . . . . . . . . . . . . .      30,000      1,657
National Semiconductor *  . . . . . . . . .      60,000      1,035
------------------------------------------------------------------
                                                             2,692
------------------------------------------------------------------
STEEL & STEEL WORKS (0.2%)
Texas Industries  . . . . . . . . . . . . .       9,600        539
------------------------------------------------------------------
                                                               539
------------------------------------------------------------------
TELEPHONES & TELECOMMUNICATION (2.9%)
A T & T   . . . . . . . . . . . . . . . . .      12,271        821
Airtouch Communications*  . . . . . . . . .      40,000      1,130
Bell Atlantic   . . . . . . . . . . . . . .      20,000      1,377
Comsat  . . . . . . . . . . . . . . . . . .      20,000        375
Frontier  . . . . . . . . . . . . . . . . .      33,400        994
GTE   . . . . . . . . . . . . . . . . . . .      25,000      1,150
NYNEX   . . . . . . . . . . . . . . . . . .      20,000      1,072
------------------------------------------------------------------
                                                             6,919
------------------------------------------------------------------
TRANSPORTATION SERVICES (0.4%)
GATX  . . . . . . . . . . . . . . . . . . .      23,400      1,082
------------------------------------------------------------------
                                                             1,082
------------------------------------------------------------------

STEPSTONE FUNDS(R)                                              January 31, 1996
--------------------------------------------------------------------------------
Balanced Fund (cont'd)

                                                 SHARES/
                                                  FACE     MARKET
                                                 AMOUNT    VALUE
                                                  (000)    (000)
                                               ---------- -------
TRUCKING (0.1%)
Wabash National   . . . . . . . . . . . . .      15,000   $    311
------------------------------------------------------------------
                                                               311
------------------------------------------------------------------
WHOLESALE (0.5%)
Arrow Electronics*  . . . . . . . . . . . .      23,000        989
Hughes Supply   . . . . . . . . . . . . . .      10,100        290
------------------------------------------------------------------
                                                             1,279
------------------------------------------------------------------
     Total Common Stocks
       (Cost $112,461,794)    . . . . . . .                153,337
------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS (13.9%)
U.S. Treasury Notes
   7.500%, 01/31/97 . . . . . . . . . . . .      $1,000      1,025
   5.750%, 09/30/97   . . . . . . . . . . .       1,500      1,519
   7.000%, 04/15/99   . . . . . . . . . . .       1,000      1,055
   6.380%, 07/15/99   . . . . . . . . . . .       1,000      1,039
   7.130%, 09/30/99   . . . . . . . . . . .       1,500      1,597
   7.500%, 10/31/99   . . . . . . . . . . .       1,000      1,078
   7.750%, 11/30/99   . . . . . . . . . . .       1,000      1,088
   7.130%, 02/29/00   . . . . . . . . . . .       1,500      1,604
   5.500%, 04/15/00   . . . . . . . . . . .       2,000      2,027
   6.130%, 09/30/00   . . . . . . . . . . .       1,500      1,553
   5.750%, 10/31/00   . . . . . . . . . . .         700        714
   7.500%, 11/15/01   . . . . . . . . . . .       6,000      6,640
   6.380%, 08/15/02   . . . . . . . . . . .       2,000      2,105
   6.250%, 02/15/03   . . . . . . . . . . .       1,000      1,046
   6.500%, 05/15/05   . . . . . . . . . . .       4,500      4,784
   6.500%, 08/15/05   . . . . . . . . . . .       4,500      4,790
------------------------------------------------------------------
     Total U.S. Treasury Obligations
       (Cost $31,963,015)   . . . . . . . .                 33,664
------------------------------------------------------------------
U.S. GOVERNMENT AGENCY
MORTGAGE-BACKED BONDS (4.2%)
FNMA
   7.500%, 08/01/01   . . . . . . . . . . .       3,357      3,453
GNMA
   6.500%, 09/15/08   . . . . . . . . . . .       4,106      4,157
   6.000%, 11/15/08   . . . . . . . . . . .       2,537      2,525
------------------------------------------------------------------
     Total U.S. Government Agency
       Mortgage-Backed Bonds
       (cost $10,093,688)   . . . . . . . .                 10,135
------------------------------------------------------------------
CORPORATE OBLIGATIONS (11.2%)
American Telephone & Telegraph
   7.500%, 06/01/06   . . . . . . . . . . .       2,000      2,220
Associates
   7.880%, 09/30/01   . . . . . . . . . . .       2,000      2,198
Avco Financial Services
   7.380%, 08/15/01   . . . . . . . . . . .       2,000      2,140
Bankers Trust NY
   7.500%, 11/15/15   . . . . . . . . . . .       2,000      2,070
Chemical Banking
   6.700%, 08/15/08   . . . . . . . . . . .       1,500      1,536
Chesapeake & Potomac Telephone
   of Maryland
   6.000%, 05/01/03   . . . . . . . . . . .       1,500      1,498
First National Bank of Boston
   8.000%, 09/15/04   . . . . . . . . . . .       2,000      2,210
General Motors Acceptance
   8.000%, 10/01/96   . . . . . . . . . . .       1,000      1,016
Joseph E. Seagram and Sons
   7.000%, 04/15/08   . . . . . . . . . . .       1,500      1,573
Metropolitan of Tokyo
   7.500%, 03/18/97   . . . . . . . . . . .       1,300      1,332
Mobil
   7.250%, 03/15/99   . . . . . . . . . . .       1,000      1,050
Panhandle Eastern
   7.880%, 08/15/04   . . . . . . . . . . .       1,000      1,103
Province of British Columbia
   7.000%, 01/15/03   . . . . . . . . . . .       1,500      1,603
Ralston Purina
   7.750%, 10/01/15   . . . . . . . . . . .       2,000      2,145
Royal Bank of Scotland
   6.380%, 02/01/11   . . . . . . . . . . .       1,500      1,485

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Stepstone Balanced Fund

                                                  FACE     MARKET
                                                 AMOUNT    VALUE
                                                  (000)    (000)
                                               ---------- -------
CORPORATE OBLIGATIONS (CONTINUED)
Texaco Capital
   9.000%, 11/15/96   . . . . . . . . . . .      $1,000   $  1,029
Waste Management
   6.380%, 07/01/97   . . . . . . . . . . .       1,000      1,015
------------------------------------------------------------------
     Total Corporate Obligations
       (cost $25,668,433)   . . . . . . . .                 27,223
------------------------------------------------------------------
ASSET BACKED SECURITIES (2.0%)
American Express 1994-1A
   7.150%, 08/15/99   . . . . . . . . . . .       1,500      1,568
Banc One Credit Card Master Trust,
   Ser 1994-A, Cl A
   7.150%, 11/15/96   . . . . . . . . . . .       2,000      2,030
J.C.Penney's Master Credit Card Trust,
    Ser C, Cl A
   9.630%, 06/15/00   . . . . . . . . . . .       1,000      1,151
------------------------------------------------------------------
     Total Asset Backed Securities
       (cost $4,486,259)    . . . . . . . .                  4,749
------------------------------------------------------------------
EQUITY OPTIONS (-0.0%)
Computer Associates
   February 65 Calls* 02/17/96    . . . . .                    (44)
Loral February 45 Calls* 02/17/96       . .                    (14)
------------------------------------------------------------------
     Total Equity Options
       (Cost $(35,279))   . . . . . . . . .                    (58)
------------------------------------------------------------------
REPURCHASE AGREEMENTS (4.7%)
Deutsche Morgan Grenfell/
   C.J. Lawrence
   5.95%, dated 01/31/96, matures
   02/01/96, repurchase price
   $11,431,154 (collateralized by U.S.
   Treasury Bond, par value $368,000,
   9.25%, matures 02/15/16: U.S.
   Treasury Notes, total par value
   $10,815,000, 5.125%-7.875%,
   03/31/96-10/15/98: total market
   value $11,658,037)   . . . . . . . . . .                 11,429
------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $11,429,265)   . . . . . . . .                 11,429
------------------------------------------------------------------
     Total Investments (99.3%)
       (Cost $196,067,175)    . . . . . . .                240,479
------------------------------------------------------------------
Other Assets and Liabilities (0.7%)   . . .                  1,821
------------------------------------------------------------------
NET ASSETS:
   Fund shares of Institutional Class
     (unlimited authorization--no par
     value) based on 16,804,563
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . .                189,220
   Fund shares of Investment Class
     (unlimited authorization--no par
     value) based on 605,309 outstanding
     shares of beneficial interest    . . .                  7,223
   Undistributed Net
     Investment Income    . . . . . . . . .                    351
   Accumulated Net Realized Gain
     on Investments   . . . . . . . . . . .                  1,095
   Net Unrealized Appreciation
     on Investments   . . . . . . . . . . .                 44,411
------------------------------------------------------------------
     Total Net Assets: (100.0%)   . . . . .                242,300
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . .                 $13.92
------------------------------------------------------------------
NET ASSET VALUE AND REDEMPTION
   PRICE PER SHARE--INVESTMENT CLASS    . .                 $13.91
------------------------------------------------------------------
   MAXIMUM OFFERING PRICE PER SHARE--
   INVESTMENT CLASS ($13.91/95.5%)    . . .                 $14.57
==================================================================

* Non-income producing security
ADR--American Depository Receipt
Cl--Class
FNMA--Federal National Mortgage Association
GNMA--Government National Mortgage Association
Ser--Series


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS                                         January 31, 1996
--------------------------------------------------------------------------------
Stepstone Growth Equity Fund

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                                --------- -------
COMMON STOCK (94.0%)
AEROSPACE & DEFENSE (0.3%)
Watkins Johnson   . . . . . . . . . . . . .      16,000     $  616
------------------------------------------------------------------
                                                               616
------------------------------------------------------------------
AUTOMOTIVE (1.4%)
Chrysler  . . . . . . . . . . . . . . . . .      24,894      1,438
Magna International, Cl A   . . . . . . . .      27,000      1,117
------------------------------------------------------------------
                                                             2,555
------------------------------------------------------------------
BANKS (2.7%)
Banc One  . . . . . . . . . . . . . . . . .      33,000      1,250
Fleet Financial Group   . . . . . . . . . .      16,000        640
U.S. Bancorp  . . . . . . . . . . . . . . .      90,780      2,984
------------------------------------------------------------------
                                                             4,874
------------------------------------------------------------------
BEAUTY PRODUCTS (0.9%)
International Flavors & Fragrances  . . . .      34,000      1,704
------------------------------------------------------------------
                                                             1,704
------------------------------------------------------------------
BROADCASTING, NEWSPAPERS & ADVERTISING (0.9%)
Capital Cities/ABC  . . . . . . . . . . . .      12,000      1,544
------------------------------------------------------------------
                                                             1,544
------------------------------------------------------------------
CHEMICALS (4.2%)
Georgia Gulf  . . . . . . . . . . . . . . .      24,000        765
Great Lakes Chemical  . . . . . . . . . . .      37,800      2,821
IMC Fertilizer Group  . . . . . . . . . . .      60,500      2,269
Lilly (Eli)   . . . . . . . . . . . . . . .       8,000        460
W.R. Grace  . . . . . . . . . . . . . . . .      20,000      1,232
------------------------------------------------------------------
                                                             7,547
------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT (1.7%)
ADC Telecommunications*   . . . . . . . . .       8,000        309
DSC Communications*   . . . . . . . . . . .      47,000      1,369
Motorola  . . . . . . . . . . . . . . . . .      20,000      1,075
Nimbus CD International*  . . . . . . . . .      20,000        152
------------------------------------------------------------------
                                                             2,905
------------------------------------------------------------------
COMPUTERS & SOFTWARE SERVICES (20.5%)
Cisco Systems*  . . . . . . . . . . . . . .      84,600      7,043
Compaq Computer*  . . . . . . . . . . . . .      32,000      1,508
CUC International*  . . . . . . . . . . . .     181,655      6,699
Computer Associates International . . . . .      36,000      2,461
Compuware*  . . . . . . . . . . . . . . . .      48,700        889
First Data  . . . . . . . . . . . . . . . .      75,683      5,355
Fiserv*   . . . . . . . . . . . . . . . . .      41,000      1,107
Hewlett Packard   . . . . . . . . . . . . .      40,800      3,458
Microsoft*  . . . . . . . . . . . . . . . .      35,000      3,237
Olsten  . . . . . . . . . . . . . . . . . .      40,000      1,590
Silicon Graphics*   . . . . . . . . . . . .     109,200      3,071
Wonderware*   . . . . . . . . . . . . . . .      40,000        640
------------------------------------------------------------------
                                                            37,058
------------------------------------------------------------------
CONTAINERS & PACKAGING (0.1%)
Brockway Standard Holdings*   . . . . . . .      18,400        239
------------------------------------------------------------------
                                                               239
------------------------------------------------------------------
DRUGS (3.4%)
Alza *  . . . . . . . . . . . . . . . . . .      16,000        452
Mallinckrodt Group  . . . . . . . . . . . .      45,700      1,834
Schering Plough   . . . . . . . . . . . . .      71,200      3,853
------------------------------------------------------------------
                                                             6,139
------------------------------------------------------------------
ELECTRICAL UTILITIES (1.5%)
Illinova  . . . . . . . . . . . . . . . . .      25,000        747
Ohio Edison   . . . . . . . . . . . . . . .      16,000        382
Pinnacle West Capital   . . . . . . . . . .      56,500      1,667
------------------------------------------------------------------
                                                             2,796
------------------------------------------------------------------
ENTERTAINMENT (1.2%)
Ambassador International*   . . . . . . . .      72,000        684
Walt Disney   . . . . . . . . . . . . . . .      24,000      1,542
------------------------------------------------------------------
                                                             2,226
------------------------------------------------------------------
FINANCIAL SERVICES (5.0%)
FNMA  . . . . . . . . . . . . . . . . . . .     136,800      4,720
MBNA  . . . . . . . . . . . . . . . . . . .     108,300      4,413
------------------------------------------------------------------
                                                             9,133
------------------------------------------------------------------
FOOD, BEVERAGE & TOBACCO (2.1%)
IBP   . . . . . . . . . . . . . . . . . . .      16,000        426
PepsiCo   . . . . . . . . . . . . . . . . .      29,800      1,777
Philip Morris   . . . . . . . . . . . . . .      17,700      1,646
------------------------------------------------------------------
                                                             3,849
------------------------------------------------------------------
GAS/NATURAL GAS (1.7%)
Coastal   . . . . . . . . . . . . . . . . .      40,000      1,515
Williams  . . . . . . . . . . . . . . . . .      32,000      1,508
------------------------------------------------------------------
                                                             3,023
------------------------------------------------------------------

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Growth Equity (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                               ---------- -------
COMMON STOCK (CONTINUED)
HOUSEHOLD FURNITURE & FIXTURES (0.5%)
Leggett & Platt   . . . . . . . . . . . . .      40,000    $   960
------------------------------------------------------------------
                                                               960
------------------------------------------------------------------
HOUSEHOLD PRODUCTS (0.6%)
Danaher   . . . . . . . . . . . . . . . . .      31,200        995
------------------------------------------------------------------
                                                               995
------------------------------------------------------------------
INSURANCE (9.8%)
AFLAC   . . . . . . . . . . . . . . . . . .      32,000      1,524
AMBAC   . . . . . . . . . . . . . . . . . .      64,200      3,073
Healthcare Compare*   . . . . . . . . . . .      56,000      2,716
MBIA  . . . . . . . . . . . . . . . . . . .      26,600      1,962
Oxford Health Plan*   . . . . . . . . . . .      36,000      2,484
Progressive  of Ohio  . . . . . . . . . . .      17,000        861
U.S. Healthcare   . . . . . . . . . . . . .     102,900      4,991
------------------------------------------------------------------
                                                            17,611
------------------------------------------------------------------
LEISURE PRODUCTS (1.1%)
Mattel  . . . . . . . . . . . . . . . . . .      62,500      2,016
------------------------------------------------------------------
                                                             2,016
------------------------------------------------------------------
MACHINERY (2.1%)
General Electric  . . . . . . . . . . . . .      35,100      2,694
Varity*   . . . . . . . . . . . . . . . . .      28,000      1,036
------------------------------------------------------------------
                                                             3,730
------------------------------------------------------------------
MANUFACTURING (0.6%)
West Marine*  . . . . . . . . . . . . . . .      34,000      1,165
------------------------------------------------------------------
                                                             1,165
------------------------------------------------------------------
MARINE TRANSPORTATION (1.8%)
Carnival, Cl A  . . . . . . . . . . . . . .     121,000      3,267
------------------------------------------------------------------
                                                             3,267
------------------------------------------------------------------
MEDICAL PRODUCTS & SERVICES (2.0%)
Nellcor*  . . . . . . . . . . . . . . . . .      32,800      2,034
Vivra*  . . . . . . . . . . . . . . . . . .      63,225      1,596
------------------------------------------------------------------
                                                             3,630
------------------------------------------------------------------
PAPER & PAPER PRODUCTS (0.6%)
Willamette Industries   . . . . . . . . . .      20,000      1,115
------------------------------------------------------------------
                                                             1,115
------------------------------------------------------------------
PETROLEUM & FUEL PRODUCTS (0.3%)
Schlumberger  . . . . . . . . . . . . . . .       8,000        561
------------------------------------------------------------------
                                                               561
------------------------------------------------------------------
PETROLEUM REFINING (3.6%)
Amoco   . . . . . . . . . . . . . . . . . .      16,000      1,126
Ashland   . . . . . . . . . . . . . . . . .      12,900        474
British Petroleum  PLC, ADR   . . . . . . .      28,300      2,763
Chevron   . . . . . . . . . . . . . . . . .      24,000      1,245
Exxon   . . . . . . . . . . . . . . . . . .       8,400        674
------------------------------------------------------------------
                                                             6,282
------------------------------------------------------------------
PROFESSIONAL SERVICES (2.2%)
Medaphis*   . . . . . . . . . . . . . . . .      65,800      2,632
U.S. Delivery Systems*  . . . . . . . . . .      42,100      1,289
------------------------------------------------------------------
                                                             3,921
------------------------------------------------------------------
RAILROADS (2.6%)
Burlington Northern Santa Fe  . . . . . . .      28,000      2,292
Kansas City Southern Industries   . . . . .      53,400      2,430
------------------------------------------------------------------
                                                             4,722
------------------------------------------------------------------
REAL ESTATE (0.3%)
Innkeepers USA Trust  . . . . . . . . . . .      64,000        600
------------------------------------------------------------------
                                                               600
------------------------------------------------------------------
RETAIL (7.6%)
Corporate Express*  . . . . . . . . . . . .      61,000      1,609
Kohls*  . . . . . . . . . . . . . . . . . .      49,600      2,796
Landry's Seafood Restaurants*   . . . . . .      48,300        718
McDonald's  . . . . . . . . . . . . . . . .      58,600      2,945
Papa John's International*  . . . . . . . .      41,000      1,712
Pep Boys-Manny, Moe & Jack  . . . . . . . .      88,500      2,566
Toys R Us*  . . . . . . . . . . . . . . . .      39,400        872
Wal-Mart Stores   . . . . . . . . . . . . .      29,800        607
------------------------------------------------------------------
                                                            13,825
------------------------------------------------------------------

STEPSTONE FUNDS(R)                                              January 31, 1996
--------------------------------------------------------------------------------
Growth Equity Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                               ---------- -------
COMMON STOCK (CONTINUED)
RUBBER & PLASTIC (1.1%)
Goodyear Tire & Rubber  . . . . . . . . . .      24,000   $  1,149
Mark IV Industries  . . . . . . . . . . . .      44,100        921
------------------------------------------------------------------
                                                             2,070
------------------------------------------------------------------
SEMI-CONDUCTORS/INSTRUMENTS (4.9%)
Applied Materials*  . . . . . . . . . . . .      32,000      1,184
Aavid Thermal Technologies*   . . . . . . .      24,000        240
Integrated Device Technology*   . . . . . .     127,400      1,672
Intel   . . . . . . . . . . . . . . . . . .      70,200      3,877
National Semiconductor*   . . . . . . . . .      49,000        845
Recoton*  . . . . . . . . . . . . . . . . .      60,000      1,035
------------------------------------------------------------------
                                                             8,853
------------------------------------------------------------------
TELEPHONES & TELECOMMUNICATION (3.8%)
Cincinnati Bell   . . . . . . . . . . . . .      65,000      2,112
MCI Communications  . . . . . . . . . . . .      78,800      2,256
SBC Communications  . . . . . . . . . . . .      43,200      2,446
------------------------------------------------------------------
                                                             6,814
------------------------------------------------------------------
TRUCKING (1.0%)
Wabash National   . . . . . . . . . . . . .      83,125      1,725
------------------------------------------------------------------
                                                             1,725
------------------------------------------------------------------
     Total Common Stock
       (Cost $101,921,272)    . . . . . . .                170,070
------------------------------------------------------------------
REPURCHASE AGREEMENTS (6.0%)
Deutsche Morgan Grenfell/C.J. Lawrence
   5.950%, dated 01/31/96, matures
   02/01/96, repurchase price $10,793,191
   (collateralized by various U.S. Treasury
   Notes, total par value $9,523,000,
   5.750%--6.125%, 05/15/98--10/31/00:
   U.S. Treasury Bond par value $759,000,
   12.750%, 11/15/10: total market value
   $11,008,112)     . . . . . . . . . . . .                 10,791
------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $10,791,408)   . . . . . . . .                 10,791
------------------------------------------------------------------
     Total Investments (100.0%)
       (Cost $112,712,680)    . . . . . . .                180,861
------------------------------------------------------------------
Other Assets and Liabilities (0.0%)   . . .                     74
------------------------------------------------------------------
NET ASSETS:
   Fund shares of Institutional Class
     (unlimited authorization--no par
     value) based on 10,136,971
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . .                110,100
   Fund shares of Investment Class
     (unlimited authorization--no par
     value) based on 133,148 outstanding
     shares of beneficial interest    . . .                  1,932
   Undistributed Net Investment Income    .                    228
   Accumulated Net Realized Gain
     on Investments   . . . . . . . . . . .                    527
   Net Unrealized Appreciation
     on Investments   . . . . . . . . . . .                 68,148
------------------------------------------------------------------
Total Net Assets: (100.0%)  . . . . . . . .               $180,935
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . .                 $17.62
------------------------------------------------------------------
NET ASSET VALUE AND REDEMPTION
   PRICE PER SHARE--INVESTMENT CLASS    . .                 $17.61
------------------------------------------------------------------
MAXIMUM OFFERING PRICE PER SHARE--
   INVESTMENT CLASS ($17.61/95.5%)    . . .                 $18.44
==================================================================

* Non-income producing security
ADR--American Depository Receipt
Cl--Class

The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
Stepstone Value Momentum Fund

                                                            MARKET
                                                             VALUE
                                                 SHARES     (000)
                                                ---------  -------
COMMON STOCKS (91.7%)
AEROSPACE & DEFENSE (2.3%)
Loral   . . . . . . . . . . . . . . . . . .      67,200     $3,108
Rockwell International  . . . . . . . . . .      40,000      2,345
------------------------------------------------------------------
                                                             5,453
------------------------------------------------------------------
AIRCRAFT (1.1%)
Textron   . . . . . . . . . . . . . . . . .      33,000      2,595
------------------------------------------------------------------
                                                             2,595
------------------------------------------------------------------
APPAREL/TEXTILES (0.5%)
Springs Industries, Cl A  . . . . . . . . .      30,000      1,200
------------------------------------------------------------------
                                                             1,200
------------------------------------------------------------------
AUTOMOTIVE (2.4%)
Arvin Industries  . . . . . . . . . . . . .      40,000        785
Fleetwood Enterprises   . . . . . . . . . .      40,000      1,020
Ford Motor  . . . . . . . . . . . . . . . .      45,000      1,333
General Motors, Cl E  . . . . . . . . . . .      17,000        944
TRW   . . . . . . . . . . . . . . . . . . .      14,000      1,183
------------------------------------------------------------------
                                                             5,265
------------------------------------------------------------------
BANKS (3.4%)
BankAmerica   . . . . . . . . . . . . . . .      30,000      2,021
Bankers Trust New York  . . . . . . . . . .      20,000      1,298
First Union   . . . . . . . . . . . . . . .      45,000      2,604
J.P. Morgan   . . . . . . . . . . . . . . .      25,000      2,031
------------------------------------------------------------------
                                                             7,954
------------------------------------------------------------------
CHEMICALS (5.6%)
Cabot   . . . . . . . . . . . . . . . . . .      53,000      3,047
Du Pont (E.I.) de Nemours   . . . . . . . .      40,000      3,075
Eastman Chemical  . . . . . . . . . . . . .       5,500        364
Monsanto  . . . . . . . . . . . . . . . . .      12,000      1,563
W.R. Grace  . . . . . . . . . . . . . . . .      64,000      3,944
Wellman   . . . . . . . . . . . . . . . . .      60,000      1,200
------------------------------------------------------------------
                                                            13,193
------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT (1.9%)
CTS   . . . . . . . . . . . . . . . . . . .      55,800      2,148
Harris  . . . . . . . . . . . . . . . . . .      35,000      2,192
------------------------------------------------------------------
                                                             4,340
------------------------------------------------------------------
COMPUTERS & SERVICES (3.9%)
Cisco Systems*  . . . . . . . . . . . . . .      30,000      2,497
Hewlett Packard   . . . . . . . . . . . . .      50,000      4,237
International Business Machines   . . . . .      22,000      2,393
------------------------------------------------------------------
                                                             9,127
------------------------------------------------------------------
DRUGS (4.7%)
American Home Products  . . . . . . . . . .      15,000      1,530
Bristol Myers Squibb  . . . . . . . . . . .      13,000      1,150
Mallinckrodt Group  . . . . . . . . . . . .      65,000      2,608
Merck   . . . . . . . . . . . . . . . . . .      45,000      3,161
SmithKline Beecham, ADR   . . . . . . . . .      47,000      2,644
------------------------------------------------------------------
                                                            11,093
------------------------------------------------------------------
ELECTRICAL UTILITIES (1.1%)
General Public Utilities  . . . . . . . . .      75,000      2,550
------------------------------------------------------------------
                                                             2,550
------------------------------------------------------------------
FINANCIAL SERVICES (7.3%)
Allstate  . . . . . . . . . . . . . . . . .      39,467      1,722
BRE Properties,  Cl A   . . . . . . . . . .      60,000      2,227
Bear Stearns  . . . . . . . . . . . . . . .      86,150      1,981
CBL Associates Properties   . . . . . . . .      59,800      1,226
Dean Witter Discover  . . . . . . . . . . .      45,000      2,436
Federal National Mortgage
  Association   . . . . . . . . . . . . . .     120,000      4,140
Real Estate Investment Trust
   of California    . . . . . . . . . . . .      28,300        580
Travelers   . . . . . . . . . . . . . . . .      40,001      2,630
------------------------------------------------------------------
                                                            16,942
------------------------------------------------------------------
FOOD, BEVERAGE & TOBACCO (6.2%)
American Brands   . . . . . . . . . . . . .      29,000      1,323
IBP   . . . . . . . . . . . . . . . . . . .     130,000      3,461
Philip Morris   . . . . . . . . . . . . . .      35,000      3,255
Sara Lee  . . . . . . . . . . . . . . . . .      60,000      2,025
Schweitzer-Manduit
   International*   . . . . . . . . . . . .       1,000         25
Unilever NV, ADR  . . . . . . . . . . . . .       9,000      1,304
Universal Foods   . . . . . . . . . . . . .      75,000      2,897
------------------------------------------------------------------
                                                            14,290
------------------------------------------------------------------

STEPSTONE FUNDS(R)                                              January 31, 1996
--------------------------------------------------------------------------------
Value Momentum Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                               ---------- -------
COMMON STOCKS (CONTINUED)
GAS/NATURAL GAS (4.3%)
Coastal   . . . . . . . . . . . . . . . . .      45,000     $1,704
MCN   . . . . . . . . . . . . . . . . . . .      75,000      1,847
Questar   . . . . . . . . . . . . . . . . .      42,000      1,370
Sonat   . . . . . . . . . . . . . . . . . .      40,000      1,380
Westcoast Energy  . . . . . . . . . . . . .      70,000      1,094
Williams  . . . . . . . . . . . . . . . . .      55,000      2,592
------------------------------------------------------------------
                                                             9,987
------------------------------------------------------------------
GLASS PRODUCTS (0.5%)
PPG Industries  . . . . . . . . . . . . . .      27,000      1,262
------------------------------------------------------------------
                                                             1,262
------------------------------------------------------------------
HOTELS & LODGING (0.7%)
Hilton Hotels   . . . . . . . . . . . . . .      20,000      1,555
------------------------------------------------------------------
                                                             1,555
------------------------------------------------------------------
HOUSEHOLD FURNITURE & FIXTURES (0.6%)
Leggett & Platt   . . . . . . . . . . . . .      61,000      1,464
------------------------------------------------------------------
                                                             1,464
------------------------------------------------------------------
HOUSEHOLD PRODUCTS (0.7%)
Whirlpool   . . . . . . . . . . . . . . . .      30,000      1,631
------------------------------------------------------------------
                                                             1,631
------------------------------------------------------------------
INSURANCE (3.9%)
Chubb   . . . . . . . . . . . . . . . . . .      15,000      1,556
Equifax   . . . . . . . . . . . . . . . . .     100,000      1,863
Lincoln National  . . . . . . . . . . . . .      40,000      2,115
Providian   . . . . . . . . . . . . . . . .      50,000      2,194
Torchmark   . . . . . . . . . . . . . . . .      30,000      1,421
------------------------------------------------------------------
                                                             9,149
------------------------------------------------------------------
LEASING & RENTING (2.1%)
Comdisco  . . . . . . . . . . . . . . . . .     135,000      2,886
Xtra  . . . . . . . . . . . . . . . . . . .      45,000      1,918
------------------------------------------------------------------
                                                             4,804
------------------------------------------------------------------
MACHINERY (3.6%)
Deere   . . . . . . . . . . . . . . . . . .      69,000      2,587
Dresser Industries  . . . . . . . . . . . .      90,000      2,340
General Electric  . . . . . . . . . . . . .      45,000      3,454
------------------------------------------------------------------
                                                             8,381
------------------------------------------------------------------
MEASURING DEVICES (0.7%)
Perkin Elmer  . . . . . . . . . . . . . . .      35,000      1,654
------------------------------------------------------------------
                                                             1,654
------------------------------------------------------------------
MEDICAL PRODUCTS & SERVICES (0.9%)
Becton, Dickinson   . . . . . . . . . . . .      25,000      2,159
------------------------------------------------------------------
                                                             2,159
------------------------------------------------------------------
MEDICAL PRODUCTS & SERVICES (0.5%)
Novacare*   . . . . . . . . . . . . . . . .      50,000        300
Tenet Healthcare*   . . . . . . . . . . . .      36,000        769
------------------------------------------------------------------
                                                             1,069
------------------------------------------------------------------
MISCELLANEOUS CONSUMER SERVICES (0.2%)
CPI   . . . . . . . . . . . . . . . . . . .      30,000        443
------------------------------------------------------------------
                                                               443
------------------------------------------------------------------
MISCELLANEOUS TRANSPORTATION (0.8%)
Harsco  . . . . . . . . . . . . . . . . . .      30,000      1,856
------------------------------------------------------------------
                                                             1,856
------------------------------------------------------------------
PAPER & PAPER PRODUCTS (4.7%)
Avery Dennison  . . . . . . . . . . . . . .      52,000      2,776
Kimberly-Clark  . . . . . . . . . . . . . .      58,360      4,705
Weyerhaeuser  . . . . . . . . . . . . . . .      50,000      2,306
Willamette Industries   . . . . . . . . . .      22,000      1,227
------------------------------------------------------------------
                                                            11,014
------------------------------------------------------------------
PETROLEUM & FUEL PRODUCTS (0.3%)
Union Pacific Resources   . . . . . . . . .      30,000        780
------------------------------------------------------------------
                                                               780
------------------------------------------------------------------
PETROLEUM REFINING (4.7%)
Ashland   . . . . . . . . . . . . . . . . .      30,000      1,103
Chevron   . . . . . . . . . . . . . . . . .      30,000      1,556
Imperial Oil  . . . . . . . . . . . . . . .      30,000      1,087

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Value Momentum Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                               ---------- -------
COMMON STOCKS (CONTINUED)
PETROLEUM REFINING (CONTINUED)
Mobil   . . . . . . . . . . . . . . . . . .      28,000     $3,101
Royal Dutch Petroleum, ADR  . . . . . . . .      13,000      1,807
Unocal  . . . . . . . . . . . . . . . . . .      48,000      1,434
Valero Energy   . . . . . . . . . . . . . .      40,000        990
------------------------------------------------------------------
                                                            11,078
------------------------------------------------------------------
PHOTOGRAPHIC EQUIPMENT & SUPPLIES (1.8%)
Eastman Kodak   . . . . . . . . . . . . . .      35,000      2,568
Xerox   . . . . . . . . . . . . . . . . . .      13,000      1,607
------------------------------------------------------------------
                                                             4,175
------------------------------------------------------------------
PRINTING & PUBLISHING (2.1%)
Houghton Mifflin  . . . . . . . . . . . . .      40,000      1,665
Wallace Computer Services   . . . . . . . .      60,000      3,323
------------------------------------------------------------------
                                                             4,988
------------------------------------------------------------------
RAILROADS (1.6%)
Burlington Northern Santa Fe  . . . . . . .      22,000      1,801
Union Pacific   . . . . . . . . . . . . . .      30,000      1,999
------------------------------------------------------------------
                                                             3,800
------------------------------------------------------------------
REAL ESTATE (2.0%)
First Industrial Realty Trust   . . . . . .     110,000      2,530
JP Realty   . . . . . . . . . . . . . . . .     108,000      2,160
------------------------------------------------------------------
                                                             4,690
------------------------------------------------------------------
REPAIR SERVICES (2.1%)
PHH   . . . . . . . . . . . . . . . . . . .      65,000      3,348
Rollins Truck Leasing   . . . . . . . . . .     160,000      1,680
------------------------------------------------------------------
                                                             5,028
------------------------------------------------------------------
RETAIL (2.8%)
Dayton-Hudson   . . . . . . . . . . . . . .      18,000      1,346
Kroger*   . . . . . . . . . . . . . . . . .      55,000      1,911
May Department Stores   . . . . . . . . . .      55,000      2,447
Sears Roebuck   . . . . . . . . . . . . . .      21,000        872
------------------------------------------------------------------
                                                             6,576
------------------------------------------------------------------
SEMI-CONDUCTORS/INSTRUMENTS (2.2%)
Intel   . . . . . . . . . . . . . . . . . .      70,000      3,866
National Semiconductor *  . . . . . . . . .      75,000      1,294
------------------------------------------------------------------
                                                             5,160
------------------------------------------------------------------
STEEL & STEEL WORKS (1.1%)
Aluminum Company of America   . . . . . . .      20,000      1,110
Engelhard   . . . . . . . . . . . . . . . .      67,500      1,561
------------------------------------------------------------------
                                                             2,671
------------------------------------------------------------------
TELEPHONES & TELECOMMUNICATION (4.3%)
A T & T   . . . . . . . . . . . . . . . . .      18,449      1,234
Airtouch Communications*  . . . . . . . . .      16,000        452
Comsat  . . . . . . . . . . . . . . . . . .      70,000      1,313
Century Telephone Enterprises   . . . . . .      50,000      1,694
Frontier  . . . . . . . . . . . . . . . . .      90,000      2,677
GTE   . . . . . . . . . . . . . . . . . . .      60,000      2,760
------------------------------------------------------------------
                                                            10,130
------------------------------------------------------------------
TRANSPORTATION SERVICES (1.0%)
GATX  . . . . . . . . . . . . . . . . . . .      51,000      2,359
------------------------------------------------------------------
                                                             2,359
------------------------------------------------------------------
WHOLESALE (1.1%)
Avnet   . . . . . . . . . . . . . . . . . .      40,000      1,715
Universal   . . . . . . . . . . . . . . . .      40,000        935
------------------------------------------------------------------
                                                             2,650
------------------------------------------------------------------
     Total Common Stocks
       (Cost $145,722,213)    . . . . . . .                214,515
------------------------------------------------------------------
WARRANTS (0.0%)
Chase Manhattan Warrants*   . . . . . . . .         125          4
                                                                 4
------------------------------------------------------------------
REPURCHASE AGREEMENT (7.8%)
Deutsche Morgan Grenfell/C.J. Lawrence
   5.950%, dated 01/31/96, matures
   02/01/96, repurchase price
   $18,216,550 (collateralized by various
   FHLMC obligations, total par value
   $2,560,000, 0%--6.445%, 02/01/96--
   10/21/02: U.S. Treasury Notes, total
   par value $15,415,000, 5.50%--6.875%,
   02/28/97--04/15/00, total market value
   $18,578,180)     . . . . . . . . . . . .                 18,214
------------------------------------------------------------------
     Total Repurchase Agreement
       (Cost $18,213,541)   . . . . . . . .                 18,214
------------------------------------------------------------------

STEPSTONE FUNDS(R)                                              January 31, 1996
--------------------------------------------------------------------------------
Value Momentum Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                           (000)
                                                          -------
     Total Investments (99.5%)
       (Cost $163,935,754)    . . . . . . .               $232,733
------------------------------------------------------------------
Other Assets and Liabilities (0.5%)   . . .                  1,133
------------------------------------------------------------------
NET ASSETS:
   Fund shares of Institutional Class
     (unlimited authorization--no par
     value) based on 12,303,530
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . .                151,322
   Fund shares of Investment Class
     (unlimited authorization--no par
     value) based on 653,860 outstanding
     shares of beneficial interest    . . .                  8,425
   Undistributed Net Investment Income    .                    210
   Accumulated Net Realized Gain
     on Investments   . . . . . . . . . . .                  5,111
   Net Unrealized Appreciation
     on Investments   . . . . . . . . . . .                 68,798
------------------------------------------------------------------
Total Net Assets: (100.0%)  . . . . . . . .               $233,866
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . .                 $18.05
------------------------------------------------------------------
NET ASSET VALUE AND REDEMPTION
   PRICE PER SHARE--INVESTMENT CLASS    . .                 $18.05
------------------------------------------------------------------
MAXIMUM OFFERING PRICE PER SHARE--
   INVESTMENT CLASS ($18.05/95.5%)    . . .                 $18.90
==================================================================

* Non-income producing security
ADR--American Depository Receipt
Cl--Class
FHLMC--Federal Home Loan Mortgage Corporation


The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
--------------------------------------------------------------------------------
Stepstone Blue Chip Growth Fund

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                                --------- -------
COMMON STOCKS (95.6%)
AIR TRANSPORTATION (2.5%)
AMR *   . . . . . . . . . . . . . . . . . .      11,000     $  836
Federal Express *   . . . . . . . . . . . .      10,000        761
------------------------------------------------------------------
                                                             1,597
------------------------------------------------------------------
AUTOMOTIVE (1.8%)
Chrysler  . . . . . . . . . . . . . . . . .      10,000        578
Eaton   . . . . . . . . . . . . . . . . . .       5,400        313
General Motors, Cl E  . . . . . . . . . . .       5,000        278
------------------------------------------------------------------
                                                             1,169
------------------------------------------------------------------
BANKS (6.6%)
Bank of Boston    . . . . . . . . . . . . .      14,400        659
Citicorp  . . . . . . . . . . . . . . . . .      10,500        775
CoreStates Finance  . . . . . . . . . . . .      15,000        600
Fifth Third Bancorp   . . . . . . . . . . .      12,000        568
PNC Bank  . . . . . . . . . . . . . . . . .      20,000        600
Republic New York   . . . . . . . . . . . .       5,000        291
Wells Fargo   . . . . . . . . . . . . . . .       3,000        704
------------------------------------------------------------------
                                                             4,197
------------------------------------------------------------------
BEAUTY PRODUCTS (0.9%)
Proctor & Gamble  . . . . . . . . . . . . .       7,000        587
------------------------------------------------------------------
                                                               587
------------------------------------------------------------------
BROADCASTING, NEWSPAPERS & ADVERTISING (1.2%)
Capital Citites/ABC   . . . . . . . . . . .       3,500        450
Viacom,  Cl B*  . . . . . . . . . . . . . .       8,000        324
------------------------------------------------------------------
                                                               774
------------------------------------------------------------------
CHEMICALS (4.6%)
Dow Chemical  . . . . . . . . . . . . . . .       7,500        559
Du Pont (E.I.) de Nemours   . . . . . . . .       8,200        630
Eastman Chemical  . . . . . . . . . . . . .       3,500        231
IMC Fertilizer Group  . . . . . . . . . . .      15,000        563
Lilly (Eli)   . . . . . . . . . . . . . . .       9,426        542
Union Carbide Holding   . . . . . . . . . .      10,000        421
------------------------------------------------------------------
                                                             2,946
------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT (1.5%)
ITT Industries  . . . . . . . . . . . . . .       5,000        130
ITT*  . . . . . . . . . . . . . . . . . . .       5,000        277
Motorola  . . . . . . . . . . . . . . . . .       6,000        323
Picturetel *  . . . . . . . . . . . . . . .       5,000        196
------------------------------------------------------------------
                                                               926
------------------------------------------------------------------
COMPUTERS & SOFTWARE SERVICES (8.8%)
3Com*   . . . . . . . . . . . . . . . . . .      10,000        459
Automatic Data Processing   . . . . . . . .      10,000        399
Cisco Systems*  . . . . . . . . . . . . . .       4,000        333
Compaq Computer *   . . . . . . . . . . . .       4,000        189
Computer Associates International   . . . .       9,500        649
Dell Computer   . . . . . . . . . . . . . .       8,000        219
Gateway 2000 Incorporated*  . . . . . . . .      20,000        518
Hewlett Packard   . . . . . . . . . . . . .       7,000        593
International Business Machines   . . . . .       7,000        761
Microsoft*  . . . . . . . . . . . . . . . .       8,000        740
Oracle Systems  . . . . . . . . . . . . . .       5,000        239
Sun Microsystems*   . . . . . . . . . . . .      11,000        506
------------------------------------------------------------------
                                                             5,605
------------------------------------------------------------------
CONCRETE & MINERAL PRODUCTS (0.9%)
Minnesota Mining & Manufacturing  . . . . .       9,000        581
------------------------------------------------------------------
                                                               581
------------------------------------------------------------------
DRUGS (7.5%)
Abbott Labs   . . . . . . . . . . . . . . .       8,000        338
Amgen*  . . . . . . . . . . . . . . . . . .      18,000      1,082
Bristol-Myers Squibb  . . . . . . . . . . .       7,000        620
Johnson & Johnson   . . . . . . . . . . . .      13,000      1,248
Merck   . . . . . . . . . . . . . . . . . .      13,000        913
Schering Plough   . . . . . . . . . . . . .      10,000        541
------------------------------------------------------------------
                                                             4,742
------------------------------------------------------------------
ELECTRICAL SERVICES (5.7%)
American Electric Power   . . . . . . . . .      10,000        443
Baltimore Gas & Electric  . . . . . . . . .      20,000        575
Dominion Resources  . . . . . . . . . . . .      20,000        857
Duke Power  . . . . . . . . . . . . . . . .      13,200        657
Houston Industries  . . . . . . . . . . . .      20,000        480
Texas Utilities   . . . . . . . . . . . . .      15,000        613
------------------------------------------------------------------
                                                             3,625
------------------------------------------------------------------
ELECTRICAL TECHNOLOGY (0.5%)
Komag *   . . . . . . . . . . . . . . . . .      10,000        291
------------------------------------------------------------------
                                                               291
------------------------------------------------------------------
ENTERTAINMENT (0.8%)
Walt Disney   . . . . . . . . . . . . . . .       8,000        514
------------------------------------------------------------------
                                                               514
------------------------------------------------------------------

STEPSTONE FUNDS(R)                                              January 31, 1996
--------------------------------------------------------------------------------
Blue Chip Growth Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                               ---------- -------
COMMON STOCKS (CONTINUED)
FINANCIAL SERVICES (4.0%)
American Express  . . . . . . . . . . . . .       8,000    $   368
Bear Stearns  . . . . . . . . . . . . . . .      25,000        575
Charles Schwab  . . . . . . . . . . . . . .      10,000        250
ITT Hartford Group*   . . . . . . . . . . .      15,000        752
Merrill Lynch   . . . . . . . . . . . . . .      10,000        569
------------------------------------------------------------------
                                                             2,514
------------------------------------------------------------------
FOOD, BEVERAGE & TOBACCO (7.4%)
Coca Cola   . . . . . . . . . . . . . . . .      11,000        829
IBP   . . . . . . . . . . . . . . . . . . .      22,000        586
Kellogg   . . . . . . . . . . . . . . . . .       2,700        207
PepsiCo   . . . . . . . . . . . . . . . . .      10,000        596
Philip Morris   . . . . . . . . . . . . . .      15,000      1,395
Tootsie Roll Industries   . . . . . . . . .      15,000        585
Wm. Wrigley, Jr.  . . . . . . . . . . . . .       8,000        476
------------------------------------------------------------------
                                                             4,674
------------------------------------------------------------------
GLASS PRODUCTS (0.5%)
PPG Industries  . . . . . . . . . . . . . .       7,000        327
------------------------------------------------------------------
                                                               327
------------------------------------------------------------------
HOUSEHOLD PRODUCTS (0.8%)
Gillette  . . . . . . . . . . . . . . . . .      10,000        536
------------------------------------------------------------------
                                                               536
------------------------------------------------------------------
INSURANCE (3.5%)
American International Group  . . . . . . .       5,000        484
Pacificare Health Systems,  Cl A*   . . . .       8,000        724
Pacificare Health Systems,  Cl B*   . . . .       4,000        369
United Healthcare   . . . . . . . . . . . .      10,000        629
------------------------------------------------------------------
                                                             2,206
------------------------------------------------------------------
LUMBER & WOOD PRODUCTS (0.4%)
Georgia-Pacific   . . . . . . . . . . . . .       3,200        235
------------------------------------------------------------------
                                                               235
------------------------------------------------------------------
MACHINERY (6.2%)
Black & Decker  . . . . . . . . . . . . . .       6,000        203
Caterpillar   . . . . . . . . . . . . . . .      12,100        779
Case  . . . . . . . . . . . . . . . . . . .      12,000        568
Deere   . . . . . . . . . . . . . . . . . .      18,000        675
General Electric  . . . . . . . . . . . . .      22,000      1,689
------------------------------------------------------------------
                                                             3,914
------------------------------------------------------------------
MARINE TRANSPORTATION (0.3%)
Royal Caribbean Cruises   . . . . . . . . .      10,000        221
------------------------------------------------------------------
                                                               221
------------------------------------------------------------------
MEDICAL PRODUCTS & SERVICES (3.7%)
Guidant   . . . . . . . . . . . . . . . . .       8,330        382
Medtronic   . . . . . . . . . . . . . . . .      13,000        743
St. Jude Medical  . . . . . . . . . . . . .       9,000        397
Varian Associates   . . . . . . . . . . . .       6,000        289
Columbia HCA Healthcare   . . . . . . . . .      10,000        556
------------------------------------------------------------------
                                                             2,367
------------------------------------------------------------------
PAPER & PAPER PRODUCTS (0.4%)
International Paper   . . . . . . . . . . .       5,800        237
------------------------------------------------------------------
                                                               237
------------------------------------------------------------------
PETROLEUM & FUEL PRODUCTS (0.3%)
Schlumberger  . . . . . . . . . . . . . . .       3,000        210
------------------------------------------------------------------
                                                               210
------------------------------------------------------------------
PETROLEUM REFINING (7.4%)
Amoco   . . . . . . . . . . . . . . . . . .      10,000        704
Exxon   . . . . . . . . . . . . . . . . . .      15,400      1,236
Mobil   . . . . . . . . . . . . . . . . . .      11,100      1,229
Phillips Petroleum  . . . . . . . . . . . .       7,500        244
Royal Dutch Petroleum, ADR  . . . . . . . .       8,000      1,112
Texaco  . . . . . . . . . . . . . . . . . .       2,000        162
------------------------------------------------------------------
                                                             4,687
------------------------------------------------------------------
PROFESSIONAL SERVICES (0.7%)
Dun & Bradstreet  . . . . . . . . . . . . .       6,000        390
------------------------------------------------------------------
                                                               390
------------------------------------------------------------------
RAILROADS (0.6%)
Burlington Northern Santa Fe  . . . . . . .       5,000        409
------------------------------------------------------------------
                                                               409
------------------------------------------------------------------
RETAIL (4.1%)
Alberto Culver, Cl A  . . . . . . . . . . .      20,000        670
Borders Group*  . . . . . . . . . . . . . .      10,000        211
Home Depot  . . . . . . . . . . . . . . . .       8,000        368
McDonald's  . . . . . . . . . . . . . . . .      15,000        754
Pep Boys-Manny, Moe & Jack  . . . . . . . .      13,000        377
Wal-Mart Stores   . . . . . . . . . . . . .      10,000        204
------------------------------------------------------------------
                                                             2,584
------------------------------------------------------------------
RUBBER & PLASTIC (1.1%)
Agrium  . . . . . . . . . . . . . . . . . .      24,000        330
Goodyear Tire & Rubber  . . . . . . . . . .       8,000        383
------------------------------------------------------------------
                                                               713
------------------------------------------------------------------

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Blue Chip Growth Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                               ---------- -------
COMMON STOCKS (CONTINUED)
SEMI-CONDUCTORS/INSTRUMENTS (1.8%)
AMP   . . . . . . . . . . . . . . . . . . .       5,200    $   203
Applied Materials *   . . . . . . . . . . .       5,000        185
Intel   . . . . . . . . . . . . . . . . . .      10,000        552
Micron Technology   . . . . . . . . . . . .       5,000        171
------------------------------------------------------------------
                                                             1,111
------------------------------------------------------------------
SPECIALTY MACHINERY (0.4%)
U.S. Filter *   . . . . . . . . . . . . . .      10,000        258
------------------------------------------------------------------
                                                               258
------------------------------------------------------------------
STEEL & STEEL WORKS (0.7%)
Aluminum Company of America   . . . . . . .       8,400        466
------------------------------------------------------------------
                                                               466
------------------------------------------------------------------
TELEPHONES & TELECOMMUNICATION (7.1%)
A T & T   . . . . . . . . . . . . . . . . .      22,000      1,471
Ameritech   . . . . . . . . . . . . . . . .      15,200        914
Ascend Communications*  . . . . . . . . . .       6,000        233
Bellsouth   . . . . . . . . . . . . . . . .      10,000        429
Cascade Communications*   . . . . . . . . .       4,000        313
GTE   . . . . . . . . . . . . . . . . . . .       9,000        414
US West   . . . . . . . . . . . . . . . . .      15,000        527
Vodafone Group PLC, ADR*  . . . . . . . . .       5,000        179
------------------------------------------------------------------
                                                             4,480
------------------------------------------------------------------
WHOLESALE (0.9%)
Cordis*   . . . . . . . . . . . . . . . . .       5,000        539
------------------------------------------------------------------
                                                               539
------------------------------------------------------------------
     Total Common Stocks
       (Cost $48,977,502)   . . . . . . . .                 60,632
------------------------------------------------------------------
PERFERRED STOCKS (0.4%)
AUTOMOTIVE (0.4%)
General Motors Cl E   . . . . . . . . . . .       3,000        234
------------------------------------------------------------------
     Total Preferred Stocks
       (Cost $169,680)    . . . . . . . . .                    234
------------------------------------------------------------------
EQUITY OPTIONS (-0.2%)
Ascend Communications
   February 35 Calls* 02/17/96  . . . . . .                    (15)
Ascend Communications
   February 37.5 Calls* 02/17/96  . . . . .                    (10)
Caterpillar February 65 Calls* 02/17/96 . .                     (5)
Komag March 30 Calls* 03/16/96  . . . . . .                    (21)
Pacificare, Cl B February 95 Calls*  02/17/96                  (10)
Picturetel February 40 Calls* 02/17/96  . .                    (10)
St Jude Medical February
   45 Calls* 02/17/96   . . . . . . . . . .                     (8)
Sun Microsystems February
   45 Calls* 02/17/96   . . . . . . . . . .                     (7)
Sun Microsystems March 45 Calls* 03/16/96 .                    (21)
------------------------------------------------------------------
     Total Equity Options
       (Cost $(136,248))    . . . . . . . .                   (107)
------------------------------------------------------------------
REPURCHASE AGREEMENTS (6.8%)
Morgan Stanley & Company
   5.82%, dated 01/31/96, matures
   02/01/96, repurchase price
   $4,301,642 (collateralized by various
   FNMA obligations, total par value
   $4,398,274, 6.00%--7.50%, 03/01/01--
   01/01/03: total market value $4,410,079)                  4,301
------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $4,300,946)    . . . . . . . .                  4,301
------------------------------------------------------------------
     Total Investments (102.6%)
       (Cost $53,311,880)   . . . . . . . .                 65,060
------------------------------------------------------------------
Other Assets and Liabilities (-2.6%)  . . .                 (1,650)
------------------------------------------------------------------
NET ASSETS:
Fund shares of Institutional Class
   (unlimited authorization--no par
   value) based on 5,019,548
   outstanding shares of beneficial
   interest   . . . . . . . . . . . . . . .                 51,155
Undistributed Net Investment Income   . . .                     16
Accumulated Net Realized Gain
   on Investments   . . . . . . . . . . . .                    491
Net Unrealized Appreciation
   on Investments   . . . . . . . . . . . .                 11,748
------------------------------------------------------------------
     Total Net Assets: (100.0%)   . . . . .                $63,410
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . .                 $12.63
==================================================================

* Non-income producing security
ADR--American Depository Reciept
Cl--Class
FNMA--Federal National Mortgage Association

The accompanying notes are an integral part of the financial statements.

STEPSTONE OF NET ASSETS                                         January 31, 1996
--------------------------------------------------------------------------------
Stepstone Emerging Growth Fund

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                                --------   ------
COMMON STOCKS (84.7%)
AGRICULTURE (0.4%)
Veterinary Centers of America*  . . . . . .      10,000     $  154
------------------------------------------------------------------
                                                               154
------------------------------------------------------------------
AIR TRANSPORTATION (0.7%)
Atlantic Southeast Airlines   . . . . . . .       9,000        166
Comair Holdings   . . . . . . . . . . . . .       1,500         37
Vanguard Airlines*  . . . . . . . . . . . .      15,000         90
------------------------------------------------------------------
                                                               293
------------------------------------------------------------------
BANKS (5.7%)
Amsouth Bancorp   . . . . . . . . . . . . .       5,000        198
Astoria Financial   . . . . . . . . . . . .       5,000        246
Crestar Financial   . . . . . . . . . . . .       5,000        289
Cullen/Frost Bankers  . . . . . . . . . . .       3,700        180
Dauphin Deposit Bank & Trust  . . . . . . .       1,400         39
Deposit Guaranty  . . . . . . . . . . . . .       3,500        151
First Security  . . . . . . . . . . . . . .       2,500         92
First Virginia Banks  . . . . . . . . . . .       3,500        135
Hibernia, Cl A  . . . . . . . . . . . . . .      12,500        134
Merchantile Bancorp   . . . . . . . . . . .       5,000        218
Old Kent Financial  . . . . . . . . . . . .       3,675        147
Roosevelt Financial Group   . . . . . . . .      10,000        174
Union Planters  . . . . . . . . . . . . . .       8,000        244
United Jersey Bank Financial  . . . . . . .       3,500        125
------------------------------------------------------------------
                                                             2,372
------------------------------------------------------------------
BEAUTY PRODUCTS (0.3%)
Alberto Culver, Cl A  . . . . . . . . . . .       4,000        134
------------------------------------------------------------------
                                                               134
------------------------------------------------------------------
BROADCASTING, NEWSPAPERS & ADVERTISING (1.4%)
Citicaster*   . . . . . . . . . . . . . . .       7,500        183
Infinity Broadcasting *   . . . . . . . . .       7,500        298
Young Broadcasting, Cl A*   . . . . . . . .       3,500         98
------------------------------------------------------------------
                                                               579
------------------------------------------------------------------
BUILDING & CONSTRUCTION (0.2%)
Southern Energy Homes*  . . . . . . . . . .       6,250        103
------------------------------------------------------------------
                                                               103
------------------------------------------------------------------
CHEMICALS (0.6%)
Cytec Industries*   . . . . . . . . . . . .       3,500        267
------------------------------------------------------------------
                                                               267
------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT (2.3%)
ADC Telecommunications*   . . . . . . . . .       2,800        108
Intervoice*   . . . . . . . . . . . . . . .       8,000        175
Network Express*  . . . . . . . . . . . . .       9,000         35
Octel Communications *  . . . . . . . . . .       3,000        110
Picturetel *  . . . . . . . . . . . . . . .       5,000        196
Tellabs*  . . . . . . . . . . . . . . . . .       2,500        110
Teltrend*   . . . . . . . . . . . . . . . .       6,000        238
------------------------------------------------------------------
                                                               972
------------------------------------------------------------------
COMPUTER & SOFTWARE SERVICES (18.2%)
3Com*   . . . . . . . . . . . . . . . . . .      23,415      1,074
Adobe Systems   . . . . . . . . . . . . . .       4,160        141
Alternative Resources*  . . . . . . . . . .       2,500         72
Baan NV*  . . . . . . . . . . . . . . . . .       5,000        217
Brooktrout Tech*  . . . . . . . . . . . . .       8,000        250
Cadence Design Systems*   . . . . . . . . .      10,000        391
Castelle*   . . . . . . . . . . . . . . . .      10,000         83
Ciber*  . . . . . . . . . . . . . . . . . .       8,000        168
Cisco Systems*  . . . . . . . . . . . . . .      10,000        833
CUC International*  . . . . . . . . . . . .      18,250        673
Datalogix International*  . . . . . . . . .       5,000         59
Dataware Technologies*  . . . . . . . . . .       2,500         18
Eagle Point Software*   . . . . . . . . . .      10,000        165
Electroglas*  . . . . . . . . . . . . . . .       2,500         52
Electronic Arts*  . . . . . . . . . . . . .       5,000        120
HBO   . . . . . . . . . . . . . . . . . . .       5,000        420
Mentor Graphics*  . . . . . . . . . . . . .       6,500         92
Micros Systems*   . . . . . . . . . . . . .       2,500        122
Norrell   . . . . . . . . . . . . . . . . .       5,000        139
Oracle Systems  . . . . . . . . . . . . . .      11,500        549
Physician Computer Networks*  . . . . . . .      10,000        109
Pinnacle Micro*   . . . . . . . . . . . . .      11,250        167
Proxim*   . . . . . . . . . . . . . . . . .      15,000        285
Quarterdeck Office Systems*   . . . . . . .      10,000        160
Sierra On-Line*   . . . . . . . . . . . . .       7,500        187
Softkey International*  . . . . . . . . . .       8,000        111
Spectrum Holobyte*  . . . . . . . . . . . .       7,500         43
Sterling Software   . . . . . . . . . . . .       5,000        296

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Emerging Growth Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                                --------   ------
COMMON STOCKS (CONTINUED)
COMPUTER & SOFTWARE SERVICES (CONTINUED)
Sun Microsystems*   . . . . . . . . . . . .       5,000    $   230
S3*   . . . . . . . . . . . . . . . . . . .       3,000         36
Symantec *  . . . . . . . . . . . . . . . .       7,100         84
Sync Research*  . . . . . . . . . . . . . .       2,000         56
TCSI Corp*  . . . . . . . . . . . . . . . .       7,500        139
Unisys *  . . . . . . . . . . . . . . . . .      10,000         75
------------------------------------------------------------------
                                                             7,616
------------------------------------------------------------------
CONSUMER PRODUCTS (0.6%)
Wolverine World Wide  . . . . . . . . . . .       9,750        247
------------------------------------------------------------------
                                                               247
------------------------------------------------------------------
DRUGS (3.1%)
Autoimmune*   . . . . . . . . . . . . . . .       5,000         67
Boston Scientific *   . . . . . . . . . . .       6,200        318
IDEC Pharmaceuticals Corp*  . . . . . . . .      10,000        215
Interneuron Pharmeceutical*   . . . . . . .       6,500        195
Liposome  *   . . . . . . . . . . . . . . .      16,500        396
Sybron International*   . . . . . . . . . .       4,500        109
------------------------------------------------------------------
                                                             1,300
------------------------------------------------------------------
ELECTRICAL UTILITIES (0.1%)
Accom*  . . . . . . . . . . . . . . . . . .       7,400         49
------------------------------------------------------------------
                                                                49
------------------------------------------------------------------
ELECTRICAL TECHNOLOGY (0.7%)
Komag*  . . . . . . . . . . . . . . . . . .      10,000        291
------------------------------------------------------------------
                                                               291
------------------------------------------------------------------
ENTERTAINMENT (0.5%)
Mirage Resorts *  . . . . . . . . . . . . .       5,500        215
------------------------------------------------------------------
                                                               215
------------------------------------------------------------------
ENVIRONMENTAL SERVICES (0.7%)
Sanifill*   . . . . . . . . . . . . . . . .       4,000        145
USA Waste Services*   . . . . . . . . . . .       7,500        156
------------------------------------------------------------------
                                                               301
------------------------------------------------------------------
FINANCIAL SERVICES (3.6%)
CWM Mortgage Holdings   . . . . . . . . . .      10,000        173
Credit Acceptance *   . . . . . . . . . . .      15,000        313
Finova Group  . . . . . . . . . . . . . . .       5,000        252
First American, Tennessee   . . . . . . . .       5,000        239
Mercer International*   . . . . . . . . . .       3,500         67
Mercury Finance   . . . . . . . . . . . . .      10,500        134
Stormedia *   . . . . . . . . . . . . . . .       3,500        102
Waterhouse Investor Services  . . . . . . .      10,000        236
------------------------------------------------------------------
                                                             1,516
------------------------------------------------------------------
FOOD, BEVERAGE & TOBACCO (1.5%)
Canandaigua Wine, Cl A*   . . . . . . . . .      15,500        577
Pete's Brewing Company*   . . . . . . . . .       2,500         46
------------------------------------------------------------------
                                                               623
------------------------------------------------------------------
HOTELS & LODGING (1.0%)
HFS*  . . . . . . . . . . . . . . . . . . .       5,000        415
------------------------------------------------------------------
                                                               415
------------------------------------------------------------------
INSURANCE (1.4%)
Healthcare Compare*   . . . . . . . . . . .       2,500        121
Penncorp Financial Group  . . . . . . . . .       6,000        180
United Healthcare   . . . . . . . . . . . .       4,500        283
------------------------------------------------------------------
                                                               584
------------------------------------------------------------------
LEASING & RENTING (0.5%)
Kinetic Concepts  . . . . . . . . . . . . .      15,000        186
------------------------------------------------------------------
                                                               186
------------------------------------------------------------------
LUMBER & WOOD PRODUCTS (0.5%)
Cavalier Homes  . . . . . . . . . . . . . .      10,000        200
------------------------------------------------------------------
                                                               200
------------------------------------------------------------------
MACHINERY (0.2%)
General Instrument *  . . . . . . . . . . .       3,650         83
------------------------------------------------------------------
                                                                83
------------------------------------------------------------------
MEASURING DEVICES (1.6%)
Advanced Energy Industries*   . . . . . . .      10,000         88
Epic Design Technology*   . . . . . . . . .       8,000        240
Input/Output  . . . . . . . . . . . . . . .       8,000        194
LTX *   . . . . . . . . . . . . . . . . . .       7,000         60
Thermedics*   . . . . . . . . . . . . . . .       4,000        103
------------------------------------------------------------------
                                                               685
------------------------------------------------------------------

STEPSTONE FUNDS(R)                                              January 31, 1996
--------------------------------------------------------------------------------
Emerging Growth Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                                --------   ------
COMMON STOCKS (CONTINUED)
MEDICAL PRODUCTS & SERVICES (4.9%)
Biochem Pharma*   . . . . . . . . . . . . .      11,000    $   484
Biomet*   . . . . . . . . . . . . . . . . .       3,000         56
Datascope*  . . . . . . . . . . . . . . . .       9,000        223
Endosonics*   . . . . . . . . . . . . . . .      15,000        206
Gulf South Medical Supply*  . . . . . . . .       9,000        266
Heartstream*  . . . . . . . . . . . . . . .       2,000         26
Stryker   . . . . . . . . . . . . . . . . .       6,000        335
St. Jude Medical  . . . . . . . . . . . . .      10,200        450
------------------------------------------------------------------
                                                             2,046
------------------------------------------------------------------
MEDICAL PRODUCTS & SERVICES (4.5%)
Columbia HCA Healthcare   . . . . . . . . .       9,032        502
Community Health Systems*   . . . . . . . .       2,500         96
Concord EFS*  . . . . . . . . . . . . . . .      18,562        473
FHP International *   . . . . . . . . . . .      10,000        289
Renal Treatment Centers*  . . . . . . . . .       8,500        389
Rotech Medical*   . . . . . . . . . . . . .       4,500        136
------------------------------------------------------------------
                                                             1,885
------------------------------------------------------------------
MISCELLANEOUS CONSUMER SERVICES (1.8%)
Corestaff*  . . . . . . . . . . . . . . . .       7,000        262
Jenny Craig*  . . . . . . . . . . . . . . .      10,000         98
Service International   . . . . . . . . . .       9,000        390
------------------------------------------------------------------
                                                               750
------------------------------------------------------------------
MISCELLANEOUS MANUFACTURING (0.9%)
Department 56*  . . . . . . . . . . . . . .       9,000        357
------------------------------------------------------------------
                                                               357
------------------------------------------------------------------
PETROLEUM & FUEL PRODUCTS (0.6%)
Pride Petroleum Services*   . . . . . . . .      10,000         91
Reading & Bates *   . . . . . . . . . . . .       9,000        153
------------------------------------------------------------------
                                                               244
------------------------------------------------------------------
PRINTING & PUBLISHING (1.1%)
Books-A-Million *   . . . . . . . . . . . .       5,000         41
Cadmus Communications   . . . . . . . . . .       5,000        143
Gartner Group, Cl A*  . . . . . . . . . . .       5,000        276
------------------------------------------------------------------
                                                               460
------------------------------------------------------------------
PROFESSIONAL SERVICES (0.5%)
Medaphis*   . . . . . . . . . . . . . . . .       5,000        200
------------------------------------------------------------------
                                                               200
------------------------------------------------------------------
RAILROADS (0.4%)
Wisconsin Central Transportation *  . . . .       2,000        150
------------------------------------------------------------------
                                                               150
------------------------------------------------------------------
RETAIL (8.9%)
Apple South   . . . . . . . . . . . . . . .       3,000         53
Boston Chicken*   . . . . . . . . . . . . .      10,500        357
Corporate Express*  . . . . . . . . . . . .       4,500        119
Daka International*   . . . . . . . . . . .       5,000        114
Gadzooks*   . . . . . . . . . . . . . . . .       6,000        149
Garden Ridge*   . . . . . . . . . . . . . .      10,000        330
Lone Star Steakhouse & Saloon*  . . . . . .      15,000        489
Omnicare  . . . . . . . . . . . . . . . . .      15,000        698
Staples   . . . . . . . . . . . . . . . . .      10,000        246
Sunglass Hut International*   . . . . . . .      13,800        384
Viking Office Products*   . . . . . . . . .      11,000        561
Whole Foods Market*   . . . . . . . . . . .       5,000         74
Williams Sonoma*  . . . . . . . . . . . . .      10,000        153
------------------------------------------------------------------
                                                             3,727
------------------------------------------------------------------
RUBBER & PLASTIC (0.5%)
Lernout & Hauspie Speech*   . . . . . . . .       7,500        208
------------------------------------------------------------------
                                                               208
------------------------------------------------------------------
SEMI-CONDUCTORS/INSTRUMENTS (4.4%)
Altera *  . . . . . . . . . . . . . . . . .       3,500        231
Applied Magnetics *   . . . . . . . . . . .      10,000        145
Arc Capital, Cl A*  . . . . . . . . . . . .      10,000         16
Atmel*  . . . . . . . . . . . . . . . . . .      10,000        285
Oak Technology*   . . . . . . . . . . . . .      13,000        650
Read-Rite*  . . . . . . . . . . . . . . . .       5,100         92
Recoton *   . . . . . . . . . . . . . . . .      10,000        172
Vitesse Semiconductor*  . . . . . . . . . .      20,000        252
------------------------------------------------------------------
                                                             1,843
------------------------------------------------------------------

STEPSTONE FUNDS(R)
--------------------------------------------------------------------------------
Emerging Growth Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                                --------   ------
COMMON STOCKS (CONTINUED)
SPECIALTY MACHINERY (0.8%)
Standex International   . . . . . . . . . .       2,500     $   74
U.S. Filter*  . . . . . . . . . . . . . . .      10,000        258
------------------------------------------------------------------
                                                               332
------------------------------------------------------------------
STEEL & STEEL WORKS (0.2%)
Align-Rite International*   . . . . . . . .       7,500         83
------------------------------------------------------------------
                                                                83
------------------------------------------------------------------
TELEPHONES & TELECOMMUNICATION (3.6%)
Aspect Telecommunications*  . . . . . . . .       4,000        148
Cascade Communications*   . . . . . . . . .       3,500        274
Cidco*  . . . . . . . . . . . . . . . . . .       1,500         45
Mitel*  . . . . . . . . . . . . . . . . . .      10,000         57
Qualcomm*   . . . . . . . . . . . . . . . .       5,000        224
Worldcom*   . . . . . . . . . . . . . . . .      20,390        747
------------------------------------------------------------------
                                                             1,495
------------------------------------------------------------------
TESTING LABORATORIES (0.6%)
Martek Biosciences*   . . . . . . . . . . .       2,500         88
Primark *   . . . . . . . . . . . . . . . .       4,500        150
------------------------------------------------------------------
                                                               238
------------------------------------------------------------------
WHOLESALE (5.2%)
Cardinal Health   . . . . . . . . . . . . .      13,000        775
Chronimed*  . . . . . . . . . . . . . . . .       2,000         38
Citrix Systems*   . . . . . . . . . . . . .       6,500        206
Cordis*   . . . . . . . . . . . . . . . . .       5,000        539
Ha Lo Industries*   . . . . . . . . . . . .       5,000        130
Hughes Supply   . . . . . . . . . . . . . .      10,000        287
Silicon Storage Technology*   . . . . . . .       7,000         77
Secure Computing*   . . . . . . . . . . . .       3,000        117
------------------------------------------------------------------
                                                             2,169
------------------------------------------------------------------
     Total Common Stocks
       (Cost $29,308,084)   . . . . . . . .                 35,372
------------------------------------------------------------------
EQUITY OPTIONS (-0.1%)
Cisco Systems February 75 Calls* 02/17/96                      (14)
Cisco Systems April 75 Calls* 04/20/96  . .                    (20)
Cisco Systems February 65 Puts* 02/17/96  .                     --
Cisco Systems April 65 Puts* 04/20/96   . .                      2
Picturetel February 40 Calls* 02/17/96  . .                    (10)
Qualcomm February 45 Calls* 02/17/96  . . .                     (4)
Qualcom February 35 Puts* 02/17/96  . . . .                      1
Read-Rite  February 25 Puts* 02/17/96   . .                     13
Sun Microsystems March 45 Calls* 03/16/96                      (21)
------------------------------------------------------------------
     Total Equity Options
       (Cost ($20,655))   . . . . . . . . .                    (53)
------------------------------------------------------------------
REPURCHASE AGREEMENTS (15.5%)
Morgan Stanley & Company
   5.82%, dated 01/31/96, matures
   02/01/96, repurchase price
   $6,481,911 (collaterized by various
   FNMA , par value $15,788,629,
   6.50%--9.50%, 08/01/97--
   01/01/16: total market
   value $6,631,179)    . . . . . . . . . .                  6,481
------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $6,480,863)    . . . . . . . .                  6,481
------------------------------------------------------------------
     Total Investments (100.1%)
       (Cost $35,768,292)   . . . . . . . .                 41,800
------------------------------------------------------------------
Other Assets and Liabilities (-0.1%)  . . .                    (30)
------------------------------------------------------------------
NET ASSETS:
   Fund shares of Institutional Class
     (unlimited authorization--no par
     value) based on 3,497,444
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . .                 35,266
   Overdistributed Net Investment Income                        (2)
   Accumulated Net Realized Gain
     on Investments   . . . . . . . . . . .                    474
   Net Unrealized Appreciation
     on Investments   . . . . . . . . . . .                  6,032
------------------------------------------------------------------
Total Net Assets: (100.0%)  . . . . . . . .                $41,770
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . .                 $11.94
==================================================================

* Non-income producing security
Cl-Class
FNMA-Federal National Mortgage Association

STEPSTONE OF NET ASSETS                                         January 31, 1996
--------------------------------------------------------------------------------
Stepstone International Equity Fund

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                                --------   ------
FOREIGN COMMON STOCKS (93.6%)
FRANCE (9.0%)
Accor   . . . . . . . . . . . . . . . . . .       1,755     $  229
Alcatel Alsthom   . . . . . . . . . . . . .       2,594        237
Banque Nationale Paris  . . . . . . . . . .       3,854        163
Carnaud Metal Box   . . . . . . . . . . . .       4,800        205
Carrefour   . . . . . . . . . . . . . . . .         450        289
Castorama   . . . . . . . . . . . . . . . .       2,090        367
Chargeurs   . . . . . . . . . . . . . . . .         770        177
Eaux Generale   . . . . . . . . . . . . . .       1,500        159
Danone  . . . . . . . . . . . . . . . . . .       1,500        238
Essilor International   . . . . . . . . . .         750        159
GAN*  . . . . . . . . . . . . . . . . . . .       5,800        184
Lafarge   . . . . . . . . . . . . . . . . .       2,830        191
LVMH Moet Hennesey  . . . . . . . . . . . .       1,800        401
Peugeot   . . . . . . . . . . . . . . . . .       1,400        204
Schneider   . . . . . . . . . . . . . . . .       5,000        204
Societe Generale  . . . . . . . . . . . . .       1,754        206
Elf Aquitaine   . . . . . . . . . . . . . .       2,385        178
Valeo   . . . . . . . . . . . . . . . . . .       3,500        177
------------------------------------------------------------------
                                                             3,968
------------------------------------------------------------------
GERMANY (8.8%)
Allianz   . . . . . . . . . . . . . . . . .         214        417
BASF  . . . . . . . . . . . . . . . . . . .         800        191
BMW   . . . . . . . . . . . . . . . . . . .         400        227
Bayer   . . . . . . . . . . . . . . . . . .         950        283
Bankgesellschaft Berlin   . . . . . . . . .         650        166
Daimler-Benz  . . . . . . . . . . . . . . .         400        220
Degussa   . . . . . . . . . . . . . . . . .         500        183
Deutsche Bank   . . . . . . . . . . . . . .       4,000        200
Gehe  . . . . . . . . . . . . . . . . . . .         625        314
Karstadt  . . . . . . . . . . . . . . . . .         550        219
Preussag  . . . . . . . . . . . . . . . . .         700        207
RWE   . . . . . . . . . . . . . . . . . . .         750        294
Siemens   . . . . . . . . . . . . . . . . .         700        398
Schering  . . . . . . . . . . . . . . . . .       3,100        224
Veba  . . . . . . . . . . . . . . . . . . .       8,000        356
------------------------------------------------------------------
                                                             3,899
------------------------------------------------------------------
HONG KONG (3.3%)
China Light & Power   . . . . . . . . . . .      30,000        145
Hong Kong Telecommunications  . . . . . . .     100,000        190
HSBC Holdings   . . . . . . . . . . . . . .      15,195        252
Hutchison Whampoa   . . . . . . . . . . . .      50,000        325
New World Development   . . . . . . . . . .      60,000        303
Swire Pacific   . . . . . . . . . . . . . .      30,000        262
------------------------------------------------------------------
                                                             1,477
------------------------------------------------------------------
JAPAN (33.2%)
Amada Metrecs   . . . . . . . . . . . . . .      27,000        430
Asahi Breweries   . . . . . . . . . . . . .      36,000        415
Best Denki  . . . . . . . . . . . . . . . .      29,000        413
Daiwa Securities  . . . . . . . . . . . . .      28,000        419
Fuji Bank   . . . . . . . . . . . . . . . .      21,000        478
Fuji Photo Film   . . . . . . . . . . . . .      14,000        396
Fujisawa Pharmaceutical   . . . . . . . . .      43,000        388
Hitachi Cable   . . . . . . . . . . . . . .      57,000        427
Japan Synthetic Rubber  . . . . . . . . . .      70,000        442
Kaneka  . . . . . . . . . . . . . . . . . .      62,000        403
Kansai Electric Power   . . . . . . . . . .      16,700        392
Katokichi   . . . . . . . . . . . . . . . .      20,000        431
Komatsu   . . . . . . . . . . . . . . . . .      51,000        431
Long Term Credit Bank Japan   . . . . . . .      54,000        395
Maeda   . . . . . . . . . . . . . . . . . .      41,000        422
Matsushita Electric Works   . . . . . . . .      40,000        423
Mitsubishi Heavy Industries   . . . . . . .      49,000        389
Mitsui Marine & Fire  . . . . . . . . . . .      59,000        435
Mitsui Trust & Banking  . . . . . . . . . .      38,000        413
Nintendo  . . . . . . . . . . . . . . . . .       5,000        367
Nomura Securities   . . . . . . . . . . . .      21,000        456
Olympus Optical   . . . . . . . . . . . . .      44,000        445
Onward Kashiyama  . . . . . . . . . . . . .      28,000        417
Ryobi Limited   . . . . . . . . . . . . . .      78,000        408
Sanden  . . . . . . . . . . . . . . . . . .      64,000        418
Sanyo Electric  . . . . . . . . . . . . . .      71,000        419
Shinmaywa Industries  . . . . . . . . . . .      48,000        437
Sumitomo Bank   . . . . . . . . . . . . . .      20,000        384
Takara Standard   . . . . . . . . . . . . .      37,000        395
Tokio Marine & Fire   . . . . . . . . . . .      34,000        427

STEPSTONE OF NET ASSETS                                         January 31, 1996
--------------------------------------------------------------------------------
International Equity Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                                --------   ------
FOREIGN COMMON STOCK (CONTINUED)
JAPAN (CONTINUED)
Tokyo Electric Power  . . . . . . . . . . .      15,900     $  405
Toppan Printing   . . . . . . . . . . . . .      31,000        415
Toshiba   . . . . . . . . . . . . . . . . .      58,000        452
Toyo Ink  . . . . . . . . . . . . . . . . .      78,000        422
Yamato Transportation   . . . . . . . . . .      39,000        449
------------------------------------------------------------------
                                                            14,658
------------------------------------------------------------------
MALAYSIA (3.1%)
AMMB Holdings   . . . . . . . . . . . . . .      20,000        227
Hume Industries   . . . . . . . . . . . . .      40,000        189
Malayan Banking   . . . . . . . . . . . . .      20,000        179
Petronas Gas  . . . . . . . . . . . . . . .      60,000        225
Sime Darby  . . . . . . . . . . . . . . . .     100,000        268
Telekom Malaysia*   . . . . . . . . . . . .      20,000        166
United Engineers  . . . . . . . . . . . . .      20,000        130
------------------------------------------------------------------
                                                             1,384
------------------------------------------------------------------
NETHERLANDS (7.7%)
Aegon   . . . . . . . . . . . . . . . . . .       5,052        207
Akzo  . . . . . . . . . . . . . . . . . . .       3,000        319
Ahold   . . . . . . . . . . . . . . . . . .       5,151        212
Elsevier  . . . . . . . . . . . . . . . . .      25,000        348
IHC  Caland   . . . . . . . . . . . . . . .      10,000        356
KPN   . . . . . . . . . . . . . . . . . . .       4,062        156
OCE-Vander Grinten  . . . . . . . . . . . .       4,000        274
Phillips Electronics*   . . . . . . . . . .       5,000        199
Royal Dutch Petroleum   . . . . . . . . . .       2,000        277
Unilever  . . . . . . . . . . . . . . . . .       2,000        288
VNU   . . . . . . . . . . . . . . . . . . .       2,500        370
Wolters Kluwer  . . . . . . . . . . . . . .       4,044        397
------------------------------------------------------------------
                                                             3,403
------------------------------------------------------------------
SINGAPORE (3.8%)
Cerebos Pacific   . . . . . . . . . . . . .      20,000        166
City Developments   . . . . . . . . . . . .      35,000        284
Development Bank of Singapore*  . . . . . .      18,000        255
Keppel  . . . . . . . . . . . . . . . . . .      15,000        141
Natsteel  . . . . . . . . . . . . . . . . .      50,000        102
Singapore Airlines  . . . . . . . . . . . .      25,000        263
United Overseas Bank  . . . . . . . . . . .      42,000        453
------------------------------------------------------------------
                                                             1,664
------------------------------------------------------------------
SWEDEN (0.2%)
Astra*  . . . . . . . . . . . . . . . . . .       2,500        102
------------------------------------------------------------------
                                                               102
------------------------------------------------------------------
SWITZERLAND (7.9%)
Alusuisse Lonza   . . . . . . . . . . . . .         250        195
BBC Brown Boveri  . . . . . . . . . . . . .         300        346
Ciba Geigy  . . . . . . . . . . . . . . . .         400        333
CS Holdings   . . . . . . . . . . . . . . .       4,000        375
Nestle  . . . . . . . . . . . . . . . . . .         400        421
Roche Holdings  . . . . . . . . . . . . . .          90        658
SMH PC  . . . . . . . . . . . . . . . . . .         600        344
Schweiz Bankverein  . . . . . . . . . . . .         500        180
Union Bank of Switzerland*  . . . . . . . .         250        260
Sulzer Gerbruder  . . . . . . . . . . . . .         220        131
Zurich Versicherungs  . . . . . . . . . . .         950        258
------------------------------------------------------------------
                                                             3,501
------------------------------------------------------------------
UNITED KINGDOM (15.3%)
Assocociated British Ports  . . . . . . . .      50,000        218
British Airport Authority   . . . . . . . .      60,000        440
BTR   . . . . . . . . . . . . . . . . . . .     100,000        501
Rexam   . . . . . . . . . . . . . . . . . .      50,000        287
Cable & Wireless  . . . . . . . . . . . . .      60,000        403
Enterprise Oil  . . . . . . . . . . . . . .      50,000        278
General Accident  . . . . . . . . . . . . .      60,000        588
Hanson  . . . . . . . . . . . . . . . . . .      75,000        230
Hardy Oil & Gas   . . . . . . . . . . . . .      40,000        120
Hays  PLC   . . . . . . . . . . . . . . . .      50,000        277
Johnson Matthey   . . . . . . . . . . . . .      45,000        368
Marks & Spencer   . . . . . . . . . . . . .      75,000        492
National Grid Group*  . . . . . . . . . . .      33,000        100
National Power  . . . . . . . . . . . . . .      50,000        329
Prudential*   . . . . . . . . . . . . . . .      50,000        325
RTZ   . . . . . . . . . . . . . . . . . . .      30,269        419
Reuters Holdings  . . . . . . . . . . . . .      25,000        234
Lloyd's TSB  Group*   . . . . . . . . . . .     111,648        545
Southern Electric   . . . . . . . . . . . .      46,500        582
Whitbread     . . . . . . . . . . . . . . .       1,286         14
------------------------------------------------------------------
                                                             6,750
------------------------------------------------------------------

STEPSTONE FUNDS(R)                                               January 31,1996
--------------------------------------------------------------------------------
International Equity Fund (cont'd)

                                                           MARKET
                                                           VALUE
                                                 SHARES    (000)
                                                --------   ------
FOREIGN COMMON STOCK (CONTINUED)
OTHER (1.3%)
Latin America Equity Fund   . . . . . . . .      35,000    $   564
------------------------------------------------------------------
                                                               564
------------------------------------------------------------------
     Total Foreign Common Stocks
       (Cost $37,033,875)   . . . . . . . .                 41,370
------------------------------------------------------------------
FOREIGN PREFERRED STOCK (0.3%)
GERMANY (0.3%)
Jungheinrich  . . . . . . . . . . . . . . .         700        116
------------------------------------------------------------------
     Total Foreign Preferred Stocks
       (Cost $164,208)    . . . . . . . . .                    116
------------------------------------------------------------------
REPURCHASE AGREEMENT (5.7%)
J.P. Morgan Securities, 5.80%, dated
   01/31/96, matures 02/01/96,
   repurchase price $2,539,137
   (collateralized by U.S. Treasury
   Note, total par value $2,520,000, 5.50%,
   02/28/99, market value $2,603,077)     .                  2,538
------------------------------------------------------------------
     Total Repurchase Agreements
       (Cost $2,538,336)    . . . . . . . .                  2,538
------------------------------------------------------------------
     Total Investments (99.6%)
       (Cost $39,736,419)   . . . . . . . .                 44,024
------------------------------------------------------------------
Other Assets and Liabilities, Net (0.4%)  .                    164
------------------------------------------------------------------

NET ASSETS:
   Fund Shares of Institutional Class
     (unlimited authorization--no par
     value) based on 1,178,705
     outstanding shares of beneficial
     interest   . . . . . . . . . . . . . .                $39,586
   Accumulated net realized gain
     on investments   . . . . . . . . . . .                     45
   Accumulated net realized
     gain on foreign currency
     transactions   . . . . . . . . . . . .                    179
   Undistributed net
     investment income    . . . . . . . . .                      2
   Net unrealized appreciation on
     foreign currency and translation
     of other assets and liabilities
     in foreign currency    . . . . . . . .                     89
   Net unrealized appreciation
     on investments   . . . . . . . . . . .                  4,287
------------------------------------------------------------------
Total Net Assets: (100.0%)  . . . . . . . .                $44,188
------------------------------------------------------------------
NET ASSET VALUE, OFFERING PRICE
   AND REDEMPTION PRICE PER SHARE--
   INSTITUTIONAL CLASS    . . . . . . . . .                 $37.49
==================================================================

*  Non-income producing securities.

The accompanying notes are an integral part of the financial statements.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

STATEMENT OF OPERATIONS                      For the Year Ended January 31, 1996
--------------------------------------------------------------------------------
Stepstone Funds

                                                             (IN THOUSANDS)
                                               ---------------------------------------------
                                                 TREASURY                CALIFORNIA TAX-FREE
                                               MONEY MARKET   MONEY MARKET   MONEY MARKET
                                                   FUND           FUND           FUND
--------------------------------------------------------------------------------------------
Interest Income . . . . . . . . . . . . . .       $18,032         $39,551         $4,339
--------------------------------------------------------------------------------------------
Expenses:
   Administrative Fee   . . . . . . . . . .           415             895            157
   Investment Adviser Fee   . . . . . . . .           930           2,002            351
   Investment Adviser Fee Waiver  . . . . .          (155)             --           (241)
   Custodian/Wire Agent Fee   . . . . . . .            33              79             11
   Professional Fees  . . . . . . . . . . .            57             122             14
   Registration Fees  . . . . . . . . . . .            55              71             14
   Distribution Fee (1)   . . . . . . . . .           572             720            285
   Distribution Fee Waiver  . . . . . . . .          (214)           (270)           (49)
   Insurance Expenses   . . . . . . . . . .             3               7              1
   Trustees Fees  . . . . . . . . . . . . .             6              20              2
   Printing Expenses  . . . . . . . . . . .            20              75             11
   Miscellaneous Expenses   . . . . . . . .            25              46              1
   Amortization of Deferred Organizational Costs        6              6               6
--------------------------------------------------------------------------------------------
        Total Expenses  . . . . . . . . . .         1,753           3,773            563
--------------------------------------------------------------------------------------------
   Net Investment Income  . . . . . . . . .        16,279          35,778          3,776
--------------------------------------------------------------------------------------------
Net Realized Gain (Loss) on Investments . .             5             (13)            --
--------------------------------------------------------------------------------------------
Increase in Net Assets Resulting from Operations  $16,284         $35,765         $3,776
============================================================================================

Amounts designated as "--" are either $0 or have been rounded to $0.

(1) All distribution fees are incurred in the Investment Class

The accompanying notes are in integral part of the financial statements.

STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------
Stepstone Funds

                                                                     (IN THOUSANDS)
                                                   ---------------------------------------------
                                                                  LIMITED  CALIFORNIA
                                                   INTERMEDIATE- MATURITY   TAX-FREE CONVERTIBLE
                                                     TERM BOND  GOVERNMENT    BOND   SECURITIES
                                                       FUND        FUND       FUND      FUND
Interest Income . . . . . . . . . . . . . . . . .    $ 8,623      $2,231    $  670     $  460
Dividend Income . . . . . . . . . . . . . . . . .         --          --        --        181
Less: Foreign Taxes withheld, net of
   reclaims . . . . . . . . . . . . . . . . . . .         --          --        --         --
------------------------------------------------------------------------------------------------
          Total Investment Income . . . . . . . .      8,623       2,231       670        641
------------------------------------------------------------------------------------------------
Expenses:
   Administrative Fee . . . . . . . . . . . . . .        174          47        17         17
   Investment Adviser Fee . . . . . . . . . . . .        648         106        64         77
   Investment Adviser Fee Waiver  . . . . . . . .         --          --       (61)        --
   Custodian/Wire Agent Fee . . . . . . . . . . .         14           6         2          2
   Professional Fees  . . . . . . . . . . . . . .         20           8         2          3
   Registration Fees  . . . . . . . . . . . . . .          9           3         3          2
   Distribution Fee (1) . . . . . . . . . . . . .         26           3        18         --
   Distribution Fee Waiver  . . . . . . . . . . .        (26)         (3)      (18)        --
   Insurance Fees . . . . . . . . . . . . . . . .          1           1        --         --
   Trustees Fees  . . . . . . . . . . . . . . . .          2           1         1          1
   Printing Fees  . . . . . . . . . . . . . . . .         10           5         1          2
   Miscellaneous Fees . . . . . . . . . . . . . .          1           8         1          1
   Amortization of Deferred Organizational
     Costs  . . . . . . . . . . . . . . . . . . .          6           1        --          4
------------------------------------------------------------------------------------------------
          Total Expenses  . . . . . . . . . . . .        885         186        30        109
------------------------------------------------------------------------------------------------
Net Investment Income . . . . . . . . . . . . . .      7,738       2,045       640        532
------------------------------------------------------------------------------------------------
Net Realized Gain (Loss) on Investments . . . . .      3,766        (119)     (598)       (14)
------------------------------------------------------------------------------------------------
Net Realized Gain (Loss) on Option Contracts  . .         --          --        --          1
------------------------------------------------------------------------------------------------
Net Realized Gain on Foreign Currency
   Transactions . . . . . . . . . . . . . . . . .         --          --        --         --
------------------------------------------------------------------------------------------------
Change in Unrealized Appreciation on Investments       8,187         905     2,004      1,682
------------------------------------------------------------------------------------------------
Change in Unrealized Appreciation on Foreign
   Currency   . . . . . . . . . . . . . . . . . .         --          --        --         --
------------------------------------------------------------------------------------------------
Net Realized and Unrealized Gain on Investments .     11,953         786     1,406      1,669
------------------------------------------------------------------------------------------------
Increase in Net Assets Resulting from
   Operations . . . . . . . . . . . . . . . . . .    $19,691      $2,831    $2,046     $2,201
================================================================================================


Amounts designated as "--" are either $0 or have been rounded to $0.
(1) All distribution fees are incurred in the Investment Class.
(2) Commenced operations February 1, 1995.

The accompanying notes are in integral part of the financial statements.

                                             For the Year Ended January 31, 1996
--------------------------------------------------------------------------------

                            (IN THOUSANDS)
--------------------------------------------------------------------------
 GOVERNMENT          GROWTH    VALUE    BLUE CHIP  EMERGING INTERNATIONAL
 SECURITIES BALANCED EQUITY   MOMENTUM    GROWTH    GROWTH     EQUITY
    FUND      FUND    FUND      FUND       FUND      FUND      FUND(2)
  $2,467   $ 5,238 $   620    $   676  $   172     $  307      $  235
      --     3,024   1,786      4,912      970         98         841
      --        --      --         --       --         --         (96)
--------------------------------------------------------------------------
   2,467     8,262   2,406      5,588    1,142        405         980
--------------------------------------------------------------------------

      50       277     218        261       65         43          54
     186     1,239     973      1,169      289        255         376
      --        --      --         --       --         --         (77)
       7        25      20         24        8          7          61
      11        38      30         36       13         10           8
       6        23      16         18        8          6          17
      --        30       7         42       --         --          --
      --       (23)     (6)       (32)      --         --          --
       1         2       2          2       --         --          --
       1         6       5          6        1          1           1
       7        24      20         23        7          7           4
       6        11       8         14        4          2          12
       4         6       6          6        4          4           5
--------------------------------------------------------------------------
     279     1,658   1,299      1,569      399        335         461
--------------------------------------------------------------------------
   2,188     6,604   1,107      4,019      743         70         519
--------------------------------------------------------------------------
   1,661     6,254  11,047      9,006    3,514       1020         167
--------------------------------------------------------------------------
      --       104     182         --     (379)      (107)         --
--------------------------------------------------------------------------
      --        --      --         --       --         --         179
--------------------------------------------------------------------------

   1,677    38,493  32,685     52,751   10,866      7,122       4,287
--------------------------------------------------------------------------
      --        --      --         --       --         --          89
--------------------------------------------------------------------------

   3,338    44,851  43,914     61,757   14,001      8,035       4,722
--------------------------------------------------------------------------

  $5,526   $51,455 $45,021    $65,776  $14,744     $8,105      $5,241
==========================================================================

STATEMENT OF CHNAGES IN NET ASSETS
--------------------------------------------------------------------------------
Stepstone Funds

                                                                                 (IN THOUSANDS)
                                                    -----------------------------------------------------------------------
                                                          TREASURY                                    CALIFORNIA TAX-FREE
                                                        MONEY MARKET              MONEY MARKET            MONEY MARKET
                                                            FUND                      FUND                    FUND
                                                    ----------------------- -----------------------  -----------------------
                                                      02/01/95   02/01/94     02/01/95   02/01/94     02/01/95    02/01/94
                                                    TO 01/31/96 TO 01/31/95 TO 01/31/96 TO 01/31/95 TO 01/31/96 TO 01/31/95
----------------------------------------------------------------------------------------------------------------------------
Investment Activities:
   Net Investment Income  . . . . . . . . . . . . .  $   16,279  $    7,672  $   35,778  $   23,714  $  3,776    $  3,080
   Net Realized Gain (Loss) on Investments  . . . .           5          (3)        (13)     (1,770)       --          (2)
----------------------------------------------------------------------------------------------------------------------------
   Increase in Net Assets Resulting From Operations      16,284       7,669      35,765      21,944     3,776       3,078
----------------------------------------------------------------------------------------------------------------------------
Distributions to Shareholders:
   Net Investment Income:
      Institutional Class   . . . . . . . . . . . .      (8,954)     (5,797)    (26,497)    (20,599)   (1,571)     (1,684)
      Investment Class  . . . . . . . . . . . . . .      (7,325)     (1,875)     (9,276)     (3,119)   (2,205)     (1,396)
   Capital Gains:
      Institutional Class   . . . . . . . . . . . .          --          --          --          --        --          --
      Investment Class  . . . . . . . . . . . . . .          --          --          --          --        --          --
----------------------------------------------------------------------------------------------------------------------------
          Total Distributions . . . . . . . . . . .     (16,279)     (7,672)    (35,773)    (23,718)   (3,776)     (3,080)
----------------------------------------------------------------------------------------------------------------------------
Change in Net Assets  . . . . . . . . . . . . . . .           5          (3)         (8)     (1,774)        0          (2)
----------------------------------------------------------------------------------------------------------------------------
Share Transactions (All at $1.00 Per Share):
   Institutional Class:
      Shares Issued   . . . . . . . . . . . . . . .   1,141,639   1,154,823   3,642,987   4,039,913   307,913     428,596
      Shares Issued in Lieu of Cash Distributions         2,164         132      12,994       2,932       632          --
      Shares Redeemed   . . . . . . . . . . . . . .  (1,104,578) (1,182,795) (3,689,649) (4,003,889) (317,672)   (429,526)
                                                     ----------  ----------  ----------  ----------  --------    --------
          Total Institutional Share Transactions  .      39,225     (27,840)    (33,668)     38,956    (9,127)       (930)
   Investment Class:
      Shares Issued   . . . . . . . . . . . . . . .     467,443     259,095     420,652     245,168   143,423     114,291
      Shares Issued in Lieu of Cash Distributions         6,283       1,483       8,172       2,916     1,956       1,342
      Shares Redeemed   . . . . . . . . . . . . . .    (387,009)   (160,743)   (280,481)   (222,938) (113,696)   (118,359)
                                                     ----------  ----------  ----------  ----------  --------    --------
          Total Investment Share Transactions . . .      86,717      99,835     148,343      25,146    31,683      (2,726)
----------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Net Assets From
   Share Transactions . . . . . . . . . . . . . . .     125,942      71,995     114,675      64,102    22,556      (3,656)
----------------------------------------------------------------------------------------------------------------------------
Direct Contribution of Capital (1)  . . . . . . . .          --          --          --         607        --          --
----------------------------------------------------------------------------------------------------------------------------
          Total Increase (Decrease) in Net Assets .     125,947      71,992     114,667      62,935    22,556      (3,658)
----------------------------------------------------------------------------------------------------------------------------
Net Assets:
   Beginning of Period  . . . . . . . . . . . . . .     272,059     200,067     648,021     585,086   101,544     105,202
   End of Period  . . . . . . . . . . . . . . . . .  $  398,006  $  272,059  $  762,688  $  648,021  $124,100    $101,544
============================================================================================================================

Amounts designated as "--" are either $0 or have been rounded to $0.

(1) See note 3 of the financial statements.

The accompanying notes are an integral part of the financial statements.

STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------
Stepstone Funds

                                                                                        (IN THOUSANDS)
                                                             -------------------------------------------------------------------
                                                               INTERMEDIATE-           LIMITED MATURITY           CALIFORNIA
                                                                 TERM BOND                GOVERNMENT            TAX-FREE BOND
                                                                   FUND                      FUND                    FUND
                                                             ----------------          ----------------        ----------------
                                                             02/01/95   02/01/94     02/01/95   02/01/94    02/01/95     02/01/94
                                                           TO 01/31/96 TO 01/31/95 TO 01/31/96 TO 01/31/95TO 01/31/96  TO 01/31/95
-----------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
   Net Investment Income  . . . . . . . . . . . . .           $  7,738    $  7,277     $ 2,045     $ 1,685  $    640     $ 1,079
   Net Realized Gain (Loss) on Investments  . . . .              3,766      (5,179)       (119)     (1,639)     (598)       (711)
   Change in Unrealized Appreciation (Depreciation) on
      Investments   . . . . . . . . . . . . . . . .              8,187      (7,862)        905        (384)    2,004      (2,030)
   Change in Unrealized Appreciation on Foreign Currency            --          --          --          --        --          --
-----------------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets Resulting From Operations     19,691      (5,764)      2,831        (338)    2,046      (1,662)
-----------------------------------------------------------------------------------------------------------------------------------
Distributions to Shareholders:
   Net Investment Income:
      Institutional Class   . . . . . . . . . . . .             (7,330)     (6,835)     (2,021)     (1,580)     (429)       (835)
      Investment Class  . . . . . . . . . . . . . .               (383)       (477)        (42)        (83)     (224)       (247)
   Capital Gains:
      Institutional Class   . . . . . . . . . . . .                 --        (168)         --          --        --          --
      Investment Class  . . . . . . . . . . . . . .                 --         (11)         --          --        --          --
-----------------------------------------------------------------------------------------------------------------------------------
          Total Distributions . . . . . . . . . . .             (7,713)     (7,491)     (2,063)     (1,663)     (653)     (1,082)
-----------------------------------------------------------------------------------------------------------------------------------
Change in Net Assets  . . . . . . . . . . . . . . .             11,978     (13,255)        768      (2,001)    1,393      (2,744)
-----------------------------------------------------------------------------------------------------------------------------------
Share Transactions:
   Institutional Class:
      Shares Issued   . . . . . . . . . . . . . . .             42,987      17,791       4,715      10,856     1,685       1,005
      Shares Issued in Lieu of Cash Distributions                7,227       6,843       2,005       1,550        18          17
      Shares Redeemed   . . . . . . . . . . . . . .            (38,490)    (32,744)     (5,203)    (11,266)  (11,244)     (8,205)
                                                              --------    --------    --------    --------  --------    --------
          Total Institutional Share Transactions  .             11,724      (8,110)      1,517       1,140    (9,541)     (7,183)
   Investment Class:
      Shares Issued   . . . . . . . . . . . . . . .                 78       1,196          41         416       337       3,502
      Shares Issued in Lieu of Cash Distributions                  383         488          42          82       224         247
      Shares Redeemed   . . . . . . . . . . . . . .             (1,297)     (3,442)       (222)     (2,767)   (1,626)     (1,174)
                                                              --------    --------    --------    --------  --------    --------
          Total Investment Share Transactions . . .               (836)     (1,758)       (139)     (2,269)   (1,065)      2,575
-----------------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Net Assets From Share Transactions   10,888      (9,868)      1,378      (1,129)   (10,606)    (4,608)
-----------------------------------------------------------------------------------------------------------------------------------
          Total Increase (Decrease) in Net Assets .             22,866     (23,123)      2,146      (3,130)   (9,213)     (7,352)
-----------------------------------------------------------------------------------------------------------------------------------
Net Assets:
   Beginning of Period  . . . . . . . . . . . . . .            116,493     139,616      34,000      37,130    17,675      25,027
-----------------------------------------------------------------------------------------------------------------------------------
   End of Period  . . . . . . . . . . . . . . . . .           $139,359    $116,493     $36,146     $34,000   $ 8,462     $17,675
-----------------------------------------------------------------------------------------------------------------------------------
Shares Issued and Redeemed:
   Institutional Shares:
      Issued  . . . . . . . . . . . . . . . . . . .              4,225       1,775         491       1,108       178         109
      Issued in Lieu of Cash Distributions  . . . .                710         692         209         161         2           2
      Redeemed  . . . . . . . . . . . . . . . . . .             (3,773)     (3,269)       (542)     (1,165)   (1,183)       (894)
                                                              --------    --------    --------    --------  --------    --------
          Total Institutional Share Transactions  .              1,162        (802)        158         104    (1,003)       (783)
   Investment Shares:
      Issued  . . . . . . . . . . . . . . . . . . .                  7         117           4          41        35         368
      Issued in Lieu of Cash Distributions  . . . .                 38          49           4           9        24          27
      Redeemed  . . . . . . . . . . . . . . . . . .               (128)       (347)        (23)       (285)     (171)       (131)
                                                              --------    --------    --------    --------  --------    --------
          Total Investment Share Transactions . . .                (83)       (181)        (15)       (253)     (112)        264
-----------------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Share Transactions . . .              1,079        (983)        143        (131)   (1,115)       (519)
===================================================================================================================================


Amounts designated as "--" are either $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

STATEMENT OF CHANGES IN NET ASSETS
--------------------------------------------------------------------------------
Stepstone Funds

                                                                                             (IN THOUSANDS)
                                                             -----------------------------------------------------------------------
                                                             CONVERTIBLE SECURITIES   GOVERNMENT SECURITIES         BALANCED
                                                                      FUND                    FUND                    FUND
                                                             ----------------------- ----------------------- -----------------------
                                                              02/01/95     02/01/94    02/01/95   02/01/94    02/01/95    02/01/94
                                                             TO 01/31/96 TO 01/31/95 TO 01/31/96 TO 01/31/95 TO 01/31/96 TO 01/31/95
------------------------------------------------------------------------------------------------------------------------------------
Investment Activities:
   Net Investment Income  . . . . . . . . . . . . . . . . .   $   532      $   287     $ 2,188      $ 1,592    $  6,604  $  5,777
   Net Realized Gain (Loss) on Investments  . . . . . . . .       (14)         (44)      1,661       (2,044)      6,254       569
   Net Realized Gain (Loss ) on Option Contracts  . . . . .         1           --          --           --         104        --
   Net Realized Gain on Foreign Currency Transactions . . .        --           --          --           --          --        --
   Change in Unrealized Appreciation (Depreciation)
     on Investments   . . . . . . . . . . . . . . . . . . .     1,682         (573)      1,677         (551)     38,493   (10,690)
   Change in Unrealized Appreciation on Foreign Currency  .        --           --          --           --          --        --
-----------------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets Resulting From Operations     2,201         (330)      5,526       (1,003)     51,455    (4,344)
-----------------------------------------------------------------------------------------------------------------------------------
Distributions to Shareholders:
   Net Investment Income:
     Institutional Class  . . . . . . . . . . . . . . . . .      (522)        (275)     (2,167)      (1,535)     (6,372)   (5,505)
     Investment Class   . . . . . . . . . . . . . . . . . .        --           --          --           --        (235)     (259)
   Capital Gains:
     Institutional Class  . . . . . . . . . . . . . . . . .        --           --          --           --      (5,794)      (49)
     Investment Class   . . . . . . . . . . . . . . . . . .        --           --          --           --        (213)       (2)
-----------------------------------------------------------------------------------------------------------------------------------
        Total Distributions . . . . . . . . . . . . . . . .      (522)        (275)     (2,167)      (1,535)    (12,614)   (5,815)
-----------------------------------------------------------------------------------------------------------------------------------
Change in Net Assets  . . . . . . . . . . . . . . . . . . .     1,679         (605)      3,359       (2,538)     38,841   (10,159)
-----------------------------------------------------------------------------------------------------------------------------------
Share Transactions:
   Institutional Class:
     Shares Issued  . . . . . . . . . . . . . . . . . . . .     7,325       12,990      26,500       41,604      66,771    60,233
     Shares Issued in Lieu of Cash
        Distributions . . . . . . . . . . . . . . . . . . .       522          275       2,167        1,535      12,136     5,545
     Shares Redeemed  . . . . . . . . . . . . . . . . . . .    (3,155)      (2,363)    (17,479)      (8,423)    (49,861)  (40,859)
                                                             --------     --------    --------     --------    --------  --------
        Total Institutional Share Transactions  . . . . . .     4,692       10,902      11,188       34,716      29,046    24,919
Investment Class:
   Shares Issued  . . . . . . . . . . . . . . . . . . . . .        --           --          --           --         495     1,527
   Shares Issued in Lieu of Cash Distributions  . . . . . .        --           --          --           --         448       262
   Shares Redeemed  . . . . . . . . . . . . . . . . . . . .        --           --          --           --      (1,092)   (1,468)
                                                             --------     --------    --------     --------    --------  --------
        Total Investment Share Transactions . . . . . . . .        --           --          --           --        (149)      321
-----------------------------------------------------------------------------------------------------------------------------------
Net Increase in Net Assets From Share Transactions  . . . .     4,692       10,902      11,188       34,716      28,897    25,240
-----------------------------------------------------------------------------------------------------------------------------------
        Total Increase (Decrease) in Net Assets . . . . . .     6,371       10,297      14,547       32,178      67,738    15,081
-----------------------------------------------------------------------------------------------------------------------------------
Net Assets:
   Beginning of Period  . . . . . . . . . . . . . . . . . .    10,297           --      32,178           --     174,562   159,481
-----------------------------------------------------------------------------------------------------------------------------------
   End of Period  . . . . . . . . . . . . . . . . . . . . .   $16,668      $10,297     $46,725      $32,178    $242,300  $174,562
-----------------------------------------------------------------------------------------------------------------------------------
Shares Issued and Redeemed:
   Institutional Shares:
     Issued   . . . . . . . . . . . . . . . . . . . . . . .       728        1,358       2,753        4,306       5,157     5,240
     Issued in Lieu of Cash Distributions   . . . . . . . .        53           29         228          168         921       483
     Redeemed   . . . . . . . . . . . . . . . . . . . . . .      (317)        (254)     (1,829)        (925)     (3,894)   (3,564)
                                                             --------     --------    --------     --------    --------  --------
        Total Institutional Share Transactions  . . . . . .       464        1,133       1,152        3,549       2,184     2,159
   Investment Shares:
     Issued   . . . . . . . . . . . . . . . . . . . . . . .        --           --          --           --          37       131
     Issued in Lieu of Cash Distributions   . . . . . . . .        --           --          --           --          34        23
     Redeemed   . . . . . . . . . . . . . . . . . . . . . .        --           --          --           --         (88)     (128)
                                                             --------     --------    --------     --------    --------  --------
        Total Investment Share Transactions . . . . . . . .        --           --          --           --         (17)       26
-----------------------------------------------------------------------------------------------------------------------------------
Net Increase in Share Transactions  . . . . . . . . . . . .       464        1,133       1,152        3,549       2,167     2,185
====================================================================================================================================

Amounts designated as "--" are either $0 or have been rounded to $0.
(1) Commenced operations on February 1, 1995.

The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------

                                             (IN THOUSANDS)
--------------------------------------------------------------------------------------------------------
                                                                                           INTERNATIONAL
    GROWTH EQUITY         VALUE MOMENTUM        BLUE CHIP GROWTH       EMERGING GROWTH        EQUITY
        FUND                   FUND                   FUND                   FUND              FUND
---------------------  ---------------------- ---------------------- ---------------------- ------------
 02/01/95   02/01/94   02/01/95   02/01/94    02/01/95    02/01/94    02/01/95   02/01/94   02/01/95(1)
TO 01/31/96TO 01/31/95TO 01/31/96 TO 01/31/95 TO 01/31/96TO 01/31/95 TO 01/31/96 TO 01/31/95 TO 01/31/96
--------------------------------------------------------------------------------------------------------

 $  1,107  $    957   $  4,019    $  3,633     $   743    $   561     $    70     $   164    $   519
   11,047    (1,230)     9,006       1,742       3,514     (1,859)       1020         469        167
      182        23         --          --        (379)       140        (107)         67         --
       --        --         --          --          --         --          --          --        179

   32,685    (7,247)    52,751     (10,607)     10,866        882       7,122      (1,091)     4,287
       --        --         --          --          --         --          --          --         89
--------------------------------------------------------------------------------------------------------
   45,021    (7,497)    65,776      (5,232)     14,744       (276)      8,105        (391)     5,241
--------------------------------------------------------------------------------------------------------


   (1,121)     (901)    (3,872)     (3,373)       (762)      (526)        (88)       (147)      (517)
      (11)       (9)      (209)       (231)         --         --          --          --         --

   (9,394)   (1,753)    (4,808)       (584)       (925)        --        (867)       (108)      (122)
     (102)      (19)      (258)        (39)         --         --          --          --         --
--------------------------------------------------------------------------------------------------------
  (10,628)   (2,682)    (9,147)     (4,227)     (1,687)      (526)       (955)       (255)      (639)
--------------------------------------------------------------------------------------------------------
   34,393   (10,179)    56,629      (9,459)     13,057       (802)      7,150        (646)     4,602
--------------------------------------------------------------------------------------------------------


   33,917    32,462     44,290      37,157      20,422     44,610      17,160      28,965     44,605

   10,453     2,638      8,517       3,881       1,687        526         955         255        639
  (36,487)  (31,007)   (34,471)    (22,646)    (10,075)    (6,015)     (7,423)     (4,646)    (5,658)
 --------  --------   --------    --------    --------   --------    --------    --------   --------
    7,883     4,093     18,336      18,392      12,034     39,121      10,692      24,574     39,586

      683       410        875       2,309          --         --          --          --         --
      113        28        467         270          --         --          --          --         --
     (227)     (166)    (2,356)     (1,552)         --         --          --          --         --
 --------  --------   --------    --------    --------   --------    --------    --------   --------
      569       272     (1,014)      1,027          --         --          --          --         --
--------------------------------------------------------------------------------------------------------
    8,452     4,365     17,322      19,419      12,034     39,121      10,692      24,574     39,586
--------------------------------------------------------------------------------------------------------
   42,845    (5,814)    73,951       9,960      25,091     38,319      17,842      23,928     44,188
--------------------------------------------------------------------------------------------------------

  138,090   143,904    159,915     149,955      38,319         --      23,928          --         --
--------------------------------------------------------------------------------------------------------
 $180,935  $138,090   $233,866    $159,915     $63,410    $38,319     $41,770     $23,928    $44,188
--------------------------------------------------------------------------------------------------------

    2,017     2,284      2,744       2,746       1,769      4,605       1,579       3,007      1,320
      617       187        515         289         145         56          84          27         18
   (2,167)   (2,212)    (2,161)     (1,683)       (917)      (639)       (704)       (495)      (159)
 --------  --------   --------    --------    --------   --------    --------    --------   --------
      467       259      1,098       1,352         997      4,022         959       2,539      1,179

       39        28         53         170          --         --          --          --         --
        7         2         28          20          --         --          --          --         --
      (13)      (11)      (157)       (115)         --         --          --          --         --
 --------  --------   --------    --------    --------   --------    --------    --------   --------
       33        19        (76)         75          --         --          --          --         --
--------------------------------------------------------------------------------------------------------
      500       278      1,022       1,427         997      4,022         959       2,539      1,179
========================================================================================================

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
Stepstone Funds

For a Share Outstanding Throughout the Period or Year



                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
                       ---------------------------- ----------------------
             NET                                                                                NET                  NET
             ASSET                   NET REALIZED                                              ASSET                ASSETS,
            VALUE,         NET      AND UNREALIZED      NET                   CONTRIBUTION     VALUE,                 END
           BEGINNING    INVESTMENT    GAIN (LOSS)    INVESTMENT    CAPITAL         OF           END        TOTAL   OF PERIOD
           OF PERIOD     INCOME     ON INVESTMENTS      INCOME      GAINS        CAPITAL     OF PERIOD     RETURN    (000)
-----------------------------------------------------------------------------------------------------------------------------
--------------------------
TREASURY MONEY MARKET FUND
--------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996         1.00       0.054              --          (0.054)        --           --           1.00       5.52%     182,286
1995         1.00       0.039              --          (0.039)        --           --           1.00       3.97%     143,035
1994         1.00       0.027              --          (0.027)        --           --           1.00       2.75%     170,879
1993 (1)     1.00       0.005              --          (0.005)        --           --           1.00       2.90%*    125,673
INVESTMENT CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996         1.00       0.051              --          (0.051)        --           --           1.00       5.26%     215,720
1995         1.00       0.036              --          (0.036)        --           --           1.00       3.71%     129,024
1994 (2)     1.00       0.022              --          (0.022)        --           --           1.00       2.51%*     29,188
-----------------
MONEY MARKET FUND
-----------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996         1.00       0.054              --          (0.054)        --           --           1.00       5.57%     503,080
1995         1.00       0.039           (0.001)        (0.039)        --          0.001         1.00       3.99%     536,754
1994         1.00       0.029              --          (0.029)        --           --           1.00       2.99%     498,795
1993         1.00       0.035              --          (0.035)        --           --           1.00       3.61%     521,664
1992 (3)     1.00       0.057              --          (0.057)        --           --           1.00       5.86%     240,341
INVESTMENT CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996         1.00       0.052              --          (0.052)        --           --           1.00       5.31%     259,608
1995         1.00       0.037              --          (0.037)        --           --           1.00       3.78%     111,267
1994         1.00       0.027              --          (0.027)        --           --           1.00       2.77%      86,291
1993         1.00       0.033              --          (0.033)        --           --           1.00       3.36%      79,253
1992 (4)     1.00       0.036              --          (0.036)        --           --           1.00       4.74%*    144,086




                                                                                  RATIO OF
                                                      RATIO                     NET INVESTMENT
                                                   OF EXPENSES       RATIO OF      INCOME TO
                                       RATIO      TO AVERAGE NET    INVESTMENT      AVERAGE
                                    OF EXPENSES     NET ASSETS       INCOME        NET ASSETS
                                    TO AVERAGE      EXCLUDING      TO AVERAGE      EXCLUDING
                                    NET ASSETS     FEE WAIVERS     NET ASSETS      FEE WAIVERS
------------------------------------------------------------------------------------------------
--------------------------
TREASURY MONEY MARKET FUND
--------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                    0.45%          0.50%          5.37%             5.32%
1995                                    0.44%          0.51%          3.85%             3.78%
1994                                    0.45%          0.55%          2.72%             2.62%
1993 (1)                                0.45%*         0.55%*         2.81%*            2.71%*
INVESTMENT CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                    0.70%          0.90%          5.10%             4.90%
1995                                    0.69%          0.90%          4.04%             3.83%
1994 (2)                                0.71%*         0.96%*         2.45%*            2.20%*
-----------------
MONEY MARKET FUND
-----------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                    0.50%          0.50%          5.43%             5.43%
1995                                    0.50%          0.50%          3.93%             3.93%
1994                                    0.49%          0.49%          2.93%             2.93%
1993                                    0.46%          0.46%          3.47%             3.47%
1992 (3)                                0.48%          0.51%          5.68%             5.65%
INVESTMENT CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                    0.75%          0.90%          5.16%             5.01%
1995                                    0.70%          0.90%          3.79%             3.59%
1994                                    0.70%          0.89%          2.71%             2.52%
1993                                    0.69%          0.86%          3.41%             3.24%
1992 (4)                                0.67%*         0.70%*         4.95%*            4.92%*

*   Annualized.
(1) Commenced operations on December 1, 1992.
(2) Commenced operations on March 5, 1993.
(3) Commenced operations on February 1, 1991.
(4) Commenced operations on May 28, 1991.

The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------




                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
                       ---------------------------- ----------------------
             NET                                                                  NET                  NET
             ASSET                   NET REALIZED                                ASSET                ASSETS,
            VALUE,         NET      AND UNREALIZED      NET                      VALUE,                 END
           BEGINNING    INVESTMENT    GAIN (LOSS)    INVESTMENT    CAPITAL        END        TOTAL   OF PERIOD
           OF PERIOD     INCOME     ON INVESTMENTS      INCOME      GAINS      OF PERIOD     RETURN    (000)
---------------------------------------------------------------------------------------------------------------
--------------------------------
CALIFORNIA TAX-FREE MONEY MARKET
  FUND
--------------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996         1.00        0.034            --           (0.034)        --           1.00       3.48%    42,923
1995         1.00        0.026            --           (0.026)        --           1.00       2.67%    52,050
1994         1.00        0.021            --           (0.021)        --           1.00       2.13%    52,982
1993         1.00        0.025            --           (0.025)        --           1.00       2.61%    45,521
1992(5)      1.00        0.025            --           (0.025)        --           1.00       3.75%*   30,567
INVESTMENT CLASS(**)
FOR THE YEARS ENDED JANUARY 31,:
1996         1.00        0.031            --           (0.031)         --          1.00       3.14%    81,177
1995         1.00        0.023            --           (0.023)         --          1.00       2.33%    49,494
1994         1.00        0.018            --           (0.018)         --          1.00       1.80%    52,220
1993         1.00        0.022            --           (0.022)         --          1.00       2.27%     8,542
1992(6)      1.00        0.021            --           (0.021)         --          1.00       3.24%*    8,246
---------------------------
INTERMEDIATE-TERM BOND FUND
---------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996         9.67        0.609           0.951         (0.609)         --         10.62      16.58%   132,942
1995        10.72        0.589          (1.034)        (0.590)      (0.015)        9.67      (4.11%)   09,848
1994        10.57        0.598           0.352         (0.595)      (0.205)       10.72       9.22%   130,308
1993        10.49        0.650           0.409         (0.636)      (0.343)       10.57      10.47%   112,806
1992 (3)    10.00        0.750           0.603         (0.745)      (0.118)       10.49      14.05%    76,779
INVESTMENT CLASS (**)
FOR THE YEARS ENDED JANUARY 31,:
1996         9.67        0.609           0.940         (0.609)         --         10.61      16.48%     6,417
1995        10.72        0.589          (1.034)        (0.590)      (0.015)        9.67      (4.11%)    6,645
1994        10.57        0.615           0.335         (0.595)      (0.205)       10.72       9.23%     9,308
1993 (11)   10.49        0.609           0.450         (0.636)      (0.343)       10.57      10.59%*    2,897




                                                                                    RATIO OF
                                                       RATIO                     NET INVESTMENT
                                                    OF EXPENSES      RATIO OF      INCOME TO
                                        RATIO      TO AVERAGE NET   INVESTMENT      AVERAGE
                                     OF EXPENSES     NET ASSETS       INCOME       NET ASSETS       PORTFOLIO
                                     TO AVERAGE      EXCLUDING      TO AVERAGE     EXCLUDING        TURNOVER
                                     NET ASSETS     FEE WAIVERS     NET ASSETS     FEE WAIVERS        RATE
--------------------------------------------------------------------------------------------------------------
--------------------------------
CALIFORNIA TAX-FREE MONEY MARKET
  FUND
--------------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                  0.28%           0.49%           3.43%          3.22%            --
1995                                  0.29%           0.50%           2.66%          2.45%            --
1994                                  0.30%           0.54%           2.09%          1.85%            --
1993                                  0.30%           0.54%           2.53%          2.29%            --
1992(5)                               0.30%*          0.57%*          3.82%*         3.55%*           --
INVESTMENT CLASS(**)
FOR THE YEARS ENDED JANUARY 31,:
1996

1996                                  0.61%           0.88%           3.09%          2.82%            --
1995                                  0.62%           0.90%           2.33%          2.05%            --
1994                                  0.63%           0.94%           1.76%          1.45%            --
1993                                  0.63%           0.94%           2.21%          1.90%            --
1992(6)                               0.61%*          0.88%*          3.44%*         3.17%*           --
---------------------------
INTERMEDIATE-TERM BOND FUND
---------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                  0.68%           0.68%           5.97%          5.97%          147%
1995                                  0.71%           0.71%           5.89%          5.89%           95%
1994                                  0.69%           0.69%           5.56%          5.56%           72%
1993                                  0.67%           0.67%           6.16%          6.16%           88%
1992 (3)                              0.72%           0.75%           7.37%          7.34%          126%
INVESTMENT CLASS (**)
FOR THE YEARS ENDED JANUARY 31,:
1996                                  0.68%           1.09%           5.99%          5.58%          147%
1995                                  0.71%           1.11%           5.87%          5.47%           95%
1994                                  0.69%           1.09%           5.51%          5.11%           72%
1993 (11)                             0.65%*          1.05%*          6.01%*         5.61%*          88%

 *   Annualized.
**   Total return does not reflect the sales charge.
(3)  Commenced operations on February 1, 1991.
(5)  Commenced operations on June 10, 1991.
(6)  Commenced operations on June 25, 1991.
(11) Commenced operations on February 3, 1992.
The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
Stepstone Funds

For a Share Outstanding Throughout the Period or Year



                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
                       ---------------------------- ----------------------
             NET                                                                  NET                  NET
             ASSET                   NET REALIZED                                ASSET                ASSETS,
            VALUE,         NET      AND UNREALIZED      NET                      VALUE,                 END
           BEGINNING    INVESTMENT    GAIN (LOSS)    INVESTMENT    CAPITAL        END        TOTAL   OF PERIOD
           OF PERIOD     INCOME     ON INVESTMENTS      INCOME      GAINS      OF PERIOD     RETURN    (000)
---------------------------------------------------------------------------------------------------------------
--------------------------------
LIMITED MATURITY GOVERNMENT FUND
--------------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996         9.49        0.556           0.216         (0.561)        --           9.70       8.34%    35,518
1995        10.00        0.441          (0.517)        (0.434)        --           9.49      (0.73%)   33,249
1994 (12)   10.00        0.253           0.004         (0.257)        --          10.00       3.56%*   33,982
INVESTMENT CLASS (**)
FOR THE YEARS ENDED JANUARY 31,:
1996         9.50        0.562           0.208         (0.561)        --           9.71       8.33%       628
1995        10.01        0.454          (0.530)        (0.434)        --           9.50      (0.73%)      751
1994 (13)    9.98        0.163           0.018         (0.151)        --          10.01       4.04%*    3,148
-----------------------------
CALIFORNIA TAX-FREE BOND FUND
-----------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996         8.95        0.518           0.873         (0.487)        --           9.85      15.83%     4,196
1995        10.04        0.460          (1.098)        (0.452)        --           8.95      (6.33%)   12,793
1994 (14)   10.00        0.117           0.028         (0.105)        --          10.04       5.01%*   22,197
INVESTMENT CLASS (**)
FOR THE YEARS ENDED JANUARY 31,:
1996         8.94        0.470           0.918         (0.487)        --           9.84      15.84%     4,266
1995        10.03        0.439          (1.077)        (0.452)        --           8.94      (6.33%)    4,882
1994 (14)   10.00        0.115           0.020         (0.105)        --          10.03       4.67%*    2,830




                                                                                   RATIO OF
                                                      RATIO                     NET INVESTMENT
                                                   OF EXPENSES      RATIO OF      INCOME TO
                                       RATIO      TO AVERAGE NET   INVESTMENT      AVERAGE
                                    OF EXPENSES     NET ASSETS       INCOME       NET ASSETS       PORTFOLIO
                                    TO AVERAGE      EXCLUDING      TO AVERAGE     EXCLUDING        TURNOVER
                                    NET ASSETS     FEE WAIVERS     NET ASSETS     FEE WAIVERS        RATE
-------------------------------------------------------------------------------------------------------------
--------------------------------
LIMITED MATURITY GOVERNMENT FUND
--------------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                  0.53%           0.53%          5.80%          5.80%             186%
1995                                  0.55%           0.55%          4.54%          4.54%             166%
1994 (12)                             0.58%*          0.58%*         3.49%*         3.49%*             77%
INVESTMENT CLASS (**)
FOR THE YEARS ENDED JANUARY 31,:
1996                                  0.53%           0.93%          5.80%          5.40%             186%
1995                                  0.51%           0.91%          4.36%          3.96%             166%
1994 (13)                             0.75%*          1.15%*         3.41%*         3.01%*             77%
-----------------------------
CALIFORNIA TAX-FREE BOND FUND
-----------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                  0.24%           0.71%          4.97%          4.50%              30%
1995                                  0.50%           0.72%          4.84%          4.62%              22%
1994 (14)                             0.50%*          0.73%*         4.31%*         4.08%              19%
INVESTMENT CLASS (**)
FOR THE YEARS ENDED JANUARY 31,:
1996                                  0.23%           1.12%          4.93%          4.04%              30%
1995                                  0.50%           1.12%          4.92%          4.30%              22%
1994 (14)                             0.50%*          1.13%*         4.26%*         3.63%*             19%

*    Annualized.
**   Total return does not reflect the sales charge.
(12) Commenced operations on May 7, 1993.
(13) Commenced operations on August 18, 1993.
(14) Commenced operations on October 15, 1993.
The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------




                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
                       ---------------------------- ----------------------
             NET                                                                  NET                  NET
             ASSET                   NET REALIZED                                ASSET                ASSETS,
            VALUE,         NET      AND UNREALIZED      NET                      VALUE,                 END
           BEGINNING    INVESTMENT    GAIN (LOSS)    INVESTMENT    CAPITAL        END        TOTAL   OF PERIOD
           OF PERIOD     INCOME     ON INVESTMENTS      INCOME      GAINS      OF PERIOD     RETURN    (000)
---------------------------------------------------------------------------------------------------------------
---------------------------
CONVERTIBLE SECURITIES FUND
---------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996         9.08        0.407           1.350         (0.404)         --         10.43      19.67%     16,668
1995 (9)    10.00        0.354          (0.930)        (0.343)         --          9.08      (5.83%)    10,297
--------------------------
GOVERNMENT SECURITIES FUND
--------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996         9.07        0.556           0.870         (0.556)         --          9.94      16.16%     46,725
1995 (9)    10.00        0.491          (0.950)        (0.475)         --          9.07      (4.49%)    32,178
-------------
BALANCED FUND
-------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996        11.45        0.415           2.831         (0.417)     (0.362)        13.92      28.93%    233,878
1995        12.21        0.390          (0.756)        (0.391)     (0.003)        11.45      (2.95%)   167,434
1994        11.50        0.394           0.928         (0.391)     (0.221)        12.21      11.79%    152,189
1993        11.15        0.413           0.543         (0.408)     (0.198)        11.50       8.86%    100,474
1992 (3)    10.00        0.471           1.250         (0.465)     (0.106)        11.15      17.69%     67,098
INVESTMENT CLASS (**)
FOR THE YEARS ENDED JANUARY 31,:
1996        11.45        0.406           2.825         (0.406)     (0.362)        13.91      28.73%      8,422
1995        12.21        0.393          (0.758)        (0.392)     (0.003)        11.45      (2.95%)     7,128
1994        11.50        0.397           0.925         (0.391)     (0.221)        12.21      11.79%      7,292
1993 (10)   11.30        0.092           0.404         (0.098)     (0.198)        11.50       4.45%*       425




                                                                                  RATIO OF
                                                     RATIO                     NET INVESTMENT
                                                  OF EXPENSES      RATIO OF      INCOME TO
                                      RATIO      TO AVERAGE NET   INVESTMENT      AVERAGE
                                   OF EXPENSES     NET ASSETS       INCOME       NET ASSETS       PORTFOLIO
                                   TO AVERAGE      EXCLUDING      TO AVERAGE     EXCLUDING        TURNOVER
                                   NET ASSETS     FEE WAIVERS     NET ASSETS     FEE WAIVERS        RATE
-----------------------------------------------------------------------------------------------------------
---------------------------
CONVERTIBLE SECURITIES FUND
---------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                  0.85%          0.85%           4.14%          4.14%            46%
1995 (9)                              0.85%          0.85%           3.87%          3.87%            36%
--------------------------
GOVERNMENT SECURITIES FUND
--------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                  0.75%          0.75%           5.89%          5.89%           239%
1995 (9)                              0.75%          0.75%           5.46%          5.46%           184%
-------------
BALANCED FUND
-------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                  0.80%          0.80%           3.20%          3.20%            26%
1995                                  0.80%          0.80%           3.41%          3.41%            48%
1994                                  0.69%          0.79%           3.35%          3.25%            49%
1993                                  0.69%          0.79%           3.72%          3.62%            68%
1992 (3)                              0.78%          0.91%           4.44%          4.31%            56%
INVESTMENT CLASS (**)
FOR THE YEARS ENDED JANUARY 31,:
1996                                  0.89%          1.20%           3.12%          2.81%            26%
1995                                  0.79%          1.19%           3.41%          3.01%            48%
1994                                  0.69%          1.19%           3.26%          2.76%            49%
1993 (10)                             0.60%*         1.10%*          3.20%*         2.70%*           68%

 *   Annualized.
**   Total return does not reflect the sales charge.
(3)  Commenced operations on February 1, 1991.
(9)  Commenced operations on February 1, 1994.
(10) Commenced operations on November 13, 1992.

The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
Stepstone Funds

For a Share Outstanding Throughout the Period or Year




                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
                       ---------------------------- ----------------------
             NET                                                                  NET                  NET
             ASSET                   NET REALIZED                                ASSET                ASSETS,
            VALUE,         NET      AND UNREALIZED      NET                      VALUE,                 END
           BEGINNING    INVESTMENT    GAIN (LOSS)    INVESTMENT    CAPITAL        END        TOTAL   OF PERIOD
           OF PERIOD     INCOME     ON INVESTMENTS      INCOME      GAINS      OF PERIOD     RETURN    (000)
---------------------------------------------------------------------------------------------------------------
------------------
GROWTH EQUITY FUND
------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996        14.13        0.115           4.483         (0.118)      (0.993)      17.62      32.93%    178,590
1995        15.16        0.097          (0.854)        (0.092)      (0.181)      14.13      (4.98%)   136,668
1994        13.79        0.066           1.370         (0.066)          --       15.16      10.48%    142,661
1993        12.69        0.091           1.101         (0.092)          --       13.79       9.48%    122,529
1992 (3)    10.00        0.103           2.703         (0.102)      (0.014)      12.69      28.28%     93,260
INVESTMENT CLASS (**)
FOR THE YEARS ENDED JANUARY 31,:
1996        14.13        0.101           4.480         (0.109)      (0.993)      17.61      32.79%      2,345
1995        15.19        0.097          (0.884)        (0.092)      (0.181)      14.13      (5.17%)     1,422
1994        13.80        0.064           1.392         (0.066)          --       15.19      10.61%      1,243
1993        12.69        0.099           1.103         (0.092)          --       13.80       9.56%         43
1992 (7)    11.76        0.019           0.948         (0.023)      (0.014)      12.69      39.11%*        13
-------------------
VALUE MOMENTUM FUND
-------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996        13.40        0.331           5.063         (0.337)      (0.408)      18.05      40.88%    222,065
1995        14.27        0.318          (0.817)        (0.317)      (0.054)      13.40      (3.48%)   150,138
1994        12.76        0.292           1.538         (0.290)      (0.030)      14.27      14.56%    140,609
1993        11.68        0.310           1.103         (0.311)      (0.022)      12.76      12.33%     92,636
1992 (3)    10.00        0.312           1.694         (0.302)      (0.024)      11.68      20.27%     51,682
INVESTMENT CLASS (**)
FOR THE YEARS ENDED JANUARY 31,:
1996        13.40        0.320           5.060         (0.323)      (0.408)      18.05      40.77%     11,801
1995        14.27        0.321          (0.820)        (0.317)      (0.054)      13.40      (3.48%)     9,777
1994        12.75        0.297           1.543         (0.290)      (0.030)      14.27      14.65%      9,346
1993 (8)    11.52        0.246           1.257         (0.251)      (0.022)      12.75      15.97%*     3,162



                                                                                   RATIO OF
                                                      RATIO                     NET INVESTMENT
                                                   OF EXPENSES      RATIO OF      INCOME TO
                                       RATIO      TO AVERAGE NET   INVESTMENT      AVERAGE
                                    OF EXPENSES     NET ASSETS       INCOME       NET ASSETS       PORTFOLIO
                                    TO AVERAGE      EXCLUDING      TO AVERAGE     EXCLUDING        TURNOVER
                                    NET ASSETS     FEE WAIVERS     NET ASSETS     FEE WAIVERS        RATE
------------------------------------------------------------------------------------------------------------
------------------
GROWTH EQUITY FUND
------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                   0.80%           0.80%          0.68%           0.68%          24%
1995                                   0.78%           0.78%          0.69%           0.69%          22%
1994                                   0.77%           0.79%          0.48%           0.46%          45%
1993                                   0.68%           0.78%          0.74%           0.64%          23%
1992 (3)                               0.72%           0.85%          0.90%           0.77%          26%
INVESTMENT CLASS (**)
FOR THE YEARS ENDED JANUARY 31,:
1996                                   0.89%           1.19%          0.60%           0.30%          24%
1995                                   0.78%           1.17%          0.69%           0.30%          22%
1994                                   0.77%           1.18%          0.48%           0.07%          45%
1993                                   0.67%           1.17%          0.69%           0.19%          23%
1992 (7)                               0.83%*          0.96%*         0.79%*          0.66%*         26%
-------------------
VALUE MOMENTUM FUND
-------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                   0.80%           0.80%          2.07%           2.07%          20%
1995                                   0.81%           0.81%          2.36%           2.36%           6%
1994                                   0.77%           0.79%          2.19%           2.17%           5%
1993                                   0.68%           0.78%          2.59%           2.49%           3%
1992 (3)                               0.78%           0.91%          2.88%           2.75%           5%
INVESTMENT CLASS (**)
FOR THE YEARS ENDED JANUARY 31,:
1996                                   0.89%           1.20%          2.00%           1.69%          20%
1995                                   0.81%           1.21%          2.37            1.97%           6%
1994                                   0.77%           1.20%          2.12%           1.69%           5%
1993 (8)                               0.65%*          1.15%*         2.53%*          2.03%*          3%

 *   Annualized.
**   Total return does not reflect the sales charge.
(3)  Commenced operations on February 1, 1991.
(7)  Commenced operations on November 14, 1991.
(8)  Commenced operations on April 2, 1992.

The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------




                          INVESTMENT ACTIVITIES         DISTRIBUTIONS
                       ---------------------------- ----------------------
             NET                                                                  NET                  NET
             ASSET                   NET REALIZED                                ASSET                ASSETS,
            VALUE,         NET      AND UNREALIZED      NET                      VALUE,                 END
           BEGINNING    INVESTMENT    GAIN (LOSS)    INVESTMENT    CAPITAL        END        TOTAL   OF PERIOD
           OF PERIOD     INCOME     ON INVESTMENTS     INCOME       GAINS      OF PERIOD     RETURN    (000)
---------------------------------------------------------------------------------------------------------------
---------------------
BLUE CHIP GROWTH FUND
---------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996         9.53         0.174          3.311         (0.180)     (0.203)       12.63       36.95%    63,410
1995 (9)    10.00         0.167         (0.479)        (0.158)         --         9.53       (3.10%)   39,319
--------------------
EMERGING GROWTH FUND
--------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996         9.42         0.026          2.807         (0.033)     (0.277)       11.94       30.24%    41,770
1995 (9)    10.00         0.086         (0.535)        (0.080)     (0.051)        9.42       (4.48%)   23,928
-------------------------
INTERNATIONAL EQUITY FUND
-------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996 (15)   33.51         0.447          4.084         (0.446)     (0.105)       37.49       13.56%    44,188


                                                                                    RATIO OF
                                                       RATIO                     NET INVESTMENT
                                                    OF EXPENSES      RATIO OF      INCOME TO
                                        RATIO      TO AVERAGE NET   INVESTMENT      AVERAGE
                                     OF EXPENSES     NET ASSETS       INCOME       NET ASSETS       PORTFOLIO
                                     TO AVERAGE      EXCLUDING      TO AVERAGE     EXCLUDING        TURNOVER
                                     NET ASSETS     FEE WAIVERS     NET ASSETS     FEE WAIVERS        RATE
--------------------------------------------------------------------------------------------------------------
---------------------
BLUE CHIP GROWTH FUND
---------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                   0.83%           0.83%          1.54%          1.54%             69%
1995 (9)                               0.85%           0.85%          1.84%          1.84%             89%
--------------------
EMERGING GROWTH FUND
--------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996                                   1.05%           1.05%          0.22%          0.22%            131%
1995 (9)                               1.05%           1.05%          1.01%          1.01%            123%
-------------------------
INTERNATIONAL EQUITY FUND
-------------------------
INSTITUTIONAL CLASS
FOR THE YEARS ENDED JANUARY 31,:
1996 (15)                              1.16%           1.36%          1.31%          1.11%             21%


(9)  Commenced operations on February 1, 1994.
(15) Commenced operations on February 1, 1995.

The accompanying notes are in integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
Stepstone Funds

1. Organization

Stepstone Funds (the "Trust" or the "Fund") was organized as a Massachusetts business trust under a Declaration of Trust dated October 16, 1990.

The Trust is registered under the Investment Company Act of 1940, as amended, as a diversified open-end investment company with fourteen funds: the Treasury Money Market Fund, the Money Market Fund and the California Tax-Free Money Market Fund (the "Money Market Funds") and the Intermediate-Term Bond Fund, the Limited Maturity Government Fund, the California Tax-Free Bond Fund, the Convertible Securities Fund, the Government Securities Fund, the Balanced Fund, the Growth Equity Fund, the Value Momentum Fund, the Blue Chip Growth Fund, the Emerging Growth Fund, and the International Equity Fund (the "Non-Money Market Funds"). The Trust is registered to offer two classes of shares, Institutional and Investment. The Funds' prospectus provides a description of each fund's investment objectives, policies and strategies.

2. Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Trust.

         Security Valuation -- Investment securities held by the Money Market Funds are stated at amortized cost, which approximates market value. Under this valuation method, purchase discounts and premiums are accreted and amortized ratably to maturity and are included in interest income.

         Investments in equity securities held by the Non-Money Market Funds which are traded on a national securities exchange (or reported on the NASDAQ national market system) are stated at the last quoted sales price if readily available for such equity securities on each business day; other equity securities traded in the over-the-counter market and listed equity securities for which no sale was reported on that date are stated at the last quoted bid price. Option contracts are valued at the last quoted bid price as quoted on the primary exchange or board of trade which such option contracts are traded. Debt obligations exceeding sixty days to maturity for which market quotations are readily available are valued at the most recently quoted bid price. Debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Restricted securities for which quotations are not readily available are valued at fair value using methods determined in good faith under general Trustee supervision.

         Foreign Currency Translation -- The books and records of the Fund are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis: (I) market value of investment securities, other assets and liabilities at the current rate of exchange; and (II) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

         The Fund does not isolate that portion of gains and losses on investments in securities which is due to changes in the foreign exchange rates from that which is due to changes in market prices of such securities.

         The Fund reports gains and losses on foreign currency related transactions as realized and unrealized gains and losses for financial reporting purposes, whereas such gains and losses are treated as ordinary income or loss for U.S. Federal income tax purposes.

         Federal Income Taxes -- It is each Fund's intention to continue to qualify as a regulated investment company for Federal income tax purposes and distribute all of its taxable income and net capital gains. Accordingly, no provision for Federal income taxes is required.

         The International Equity Fund may be subject to taxes imposed by countries in which it invests with respect to its investments in issuers existing or operating in such countries. Such taxes are generally based on either income earned or repatriated. The International Equity Fund accrues such taxes when the related income is earned.

                                                               January 31, 1996
--------------------------------------------------------------------------------

         Net Asset Value Per Share -- The net asset value per share is calculated on each business day for each Fund. In general, it is computed by dividing the assets of each Fund, less its liabilities, by the number of outstanding shares of each Fund.

         Discounts and Premiums -- Discounts and premiums are accreted or amortized over the life of each security and are recorded as interest income for each of the Funds using a method which approximates the effective interest method.

         Classes -- Class specific expenses are borne by that class. Income, non-class specific expenses and realized/unrealized gains and losses are allocated to the respective classes on the basis of the relative daily net assets.

         Repurchase Agreements -- Securities pledged as collateral for Repurchase Agreements are held by the custodian bank until the respective agreements mature. Provisions of repurchase agreements and procedures adopted by the Adviser ensure that the market value of the collateral is sufficient in the event of default by the counterparty. If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the fund may be delayed or limited.

         Options Transactions -- In order to produce incremental earnings, protect gains, and facilitate buying and selling of securities for investment purposes, the Growth Equity Fund, the Value Momentum Fund, the Blue Chip Growth Fund, the Emerging Growth Fund, the Balanced and International Equity Fund may write covered call options. A risk in writing a call option is that the fund gives up the opportunity of profit if the market price of the underlying security increases.

         The Fund realizes a gain upon the expiration of a written call option. When a written call option is closed prior to expiration by being exercised, the proceeds on the sale are increased by the amount of original premium received.

         The Blue Chip Growth Fund, Emerging Growth Fund, the Balanced Fund and International Equity may purchase options with respect to securities that are permitted investments. The risk in purchasing options is limited to the premium paid.

         The Fund recognizes a gain when the underlying securities' market price rises (in case of a call) or falls (in case of a put) to the extent sufficient to cover the option premium and transaction costs.

         Security Transactions and Investment

         Income -- Security transactions are accounted for on the date the security is purchased or sold (trade date). Costs used in determining realized gains and losses on the sale of investment securities are those of the specific securities sold adjusted for the accretion and amortization of purchase discounts and premiums during the respective holding periods. Interest income is recorded on the accrual basis; dividend income is recorded on the ex-dividend date.

         Distributions to Shareholders -- Dividends from net investment income for the money market funds and the Limited Maturity Government Fund are declared daily and paid monthly. Each of the non-money market funds except the Limited Maturity Government Fund declare and pay dividends from net investment income monthly. Any net realized capital gains will be distributed at least annually for all Funds.

         Reclassification on Components of Net Assets -- In accordance with Statement of Position 93-2, "Determination, Disclosure, and Financial Statement Presentation of Income, Capital Gain, and Return of Capital Distribution by Investment Companies", $201,146, $134,711, $178,166 and $111,110 relating to differences attributable to the classification of short-term capital gains and net investment income for tax distribution purposes of the Growth Equity, Value Momentum, Balanced and Intermediate-Term Bond Funds, respectively, as of january 31, 1996 have been reclassified between the Fund's accumulated net realized gains/losses and undistributed net income accounts, as appropriate. These reclassifications had no effect on net asset value.

--------------------------------------------------------------------------------
Stepstone Funds

3. Transactions with Affiliates and Organization Costs

The Trust and SEI Financial Management Corporation (the "Administrator") are parties to an Administration Agreement (the "Agreement") dated January 30, 1991, under which the Administrator provides the Trust with management, administrative and shareholder services for an annual fee of .15% on the first $1 billion of aggregate net assets, .12% on the aggregate net assets from $1 billion to $2 billion, and .10% on the aggregate net assets in excess of $2 billion. The Administrator's fee is allocated to the funds based on the percentage of each fund's average net assets to the total average net assets of the Trust.

SEI Financial Services Company (the "Distributor") and the Trust are parties to a distribution agreement dated January 30, 1991. No compensation is paid to the Distributor for services rendered to the Institutional Class under this agreement. The Trust has adopted a Distribution Plan (the "Plan") on behalf of the Investment Class shares pursuant to Rule 12b-1 under the Investment Company Act of 1940. This Plan provides that the Investment Class will bear the cost of its distribution expenses. The Plan also provides for additional payments to the Distributor of up to an annual rate of .40% of the Fund's Investment Class daily net assets.

Certain officers and/or Trustees of the Trust are also officers and/or Directors of the Administrator. The Trust pays each unaffiliated Trustee an annual fee for attendance at quarterly, interim and committee meetings. Compensation of officers and affiliated Trustees is paid by the Administrator. The aggregate amount of fees paid to unaffiliated Trustees during the year was approximately $54,000.

Organizational costs incurred by the Trust have been capitalized by the Trust and are being amortized over sixty months commencing with operations. In the event any of the initial shares of the Trust are redeemed by thereof during the period that the Trust is amortizing its organizational costs, the redemption proceeds payable to the holder thereof by the Trust will be reduced by the unamortized organizational costs in the same ratio as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of redemption. Such costs include legal fees for organizational work performed by a law firm of which an officer of the Fund is a partner.

During the period ended January 31, 1995, Union Bank, an affiliate of the Advisor, purchased securities from the Money Market Fund for $19,912,500 which represented the amortized cost and carrying value of the securities. The securities aggregate market value was $19,305,900 at the time of purchase. This transaction has been recorded on the books as a realized capital loss of $606,600 on investment in the statement of operations, and as a contribution of capital on the books for $606,600. the transactions did not change the net asset value of the Fund.

4. Investment Advisory Agreement

The Trust and Union Capital Advisors, a division of Union Bank, (the "Advisor") are parties to an Advisory Agreement. For its services, the Advisor is entitled to receive a fee, which is calculated daily and paid monthly, at an annual rate of .30% of the average daily net assets of the Treasury Money Market Fund, the Money Market Fund, the California Tax-Free Money Market Fund and the Limited Maturity Government Fund, .60% of the Growth Equity Fund, the Value Momentum Fund, the Blue Chip Growth Fund, the Balanced Fund and the Convertible Securities Fund, .50% of the Intermediate-Term Bond Fund, the Government Securities Fund and the California Tax-Free Bond Fund, .80% of the Emerging Growth Fund and .95% of the International Equity Fund. The Advisor has voluntarily agreed, for an indefinite period of time to waive all or a portion of

                                                               January 31, 1996
--------------------------------------------------------------------------------

its fee in the Treasury Money Market Fund, the California Tax-Free Money Market Fund, the International Equity Fund, and the California Tax-Free Bond Fund in order to limit the operating expenses of the Funds.

The Advisor and The Bank of Tokyo Trust Company are parties to a Sub-Advisory Agreement on the Blue Chip Growth Fund, the Emerging Growth Fund, the Convertible Securities Fund and the Government Securities Fund. The Bank of Tokyo Trust Company is entitled to a fee which is calculated daily and paid monthly by the Advisor.

The Advisor and The Bank of Tokyo Asset Management (U.K.) Limited are parties to a Sub-Advisory Agreement on the International Equity Fund. The Bank of Tokyo Asset Management (U.K.) Limited is entitled to a fee which is calculated daily and paid monthly by the Advisor.

During the fiscal year ended January 31, 1996, Union Bank agreed to merge with the Bank of California, N.A., effective on or about April 1, 1996. After the merger, the resulting Bank will change its name to Union Bank of California, N.A. Union Capital Advisors will be combined with Merus Capital Management and re-named Merus-UCA Capital Management. Merus-UCA will operate as a separate division of the Union Bank of California, N.A. The subadvisor, the Bank of Tokyo Trust Company, will change its name to Bank of Tokyo-Mitsubishi Trust Company upon the merger of the Bank of Tokyo Trust Company and Mitsubishi Bank Trust Company of New York on or about April 1, 1996. These transactions will result in the termination of the Stepstone Funds' investment advisory and subadvisory agreements. The Funds have called a shareholder meeting to approve new investment advisory and subadvisory contracts with Union Bank of California, N.A. and Bank of Tokyo-Mitsubishi Trust Company, respectively. The advisory fees will not be affected by these changes.

5. Investment Transactions

The purchases and sales of investment securities and United States Government Obligations (other than short-term securities) were as follows:

                                   INVESTMENT        U.S. GOVERNMENT
                                   SECURITIES           SECURITIES
                               ------------------ --------------------
                                PURCHASES  SALES   PURCHASES    SALES
                                 (000'S)  (000'S)   (000'S)    (000'S)
                               ---------- ------  ----------   ------
Int.-Term Bond. . . . . . .      $53,374  $67,771  $123,299   $105,852
Limited Maturity Govt.. . .        1,038      159    52,382     38,371
California Tax-Free Bond. .        3,709   14,150        --         --
Convertible Securities. . .       11,375    5,294        --         --
Government Securities . . .       20,702   18,081    76,536     65,515
Balanced. . . . . . . . . .       55,247   46,110    18,516      2,555
Growth Equity . . . . . . .       36,113   39,851        --         --
Value Momentum  . . . . . .       42,995   36,545        --         --
Blue Chip Growth. . . . . .       47,725   31,408        --         --
Emerging Growth . . . . . .       46,462   35,295        --         --
International Equity. . . .       44,352    7,765        --         --

At January 31, 1996 the total cost of securities and net realized gains or losses on securities sold for Federal income tax purposes was not materially different from amounts reported for financial reporting purposes. The aggregate gross unrealized appreciation and depreciation at January 31, 1996 for each portfolio is as follows:

                            APPRECIATION DEPRECIATION  TOTAL
                               (000'S)     (000'S)    (000'S)
                           ------------- ------------ -------
Int.-Term Bond  . . . .        $ 4,867      $   (43)  $ 4,824
Limited Maturity Govt.             555           --       555
California Tax-Free Bond           215           (3)      212
Convertible Securities           1,560         (451)    1,109
Government Securities .          1,140          (14)    1,126
Balanced  . . . . . . .         46,268       (1,857)   44,411
Growth Equity . . . . .         70,366       (2,218)   68,148
Value Momentum  . . . .         71,181       (2,383)   68,798
Blue Chip Growth  . . .         12,382         (634)   11,748
Emerging Growth . . . .          7,689       (1,657)    6,032
International Equity  .          4,997         (710)    4,287

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
Stepstone Funds

Subsequent to October 31, 1995, the Funds recognized net capital losses for tax purposes that have been deferred to 1996 and can be used to offset future capital gains at January 31, 1996. The funds also had capital loss carryforwards at January 31, 1996, to the extent provided in the regulations for federal income tax as follows:

                            CAPITAL LOSS
                              CARRYOVER   EXPIRES    EXPIRES        EXPIRES
                               1/31/96     2002        2003          2004
                            ------------ --------   ----------     --------
Treasury MM . . . . . .     $    2,187  $     --   $     2,187   $      --
Money Market  . . . . .      1,163,215        --     1,163,215          --
Cal T/F MM  . . . . . .          1,863        --         1,863          --
Int.-Term Bond  . . . .      1,412,177        --     1,412,177          --
Limited Maturity Govt.       1,766,916     3,154       873,702     890,060
Cal. Tax-Free Bond  . .      1,309,688        --       588,397     721,291
Convertible Securities          57,122        --        39,362      17,760
Government Securities .        362,601        --       362,601          --

The Growth Equity and Blue Chip Funds utilized their entire capital loss carryforward balance of $1,206,611 and $617,659, respectively, which was carried over from the previous year. The Intermediate-Term Bond and Government Securities Funds used $2,740,091 and $1,465,927, respectively, of its capital loss carryforward from the previous year.

6. Concentration of Credit Risk

The California Tax-Free Money Market Fund and the California Tax-Free Bond Fund invest in debt securities in the State of California. The ability of the issuers of the securities held by the Funds to meet their obligations may be affected by economic developments in that state.

The International Equity Fund invests in securities of foreign issuers in various countries. These investments may involve certain considerations and risks not typically associated with investments in the United States, as a result of, among other factors, the possibility of future political and economic developments and the level of governmental supervision and regulation of securities markets in the respective countries.

NOTES TO FINANCIAL STATEMENTS (concluded)
--------------------------------------------------------------------------------
Stepstone Funds

7. Option Contracts

Transactions in covered call options and purchased put options during the period ended January 31, 1996 are summarized as follows:

                                            GROWTH EQUITY
                                       ------------------------
                                        NUMBER OF
     WRITTEN OPTION TRANSACTION         CONTRACTS     PREMIUM
-------------------------------------- ----------    ----------
Option written and outstanding at
  beginning of period . . . . . . .           --     $      --
Call option written during period .        1,669       592,787
Call option exercised during period         (639)     (201,573)
Call option expired during period .         (553)     (217,375)
Call option closed during period  .         (477)     (173,839)
                                      ----------    ----------
Option written and outstanding at
  end of period . . . . . . . . . .           --            --
                                      ==========    ==========

                                           BLUE CHIP GROWTH
                                       ------------------------
                                        NUMBER OF
     WRITTEN OPTION TRANSACTION         CONTRACTS     PREMIUM
-------------------------------------- ----------    ----------
Option written and outstanding at
  beginning of period . . . . . . .          392    $   62,027
Call option written during period .        7,439     2,271,388
Call option exercised during period       (1,023)     (198,890)
Call option expired during period         (1,630)     (381,581)
Call option closed during period  .       (4,718)   (1,616,696)
                                      ----------    ----------
Option written and outstanding at
  end of period . . . . . . . . . .          460       136,248
                                      ==========    ==========


                                           EMERGING GROWTH
                                       ------------------------
                                        NUMBER OF
     WRITTEN OPTION TRANSACTION         CONTRACTS     PREMIUM
-------------------------------------- ----------    ----------
Option written and outstanding at
  beginning of period . . . . . . .          188    $   35,793
Call option written during period .        3,765     1,525,251
Call option exercised during period         (528)     (145,844)
Call option expired during period .         (808)     (190,597)
Call option closed during period  .       (2,467)   (1,179,711)
                                      ----------    ----------
Option written and outstanding at
  end of period . . . . . . . . . .          150        44,892
                                      ==========    ==========


                                               BALANCED
                                       ------------------------
                                        NUMBER OF
     WRITTEN OPTION TRANSACTION         CONTRACTS     PREMIUM
-------------------------------------- ----------    ----------
Option written and outstanding at
  beginning of period . . . . . . .           --     $      --
Call option written during period .          921        93,380
Call option exercised during period          (81)      (19,778)
Call option expired during period .         (620)     (104,191)
Call option closed during period  .          (20)       (4,690)
                                      ----------    ----------
Option written and outstanding at
  end of period . . . . . . . . . .          200        35,279
                                      ==========    ==========

                                        CONVERTIBLE SECURITIES
                                       ------------------------
                                        NUMBER OF
     WRITTEN OPTION TRANSACTION         CONTRACTS     PREMIUM
-------------------------------------- ----------    ----------
Option written and outstanding at
beginning of period . . . . . . . .           --     $      --
Call option written during period .           10         1,529
Call option exercised during period           --            --
Call option expired during period .           --            --
Call option closed during period  .          (10)       (1,529)
                                      ----------    ----------
Option written and outstanding at
  end of period . . . . . . . . . .           --            --
                                      ==========    ==========

                                            BLUE CHIP GROWTH
                                       -------------------------
                                        NUMBER OF
     WRITTEN OPTION TRANSACTION         CONTRACTS     PREMIUM
-------------------------------------- ----------    ----------
Purchased put option outstanding at
beginning of period . . . . . . . .           --     $      --
Put option purchased during period           912       162,650
Put option sold during period . . .         (650)     (118,256)
Put option expired during period  .          (97)      (12,867)
Put option exercised during period          (165)      (31,527)
                                      ----------    ----------
Purchased put option outstanding
  at end of period. . . . . . . . .           --            --
                                      ==========    ==========

                                             EMERGING GROWTH
                                       ------------------------
                                        NUMBER OF
     WRITTEN OPTION TRANSACTION         CONTRACTS     PREMIUM
-------------------------------------- ----------    ----------
Purchase call option outstanding at
beginning of period . . . . . . . .           --     $      --
Call option purchased during period          881       168,903
Call option sold during period  . .         (230)      (51,315)
Call option expired during period .         (336)      (47,344)
Call option exercised during period         (215)      (46,007)
                                      ----------    ----------
Purchased call option outstanding at
  end of period. . . . . . . . . .           100        24,237
                                      ==========    ==========

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------


To the Shareholders and Trustees of the
  Stepstone Funds:

We have audited the accompanying statements of net assets of the Treasury Money Market, Money Market, California Tax-Free Money Market, Intermediate-Term Bond,Limited Maturity Government, California Tax-Free Bond, Convertible Securities, Government Securities, Balanced, Growth Equity, Value Momentum, Blue Chip Growth, Emerging Growth, and International Equity Funds (fourteen of the Funds constituting Stepstone Funds) as of January 31, 1996, and the related statements of operations, statements of changes in net assets and financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of January 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Treasury Money Market, Money Market, California Tax-Free Money Market, Intermediate-Term Bond,Limited Maturity Government, California Tax-Free Bond, Convertible Securities, Government Securities, Balanced, Growth Equity, Value Momentum, Blue Chip Growth, Emerging Growth, and International Equity Funds of Stepstone Funds as of January 31, 1996, the results of their operations, changes in their net assets and financial highlights for the periods presented, in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP
Philadelphia, Pa.
 March 21, 1996





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APPENDIX


The nationally recognized statistical rating organizations (individually, an "NRSRO") that may be utilized by Advisor or, where applicable, SubAdvisor with regard to portfolio investments for the Funds include Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P"), and Fitch Investors Service, Inc. ("Fitch"). Set forth below is a description of the relevant ratings of each such NRSRO. The NRSROs that may be utilized by Midlantic Bank, N.A. and the description of each NRSRO's ratings is as of the date of this Statement of Additional Information, and may subsequently change.


Long-Term Debt Ratings (may be assigned, for example, to corporate and municipal bonds)

Description of the four highest long-term debt ratings by Moody's (Moody's applies numerical modifiers (1, 2, and 3) in each rating category to indicate the security's ranking within the category):

         Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities.

         A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

         Baa Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Description of the four highest long-term debt ratings by S&P (S&P may apply a plus (+) or minus (-) to a particular rating classification to show relative standing within that classification):

         AAA Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

         AA Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.





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         A       Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

         BBB Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Description of the three highest long-term debt ratings by Fitch (plus or minus signs are used with a rating symbol to indicate the relative position of the credit within the rating category):

         AAA Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

         AA Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issues is generally rated "[-]+."

         A Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

Short-Term Debt Ratings (may be assigned, for example, to commercial paper, master demand notes, bank instruments, and letters of credit)

Moody's description of its three highest short-term debt ratings:

         Prime-1 Issuers rated Prime-1 (or supporting institutions) have a superior capacity for repayment of senior short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by many of the following characteristics:

                                -Leading market positions in well-established
industries.

                                -High rates of return on funds employed.

                                -Conservative capitalization structures with moderate reliance on debt and ample asset protection.

                                -Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

                                -Well-established access to a range of financial markets and assured sources of alternate liquidity.

         Prime-2 Issuers rated Prime-2 (or supporting institutions) have a strong capacity for repayment of senior short-term debt obligations. This will normally be evidenced





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                 by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         Prime-3 Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

S&P's description of its three highest short-term debt ratings:

         A-1 This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to have extremely strong safety characteristics are denoted with a plus sign (+).

         A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

         A-3 Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

Fitch's description of its three highest short-term debt ratings:

         F-1+ Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

         F-1 Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

         F-2 Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ or F-1 ratings.

         F-3 Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

Short-Term Loan/Municipal Note Ratings

Moody's description of its two highest short-term loan/municipal note ratings:

MIG-1/VMIG-1   This designation denotes best quality.  There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

MIG-2/VMIG-2   This designation denotes high quality.  Margins of protection are ample although not so large as in the preceding group.





                                      A-3

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S&P's description of its two highest municipal note ratings:

          SP-1 Very strong or strong capacity to pay principal and interest.
               Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

          SP-2 Satisfactory capacity to pay principal and interest.





                                      A-4